    As filed with the Securities and Exchange Commission on April 19, 2002
                              Registration Nos. 333-57715 through 333-57715-06,
                                                 333-58878 through 333-58878-08
                                             and 333-75778 through 333-75778-08
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------
 POST-EFFECTIVE AMENDMENT  POST-EFFECTIVE AMENDMENT  POST-EFFECTIVE AMENDMENT
       NO. 5 TO FORM             NO. 1 TO FORM             NO. 1 TO FORM
     S-4 REGISTRATION          S-4 REGISTRATION          S-4 REGISTRATION
      STATEMENT (NOS.           STATEMENT (NOS.      STATEMENT (NOS. 333-75778
     333-57715 THROUGH         333-58878 THROUGH              THROUGH
  333-57715-06) UNDER THE   333-58878-08) UNDER THE   333-75778-08) UNDER THE
  SECURITIES ACT OF 1933    SECURITIES ACT OF 1933    SECURITIES ACT OF 1933

                               -----------------

                               TRITON PCS, INC.
            (Exact Name of Registrant as Specified in its Charter)

         Delaware                    4812                   23-2930873
      (State or other          (Primary Standard         (I.R.S. Employer
      jurisdiction of      Industrial Classification  Identification Number)
     incorporation or            Code Number)
       organization)

                        TRITON MANAGEMENT COMPANY, INC.
            (Exact Name of Registrant as Specified in its Charter)

         Delaware                    4812                   23-2940271
      (State or other          (Primary Standard         (I.R.S. Employer
      jurisdiction of      Industrial Classification  Identification Number)
     incorporation or            Code Number)
       organization)

                       TRITON PCS FINANCE COMPANY, INC.
            (Exact Name of Registrant as Specified in its Charter)

         Delaware                    4812                   51-0393831
      (State or other          (Primary Standard         (I.R.S. Employer
      jurisdiction of      Industrial Classification  Identification Number)
     incorporation or            Code Number)
       organization)

                      TRITON PCS HOLDINGS COMPANY L.L.C.
            (Exact Name of Registrant as Specified in its Charter)

         Delaware                    4812                   23-2941874
      (State or other          (Primary Standard         (I.R.S. Employer
      jurisdiction of      Industrial Classification  Identification Number)
     incorporation or            Code Number)
       organization)

                      TRITON PCS PROPERTY COMPANY L.L.C.
            (Exact Name of Registrant as Specified in its Charter)

         Delaware                    4812                   23-2941874
      (State or other          (Primary Standard         (I.R.S. Employer
      jurisdiction of      Industrial Classification  Identification Number)
     incorporation or            Code Number)
       organization)

                      TRITON PCS EQUIPMENT COMPANY L.L.C.
            (Exact Name of Registrant as Specified in its Charter)

         Delaware                    4812                   23-2941874
      (State or other          (Primary Standard         (I.R.S. Employer
      jurisdiction of      Industrial Classification  Identification Number)
     incorporation or            Code Number)
       organization)

                      TRITON PCS OPERATING COMPANY L.L.C.
            (Exact Name of Registrant as Specified in its Charter)

         Delaware                    4812                   23-2941874
      (State or other          (Primary Standard         (I.R.S. Employer
      jurisdiction of      Industrial Classification  Identification Number)
     incorporation or            Code Number)
       organization)

                       TRITON PCS LICENSE COMPANY L.L.C.
            (Exact Name of Registrant as Specified in its Charter)

         Delaware                    4812                   23-2941874
      (State or other          (Primary Standard         (I.R.S. Employer
      jurisdiction of      Industrial Classification  Identification Number)
     incorporation or            Code Number)
       organization)

                     TRITON PCS INVESTMENT COMPANY L.L.C.
            (Exact Name of Registrant as Specified in its Charter)

         Delaware                    4812                   23-2999957
      (State or other          (Primary Standard         (I.R.S. Employer
      jurisdiction of      Industrial Classification  Identification Number)
     incorporation or            Code Number)
       organization)

                               1100 Cassatt Road
                          Berwyn, Pennsylvania 19312
                                (610) 651-5900
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               -----------------
                                David D. Clark
                               Triton PCS, Inc.
                          Chief Financial Officer and
                           Executive Vice President
                 1100 Cassatt Road Berwyn, Pennsylvania 19312
                                (610) 651-5900
(Name, address, including zip code, and telephone number, including area code, of registrant's agent for service)

                               -----------------

                Please address a copy of all communications to:

                   Thomas D. Twedt          Andrew M. Davies
              Dow, Lohnes & Albertson,      Triton PCS, Inc.
                        PLLC                1100 Cassatt Road
               1200 New Hampshire Ave.  Berwyn, Pennsylvania 19312
                      Suite 800              (610) 651-5900
                  Washington, D.C.
                     20036-6802
                   (202) 776-2000

       Approximate date of commencement of proposed sale to the public:
  From time to time after the effective date of this Registration Statement.

   If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                               -----------------

   Pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Securities Act"), the Prospectus included in this Registration Statement is a combined Prospectus and relates to: Registration Statement Nos. 333-57715 through 333-57715-06 filed by the Registrants other than Triton PCS Finance Company, Inc. and Triton PCS Investment Company L.L.C. on June 25, 1998 and declared effective by the Securities and Exchange Commission (the "Commission") on October 30, 1998; Registration Statement Nos. 333-58878 through 333-58878-08, filed by the Registrants on April 13, 2001 and declared effective by the Commission on May 2, 2001; and Registration Statement Nos. 333-75778 through 333-75778-08, filed by the Registrants on December 21, 2001 and declared effective by the Commission on January 9, 2002. This Registration Statement constitutes Post-Effective Amendment No. 5 to Registration Statement Nos. 333-57715 through 333-57715-06, Post-Effective Amendment No. 1 to Registration Statement Nos. 333-58878 through 333-58878-08 and Post-Effective Amendment No. 1 to Registration Statement Nos. 333-75778 through 333-75778-08, each of which shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act. The registration statements amended hereby are collectively referred to herein, with this Registration Statement, as the "Registration Statement."

   This post-effective amendment shall become effective in accordance with
Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

================================================================================

                               EXPLANATORY NOTE

   This Registration Statement contains a Prospectus relating to certain market-making transactions in the 11% Senior Subordinated Discount Notes due 2008 (the "11% notes"), the 9 3/8% Senior Subordinated Notes due 2011 (the
"9 3/8% notes") and the 83/4% Senior Subordinated Notes due 2011 (the "83/4% notes") of Triton PCS, Inc. to be carried out, from time to time, by J.P. Morgan Securities Inc. The information contained herein updates and combines certain information contained in three registration statements previously filed with, and declared effective by, the Securities and Exchange Commission: registration statement nos. 333-57715 through 333-57715-06 (relating to the 11% notes), registration statement nos. 333-58878 through 333-58878-08 (relating to the 9 3/8% notes) and registration statement nos. 333-75778 through 333-75778-08 (relating to the 83/4% notes).

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  Subject to completion, dated April 19, 2002
Prospectus

                                [LOGO] TritonPCS
Triton PCS, Inc.
$511,989,000 11% Senior Subordinated Discount Notes due 2008
$350,000,000 9 3/8% Senior Subordinated Notes due 2011
$400,000,000 83/4% Senior Subordinated Notes due 2011

This prospectus has been prepared for use by J.P. Morgan Securities Inc. in connection with offers and sales of the 11% notes, the 9 3/8% notes and the 83/4% notes in market-making transactions in the over-the-counter market. Such sales will be made at negotiated prices related to prevailing market prices at the time of sale. J.P. Morgan Securities Inc. may act as principal or agent in these transactions, as applicable. Triton PCS, Inc. will not receive any of the proceeds of these sales. The closings of the offering of the notes referred to in this prospectus, which constituted the delivery of the notes by Triton, occurred on: May 4, 1998, in the case of the 11% notes; on January 19, 2001, in the case of the 9 3/8% notes; and on November 14, 2001, in the case of the 83/4% notes. See "Plan of Distribution."

Triton
   . We are a leading provider of wireless personal communications services in the Southeastern United States.
   . Triton PCS, Inc., 1100 Cassatt Road, Berwyn, Pennsylvania 19312 (610) 651-5900

The 11% Senior Subordinated Discount Notes due 2008
   .   Aggregate Principal Amount at Maturity: $511,989,000.  Maturity
                                                           Date: May 1, 2008
   . Interest Payment Date: Semi-annually on each May 1 and November 1, beginning November 1, 2003.
   .   Redemption: The 11% notes will be redeemable on or after May 1, 2003.

The 9 3/8% Senior Subordinated Notes due 2011
   .   Aggregate Principal Amount: $350,000,000            .  Maturity
                                                           Date: February 1,
                                                           2011
   .   Interest Payment Date: Semi-annually on each February 1 and August 1.
   . Redemption: The 9 3/8% notes will be redeemable on or after February 1, 2006. Up to 35% of the aggregate principal amount of the 9 3/8% notes are redeemable prior to February 1, 2004 with net proceeds from one or more equity offerings.

The 83/4% Senior Subordinated Notes due 2011
   .   Aggregate Principal Amount: $400,000,000            .  Maturity
                                                           Date: November 15,
                                                           2011
   .   Interest Payment: Semi-annually on each November 15 and May 15.
   . Redemption: The 83/4% notes will be redeemable on or after November 15, 2006. Up to 35% of the aggregate principal amount of the 83/4% notes are redeemable prior to November 15, 2004 with net proceeds from one or more equity offerings.

Ranking: The 11% notes, the 9 3/8% notes, the 83/4% notes and their respective guarantees are general, unsecured obligations of ours and our subsidiaries and rank subordinate in right of payment to all current and future senior debt. The 11% notes, the 9 3/8% notes, the 83/4% notes and the related guarantees all rank pari passu with each other.

This investment involves risk. See "Risk Factors" beginning on page 9.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2002.

   In making your investment decision, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances imply that the information herein is correct as of any date subsequent to the date on the cover of this prospectus.

                               -----------------

                               TABLE OF CONTENTS

                                                          Page
                                                          ----
                 Summary.................................   1
                 Risk Factors............................   9
                 Special Note Regarding Forward-Looking
                   Statements............................  16
                 Use of Proceeds.........................  16
                 Ratio of Earnings to Fixed Charges......  16
                 Selected Financial Data.................  17
                 Management's Discussion and Analysis of
                   Financial Condition and Results of
                   Operations............................  19
                 Quantitative and Qualitative Disclosures
                   About Market Risk.....................  30
                 Business................................  31
                 Management..............................  49

                                                        Page
                                                        ----
                    Certain Relationships and Related
                      Transactions.....................  56
                    Principal Stockholders.............  63
                    Description of the 11% Notes.......  66
                    Description of the 9 3/8% Notes....  97
                    Description of the 83/4% Notes..... 128
                    Book Entry; Delivery and Form...... 159
                    Description of Credit Facility..... 161
                    Certain United States Federal Tax
                      Considerations................... 162
                    Plan of Distribution............... 168
                    Legal Matters...................... 168
                    Experts............................ 168
                    Where You Can Find More Information 168
                    Index to Financial Statements...... F-1


   Triton PCS, Inc. is a Delaware corporation. Triton PCS, Inc. and its subsidiaries are direct and indirect wholly-owned subsidiaries of Triton PCS Holdings, Inc., a Delaware corporation. Our principal executive offices are located at 1100 Cassatt Road, Berwyn, Pennsylvania 19312, and our telephone number at that address is (610) 651-5900. Our World Wide Web site address is http://www.tritonpcs.com. The information in our website is not part of this prospectus.

   In this prospectus, unless the context requires otherwise, "Holdings" refers to Triton PCS Holdings, Inc. and "Triton," "Triton PCS," "we," "us" and "our" refer to Triton PCS, Inc. and its wholly-owned subsidiaries. "AT&T Wireless PCS" refers to AT&T Wireless PCS, LLC, "AT&T Wireless" refers to AT&T Wireless Services, Inc. and "AT&T" refers to AT&T Corp.

   The term "11% notes" refers to our 11% senior subordinated discount notes due 2008, the term "9 3/8% notes" refers to our 9 3/8% senior subordinated notes due 2011 and the term "83/4% notes" refers to our 83/4% senior subordinated notes due 2011. The term "notes" refers to the 11% notes, 9 3/8% notes and the 83/4% notes, collectively, unless the context requires otherwise.

   This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any note offered hereby by any person in any jurisdiction in which it is unlawful for such person to make an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances imply that there has been no change in the affairs of our company or its subsidiaries or that the information set forth herein is correct as of any date subsequent to the date hereof.

   This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. This prospectus summarizes certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this prospectus.

   You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice.

                                    SUMMARY

   This summary highlights selected information about Triton and other information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the notes. You should carefully read this entire prospectus, including the risks of investing in the notes discussed under "Risk Factors" and our financial statements and the related notes to the financial statements appearing elsewhere in this prospectus.

                                    Triton

   We are a leading provider of wireless communications services in the southeastern United States. Our wireless communications licenses cover approximately 13.5 million potential customers in a contiguous geographic area encompassing portions of Virginia, North Carolina, South Carolina, Tennessee, Georgia and Kentucky. In February 1998, we entered into a joint venture with AT&T Wireless. As part of the agreement, AT&T Wireless contributed personal communications services licenses for 20 MHz of authorized frequencies covering
11.2 million potential customers within defined areas of our region in exchange for an equity position in Holdings. Since that time, we have expanded our coverage area to include an additional 2.3 million potential customers through acquisitions and license exchanges with AT&T Wireless. As part of the transactions with AT&T Wireless, we were granted the right to be the exclusive provider of wireless mobility services using equal emphasis co-branding with AT&T within our region. We believe our markets are strategically attractive because of their proximity to AT&T Wireless' systems in the Washington, D.C., Charlotte, North Carolina and Atlanta, Georgia markets, which collectively cover a population of more than 28.5 million individuals. In addition, we are the preferred provider of wireless mobility services to AT&T Wireless' digital wireless customers who roam into our markets. Our strategy is to provide extensive coverage to customers within our region, to offer our customers coast-to-coast coverage and to benefit from roaming revenues generated by AT&T Wireless' and other carriers' wireless customers who roam into our covered area. Our management team is led by Michael Kalogris and Steven Skinner, the former Chief Executive Officer and Chief Operating Officer, respectively, of Horizon Cellular Group.

                     Strategic Alliance with AT&T Wireless

   One of our most important competitive advantages is our strategic alliance with AT&T Wireless, one of the largest providers of wireless communications services in the United States. As part of its strategy to rapidly expand its digital wireless coverage in the United States, AT&T Wireless has focused on constructing its own network, making strategic acquisitions and entering into agreements with other independent wireless operators, including Triton, to construct and operate compatible wireless networks to extend AT&T Wireless' national network.

   Our strategic alliance with AT&T Wireless provides us with many business, operational and marketing advantages, including the following:

   . Recognized Brand Name. We market our wireless services to our potential customers giving equal emphasis to our regional SunCom brand name and logo and AT&T's brand name and logo. We believe that association with the AT&T brand name significantly increases the likelihood that potential customers will purchase our wireless communications services.

   . Preferred Roaming Partner. We are the preferred roaming partner for AT&T Wireless' digital wireless customers who roam into our coverage area. We expect to benefit from growth in roaming traffic as AT&T Wireless' digital wireless customers, particularly those in Washington, D.C., Charlotte, North Carolina and Atlanta, Georgia, travel into our markets.

   . Coverage Across the Nation. Our customers have access to coast-to-coast coverage through our agreements with AT&T Wireless, other members of the AT&T Wireless Network and other third-party roaming partners. We believe this coast-to-coast coverage provides a significant advantage over the personal communications services competitors in our markets and allows us to offer competitive pricing plans, including national rate plans.

                             Competitive Strengths

   In addition to the advantages provided by our strategic alliance with AT&T Wireless, we have a number of competitive strengths, including the following:

   . Attractive Licensed Area. Our markets have favorable demographic characteristics for wireless communications services, such as population densities that are 80% greater than the national average.

   . Network Quality. We have successfully launched and offer personal communications service to approximately 13.5 million people in all of our 37 markets. We have constructed a comprehensive network, which includes over 2,000 cell sites and seven switches, using time division multiple access digital technology. Our network is compatible with AT&T Wireless' network and with the networks of other wireless communications service providers that use time division multiple access digital technology. We believe that the quality and extensive coverage of our network provide a strategic advantage over wireless communications providers that we compete against.

   . Experienced Management. We have a management team with a high level of experience in the wireless communications industry. Our senior management team has an average of 14 years of experience with wireless leaders such as AT&T, Verizon Communications, Horizon Cellular and ALLTEL Communications Inc. Our senior management team also owns in excess of 10% of Holdings' outstanding Class A common stock.

   . Contiguous Service Area. We believe our contiguous service area allows us to cost effectively offer large regional calling areas to our customers and route a large number of minutes through our network, thereby reducing interconnect costs for other networks. Further, we believe that we generate operational cost savings, including sales and marketing efficiencies, by operating in a contiguous service area.

   . Strong Capital Base. We believe that we have sufficient capital and availability under our credit facility to fund the build-out of our current network plan. On January 19, 2001, we completed the private sale of $350.0 million aggregate principal amount of our 9 3/8% senior subordinated notes due 2011 for net proceeds of approximately $337.5 million. On November 14, 2001 we completed the private sale of $400.0 million principal amount of our 83/4% senior subordinated notes due 2011 for net proceeds of approximately $390.0 million, which were used to extinguish a portion of our outstanding credit facility. On February 28, 2001, Holdings issued and sold 3,500,000 shares of its Class A common stock in a public offering at $32.00 per share and raised approximately $106.1 million, net of $5.9 million of costs. As of December 31, 2001, we had approximately $2.1 billion of total capital, $371.1 million of available cash and $175.0 million of available borrowings under our credit facility. On March 8, 2002, we amended the credit facility to provide an additional $125.0 million of available borrowings.

                                 The 11% Notes

Securities Outstanding....    $511,989,000 in aggregate principal amount at
                              maturity of 11% senior subordinated discount notes due 2008.

Maturity Date.............    May 1, 2008.

Yield and Interest........    11% per year, computed on a semiannual bond
                              equivalent basis, calculated from May 4, 1998.
                              Cash interest will not accrue prior to May 1, 2003. Commencing on November 1, 2003, cash interest will be payable semiannually on the interest payment dates of May 1 and November 1.

Original Issue Discount...    Each 11% note was offered at an original issue
                              discount for federal income tax purposes.
                              Although cash interest will not accrue on the 11% notes prior to May 1, 2003, original issue discount accrues on the 11% notes up to May 1, 2003 and will be included as interest income periodically in a holder's gross income for federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. Original issue discount is the difference between the principal amount at maturity and the issue price of the 11% notes.
                              See "Certain United States Federal Tax
                              Considerations."

Optional Redemption.......    The 11% notes will be redeemable at our option,
                              in whole or in part, at any time on or after May
                              1, 2003, at the redemption prices set forth in the "Description of the 11% Notes" section under the heading "Optional Redemption," plus accrued and unpaid interest to the redemption date.

Ranking...................    The 11% notes are our general unsecured
                              obligations, subordinated in right of payment to all of our senior debt, including all of our obligations under our credit facility. The 11% notes rank pari passu with our 9 3/8% notes and our 83/4% notes. At December 31, 2001, there was approximately $185.0 million of outstanding indebtedness to which the 11% notes were subordinated. In addition, at such date, we could borrow up to $175.0 million of additional indebtedness under our credit facility, all of which would constitute senior debt.

Guarantee.................    The 11% notes are fully and unconditionally
                              guaranteed on a senior subordinated basis by all of our domestic subsidiaries. The guarantees are general unsecured obligations of the guarantors and rank subordinate in right of payment to all existing and future senior debt of such guarantors, including such guarantors' guarantee of indebtedness under our credit facility. The guarantees rank equal in right of payment with any other senior subordinated indebtedness of the guarantors. Holdings is not a guarantor of the 11% notes.

Change of Control.........    Upon a change of control, each noteholder may
                              require us to repurchase its 11% notes, in whole or in part, at a purchase price equal to 101% of the 11% notes' accreted value or the principal amount at maturity, as applicable, plus accrued and unpaid interest to the purchase date. Our credit facility will prohibit our purchase of outstanding 11% notes prior to repayment of the borrowings under the credit facility. We cannot assure you that upon a change of control we will have sufficient funds to repurchase any of the 11% notes.

Certain Covenants.........    The indenture governing the 11% notes contains
                              certain covenants that, among other things, limit our ability or the ability of any of our restricted subsidiaries to incur additional indebtedness, make certain types of restricted payments and investments, create liens, permit dividends or other payment restrictions to apply to subsidiaries, enter into certain types of transactions with affiliates or complete certain mergers, consolidations or similar transactions.
                              In addition, in specific circumstances, we will be required to offer to purchase the 11% notes at 100% of their accreted value or principal amount at maturity, as applicable, with the net proceeds of certain asset sales. These covenants are subject to a number of significant exceptions and qualifications.


Form of 11% notes.........    The 11% notes are represented by one or more
                              permanent global securities deposited with The
                              Bank of New York, as book entry depositary, for the benefit of The Depository Trust Company, which we refer to as "DTC." You will not receive
                              11% notes in registered form unless one of the events set forth under the heading "Book-Entry;
                              Delivery and Form" occurs. Instead, beneficial interests in the 11% notes are shown on, and transfers of the 11% notes are effected only through, records maintained in book-entry form by DTC with respect to its participants.

                               The 9 3/8% Notes

Securities Outstanding....    $350,000,000 aggregate principal amount of 9 3/8%
                              senior subordinated notes due 2011.

Maturity Date.............    February 1, 2011.

Interest Payment Dates....    February 1 and August 1, commencing August 1,
                              2001.

Optional Redemption.......    We may redeem the 9 3/8% notes, in whole or in
                              part, at any time on or after February 1, 2006 at the redemption prices set forth in the "Description of the 9 3/8% Notes" section under the heading "Optional Redemption," plus accrued and unpaid interest to the redemption date. Prior to February 1, 2004, we may redeem up to 35% of the principal amount of the 9 3/8% notes with the cash proceeds we have received from one or more public offerings of our or Holdings' capital stock (other than disqualified stock) at a redemption price of 109.375% of the principal amount thereof, plus accrued and unpaid interest to the redemption date; provided, however, that at least 65% of the aggregate principal amount of the 9 3/8% notes originally issued pursuant to the offering remains outstanding immediately after any such redemption.

Ranking...................    The 9 3/8% notes constitute unsecured obligations
                              of Triton and rank subordinate in right of payment to all of our existing and future senior debt including any indebtedness under our credit facility. The 9 3/8% notes rank pari passu with our 11% notes and our 83/4% notes. At December
                              31, 2001, there was approximately $185.0 million of outstanding indebtedness to which the 9 3/8% notes were subordinated. In addition, at such date, we could borrow up to $175.0 million of additional indebtedness under our credit facility, all of which would constitute senior debt.

Guarantees................    The 9 3/8% notes are fully and unconditionally
                              guaranteed on a senior subordinated basis by all of our domestic subsidiaries. The guarantees are general unsecured obligations of the guarantors and rank subordinate in right of payment to all existing and future senior debt of such guarantors, including such guarantors' guarantee of indebtedness under our credit facility. The guarantees rank equal in right of payment with any other senior subordinated indebtedness of the guarantors. Holdings is not a guarantor of the 9 3/8% notes.

Change of Control.........    Upon a change of control, each holder of the
                              9 3/8% notes may require us to repurchase such holder's 9 3/8% notes, in whole or in part, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the purchase date. Our credit facility prohibits the purchase of outstanding 9 3/8% notes prior to repayment of the borrowings under our credit facility. We cannot assure you that upon a change of control we will have sufficient funds to repurchase any of the 9 3/8% notes.

Certain Covenants.........    The indenture governing the 9 3/8% notes contains
                              certain covenants that, among other things, limit our ability or the ability of any of our restricted subsidiaries to incur additional indebtedness, make certain restricted payments and investments, create liens, permit dividend or other payment restrictions to apply to subsidiaries, enter into certain transactions with affiliates or related persons or consummate certain merger, consolidation or similar transactions. In addition, in certain circumstances, we will be required to offer to purchase the 9 3/8% notes at 100% of the principal amount thereof plus accrued and unpaid interest with the net proceeds of certain asset sales. These covenants are subject to a number of significant exceptions and qualifications.

Form of 9 3/8% notes......    The 9 3/8% notes are represented by one or more
                              permanent global securities deposited with The
                              Bank of New York, as book-entry depositary, for the benefit of DTC. You will not receive 9 3/8% notes in registered form unless one of the events set forth under the heading "Book-Entry; Delivery and Form" occurs. Instead, beneficial interests in the 9 3/8% notes are shown on, and transfers of the 9 3/8% notes are effected only through, records maintained in book-entry form by DTC with respect to its participants.

                                The 83/4% Notes

Securities Outstanding....    $400,000,000 aggregate principal amount of 83/4%
                              senior subordinated notes due 2011.

Maturity Date.............    November 15, 2011.

Interest Payment Dates....    November 15 and May 15, commencing May 15, 2002.

Optional Redemption.......    We may redeem the 83/4% notes, in whole or in
                              part, at any time on or after November 15, 2006 at the redemption prices set forth in the "Description of the 83/4% Notes" section under the heading "Optional Redemption," plus accrued and unpaid interest to the redemption date. Prior to November 15, 2004, we may redeem up to 35% of the principal amount of the 83/4% notes with the cash proceeds we have received from one or more public offerings of our or Holdings' capital stock (other than disqualified stock) at a redemption price of 108.75% of the principal amount thereof, plus accrued and unpaid interest to the redemption date; provided, however, that at least 65% of the aggregate principal amount of the 83/4% notes originally issued pursuant to the offering remains outstanding immediately after any such redemption.

Ranking...................    The 83/4% notes constitute unsecured obligations
                              of Triton and rank subordinate in right of payment to all of our existing and future senior debt, including any indebtedness under our credit facility. The 83/4% notes rank pari passu with our 11% notes and our 9 3/8% notes. At December
                              31, 2001, there was approximately $185.0 million of outstanding indebtedness to which the 83/4% notes were subordinated. In addition, at such date, we could borrow up to $175.0 million of additional indebtedness under our credit facility, all of which would constitute senior debt.

Guarantee.................    The 83/4% notes are fully and unconditionally
                              guaranteed on a senior subordinated basis by all of our domestic subsidiaries. The guarantees are general unsecured obligations of the guarantors and rank subordinate in right of payment to all existing and future senior debt of such guarantors, including such guarantors' guarantee of indebtedness under our credit facility. The guarantees rank equal in right of payment with any other senior subordinated indebtedness of the guarantors. Holdings is not a guarantor of the 83/4% notes.

Change of Control.........    Upon a change of control, each holder of the
                              83/4% notes may require us to repurchase such holder's 83/4% notes, in whole or in part, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the purchase date. Our credit facility prohibits the purchase of outstanding 83/4% notes prior to repayment of the borrowings under our credit facility. We cannot assure you that upon a change of control we will have sufficient funds to repurchase any of the 83/4% notes.

Certain Covenants.........    The indenture governing the 83/4% notes contains
                              certain covenants that, among other things, limit our ability or the ability of any of our restricted subsidiaries, to incur additional indebtedness, make certain restricted payments and investments, create liens, permit dividend or other payment restrictions to apply to subsidiaries, enter into certain transactions with affiliates or related persons or consummate certain merger, consolidation or similar transactions. In addition, in certain circumstances, we will be required to offer to purchase the 83/4% notes at 100% of the principal amount thereof plus accrued and unpaid interest with the net proceeds of certain asset sales.
                              These covenants are subject to a number of significant exceptions and qualifications.


Form of 83/4% notes.......    The 83/4% notes are represented by one or more
                              permanent global securities deposited with The
                              Bank of New York, as book-entry depositary, for the benefit of DTC. You will not receive 83/4% notes in registered form unless one of the events set forth under the heading "Book-Entry; Delivery and Form" occurs. Instead, beneficial interests in the 83/4% notes are shown on, and transfers of the 83/4% notes are effected only through, records maintained in book-entry form by DTC with respect to its participants.

                                 RISK FACTORS

   Ownership of the notes involves a high degree of risk. You should consider carefully the risks and uncertainties described below and the other information in this prospectus, including the financial statements and related notes, before making an investment decision regarding the notes. While these are the risks and uncertainties we believe are most important for you to consider, you should know that they are not the only risks or uncertainties facing us or which may adversely affect our business. If any of the following risks or uncertainties actually occurs, our business, financial condition or results of operations would likely suffer.

We have substantial indebtedness, and servicing our indebtedness could reduce funds available to grow our business.

   We are highly leveraged. As of December 31, 2001, we had total consolidated long-term obligations of approximately $1.3 billion. Our high level of indebtedness could interfere with our ability to grow. For example, it could:

   . increase our vulnerability to general adverse economic and industry conditions;

   .   limit our ability to obtain additional financing;

   . require the dedication of a substantial portion of our cash flow from operations to the payment of principal of, and interest on, our indebtedness;

   . limit our flexibility in planning for, or reacting to, changes in our business and the industry; and

   . place us at a competitive disadvantage relative to less leveraged competitors.

   Our ability to generate sufficient cash flow from operations to pay the principal of, and interest on, our indebtedness is uncertain. In particular, if we do not meet our anticipated revenue growth and operating expense targets, our future debt service obligations could exceed cash available to us. Further, we may not be able to refinance any of our indebtedness on commercially reasonable terms or at all.

Our future growth may require significant additional capital, and our substantial indebtedness could impair our ability to fund our capital requirements.

   We believe that we have sufficient funds to finance our planned capital expenditures for network construction, but we may require additional capital in the event of significant departures from our current business plan, unforeseen delays, cost overruns, unanticipated expenses, regulatory changes, engineering design changes and other technological risks or if we acquire additional licenses. These planned capital expenditures include deploying global systems for mobile communications, or "GSM" digital technology, and the associated general packet radio service, or "GPRS" technology, in a select number of our existing cell sites to eventually provide advanced wireless data services, commonly referred to as "third generation" data, to our subscribers. GSM digital technology will also position us to earn roaming revenue from other wireless carriers who are selling GSM handsets. For example, AT&T Wireless has announced its intention to add a GSM overlay and GPRS technology to its networks throughout the country. In addition, we engage, from time to time, in discussions with AT&T Wireless regarding possible acquisitions of additional personal communications services licenses from them. We may also engage in discussions regarding future acquisitions of wireless communications licenses within our currently licensed area. Sources of funding for our future capital requirements may include any or all of the following:

   .   public offerings or private placements of equity and debt securities;

   .   commercial bank loans; and

   .   equipment lease financing.

   Due to our highly leveraged capital structure, additional financing may not be available to us, or, if it were available, it may not be available on a timely basis, on terms acceptable to us and within the limitations contained in the indentures governing our 11% notes, our 9 3/8% notes, our 83/4% notes, our credit facility and any new financing arrangements. Failure to obtain any appropriate financing, should the need for it develop, could result in the delay or abandonment of our development and expansion plans and our failure to meet regulatory requirements. It could also impair our ability to meet our debt service requirements and could have a material adverse effect on our business.

We have incurred, and may continue to incur, operating losses.

   We have incurred operating losses during the development and construction of our personal communications services network and may continue to incur such losses as we build our customer base. Now that we have launched all 37 markets in our licensed area, our operating profitability will primarily depend on our ability to:

   .   market our services successfully;

   .   achieve our projected market penetration;

   .   manage customer turnover rates effectively; and

   .   price our services competitively.

   We may not be able to successfully accomplish these tasks, and if we do not, we may not be able to achieve operating profitability or positive cash flow from operating activities in the future. Personal communications services systems have a limited operating history in the United States, and our operation of these systems in our markets may not become profitable.

Our debt instruments contain restrictive covenants that may limit our operating flexibility.

   Our credit facility and the indentures governing our 11% notes, our 9 3/8% notes and our 83/4% notes contain significant covenants that limit our ability to engage in various transactions and, in the case of our credit facility, require satisfaction of specified financial performance criteria. In addition, under each of these documents, the occurrence of specific events, in some cases after notice and grace periods, would constitute an event of default permitting acceleration of the respective indebtedness.

   These events include:

   .   failure to comply with a document's covenants;

   .   material inaccuracies of representations and warranties;

   .   specified defaults under or acceleration of other indebtedness; and

   .   events of bankruptcy or insolvency.

   The limitations imposed by our outstanding indebtedness are substantial, and failure to comply with them could have a material adverse effect on our business. We are in full compliance with our debt covenants as of the date of this prospectus.

Payment of principal and interest on the notes is subordinate to Triton's senior debt.

   The 11% notes, the 9 3/8% notes, the 83/4% notes and the guarantees related to these notes are unsecured obligations of Triton and its subsidiaries that rank equally with each other but are subordinated in right of payment to all current and future senior debt, including indebtedness under our credit facility. As of December 31, 2001, Triton and the guarantors had approximately $185.0 million of borrowings under our credit facility. In the event of a liquidation, dissolution, reorganization, bankruptcy or any similar proceeding, Triton's assets and those of its subsidiaries will be available to pay obligations on the notes and the guarantees only after its senior debt has been paid in full. Accordingly, there may not be sufficient funds remaining to pay amounts due on all or any of the notes.

   Triton has granted to its lenders under its credit facility a security interest in substantially all of its assets and those of certain of its existing and subsequently acquired or organized domestic subsidiaries, including a first priority pledge of all of the capital stock and other equity interests of all of its domestic subsidiaries, and Holdings has granted a pledge of the capital stock of Triton. In the event of a default on secured indebtedness, the parties granted security interests will have a prior secured claim on the capital stock of Triton and its subsidiaries as well as Triton's assets and the assets of its subsidiaries. If the parties should attempt to foreclose on their collateral, Triton's financial condition and the value of the notes would be materially adversely affected.

If AT&T Wireless is not successful as a provider of wireless communications services, we may not be successful.

   Our results of operations are highly dependent on our relationship with AT&T Wireless and AT&T and the success of their wireless strategy. AT&T Wireless is subject, to varying degrees, to the economic, administrative, logistical and other risks set forth in this prospectus. Because we market our products under the AT&T brand name, our results of operations could be adversely affected if either AT&T Wireless' or AT&T's reputation as a wireless communications services provider declines.

We depend on our agreements with AT&T and AT&T Wireless for our success, and we would have difficulty operating without them.

   Our results of operations are dependent upon agreements we have entered into with AT&T and AT&T Wireless in several ways:

   . We market our products using equal emphasis co-branding with AT&T in accordance with a license agreement with AT&T, which we believe provides us with significant marketing advantages. The license agreement has an initial five-year term expiring February 2003 and may be terminated if we fail to comply with any of its material provisions.

   . Most of our roaming revenues have historically been derived from AT&T Wireless' customers traveling through our areas. Our roaming agreement with AT&T Wireless provides that the per minute roaming rate charges to AT&T Wireless for its customers roaming onto our network will decline over the next several years. In addition, the roaming rate charges are subject to renegotiation by the parties from time to time on or after September 1, 2005. The roaming agreement has a 20-year term expiring in 2018 and may be terminated by AT&T Wireless if we breach any of its material provisions. Our ability to offer plans with low roaming rates would be adversely affected if this agreement were to be terminated.

   In addition, if AT&T or its affiliates combine with specified entities with over $5 billion in annual revenues from telecommunications activities, that derive less than one-third of their aggregate revenues from the provision of wireless telecommunications and that have personal communications services or cellular licenses that cover at least 25% of the people covered by our licenses, then AT&T Wireless PCS may terminate its exclusivity obligations with us in markets that overlap with markets of those entities. Other providers could then enter into agreements with AT&T Wireless in those markets, exposing us to increased competition, and we could lose access to customers.

   Our results of operations would be adversely affected if any of our agreements with AT&T or AT&T Wireless are terminated.

AT&T Wireless may compete with us, which could cause it to obtain subscribers who otherwise might use our AT&T-licensed services.

   Under the terms of our stockholders' agreement, we are required to enter into a resale agreement at AT&T Wireless PCS's request. The resale agreement will allow AT&T Wireless to sell access to, and usage of, our services in our licensed area on a nonexclusive basis and using the AT&T brand. AT&T Wireless may be able to develop its own customer base in our licensed area during the term of the resale agreement.

Our inability to effectively manage our planned rapid growth could adversely affect our operations.

   We have experienced rapid growth and development in a relatively short period of time and expect to continue to experience rapid growth in the future. The management of such growth will require, among other things, continued development of our financial and management controls and management information systems, stringent control of costs, increased marketing activities, ability to attract and retain qualified management personnel and the training of new personnel. We intend to hire additional personnel in order to manage our expected growth and expansion. Failure to successfully manage our expected rapid growth and development and difficulties in managing the build-out of our network could have a material adverse effect on our business, results of operations and financial condition.

We are dependent upon roaming revenue, and its seasonality will subject our revenue and net income to seasonal fluctuations.

   In 1999, 2000 and 2001, approximately 33.2%, 27.6% and 23.1%, respectively, of our revenues were derived from roaming charges incurred by other wireless providers for use of our network by their customers who had traveled within our coverage area. Most of that revenue was derived from AT&T Wireless' customers. Our coverage area includes a number of resort areas that contribute to our roaming revenue. As a result, our roaming revenue increases during vacation periods, introducing a measure of seasonality to our revenue and net income.

The wireless industry is experiencing rapid technological change, and we may lose customers if we fail to keep up with these changes.

   The wireless telecommunications industry is experiencing significant technological change, as evidenced by the digital upgrades in existing analog wireless systems, ongoing improvements in the capacity and quality of digital technology, the development and commercial acceptance of advanced wireless data services, shorter development cycles for new products and enhancements and changes in end-user requirements and preferences. We may lose customers if we fail to keep up with these changes.

Many personal communications services providers have experienced a high rate of customer turnover which, if it affects us, may reduce our revenues.

   Many providers in the personal communications services industry have experienced a high rate of customer turnover. The rate of customer turnover may be the result of several factors, including network coverage, reliability issues such as blocked and dropped calls, handset problems, non-use of phones, change of employment, affordability, customer care concerns and other competitive factors. Our strategy to address customer turnover may not be successful, or the rate of customer turnover may be unacceptable. A high rate of customer turnover could reduce our revenues and have a material adverse effect on our competitive position and results of operations.

We are dependent on our FCC licenses, and our business could be harmed by adverse regulatory changes.

   The FCC regulates the licensing, construction, operation, sale and interconnection arrangements of wireless telecommunications systems to varying degrees, as do some state and local regulatory agencies. In addition, the FCC, in conjunction with the FAA, regulates tower marking and lighting. We cannot assure you that either the FCC, the FAA or the state and local agencies having jurisdiction over our business will not adopt regulations or take other actions that would adversely affect our business.

   One of our principal assets is our FCC licenses to provide cellular and personal communications services. Our loss of any of those licenses would have a material adverse effect on our business. Our personal communications services licenses are subject to renewal in 2005 and our cellular license for Myrtle Beach is subject to renewal in 2010. Our FCC licenses are also subject to fines or to potential revocation if we do not comply with the FCC's rules.

Our success depends on our ability to attract and retain qualified personnel.

   A small number of key executive officers manage our business. Their loss could have a material adverse effect on our operations. We believe that our future success will also depend in large part on our continued ability to attract and retain highly qualified technical and management personnel. We believe that there is, and will continue to be, intense competition for qualified personnel in the personal communications services industry as the emerging personal communications services market develops, and we cannot assure you that we will be successful in retaining our key personnel or in attracting and retaining other highly qualified technical and management personnel. We do not presently maintain key-man life insurance on any of our executives or other employees.

We will likely incur operating costs due to unauthorized use of our network.

   As do most companies in the wireless industry, we will likely incur costs associated with the unauthorized use of our network, including administrative and capital costs associated with detecting, monitoring and reducing the incidence of fraud. Fraud impacts interconnection costs, capacity costs, administrative costs, fraud prevention costs and payments to other carriers for unbillable fraudulent roaming.

If hand-held phones pose health and safety risks, we may be subject to new regulations, and there may be a decrease in demand for our services.

   Media reports have suggested that, and studies are currently being undertaken to determine whether, certain radiofrequency emissions from wireless handsets may be linked to various health concerns, including cancer, and may interfere with various electronic medical devices, including hearing aids and pacemakers. In addition, lawsuits have been filed against other participants in the wireless industry alleging various adverse health consequences as a result of wireless phone usage. Among other lawsuits, class-action lawsuits are pending that would force wireless carriers to supply headsets with phones and to compensate consumers who already have purchased radiation-reducing devices.

   If consumers' health concerns over radiofrequency emissions increase, they may be discouraged from using wireless handsets, and regulators may impose restrictions on the location and operation of cell sites. These concerns could have an adverse effect on the wireless communications industry and expose wireless providers to further litigation, which, even if not successful, can be costly to defend. We cannot assure you that government authorities will not increase regulation of wireless handsets and cell sites as a result of these health concerns or that wireless companies will not be held liable for costs or damages associated with these concerns. The actual or perceived risk of radiofrequency emissions could also adversely affect us through a reduced subscriber growth rate, a reduction in subscribers, reduced network usage per subscriber or reduced financing available to the wireless communications industry.

Our ability to obtain access to additional spectrum through Lafayette Communications Company is subject to various uncertainties.

   We may need additional spectrum in the future to meet demand for voice services or the deployment of next generation data services. One of our primary means to obtain access to additional spectrum for our personal communications services network is through participation in FCC auctions. The FCC concluded the bidding phase of its re-auction of licenses in the personal communications services C and F Blocks in the 1900 megahertz band on January 26, 2001. Although we did not participate in the auction, we have a non-controlling equity interest in Lafayette Communications Company, L.L.C., which did participate in the auction. Of the 422 licenses offered, Lafayette was announced the winning bidder of thirteen 10 megahertz C Block licenses and one 10 megahertz F Block license. Lafayette was awarded the one F Block license, but the application for the thirteen C Block licenses remains pending because these licenses are subject to ongoing litigation involving the parties that formerly held these licenses, NextWave Personal Communications, Inc. and Urban Comm - North Carolina, Inc. The Supreme Court recently agreed to review the issues involved in this litigation, which will delay a resolution until at least 2003, unless an earlier settlement is reached. There can be no assurance that this litigation will be resolved so as to allow these licenses to be acquired by Lafayette. Lafayette currently holds licenses in eighteen markets in our service area and has met initial FCC license build-out requirements in seventeen of its eighteen markets. We may not be successful in negotiating for use of spectrum acquired by Lafayette and may need to obtain additional spectrum from other sources, which may not be available to us on commercially reasonable terms or at all.

We may not be able to repurchase the notes upon a change of control.

   Our credit facility prohibits us from purchasing any of the notes and also provides that specific change of control events constitute a default. Any future credit agreements or other agreements relating to senior debt to which we become a party may contain similar restrictions and provisions. In the event a change of control occurs at a time when we are prohibited from purchasing the notes, we could seek to obtain the consent of our lenders to purchase the notes or attempt to refinance the borrowings that contain the prohibition. If we do not obtain this consent or repay these borrowings, we will remain prohibited from purchasing the notes by the relevant senior debt. In that case, the failure to purchase the tendered notes would constitute an event of default under the indentures, which would, in turn, constitute a default under our credit facility and/or other senior debt. We cannot assure you that we will have sufficient resources to satisfy our repurchase obligation with respect to the notes following a change of control.

Our institutional investors invest in other personal communications services companies, and conflicts of interest may arise from these investments and from other directorships held by Holdings' directors that may not be resolved in our favor.

   Our principal institutional investors, or their affiliates, currently have significant investments in personal communications services companies other than Triton. These institutional investors may in the future invest in other entities that compete with us. In addition, several of Holdings' directors serve as directors of other communications services companies. As a result, these directors may be subject to conflicts of interest during their tenure as directors of Holdings. Because of these potential conflicts, these directors may be required to disclose periodically financial or business opportunities to us and to the other companies to which they owe fiduciary duties.

We may be subject to laws relating to fraudulent conveyance.

   Various fraudulent conveyance laws have been enacted for the protection of creditors and may be used by a court to subordinate or avoid the notes or any of the guarantees in favor of other existing or future creditors. If a court in a lawsuit on behalf of any unpaid creditor of Triton or any of its subsidiaries or a representative of those creditors were to find that, at the time Triton and its subsidiaries issued the notes and the guarantees, Triton or any of its subsidiaries:

   . intended to hinder, delay or defraud any existing or future creditor or contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others; or

   . did not receive fair consideration or reasonably equivalent value for issuing the notes or any of the guarantees; and

   Triton or any of its subsidiaries:

   .   was insolvent;

   .   was rendered insolvent by reason of that issuance;

   . was engaged or about to engage in a business or transaction for which the remaining assets of Triton and its subsidiaries constituted unreasonably small capital to carry on their business; or

   . intended to incur, or believed that Triton or its subsidiaries would incur, debts beyond the respective entity's ability to pay as they matured, the court could void Triton's or its subsidiaries' obligations under the notes and/or the guarantees and void the transactions. Alternatively, the noteholders' claims could be subordinated to claims of the other creditors. Based upon financial and other information currently available to Triton, Triton believes:

   . the notes and the guarantees were incurred for proper purposes and in good faith;

   .   Triton and its subsidiaries were solvent after issuing the notes; and

   .   Triton and its subsidiaries were able to pay their debts as they matured.

   Triton also believes it had sufficient capital for carrying on its business.

There is no public trading market for the notes, and your ability to sell your notes is limited.

   We cannot assure you as to the liquidity of any markets that have developed or may develop for the notes, the ability of holders of the notes to sell their notes or the price at which holders may be able to sell their notes. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. At the time of issuance, the initial purchasers of the notes advised Triton that they intended to make a market in the notes. However, none of the initial purchasers is obligated to do so and any market-making may be discontinued by any of them at any time without notice. In addition, market-making activity will be subject to the limits imposed by the Securities Act of 1933 and the Securities Exchange Act of 1934. No active trading market may exist for the notes, and any trading market which does develop may not be liquid.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words. Our forward-looking statements also include the facts and assumptions underlying such statements or projections. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other "forward-looking" information. We believe that it is important to communicate our future expectations to the purchasers of the notes. However, there may be events in the future that we are not able to accurately predict or control. The factors listed in the "Risk Factors" section, as well as any cautionary language in this prospectus, provide examples of risk, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Before you invest in the notes, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, results of operations and financial condition.

                                USE OF PROCEEDS

   We will not receive any proceeds from offers and sales of notes by J.P. Morgan Securities Inc. through market-making activities.

                      RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth our deficiency of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings, as defined. Earnings include income before taxes, plus fixed charges, plus amortization of capitalized interest, less capitalized interest costs. Fixed charges include interest expense, capitalized interest, amortization of debt discount, amortization of capitalized expenses related to debt and one-third of rental expense attributable to the interest factor. On this basis, earnings for the periods shown were not adequate to cover fixed charges and preferred stock dividends; therefore, the amount of the deficiency is shown.

                                                 Year Ended December 31,
                                        -----------------------------------------
                                         1997   1998     1999     2000     2001
                                        ------ ------- -------- -------- --------
                                                     (in thousands)
Deficiency of earnings to fixed charges $3,961 $43,681 $161,660 $183,554 $195,450

                            SELECTED FINANCIAL DATA

   The following tables present selected financial data derived from the audited consolidated financial statements of Triton for the period from March 6, 1997 to December 31, 1997 and for the years ended December 31, 1998, 1999, 2000 and 2001. In addition, subscriber data for the same periods is presented. The following financial information is qualified by reference to and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes appearing elsewhere in this prospectus

                                                 March 6,
                                               1997 through          Year Ended December 31,
                                               December 31, -----------------------------------------
                                                   1997       1998      1999       2000       2001
                                               ------------ --------  ---------  ---------  ---------
                                                                   (in thousands)
Statement of Operations Data:
Revenues:
   Service....................................   $    --    $ 11,172  $  63,545  $ 224,312  $ 396,152
   Roaming....................................        --       4,651     44,281     98,492    126,909
   Equipment..................................        --         755     25,405     34,477     26,928
                                                 -------    --------  ---------  ---------  ---------
       Total revenues.........................        --      16,578    133,231    357,281    549,989
                                                 =======    ========  =========  =========  =========
Expenses:
   Costs of services and equipment (excluding
     noncash compensation of $0, $0, $142,
     $1,026, $2,544 for the periods ended
     December 31, 1997, 1998, 1999, 2000 and
     2001, respectively)......................        --      10,466    107,521    194,686    246,255
   Selling and marketing (excluding noncash
     compensation of $0, $0, $213, $1,274 and
     $1,911 for the periods ended December
     31, 1997, 1998, 1999, 2000 and 2001,
     respectively)............................        --       3,260     59,580    100,403    108,737
   General and administrative (excluding
     noncash compensation of $0, $1,120,
     $2,954, $5,967 and $12,736 for the
     periods ended December 31, 1997, 1998,
     1999, 2000 and 2001, respectively).......     2,736      15,589     42,354     84,534    129,762
   Non-cash compensation......................        --       1,120      3,309      8,267     17,191
   Depreciation and amortization..............         5       6,663     45,546     94,131    127,677
                                                 -------    --------  ---------  ---------  ---------
       Total operating expenses...............     2,741      37,098    258,310    482,021    629,622
                                                 -------    --------  ---------  ---------  ---------
Loss from operations..........................    (2,741)    (20,520)  (125,079)  (124,740)   (79,633)
Interest and other expense....................     1,228      30,391     41,061     56,229    131,581
Interest and other income.....................         8      10,635      4,852      4,957     18,322
Gain (loss) on sale of property, equipment and
  marketable securities, net..................        --          --     11,928         --       (174)
                                                 -------    --------  ---------  ---------  ---------
Loss before taxes.............................   $(3,961)   $(40,276) $(149,360) $(176,012) $(193,066)
Income tax expense (benefit)..................        --      (7,536)        --        746      1,372
Extraordinary loss on early retirement of debt        --          --         --         --      3,952
                                                 -------    --------  ---------  ---------  ---------
Net loss......................................   $(3,961)   $(32,740) $(149,360) $(176,758) $(198,390)
                                                 =======    ========  =========  =========  =========

                                                                 As of December 31,
                                             ---------------------------------------------------------
                                                 1997       1998       1999        2000        2001
                                             ------------ ---------  ---------  ----------  ----------
                                                                   (in thousands)
Balance Sheet Data:
Cash and cash equivalents...................   $11,362    $ 146,172  $ 186,251  $    1,617  $  371,088
Working capital (deficiency)................    (5,681)     146,192    134,669     (54,157)    283,655
Property, plant and equipment, net..........       473      198,953    421,864     662,990     793,175
Intangible assets, net......................     1,249      308,267    315,538     300,161     283,847
Total assets................................    13,253      686,859    979,797   1,066,038   1,683,946
Long-term debt and capital lease obligations        --      465,689    504,636     728,485   1,344,291
Shareholder's (deficit) equity..............    (3,959)     175,979    328,113     159,653      76,085

                                               March 6,
                                             1997 through            Year Ended December 31,
                                             December 31, --------------------------------------------
                                                 1997       1998       1999        2000        2001
                                             ------------ ---------  ---------  ----------  ----------
                                                                   (in thousands)
Other Data:
Subscribers (end of period).................        --       33,844    195,204     446,401     685,653
EBITDA(1)...................................   $(2,736)   $ (12,737) $ (76,224) $  (22,342) $   65,235
Cash flows from:
   Operating activities.....................   $(1,077)   $  (4,130) $ (51,522) $  (17,984) $    5,274
   Investing activities.....................      (478)    (372,372)  (191,538)   (346,444)   (318,181)
   Financing activities.....................    12,917      511,312    283,139     179,794     682,378

--------
(1) "EBITDA" is defined as operating loss plus depreciation and amortization expense and non-cash compensation. EBITDA is a key financial measure but should not be construed as an alternative to operating income, cash flows from operating activities or net income (loss), as determined in accordance with generally accepted accounting principles. EBITDA is not a measure determined in accordance with generally accepted accounting principles. We believe that EBITDA is a standard measure commonly reported and widely used by analysts and investors in the wireless communication industry. However, our method of computation may or may not be comparable to other similarly titled measures of other companies.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

Introduction

   The following discussion and analysis is based upon our financial statements as of the dates and for the periods presented in this section. You should read this discussion and analysis in conjunction with our financial statements and the related notes contained elsewhere in this prospectus.

   We were incorporated in October 1997. In February 1998, we entered into a joint venture with AT&T Wireless. As part of the agreement, AT&T Wireless contributed to us personal communications services licenses covering 20 MHz of authorized frequencies in a contiguous geographic area encompassing portions of Virginia, North Carolina, South Carolina, Tennessee, Georgia and Kentucky in exchange for an equity position in Triton. As part of the transaction, we were granted the right to be the exclusive provider of wireless mobility services using equal emphasis co-branding with AT&T within our region.

   On June 30, 1998, we acquired an existing cellular system serving Myrtle Beach and the surrounding area from Vanguard Cellular Systems of South Carolina, Inc. In connection with this acquisition, we began commercial operations and earning recurring revenue in July 1998. We integrated the Myrtle Beach system into our personal communications services network as part of our initial network deployment. Substantially all of our revenues prior to 1999 were generated by cellular services provided in Myrtle Beach. Our results of operations do not include the Myrtle Beach system prior to our acquisition of that system.

   We began generating revenues from the sale of personal communications services in the first quarter of 1999 as part of our initial personal communications services network deployment. As of December 31, 2001, we had successfully launched and offered personal communications service to approximately 13.5 million people in all of our 37 markets.

Critical Accounting Polices and Estimates

   Triton's discussion and analysis of its financial condition and results of operations are based upon Triton's consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires Triton to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, Triton evaluates its estimates, including those related to bad debts, inventories, income taxes, contingencies and litigation. Triton bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

   Triton believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

   . Triton maintains allowances for doubtful accounts for estimated losses resulting from the inability of its subscribers to make required payments. If the financial condition of a material portion of Triton's subscribers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

   . Triton writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

   . Triton records a valuation allowance to reduce its deferred tax assets to the amount that is more likely than not to be realized. While Triton has considered future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for the valuation allowance, in the event Triton were to determine that it would be able to realize its deferred tax assets in the future in excess of its net recorded amount, an adjustment to the deferred tax asset would increase income in the period such determination was made. Likewise, should Triton determine that it would not be able to realize all or part of its net deferred tax asset in the future, an adjustment to the deferred tax asset would be charged to income in the period such determination was made.

   Triton assesses the impairment of identifiable intangible assets whenever events or changes in circumstances indicate the carrying value may not be recoverable. Factors we consider important which could trigger an impairment review include, significant underperformance relative to historical or projected future operating results or significant changes in the manner of use of the assets or the strategy for our overall business. When we determine that the carrying value of intangible assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, we measure any impairment based upon a projected discounted cash flow method using a discount rate determined by our management to be commensurate with the risk inherent in our current business model.

   In 2002, Statement of Financial Accounting Standards, or SFAS, No. 142 "Goodwill and Other Intangible Assets" became effective and as a result, we will cease to amortize approximately $278.0 million of intangible FCC licenses, which we believe qualify as having an indefinite life. We had recorded approximately $6.9 million of amortization on these licenses during 2001 and would have recorded approximately $6.9 million of amortization during 2002. In lieu of amortization, we are required to perform an initial impairment review of our FCC licenses in 2002 and an annual review thereafter. We currently do not expect to record an impairment charge upon completion of the initial impairment review. However, we cannot be certain that at the time the review is completed a material impairment charge will not be recorded.

Revenue

   We derive our revenue from the following sources:

   . Service. We sell wireless personal communications services. The various types of service revenue associated with wireless communications services for our subscribers include monthly recurring charges and monthly non-recurring airtime charges for local, long distance and roaming airtime used in excess of pre-subscribed usage. Our customers' roaming charges are rate plan dependent and based on the number of pooled minutes included in their plans. Service revenue also includes non-recurring activation and de-activation service charges.

   . Equipment. We sell wireless personal communications handsets and accessories that are used by our customers in connection with our wireless services.

   . Roaming. We charge per minute fees to other wireless telecommunications companies for their customers' use of our network facilities to place and receive wireless services.

   We believe our roaming revenues will be subject to seasonality. We expect to derive increased revenues from roaming during vacation periods, reflecting the large number of tourists visiting resorts in our coverage area. We believe that our equipment revenues will also be seasonal, as we expect sales of telephones to peak in the fourth quarter, primarily as a result of increased sales during the holiday season. Although we expect our overall revenues to increase due to increasing roaming minutes, our per-minute roaming revenue will decrease over time according to the terms of our agreements with AT&T Wireless.

Costs and Expenses

   Our costs of services and equipment include:

   . Equipment. We purchase personal communications services handsets and accessories from third party vendors to resell to our customers for use in connection with our services. Because we subsidize the sale of handsets to encourage the use of our services, the cost of handsets is higher than the resale price to the customer. We do not manufacture any of this equipment.

   . Roaming Fees. We incur fees to other wireless communications companies based on airtime usage by our customers on other wireless communications networks.

   . Transport and Variable Interconnect. We incur charges associated with interconnection with other wireline and wireless carriers' networks. These fees include monthly connection costs and other fees based on minutes of use by our customers.

   . Variable Long Distance. We pay usage charges to other communications companies for long distance service provided to our customers. These variable charges are based on our subscribers' usage, applied at pre-negotiated rates with the other carriers.

   . Cell Site Costs. We incur expenses for the rent of towers, network facilities, engineering operations, field technicians, and related utility and maintenance charges.

   Recent industry data indicate that transport, interconnect, roaming and long distance charges that we currently incur will continue to decline, due principally to competitive pressures and new technologies.

   Other expenses include:

   . Selling and Marketing. Our selling and marketing expense includes advertising and promotional costs, commission expense for our indirect, direct and e-commerce agents, and fixed charges such as store rent and retail associates' salaries.

   . General and Administrative. Our general and administrative expense includes customer care, billing, information technology, finance, accounting, legal services and product development. Functions such as customer care, billing, finance, accounting and legal services are likely to remain centralized in order to achieve economies of scale.

   . Depreciation and Amortization. Depreciation of property and equipment is computed using the straight-line method, generally over three to twelve years, based upon estimated useful lives. Leasehold improvements are amortized over the lesser of the useful lives of the assets or the term of the lease. Network development costs incurred to ready our network for use are capitalized. Depreciation of network development costs begins when the network equipment is ready for its intended use and is amortized over the estimated useful life of the asset. Previous to January 1, 2002, our personal communications services licenses and our cellular license were being amortized over a period of 40 years. In 2002, SFAS No. 142 "Goodwill and Other Intangible Assets" became effective, and as a result, we will cease to amortize approximately $278.0 million of intangible FCC licenses, which we believe qualify as having an indefinite life.

   . Non-cash Compensation. As of December 31, 2001 we recorded $92.6 million of deferred compensation associated with the issuances of Holdings' common and preferred stock to employees. The compensation is being recognized over four to five years as the stock vests.

   . Interest Income (Expense) and other. Interest income is earned primarily on our cash and cash equivalents. Interest expense through December 31, 2001 consists of interest on our credit facility, our 11% senior subordinated discount notes due 2008, our 9 3/8% senior subordinated notes due 2011 and our 83/4% senior subordinated notes due 2011, net of capitalized interest. Other expenses include amortization of certain financing charges.

   Our ability to improve our margins will depend on our ability to manage our variable costs, including selling, general and administrative expense, costs per gross added subscriber and costs of building out our network. We expect our operating costs to grow as our operations expand and our customer base and call volumes increase. Over time, these expenses should represent a reduced percentage of revenues as our customer base grows. Management will focus on application of systems and procedures to reduce billing expense and improve subscriber communication. These systems and procedures will include debit billing, credit card billing, over-the-air payment and Internet billing systems.

Results of Operations

  Year ended December 31, 2001 compared to the year ended December 31, 2000

   Net subscriber additions were 239,252 for the year ended December 31, 2001, bringing our total subscribers to 685,653 as of December 31, 2001, an increase of 53.6% over our subscriber total as of December 31, 2000. The increase in subscribers was primarily due to continued strong demand for our digital service offerings and pricing plans. The wireless industry typically generates a higher number of subscriber additions and handset sales in the fourth quarter of each year compared to the other quarters. This is due to the use of retail distribution, which is dependent on the holiday shopping season, the timing of new products and service introductions, and aggressive marketing and sales promotions.

   Subscriber churn was 1.95% and 1.80% for the years ended December 31, 2001 and 2000, respectively. We believe that our churn rate remains consistently low due to our high quality system performance, our commitment to quality customer service and our focused collection efforts.

   Average revenue per user, or "ARPU," was $58.78 and $60.99 for the years ended December 31, 2001 and 2000, respectively. We continue to focus on attracting new customers with rate plans that provide more value to the customer at a higher average customer bill. The $2.21 decrease, or 3.6%, was primarily the result of a change in our rate plan mix, as subscribers who are new to the wireless sector typically begin service with a lower monthly access plan.

   Total revenue increased 53.9% to $550.0 million for the year ended December 31, 2001 from $357.3 million for the year ended December 31, 2000. Service revenue for the year ended December 31, 2001 was $396.2 million, an increase of $171.9 million, or 76.6%, compared to $224.3 million for the year ended December 31, 2000. The increase in service revenue was due primarily to strong growth of subscribers. Equipment revenue was $26.9 million for the year ended December 31, 2001, a decline of $7.6 million, or 22.0% compared to $34.5 million for the year ended December 31, 2000. The equipment revenues decline was due primarily to a decrease in the average revenue per item sold, partially offset by an increase in the quantities sold. Roaming revenue was $126.9 million for the year ended December 31, 2001, an increase of $28.4 million, or 28.8%, compared to $98.5 million for the year ended December 31, 2000. The increase in roaming revenue was the result of increased roaming minutes of use resulting from the expansion of our network, partially offset by a contractual decrease in our service charge per minute.

   Cost of service was $174.5 million for the year ended December 31, 2001, an increase of $49.2 million, or 39.3%, compared to $125.3 million for the year ended December 31, 2000. Approximately 40% of the increase was due to the expansion of our network. We added approximately 350 cell sites to our network in 2001. The remaining increase of approximately 60% over the prior year was the result of an increase in the charges paid to connect calls on other networks, including access, interconnection and toll related charges. These increases were due primarily to increased costs of expanding and maintaining our wireless network to support an increase in the number of subscriber and roamer minutes of use. Cost of equipment was $71.8 million for the year ended December 31, 2001, an increase of $2.4 million or 3.5%, compared to $69.4 million for the year ended December 31, 2000. The increase was due primarily to an increase in gross subscriber additions, partially offset by a decrease in the average cost of items sold.

   Selling and marketing costs were $108.7 million for the year ended December 31, 2001, an increase of $8.3 million, or 8.3%, compared to $100.4 million for the year ended December 31, 2000. The increase was primarily due to increased marketing and selling costs, including commission and manpower related costs. This increase resulted from a 16.7% increase in gross subscriber additions in the year ended December 31, 2001, versus the prior year ended December 31, 2000. The increase was also attributable to increasing the points of distribution in our company-owned retail store channel by 27% in 2001.

   General and administrative expenses were $129.8 million for the year ended December 31, 2001, an increase of $45.3 million or 53.6%, compared to $84.5 million for the year ended December 31, 2000. The increase was primarily due to the development and growth of infrastructure and staffing related to information technology, customer care, collections, retention and other administrative functions established in conjunction with the corresponding growth in our subscriber base.

   EBITDA represents operating loss plus depreciation and amortization expense and non-cash compensation. We believe EBITDA provides meaningful additional information on our operating results and on our ability to service our long-term debt and other fixed obligations as well as our ability to fund our continued growth. EBITDA is considered by many financial analysts to be a meaningful indicator of an entity's ability to meet its future financial obligations. Growth in EBITDA is considered to be an indicator of future profitability, especially in a capital-intensive industry such as wireless telecommunications. EBITDA should not be construed as an alternative to operating income (loss) as determined in accordance with United States GAAP, as an alternate to cash flows from operating activities as determined in accordance with United States GAAP, or as a measure of liquidity. EBITDA was $65.2 million and a loss of $22.3 million for the years ended December 31, 2001 and 2000, respectively. The gain of $87.5 million resulted primarily from the items discussed above.

   Non-cash compensation expense was $17.2 million for the year ended December 31, 2001, an increase of $8.9 million or 107.2%, compared to $8.3 million for the year ended December 31, 2000. The increase is attributable to the vesting of an increased number of restricted shares of Holdings' Class A common stock awarded to management in prior years.

   Depreciation and amortization expenses were $127.7 million for the year ended December 31, 2001, an increase of $33.6 million or 35.7% compared to $94.1 million for the year ended December 31, 2000. The increase relates primarily to increased depreciation expense due to the growth in the depreciable asset base resulting from capital expenditures. Depreciation will continue to increase, as additional portions of our network are placed into service.

   Interest and other expense was $131.6 million, net of capitalized interest of $5.9 million, for the year ended December 31, 2001. Interest and other expense was $56.2 million, net of capitalized interest of $9.5 million, for the year ended December 31, 2000. The increase of $75.4 million, or 134.2% relates primarily to $32.0 million of interest from our $350.0 million 9 3/8% senior subordinated notes offering completed in January 2001 and $4.6 million of interest from our $400.0 million 8 3/4% senior subordinated notes offering completed in November 2001. For the year ended December 31, 2001, we had a weighted average interest rate of 9.43% on our average borrowings under our bank credit facility and our average obligation for the senior subordinated debt as compared with 10.98% for the year ended December 31, 2000. In addition, interest expense was higher on the credit facility due to mandatory draws on the facility in 2001. Other expense of $12.9 million was recorded in 2001. This expense was the result of paying down $390.0 million of the credit facility with net proceeds from the 8 3/4% senior subordinated notes offering, whereby certain fixed interest rate derivatives no longer qualify as cash flow hedges in accordance with SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS No. 137 and SFAS No. 138. The fair value of these non-qualifying hedges on November 14, 2001 and subsequent changes in their fair value were recorded in the statement of operations as other expense for the year ended December 31, 2001.

   Interest income was $18.3 million for the year ended December 31, 2001, an increase of $13.3 million, or 266.0%, compared to $5.0 million for the year ended December 31, 2000. The increase of $13.3 million was due primarily to interest on higher average cash balances.

   Net loss was $198.4 million and $176.8 million for the years ended December 31, 2001 and 2000, respectively. The net loss increase of $21.6 million resulted primarily from the items discussed above.

  Year ended December 31, 2000 compared to the year ended December 31, 1999

   Net subscriber additions were 251,197 and 161,360 for the years ended December 31, 2000 and 1999, respectively. Subscribers were 446,401 and 195,204 as of December 31, 2000 and 1999, respectively. The increase in subscribers was primarily due to offering twelve months of service in the 27 markets launched as of December 31, 1999 as part of our network build-out, launching 10 additional markets between December 31, 1999 and December 31, 2000 as part of the network build-out, and continued strong demand for our digital service offerings and pricing plans.

   The wireless industry typically generates a higher number of subscriber additions and handset sales in the fourth quarter of each year compared to the other quarters. This is due to the use of retail distribution, which is dependent on the holiday shopping season, the timing of new products and service introductions, and aggressive marketing and sales promotions.

   Subscriber churn was 1.80% and 1.86% for the years ended December 31, 2000 and 1999, respectively. We believe that our churn rate remains consistently low due to our high quality system performance, our commitment to quality customer service and our focused collection efforts.

   ARPU was $60.99 and $57.81 for the years ended December 31, 2000 and 1999, respectively. We continue to focus on attracting new customers with rate plans that provide more value to the customer at a higher average customer bill.

   Total revenue was $357.3 million and $133.2 million for the years ended December 31, 2000 and 1999, respectively. Service revenue was $224.3 million and $63.5 million for the years ended December 31, 2000 and 1999, respectively. The increase in service revenue of $160.8 million was due primarily to growth of subscribers. Equipment revenue was $34.5 million and $25.4 million for the years ended December 31, 2000 and 1999, respectively. The equipment revenues increase of $9.1 million was due primarily to the increase in gross additions. Roaming revenue was $98.5 million and $44.3 million for the years ended December 31, 2000 and 1999, respectively. The increase in roaming revenues of $54.2 million was due to increased roaming minutes of use resulting from our continued network build-out, partially offset by a contractual decrease in our service charge per minute.

   Cost of service was $125.3 million and $63.2 million for the years ended December 31, 2000 and 1999, respectively. The increase in costs of service of $62.1 million was due primarily to increased costs of expanding and maintaining our wireless network to support an increase in the number of subscriber and roamer minutes of use. Cost of equipment was $69.4 million and $44.3 million for the years ended December 31, 2000 and 1999, respectively. The increase of $25.1 million was due primarily to an increase in subscriber additions.

   Selling and marketing costs were $100.4 million and $59.6 million for the years ended December 31, 2000 and 1999, respectively. The increase of $40.8 million was primarily due to the expansion of our sales distribution channels and advertising and promotion costs associated with the additional markets launched.

   General and administrative expenses were $84.5 million and $42.4 million for the years ended December 31, 2000 and 1999, respectively. The increase of $42.1 million was primarily due to the development and growth of infrastructure and staffing related to information technology, customer care, collections, retention and other administrative functions established in conjunction with launching additional markets and the corresponding growth in subscriber base.

   EBITDA represents operating loss plus depreciation and amortization expense and non-cash compensation. We believe EBITDA provides meaningful additional information on our operating results and on our ability to service our long-term debt and other fixed obligations as well as our ability to fund our continued growth. EBITDA is considered by many financial analysts to be a meaningful indicator of an entity's ability to meet its future financial obligations. Growth in EBITDA is considered to be an indicator of future profitability, especially in a capital-intensive industry such as wireless telecommunications. EBITDA should not be construed as an alternative to operating income (loss) as determined in accordance with United States GAAP, as an alternate to cash flows from operating activities as determined in accordance with United States GAAP, or as a measure of liquidity. EBITDA was a loss of $22.3 million and a loss of $76.2 million for the years ended December 31, 2000 and 1999, respectively. The decrease in the loss of $53.9 million resulted primarily from the items discussed above.

   Non-cash compensation expense was $8.3 million and $3.3 million for the years ended December 31, 2000 and 1999, respectively. The increase of $5.0 million is attributable to the vesting of an increased number of restricted shares of Holdings' Class A common stock awarded to management in prior years.

   Depreciation and amortization expenses were $94.1 million and $45.5 million for the years ended December 31, 2000 and 1999, respectively. The increase of $48.6 million relates primarily to depreciation of our fixed assets as well as the amortization on our personal communications services licenses and AT&T agreements upon the commercial launch of certain markets.

   Interest and other expense was $56.2 million, net of capitalized interest of $9.5 million, for the year ended December 31, 2000. Interest and other expense was $41.1 million, net of capitalized interest of $12.3 million, for the year ended December 31, 1999. The increase of $15.1 million relates primarily to additional draws on our credit facility totaling $182.8 million and less capitalized interest as a result of assets placed into service. For the year ended December 31, 2000, we had a weighted average interest rate of 10.98% on our average borrowings under our bank credit facility and our average obligation for the 11% senior subordinated discount notes.

   Interest income was $5.0 million and $4.9 million for the years ended December 31, 2000 and 1999, respectively. The increase of $0.1 million was due primarily to interest on slightly higher average cash balances.

   Gain on sale of property, equipment and marketable securities was $11.9 million for the year ended December 31, 1999, relating primarily to the gain recorded on the tower sale of $11.6 million, and the gain on the sale of marketable securities of $1.0 million, partially offset by a $0.8 million loss on the sale of furniture and fixtures. We recorded no gains or losses on the sale of assets in 2000.

   Net loss was $176.8 million and $149.4 million for the years ended December 31, 2000 and 1999, respectively. The net loss increase of $27.4 million resulted primarily from the items discussed above.

Liquidity and Capital Resources

   The construction of our network and the marketing and distribution of wireless communications products and services have required, and will continue to require, substantial capital. Capital outlays have included license acquisition costs, capital expenditures for network construction, funding of operating cash flow losses and other working capital costs, debt service and financing fees and expenses. We estimate that capital expenditures for network construction will be approximately $150 million in 2002. We may have additional capital requirements, which could be substantial, for acquisition of new broadband personal communications service licenses or for future upgrades for advances in new technology.

   Preferred Stock. As part of our joint venture agreement with AT&T Wireless, Holdings issued 732,371 shares of its Series A preferred stock to AT&T Wireless PCS. The Series A preferred stock provides for cumulative dividends at an annual rate of 10% on the $100 liquidation value per share plus unpaid dividends. These dividends accrue and are payable quarterly; however, we may defer all cash payments due to the holders until June 30, 2008, and quarterly dividends are payable in cash thereafter. To date, all such dividends have been deferred. The Series A preferred stock is redeemable at the option of its holders beginning in 2018 and at our option, at its liquidation value plus unpaid dividends on or after February 4, 2008. On and after February 4, 2006, the Series A preferred stock is also convertible at the option of its holders for shares of Holdings' Class A common stock having a market value equal to the liquidation value plus unpaid dividends on the Series A preferred stock. Holdings may not pay dividends on, or, subject to specified exceptions, repurchase shares of its common stock without the consent of the holders of the Series A preferred stock.

   Credit Facility. On September 14, 2000, Triton entered into a second amended and restated credit agreement that provided for a senior secured bank facility with a group of lenders for an aggregate amount of $750.0 million of borrowings. On November 14, 2001, Triton extinguished $390.0 million of the bank facility with net proceeds from the 83/4% senior subordinated notes offering. Triton began to repay the then outstanding term loans in quarterly installments, beginning on February 4, 2002. On March 8, 2002, the credit agreement was amended to create a new term loan with $125.0 million of available borrowings. As of December 31, 2001, after giving effect to the creation of the new $125.0 million term loan, Triton had $185.0 million and $300.0 million of outstanding borrowings and committed availability, respectively, under the bank facility. The bank facility provides for:

   . a $14.4 million senior secured Tranche A term loan maturing in May 2006, all of which was outstanding as of December 31, 2001;

   . a $150.0 million senior secured Tranche B term loan maturing in February 2007, all of which was outstanding as of December 31, 2001;

   . a $14.4 million senior secured Tranche C term loan maturing in May 2006, all of which was outstanding as of December 31, 2001;

   . a $81.2 million senior secured Tranche D term loan maturing in May 2006, $6.2 million of which was outstanding as of December 31, 2001;

   . a $125.0 million senior secured Tranche E term loan maturing in February 2007, none of which was outstanding as of December 31, 2001; and

   . a $100.0 million senior secured revolving credit facility maturing in May 2006, none of which was outstanding as of December 31, 2001.

   The terms of the bank facility will permit Triton, subject to various terms and conditions, including compliance with specified leverage ratios, to draw up to the remaining amount available under the facility to finance working capital requirements, capital expenditures, permitted acquisitions and other corporate purposes. Borrowings under the facility are subject to customary terms and conditions. As of December 31, 2001, Triton was in compliance with all such covenants, and Triton expects to remain compliant in the future.

   The commitments to make loans under the revolving credit facility are automatically and permanently reduced in installments beginning in August 2004 through May 2006. In addition, the credit agreement requires Triton to make mandatory prepayments of outstanding borrowings under the credit facility based on a percentage of excess cash flow and contains financial and other covenants customary for facilities of this type, including limitations on investments and on Triton's ability to incur debt and pay dividends.

   Senior Subordinated Notes. On May 4, 1998, Triton completed the private placement of $512.0 million principal amount at maturity of the 11% notes under Rule 144A and Regulation S of the Securities Act of 1933. The proceeds of the offering, after deducting the initial purchasers' discount, were approximately $291.0 million. The 11% notes are guaranteed by all of Triton's domestic subsidiaries. The indenture for the notes contains customary covenants, including covenants that limit our subsidiaries' ability to pay dividends to us and our ability to pay dividends to Holdings, make investments and incur debt. The indenture also contains customary events of default. On October 30, 1998, Triton closed its registered exchange offer of $512.0 million aggregate principal amount at maturity of its 11% notes for $512.0 million aggregate principal amount at maturity of its newly issued 11% notes, which have been registered under the Securities Act.

   On January 19, 2001, Triton completed the private placement of $350.0 million principal amount of the 9 3/8% notes under Rule 144A and Regulation S of the Securities Act. The proceeds of the offering, after deducting the initial purchasers' discount and estimated expenses, were approximately $337.5 million. The 9 3/8% notes are guaranteed by all of the domestic subsidiaries of Triton. The indenture for the notes contains customary covenants, including covenants that limit our subsidiaries' ability to pay dividends to us and our ability to pay dividends to Holdings, make investments and incur debt. The indenture also contains customary events of default. On June 15, 2001, Triton closed its registered exchange offer of $350.0 million principal amount of its 9 3/8% notes for $350.0 million principal amount of its newly issued 9 3/8% notes, which have been registered under the Securities Act.

   On November 14, 2001, Triton completed the private placement of $400.0 million principal amount of the 83/4% notes under Rule 144A and Regulation S of the Securities Act. The proceeds of the offering, after deducting the initial purchasers' discount and estimated expenses, were approximately $390.0 million. The 83/4% notes are guaranteed by all of the domestic subsidiaries of Triton. The indenture for the notes contains customary covenants, including covenants that limit our subsidiaries' ability to pay dividends to us and our ability to pay dividends to Holdings, make investments and incur debt. The indenture also contains customary events of default. On February 14, 2002, Triton closed its registered exchange offer of $400.0 million principal amount of its 83/4% notes for $400.0 million principal amount of its newly issued 83/4% notes, which have been registered under the Securities Act.

   Equity Offering. On February 28, 2001, Holdings issued and sold 3,500,000 shares of Class A common stock in a public offering at $32.00 per share and raised approximately $106.1 million, net of $5.9 million of costs.

   Historical Cash Flow. As of December 31, 2001, we had $371.1 million in cash and cash equivalents, as compared to $1.6 million in cash and cash equivalents at December 31, 2000. Net working capital was $283.7 million at December 31, 2001 and $(54.2) million at December 31, 2000. The $5.3 million of cash provided by operating activities during the year ended December 31, 2001 was the result of our net loss of $198.4 million and $19.3 million of cash used by changes in working capital and other long-term assets, partially offset by $223.0 million of depreciation and amortization, accretion of interest, non-cash compensation, bad debt expense, extraordinary loss on early retirement of debt, loss in equity investment, loss on disposal of fixed asset, and loss on derivative instruments. The $318.2 million of cash used by investing activities during the year ending December 31, 2001 was primarily related to capital expenditures associated with our network build-out and advances to non-consolidated entities. These capital expenditures were made primarily to enhance and expand our wireless network in order to increase capacity and to satisfy subscriber needs and competitive requirements. We will continue to upgrade our network capacity and service quality to support our anticipated subscriber growth. The $682.4 million provided by financing activities during the year ended December 31, 2001 relates primarily to our $281.0 million draw against our credit facility, $729.0 million of net proceeds from our issuance of the senior subordinated notes and $106.3 million of capital contributions from Holdings, partially offset by $428.8 million of credit facility repayments.

   As of December 31, 2000, we had $1.6 million in cash and cash equivalents, as compared to $186.3 million in cash and cash equivalents at December 31, 1999. Net working capital was $(54.2) million at December 31, 2000 and $134.7 million at December 31, 1999. The $18.0 million of cash used in operating activities during the year ended December 31, 2000 was the result of our net loss of $176.8 million partially offset by $5.7 million of cash provided by changes in working capital and other long-term assets and $153.1 million of depreciation and amortization, accretion of interest, non-cash compensation, deferred income taxes and bad debt expense. The $346.4 million of cash used by investing activities during the year ending December 31, 2000 was related primarily to capital expenditures associated with our network build-out. These capital expenditures were made primarily to enhance and expand our wireless network in order to increase capacity and to satisfy subscriber needs and competitive requirements. We will continue to upgrade our network capacity and service quality to support our anticipated subscriber growth. The $179.8 million provided by financing activities during the year ended December 31, 2000 relates primarily to our $182.8 million draw against our credit facility.

  Contractual Obligations and Commercial Commitments

   The following table provides aggregate information about our contractual obligations and the periods in which payments are due. These disclosures are also included in the footnotes to the financial statements, and the relevant footnotes are cross-referenced in the table below.

                                                 Payments Due by Period
                                                 (dollars in thousands)
                                   ---------------------------------------------------
                                              Less than                      After 4   Footnote
      Contractual Obligation         Total     1 year   1-2 years 3-4 years   years    Reference
      ----------------------       ---------- --------- --------- --------- ---------- ---------
Short-term debt................... $   12,641  $12,641   $    --   $    --  $       --     7
Long-term debt....................  1,344,291       --    15,491    47,462   1,281,338     7
Operating leases..................    275,674   44,685    77,901    51,051     102,037    14
                                   ----------  -------   -------   -------  ----------
Total cash contractual obligations $1,632,606  $57,326   $93,392   $98,513  $1,383,375

Relationship with Lafayette Communications Company L.L.C.

   We hold a 39% interest in Lafayette, an entrepreneur under FCC guidelines. During 2001, Lafayette acquired 18 licenses, covering a population of approximately 6.3 million people in areas of Georgia, South Carolina, Tennessee and Virginia, for aggregate consideration of $119.6 million. Lafayette has an application pending for an additional 13 licenses in areas of North Carolina and Virginia, but this application is subject to pending litigation involving the parties that formerly held these licenses, NextWave Personal Communications, Inc. and Urban Comm-North Carolina, Inc. There can be no assurance that this litigation will be resolved so as to allow these licenses to be acquired by Lafayette. The Supreme Court recently agreed to review the issues involved in this litigation, which will delay a resolution until at least 2003, unless an earlier settlement is reached. FCC license build-out requirements have been satisfied for 17 of the 18 licenses which Lafayette currently holds.

   As of December 31, 2001, we have funded approximately $117.4 million of senior loans to Lafayette to finance the acquisition of licenses and expect to fund additional loans for future acquisitions. These loans include approximately $33.1 million held by the FCC in connection with the application for the 13 additional licenses subject to the litigation discussed above. On March 27, 2002, the FCC announced that it will return 85% of currently held funds to auction applicants, including approximately $28.1 million that will be returned to Lafayette.

   Because we do not control Lafayette, we are accounting for our investment under the equity method. Ordinarily, as the investor, we would record our proportionate share of Lafayette's losses in our income statement. However, Triton has committed to provide further financial support to Lafayette in order to preserve its business relationship. Therefore, even in the absence of a legally binding obligation, we are now recognizing 100% of Lafayette's losses, which arise primarily from interest costs related to an assumed note payable to the FCC.

   In accordance with EITF 98-13, "Accounting by an Equity Method Investor for Investee Losses When the Investor Has Loans to and Investments in Other Securities of the Investee," when the carrying amount of an investment has been reduced to zero, the investor should continue to report its share of the equity method losses in its statement of operations as an adjustment to the adjusted basis of the loans receivable. As of December 31, 2001, Triton had written its initial investment in Lafayette down to zero and had reduced its carrying value of the approximate $117.4 million loan receivable from Lafayette, so as to reflect 100% of Lafayette's 2001 loss of approximately $718,000.

New Accounting Pronouncements

   In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations". SFAS No. 141 supercedes Accounting Principles Board Opinion No. 16, "Business Combinations". The most significant changes made by SFAS No. 141 are: (i) requiring that the purchase method of accounting be used for all business combinations; and (ii) establishing specific criteria for the recognition of intangible assets separately from goodwill. These provisions are effective for business combinations for which the date of acquisition is subsequent to June 30, 2001.

   In June 2001, the Financial Accounting Standards Board issued SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No.142 supercedes Accounting Principles Board Opinion No. 17 "Intangible Assets". SFAS No. 142 primarily addresses the accounting for goodwill and intangible assets subsequent to their acquisition. The provisions of SFAS No. 142 are effective for fiscal years beginning after December 15, 2001, except for certain provisions related to goodwill and intangible assets which were acquired after June 30, 2001. We believe that FCC licenses qualify as indefinite life intangible assets, and we will accordingly cease our practice of amortizing FCC licenses beginning in 2002. Amortization expense for FCC licenses was approximately $6.9 million, for each of the years ended December 31, 1999, 2000 and 2001, respectively. During 2002, Triton will perform the required impairment tests. We have not yet determined what the effect of these tests will be on our financial position or results of operations.

   In June 2001, the Financial Accounting Standards Board issued SFAS No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets". SFAS No 143 primarily establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement costs. The provisions of SFAS No. 143 will be effective for fiscal years beginning after June 15, 2002. We are currently evaluating the impact this statement will have on our financial position or results of operations.

   In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". SFAS No. 144 primarily addresses significant issues relating to the implementation of SFAS No. 121 and develops a single accounting model for long-lived assets to be disposed of, whether previously held and used or newly acquired. The provisions of SFAS No. 144 are effective for fiscal years beginning after December 15, 2001. We are currently evaluating the impact this statement will have on our financial position or results of operations.

Inflation

   We do not believe that inflation has had a material impact on our operations.

          QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

   We are highly leveraged and, as a result, our cash flows and earnings are exposed to fluctuations in interest rates. Our debt obligations are U.S. dollar denominated. Our market risk, therefore, is the potential loss arising from adverse changes in interest rates. As of December 31, 2001, our debt can be categorized as follows:

             Fixed interest rates:
                Senior subordinated notes.......... $1,167,338,000
             Subject to interest rate fluctuations:
                Bank credit facility............... $  185,000,000

   Our interest rate risk management program focuses on minimizing exposure to interest rate movements, setting an optimal mixture of floating and fixed rate debt and minimizing liquidity risk. To the extent possible, we manage interest rate exposure and the floating to fixed ratio through Triton's borrowings, but sometimes we may use interest rate swaps to adjust our risk profile. We selectively enter into interest rate swaps to manage interest rate exposure only.

   We utilize interest rate swaps to hedge against the effect of interest rate fluctuations on our senior debt portfolio. Swap counter-parties are major commercial banks. Through December 31, 2001, we had entered into 13 interest rate swap transactions having an aggregate non-amortizing notional amount of $480.0 million. Under these interest rate swap contracts, we agree to pay an amount equal to a specified fixed-rate of interest times a notional principal amount and to receive in turn an amount equal to a specified variable-rate of interest times the same notional amount. The notional amounts of the contracts are not exchanged. Net interest positions are settled quarterly.

   Information, as of December 31, 2001, for the interest rate swaps is as follows:

                                                   Notional
                                      Terms         Amount    Fair Value
                                 --------------- ------------ -----------
      Swaps acting as hedges.... 12/4/98-12/4/03 $ 75,000,000 $(2,124,494)
                                 6/12/00-6/12/03 $ 75,000,000 $(4,581,180)
                                   4/6/01-4/6/06 $ 28,823,530 $  (954,381)

      Swaps not acting as hedges 6/15/00-6/16/03 $ 50,000,000 $(3,042,806)
                                 7/17/00-7/15/03 $ 25,000,000 $(1,747,186)
                                 8/15/00-8/15/03 $ 25,000,000 $(1,708,787)
                                   4/6/01-4/6/06 $156,176,470 $(5,178,145)
                                 4/24/01-4/24/06 $ 45,000,000 $(1,246,927)

   The swaps commencing on April 6, 2001, which have an aggregate notional amount of $185 million, can be terminated at the banks' option on April 7, 2003. The swaps commencing on April 24, 2001, which have an aggregate notional amount of $45 million, can be terminated at the banks' option on April 24, 2002 and quarterly thereafter.

   The variable rate is capped at 7.5% for the interest rate swaps commencing on June 12, 2000 through August 15, 2000. These swaps have an aggregate notional amount of $175 million.

   If market swap rates rise over the remaining term of these swaps, as expected, we should realize other income of approximately $2 million for each 50 basis point increase in rates. If rates were to decline, we would realize other expense of approximately $2 million for each 50 basis point decrease in rates.

   Our cash and cash equivalents consist of short-term assets having initial maturities of three months or less. While these investments are subject to a degree of interest rate risk, it is not considered to be material relative to our overall investment income position.

                                   BUSINESS

Overview

   We are a leading provider of wireless communications services in the southeastern United States. Our wireless communications licenses cover approximately 13.5 million potential customers in a contiguous geographic area encompassing portions of Virginia, North Carolina, South Carolina, Tennessee, Georgia and Kentucky. In February 1998, we entered into a joint venture with AT&T Wireless. As part of the agreement, AT&T Wireless contributed personal communications services licenses for 20 MHz of authorized frequencies covering
11.2 million potential customers within defined areas of our region in exchange for an equity position in Holdings. Since that time, we have expanded our coverage area to include an additional 2.3 million potential customers through acquisitions and license exchanges with AT&T Wireless. As part of the transactions with AT&T Wireless, we were granted the right to be the exclusive provider of wireless mobility services using equal emphasis co-branding with AT&T within our region. We believe our markets are strategically attractive because of their proximity to AT&T Wireless' systems in the Washington, D.C., Charlotte, North Carolina and Atlanta, Georgia markets, which collectively cover a population of more than 28.5 million individuals. In addition, we are the preferred provider of wireless mobility services to AT&T Wireless' digital wireless customers who roam into our markets. Our strategy is to provide extensive coverage to customers within our region, to offer our customers coast-to-coast coverage and to benefit from roaming revenues generated by AT&T Wireless' and other carriers' wireless customers who roam into our covered area. Our management team is led by Michael Kalogris and Steven Skinner, the former Chief Executive Officer and Chief Operating Officer, respectively, of Horizon Cellular Group.

   As of December 31, 2001, we had successfully launched personal communications services in all of our 37 markets. Our network in these markets included 2,039 cell sites and seven switches. Our markets have attractive demographic characteristics for wireless communications services and include 10 of the top 100 markets in the country with population densities that are 80% greater than the national average. Since we began offering services in these 37 markets, our subscriber base and the number of minutes generated by non-Triton subscribers roaming onto our network have grown dramatically.

   From our initial launch of personal communications services in January 1999 to December 31, 2001, our subscriber base has grown from 33,844 subscribers to 685,653 subscribers, with 67,849 additional subscribers coming in the fourth quarter of 2001. Roaming minutes generated by non-Triton subscribers since January 1999 have increased from approximately 0.7 million minutes per month to a high of 61.7 million minutes per month, with roaming minutes rising to 160.0 million minutes in the fourth quarter of 2001, which represents a 45% increase over the fourth quarter of 2000.

   Our goal is to provide our customers with simple, easy-to-use wireless services with coast-to-coast service, superior call quality, personalized customer care and competitive pricing. We utilize a mix of sales and distribution channels, including, as of December 31, 2001, a network of 119 company-owned SunCom retail stores, local and nationally recognized retailers such as Circuit City, Staples, Best Buy, Metro Call and Zap, and 72 direct sales representatives covering corporate accounts.

Strategic Alliance with AT&T Wireless

   One of our most important competitive advantages is our strategic alliance with AT&T Wireless, one of the largest providers of wireless communications services in the United States. As part of its strategy to rapidly expand its digital wireless coverage in the United States, AT&T Wireless has focused on constructing its own network, making strategic acquisitions and entering into agreements with other independent wireless operators, including Triton, to construct and operate compatible wireless networks to extend AT&T Wireless' national network.

   Our strategic alliance with AT&T Wireless provides us with many business, operational and marketing advantages, including the following:

   . Recognized Brand Name. We market our wireless services to our potential customers giving equal emphasis to our regional SunCom brand name and logo and AT&T's brand name and logo. We believe that association with the AT&T brand name significantly increases the likelihood that potential customers will purchase our wireless communications services.

   . Exclusivity. We are AT&T Wireless' exclusive provider of facilities-based wireless mobility communications services using equal emphasis co-branding with AT&T in our covered markets.

   . Preferred Roaming Partner. We are the preferred roaming partner for AT&T Wireless' digital wireless customers who roam into our coverage area. We expect to benefit from growth in roaming traffic as AT&T Wireless' digital wireless customers, particularly those in Washington, D.C., Charlotte, North Carolina and Atlanta, Georgia, travel into our markets.

   . Coverage Across the Nation. Our customers have access to coast-to-coast coverage through our agreements with AT&T Wireless, other members of the AT&T Wireless Network and other third-party roaming partners. We believe this coast-to-coast coverage provides a significant advantage over the personal communications services competitors in our markets and allows us to offer competitive pricing plans, including national rate plans.

   . Volume Discounts. We receive preferred terms on certain products and services, including handsets, infrastructure equipment and administrative support from companies who provide these products and services to AT&T.

   . Marketing. We benefit from AT&T's nationwide marketing and advertising campaigns, including the success of AT&T's national rate plans, in the marketing of our own plans.

Competitive Strengths

   In addition to the advantages provided by our strategic alliance with AT&T Wireless, we have a number of competitive strengths, including the following:

   . Attractive Licensed Area. Our markets have favorable demographic characteristics for wireless communications services, such as population densities that are 80% greater than the national average.

   . Network Quality. We have successfully launched and offer personal communications service to approximately 13.5 million people in all of our 37 markets. We have constructed a comprehensive network, which includes over 2,000 cell sites and seven switches, using time division multiple access digital technology. Our network is compatible with AT&T Wireless' network and with the networks of other wireless communications service providers that use time division multiple access digital technology. We believe that the quality and extensive coverage of our network provide a strategic advantage over wireless communications providers that we compete against.

   . Experienced Management. We have a management team with a high level of experience in the wireless communications industry. Our senior management team has an average of 14 years of experience with wireless leaders such as AT&T, Verizon Communications, Horizon Cellular and ALLTEL Communications Inc. Our senior management team also owns in excess of 10% of Holdings' outstanding Class A common stock.

   . Contiguous Service Area. We believe our contiguous service area allows us to cost effectively offer large regional calling areas to our customers and route a large number of minutes through our network, thereby reducing interconnect costs for other networks. Further, we believe that we generate operational cost savings, including sales and marketing efficiencies, by operating in a contiguous service area.

   . Strong Capital Base. We believe that we have sufficient capital and availability under our credit facility to fund the build-out of our current network plan. On January 19, 2001, we completed the private sale of $350.0 million aggregate principal amount of our 9 3/8% senior subordinated notes due 2011 for net proceeds of approximately $337.5 million. On November 14, 2001 we completed the private sale of $400.0 million principal amount of our 83/4% senior subordinated notes due 2011 for net proceeds of approximately $390.0 million, which were used to extinguish a portion of our outstanding credit facility. On February 28, 2001, Holdings issued and sold 3,500,000 shares of its Class A common stock in a public offering at $32.00 per share and raised approximately $106.1 million, net of $5.9 million of costs. As of December 31, 2001, we had approximately $2.1 billion of total capital, $371.1 million of available cash and $175.0 million of available borrowings under our credit facility.

Business Strategy

   Our objective is to become the leading provider of wireless communications services in the markets we serve. We intend to achieve this objective by pursuing the following business strategies:

   . Operate a Superior, High Quality Network. We are committed to making the capital investment required to develop and operate a superior, high quality network. We provide extensive coverage within our region and consistent quality performance, resulting in a high level of customer satisfaction.

   . Provide Superior Coast-to-Coast and In-Market Coverage. Our market research indicates that scope and quality of coverage are extremely important to customers in their choice of a wireless service provider. We have designed extensive local calling areas, and we offer coast-to-coast coverage through our arrangements with AT&T Wireless, its affiliates and other third-party roaming partners. Our network covers those areas where people are most likely to take advantage of wireless coverage, such as suburbs, metropolitan areas and vacation locations.

   . Provide Enhanced Value at Low Cost. We offer our customers advanced services and features at competitive prices. Our affordable, simple pricing plans are designed to promote the use of wireless services by enhancing the value of our services to our customers. We include usage-enhancing features such as call waiting, voice mail, three-way conference calling and short message service in our basic packages. We also allow customers to purchase large packages of minutes per month for a low fixed price.

   . Deliver Quality Customer Service. We believe that superior customer service is a critical element in attracting and retaining customers. Our administrative systems have been designed with open interfaces to other systems. This design allows us to select and deploy the best software package for each application in our administrative systems. Our point-of-sale activation process is designed to ensure quick and easy service initiation, including customer qualification. We also emphasize proactive and responsive customer care, including rapid call-answer times, welcome packages and anniversary calls. We currently operate state-of-the-art customer care facilities in Richmond, Virginia and Charleston, South Carolina, which house our customer service and collections personnel.

License Acquisition Transactions

   Our original personal communications services licenses were acquired as part of our joint venture agreement with AT&T Wireless. Since our original acquisition of spectrum, we have obtained additional licenses in our coverage area from AT&T Wireless and other parties. In 2001, we entered into one such agreement. Virginia PCS Alliance, L.C. agreed to partition its PCS C Block licenses for the Charlottesville, Virginia and Winchester, Virginia basic trading areas by assigning to us 10 MHz of spectrum in each market. FCC approval for this transaction was received March 6, 2002, and the transaction closed on April 18, 2002.

Summary Market Data

   The following table presents statistical information concerning the markets covered by our licenses.

                                             Estimated
                              2000 Potential % Growth    Population   Local Interstate
Licensed Areas (1)            Customers (2)  1998-2003   Density (3) Traffic Density (4)
------------------            -------------- ---------   ----------- -------------------

Charlotte Major Trading Area
Anderson, SC.................       346.6       1.28%         117          29,540
Asheville, NC................       588.7       1.18%          94          28,774
Charleston, SC...............       686.8       0.59%         125          37,054
Columbia, SC.................       657.0       1.36%         161          31,789
Fayetteville/Lumberton, NC...       636.8       0.76%         130          27,834
Florence, SC.................       260.2       0.71%         113          24,689
Goldsboro/Kinston, NC........       232.0       0.72%         112           9,065
Greenville/Washington, NC....       245.1       0.60%          60             N/A
Greenville/Spartanburg, SC...       897.7       1.33%         220          28,535
Greenwood, SC................        74.4       0.81%          91             N/A
Hickory/Lenoir, NC...........       331.1       1.09%         199          31,385
Jacksonville, NC.............       148.4       0.49%         193             N/A
Myrtle Beach, SC.............       186.4       3.00%         154             N/A
New Bern, NC.................       174.7       1.14%          84             N/A
Orangeburg, SC...............       119.6       0.35%          63          27,787
Roanoke Rapids, NC...........        76.8      -0.34%          61          28,372
Rocky Mount/Wilson, NC.......       217.2       0.82%         150          26,511
Sumter, SC...................       156.7       0.57%          92          19,421
Wilmington, NC...............       327.6       2.32%         109          14,161

Knoxville Major Trading Area
Kingsport, TN................       693.4       0.31%         117          23,617
Middlesboro/Harlan, KY.......       118.4      -0.41%          75             N/A

Atlanta Major Trading Area
Athens, GA...................       194.6       1.65%         137          36,559
Augusta, GA..................       579.4       0.68%          89          24,497
Savannah, GA.................       737.1       1.18%          79          24,400

Washington Major Trading Area
Charlottesville, VA..........       223.8       1.19%          75          15,925
Fredericksburg, VA...........       144.0       2.25%         102          67,606
Harrisonburg, VA.............       145.0       0.61%          58          29,728
Winchester, VA...............       162.4       1.17%         119          25,156

Richmond Major Trading Area
Danville, VA.................       167.2      -0.42%          75             N/A
Lynchburg, VA................       161.5       0.43%         117          31,863
Martinsville, VA.............        89.6      -0.42%         103             N/A
Norfolk-Virginia Beach, VA...     1,751.0       0.44%         293          61,023
Richmond/Petersburg, VA......     1,232.5       0.66%         133          35,969
Roanoke, VA..................       647.6       0.19%          91          27,541
Staunton/Waynesboro, VA......       108.9       0.62%          76          26,974
Triton total/average.........    13,520.2(5)    0.83%(6)    144.1(7)       30,183(8)
U.S. average.................         N/A       0.89%          80(9)       31,521

--------
All figures are based on 2000 estimates published by Paul Kagan Associates, Inc. in 2000.

(1) Licensed major trading areas are segmented into basic trading areas.
(2) In thousands.
(3) Number of potential customers per square mile.
(4) Daily vehicle miles traveled (interstate only) divided by interstate highway miles in the relevant area.
(5) Total potential customers in the licensed area.
(6) Weighted by potential customers. Projected average annual population growth in our licensed area.
(7) Weighted by potential customers. Average number of potential customers per square mile in our licensed area.
(8) Weighted by interstate miles. Average daily vehicle miles traveled (interstate only) divided by interstate highway miles in our licensed area.
(9) Average number of potential customers per square mile for the U.S.

Sales and Distribution

   Our sales strategy is to utilize multiple distribution channels to minimize customer acquisition costs and maximize penetration within our licensed service area. Our distribution channels include a network of company-owned retail stores, independent agent retailers, a direct sales force for corporate accounts and online sales. We also work with AT&T Wireless' national corporate account sales force to cooperatively exchange leads and develop new business.

   . Company-Owned Retail Stores. We make extensive use of company-owned retail stores for the distribution and sale of our handsets and services. We believe that company-owned retail stores offer a considerable competitive advantage by providing a strong local presence, which is required to achieve high retail penetration in suburban and rural areas and the lowest customer acquisition cost. We have opened 119 company-owned SunCom retail stores as of December 31, 2001.

   . Agent Distribution. We have negotiated distribution agreements with national and regional mass merchandisers and consumer electronics retailers, including Circuit City, Staples, Best Buy, Metro Call and Zap.

   . Direct Sales. We focus our direct sales force on high-revenue, high-profit corporate users. As of December 31, 2001, our direct corporate sales force consisted of 72 dedicated professionals targeting wireless decision-makers within large corporations. We also benefit from AT&T Wireless' national corporate accounts sales force, which supports the marketing of our services to AT&T Wireless' large national accounts located in certain of our service areas.

   . Direct Marketing. We use direct marketing efforts such as direct mail and telemarketing to generate customer leads. Telesales allow us to maintain low selling costs and to sell additional features or customized services.

   . Website. Our web page provides current information about our markets, our product offerings and us. We have established an online store on our website, http://www.suncom.com. The web page conveys our marketing message and generates customers through online purchasing. We deliver all information that a customer requires to make a purchasing decision at our website. Customers are able to choose rate plans, features, handsets and accessories. The online store provides a secure environment for transactions, and customers purchasing through the online store encounter a transaction experience similar to that of customers purchasing service through other channels.

Marketing Strategy

   Our marketing strategy has been developed based on market research in our markets. This research indicates that the limited coverage of existing wireless systems, relatively high cost and inconsistent performance reduce the attractiveness of wireless service to existing users and potential new users. We believe that our affiliation with the AT&T brand name, combined with simplified, attractive pricing plans, will allow us to capture significant market share from existing analog cellular providers in our markets and to attract new wireless users. We are focusing our marketing efforts on three primary market segments:

   .   current wireless users;

   . individuals with the intent to purchase a wireless product within six months; and

   .   corporate accounts.

   For each segment, we are creating a specific marketing program including a service package, pricing plan and promotional strategy. We believe that targeted service offerings will increase customer loyalty and satisfaction, thereby reducing customer turnover.

   The following are key components of our marketing strategy:

   . Regional Co-Branding. We market our wireless services as SunCom, Member of the AT&T Wireless Network and use the globally recognized AT&T brand name and logo in equal emphasis with the SunCom brand name and logo. We believe that use of the AT&T brand reinforces an association with reliability and quality. We are establishing the SunCom brand as a strong local presence with an emphasis on customer care and quality. We enjoy preferred pricing on equipment, handset packaging and distribution by virtue of our affiliation with AT&T Wireless.

   . Pricing. Our pricing plans are competitive and straightforward, offering large packages of minutes, large regional calling areas and usage enhancing features. One way we differentiate ourselves from existing wireless competitors is through our pricing policies. We offer pricing plans designed to encourage customers to enter into long-term service contract plans.

       We offer our customers regional and national rate plans. Most of our rate plans allow customers to make and receive calls without paying additional roaming or long distance charges. By virtue of our roaming arrangements with AT&T Wireless, its affiliates and other third-party roaming partners, we offer competitive regional and national rate plans.

   . Customer Care. We are committed to building strong customer relationships by providing our customers with service that exceeds expectations. We currently operate state-of-the-art customer care facilities in Richmond, Virginia and Charleston, South Carolina, which house our customer service and collections personnel. We supplement these facilities with customer care services provided by Convergys Corporation in Clarksville, Tennessee. Through the support of approximately 435 customer care representatives and a sophisticated customer care information system, we have been able to implement one ring customer care service using live operators and state-of-the-art call routing. Historically, approximately 90% of incoming calls to our customer care centers are answered on the first ring by one of our professional care representatives.

   . Advertising. We believe our most successful marketing strategy is to establish a strong local presence in each of our markets. We are directing our media and promotional efforts at the community level with advertisements in local publications and sponsorship of local and regional events. We combine our local efforts with mass marketing strategies and tactics to build the SunCom and AT&T brands locally. Our media effort includes television, radio, newspaper, magazine, outdoor and Internet advertisements to promote our brand name. In addition, we use newspaper and radio advertising and our web page to promote specific product offerings and direct marketing programs for targeted audiences.

Services and Features

   We provide affordable, reliable, high-quality mobile telecommunications service. Our advanced digital personal communications services network allows us to offer customers the most advanced wireless features that are designed to provide greater call management and increase usage for both incoming and outgoing calls.

   . Feature-Rich Handsets. As part of our service offering, we sell our customers the most advanced, easy-to-use, interactive, menu-driven handsets that can be activated over the air. These handsets have many advanced features, including word prompts and easy-to-use menus, one-touch dialing, multiple ring settings, call logs and hands-free adaptability. These handsets also allow us to offer the most advanced digital services, such as voice mail, call waiting, call forwarding, three-way conference calling, two-way messaging and paging.

   . Multi-Mode Handsets. We exclusively offer multi-mode handsets, which are compatible with personal communication services, digital cellular and analog cellular frequencies and service modes. These multi-mode handsets allow us to offer customers coast-to-coast nationwide roaming across a variety of wireless networks. These handsets incorporate a roaming database, which can be updated over the air that controls roaming preferences from both a quality and cost perspective.

Network Build-Out

   The principal objective for the build-out of our network is to maximize service levels within targeted demographic segments and geographic areas. As of December 31, 2001, we have successfully launched service in 37 markets, including 2,039 cell sites and seven switches.

   The build-out of our network involves the following:

   . Property Acquisition, Construction and Installation. Two experienced vendors, Crown Castle International Corp. and American Tower, identify and obtain the property rights we require to build out our network, which includes securing all zoning, permitting and government approvals and licenses. As of December 31, 2001, we had signed leases or options for 2,094 sites, 14 of which were awaiting required zoning approvals. Crown Castle and American Tower also act as our construction management contractors and employ local construction firms to build the cell sites.

   . Interconnection. Our digital wireless network connects to local exchange carriers. We have negotiated and received state approval of interconnection agreements with telephone companies operating or providing service in the areas where we are currently operating our digital personal communications services network. We use AT&T as our interexchange or long-distance carrier.

Network Operations

   We enter into agreements for switched interconnection/backhaul, long distance, roaming, network monitoring and information technology services in order to effectively maintain, operate and expand our network.

   Switched Interconnection/Backhaul. Our network is connected to the public switched telephone network to facilitate the origination and termination of traffic on our network.

   Long Distance. We have executed a wholesale long distance agreement with AT&T that provides preferred rates for long distance services.

   Roaming. Through our arrangements with AT&T Wireless and via the use of multi-mode handsets, our customers have roaming capabilities on AT&T Wireless' network. Further, we have established roaming agreements with third-party carriers at preferred pricing, including in-region roaming agreements covering all of our launched service areas.

   Network Monitoring Systems. Our network monitoring service provides around-the-clock surveillance of our entire network. The network operations center is equipped with sophisticated systems that constantly monitor the status of all switches and cell sites, identify failures and dispatch technicians to resolve issues. Operations support systems are utilized to constantly monitor system quality and identify devices that fail to meet performance criteria. These same platforms generate statistics on system performance such as dropped calls, blocked calls and handoff failures. Our operations support center located in Richmond, Virginia performs maintenance on common network elements such as voice mail, home location registers and short message centers.

Network Digital Technology

   Our network utilizes time division multiple access, or "TDMA," digital technology on the IS-136 platform. This technology allows for the use of advanced multi-mode handsets, which permit roaming across personal communications services and cellular frequencies, including both analog and digital cellular. This technology also allows for enhanced services and features, such as short-messaging, extended battery life, added call security and improved voice quality, and its hierarchical cell structure enables us to enhance network coverage with lower incremental investment through the deployment of micro, as opposed to full-size, cell sites. TDMA digital technology is currently used by two of the largest wireless communications companies in the United States, AT&T Wireless and Cingular Wireless. TDMA equipment is available from leading telecommunications vendors such as Lucent, Ericsson and Northern Telecom, Inc.

   In order to provide advanced wireless data services, commonly referred to as "3G data," AT&T Wireless has chosen to deploy GSM digital technology, as an overlay to their TDMA network. We are also deploying GSM technology in a select number of our existing cell sites to eventually provide advanced 3G data services to our subscribers. GSM digital technology will also position us to earn roaming revenue from other wireless carriers who are selling GSM handsets.

Relationship with Lafayette Communications Company L.L.C.

   We hold a 39% interest in Lafayette, an entrepreneur under FCC guidelines. During 2001, Lafayette acquired 18 licenses covering a population of approximately 6.3 million people in areas of Georgia, South Carolina, Tennessee and Virginia. Lafayette has an application pending for an additional 13 licenses in areas of North Carolina and Virginia, but this application is subject to pending litigation involving the parties that formerly held these licenses, NextWave Personal Communications, Inc. and Urban Comm-North Carolina, Inc. There can be no assurance that this litigation will be resolved so as to allow these licenses to be acquired by Lafayette. The Supreme Court recently agreed to review the issues involved in this litigation, which will delay a resolution until at least 2003, unless an earlier settlement is reached. FCC license build-out requirements have been satisfied for 17 of the 18 licenses which Lafayette currently holds.

   As of December 31, 2001, we have funded approximately $117.4 million of senior loans to Lafayette to finance the acquisition of licenses and expect to fund additional loans for future acquisitions. The carrying value of these loans has been adjusted for any losses in excess of our initial investment. In connection with the loans, Lafayette has and will guarantee our obligations under our credit facility up to the amount lent to Lafayette, and such senior loans are and will be pledged to the lenders under our credit facility.

   For a description of our accounting treatment of Lafayette, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Relationship with Lafayette Communications Company L.L.C.".

Regulation

   The FCC regulates aspects of the licensing, construction, operation, acquisition and sale of personal communications services and cellular systems in the United States pursuant to the Communications Act, as amended from time to time, and the associated rules, regulations and policies it promulgates. Many FCC requirements impose restrictions on our business and could increase our costs. The FCC does not currently regulate commercial mobile radio service rates.

   Personal communications services and cellular systems are subject to certain FAA regulations governing the location, lighting and construction of transmitter towers and antennas and may be subject to regulation under Federal environmental laws and the FCC's environmental regulations. State or local zoning and land use regulations also apply to our activities.

   We use common carrier point-to-point microwave facilities to connect the transmitter, receiver, and signaling equipment for each personal communications services or cellular cell or cell site, and to link them to the main switching office. The FCC licenses these facilities separately and they are subject to regulation as to technical parameters and service.

   Licensing of Cellular and Personal Communications Services Systems. A broadband personal communications services system operates under a protected geographic service area license granted by the FCC for a particular market on one of six frequency blocks allocated for broadband personal communications services. Broadband personal communications services systems generally are used for two-way voice applications. Narrowband personal communications services, in contrast, are used for non-voice applications such as paging and data service and are separately licensed. The FCC has segmented the United States into personal communications services markets, resulting in 51 large regions called major trading areas, which are comprised of 493 smaller regions called basic trading areas. The FCC initially awarded two broadband personal communications services licenses for each major trading area and four licenses for each basic trading area. The two major trading area licenses authorize the use of 30 MHz of spectrum. One of the basic trading area licenses is for 30 MHz of spectrum, and the other three are for 10 MHz each. The FCC permits licensees to split their licenses and assign a portion, on either a geographic or frequency basis or both, to a third party. In this fashion, AT&T Wireless assigned us 20 MHz of its 30 MHz licenses covering our licensed areas. Two cellular licenses, 25 MHz each, are also available in each market. Cellular markets are defined as either metropolitan or rural service areas and do not correspond to the broadband personal communications services markets. Specialized mobile radio service licenses can also be used for two-way voice applications. In total, eight or more licenses suitable for two-way voice applications are available in a given geographic area.

   Generally, the FCC awards initial personal communications services by auction. The FCC has held a series of auctions since its first personal communications services auctions in 1994. Although the initial round of personal communications services auctions concluded in 1998, there have been several additional auctions of returned spectrum and spectrum recaptured by the FCC following defaults on payment obligations. Many of the licenses auctioned, including some won by Lafayette, are subject to the pending litigation described under "-- Relationship with Lafayette Communications Company L.L.C.".

   All personal communications services licenses have a 10-year term, at the end of which they must be renewed. The FCC will award a renewal expectancy to a personal communications services licensee that has:

   .   provided substantial service during its past license term; and

   . has substantially complied with applicable FCC rules and policies and the Communications Act.

   Cellular radio licenses also generally expire after a 10-year term and are renewable for periods of 10 years upon application to the FCC. Licenses may be revoked for cause and license renewal applications denied if the FCC determines that a renewal would not serve the public interest. FCC rules provide that competing renewal applications for cellular licenses will be considered in comparative hearings and establish the qualifications for competing applications and the standards to be applied in hearings. Under current policies, the FCC will grant incumbent cellular licensees the same renewal expectancy granted to personal communications services licensees.

   Build-Out and Microwave Relocation Obligations. All personal communications services licensees must satisfy certain coverage requirements. In our case, we must construct facilities sufficient to offer radio signal coverage to one-third of the population of our service area within five years of the original license grants to AT&T Wireless and to two-thirds of the population within ten years. Licensees that fail to meet the coverage requirements may be subject to forfeiture of their license. We have met the five-year construction deadline for all of our personal communications services licenses; our ten-year construction deadline is in 2005. Our cellular license, which covers the Myrtle Beach area, is not subject to these coverage requirements.

   When it was licensed, personal communications services spectrum was encumbered by existing licensees that operate certain fixed microwave systems. To secure a sufficient amount of unencumbered spectrum to operate our personal communications services systems efficiently and with adequate population coverage, we have relocated two of these incumbent licensees. In an effort to balance the competing interests of existing microwave users and newly authorized personal communications services licensees, the FCC adopted:

   . a transition plan to relocate such microwave operators to other spectrum blocks; and

   . a cost sharing plan so that if the relocation of an incumbent benefits more than one personal communications services licensee, those licensees will share the cost of the relocation.

   The transition and cost sharing plans expire on April 4, 2005, at which time remaining microwave incumbents in the personal communications services spectrum will be responsible for the costs of relocating to alternate spectrum locations. Our cellular license is not encumbered by existing microwave licenses.

   Spectrum Caps and Secondary Markets. Under the FCC's current rules specifying spectrum aggregation limits affecting broadband personal communications services, specialized mobile radio services and cellular licensees, no entity may hold attributable interests, generally 20% or more of the equity of, or an officer or director position with, the licensee, in licenses for more than 55 MHz of personal communications services, cellular and certain specialized mobile radio services where there is significant overlap in any geographical area. Passive investors may hold up to a 40% interest. Significant overlap will occur when at least 10% of the population of the personal communications services licensed service area is within the cellular and/or specialized mobile radio service area(s).

   In November 2001, the FCC voted to sunset the spectrum cap rule by eliminating it effective January 1, 2003. Following the sunset of the spectrum cap, the FCC will evaluate commercial wireless transactions on a case-by-case basis to determine whether they will result in too much concentration in wireless markets. It is widely believed that the FCC's action may spur consolidation in the commercial wireless industry; however, it is unclear at this point what guidelines or procedures the FCC will use to evaluate commercial wireless transactions on a case-by-case basis or how such guidelines will affect the speed with which transactions are processed at the FCC.

   In November 2000, the FCC adopted a Policy Statement and Notice of Proposed Rulemaking regarding secondary markets in radio spectrum. In the Notice of Proposed Rulemaking, the FCC tentatively concludes that spectrum licensees should be permitted to enter leasing agreements with third parties to promote greater use of unused spectrum.

   New Spectrum Opportunities and Third Generation Wireless Services. The FCC has adopted licensing rules governing the upper 700 MHz spectrum originally scheduled for auction in March 2001. Thirty (30) MHz of spectrum will be auctioned. The FCC postponed the upper 700 MHz auction until June 19, 2002. President Bush's budget includes a proposal to further delay the auction until 2004. Because of the flexible use policy adopted by the FCC for this spectrum, wireless providers may provide Third Generation services over the 700 MHz band.

   The FCC recently adopted service rules for the licensing of 48 MHz of spectrum in the lower 700 MHz band to fixed and mobile services. The FCC determined that all operations on the lower 700 MHz band will be regulated under a flexible technical, licensing, and operational framework. The auction of the lower 700 MHz spectrum is currently scheduled to begin on June 19, 2002. President Bush's budget includes a proposal to delay the auction until 2006.

   In January 2001, the FCC issued a Notice of Proposed Rulemaking requesting comment on the use of certain spectrum bands for Third Generation services. The FCC also sought comment on whether Third Generation services could be provided over the frequency bands currently allocated to cellular, personal communications services and specialized mobile radio services. A Further Notice of Proposed Rulemaking was released on August 20, 2001, seeking comment on whether additional bands might be suitable for 3G data services. In October 2001, the National Telecommunications and Information Administration, or the "NTIA," and the FCC announced a plan for the assessment of spectrum available for Third Generation services. Specifically, the plan examines the potential Third Generation use of the 1710-1770 and the 2110-2170 MHz bands. It is unclear at this point what impact, if any, this proceeding will have on our current operations.

   In January 2002, the FCC released a Report and Order reallocating 27 MHz of spectrum that was previously reserved primarily for federal government uses to a variety of non-federal government uses, including private and commercial fixed and mobile operations. These reallocations could provide opportunities for advanced wireless services. Licenses for operation on three of the spectrum bands comprising the 27 MHz--the 216-220 MHz, 1432-1435 MHz and 1670-1675 MHz bands--must be auctioned by September 30, 2002. In February 2002, the FCC released a Notice of Proposed Rulemaking proposing a flexible licensing, technical and operating framework, as well as competitive bidding and interference standards for the 27 MHz. Generally, the bands identified are encumbered by existing governmental or commercial users and there are substantial unresolved transitional issues related to the relocation of these incumbents. We cannot predict when or whether the FCC will conduct any spectrum auctions or if it will release additional spectrum that might be useful to the wireless industry in the future.

   On August 9, 2001, the FCC adopted a Notice of Proposed Rulemaking seeking comment on proposals by New ICO Global Communications (Holdings) Ltd. and Motient Services, Inc. to bring flexibility to the delivery of communications by mobile satellite service providers through the incorporation of a wireless ancillary terrestrial component into their mobile satellite networks. This proceeding is still pending. It is not possible at this time to predict the success of this initiative.

   Transfers and Assignments of Cellular and Personal Communications Services Licenses. The Communications Act and FCC rules require the FCC's prior approval of the assignment or transfer of control of a license for a personal communications services or cellular system. In addition, the FCC has established transfer disclosure requirements that require any licensee that assigns or transfers control of a personal communications services license within the first three years of the license term to file associated sale contracts, option agreements, management agreements or other documents disclosing the total consideration that the licensee would receive in return for the transfer or assignment of its license. Non-controlling interests in an entity that holds a FCC license generally may be bought or sold without FCC approval, subject to the FCC's spectrum aggregation limits. However, we may require approval of the Federal Trade Commission and the Department of Justice, as well as state or local regulatory authorities having competent jurisdiction, if we sell or acquire personal communications services or cellular interests over a certain size.

   Foreign Ownership. Under existing law, no more than 20% of an FCC licensee's capital stock may be owned, directly or indirectly, or voted by non-U.S. citizens or their representatives, by a foreign government or its representatives or by a foreign corporation. If an FCC licensee is controlled by another entity, as is the case with our ownership structure, up to 25% of that entity's capital stock may be owned or voted by non-US citizens or their representatives, by a foreign government or its representatives or by a foreign corporation. Foreign ownership above the 25% level may be allowed should the FCC find such higher levels not inconsistent with the public interest. The FCC has ruled that higher levels of foreign ownership, even up to 100%, are presumptively consistent with the public interest with respect to investors from certain nations. If our foreign ownership were to exceed the permitted level, the FCC could revoke our FCC licenses, although we could seek a declaratory ruling from the FCC allowing the foreign ownership or take other actions to reduce our foreign ownership percentage to avoid the loss of our licenses. We have no knowledge of any present foreign ownership in violation of these restrictions.

   Enhanced 911 Services. Under the Wireless Communications and Public Safety Act of 1999, commercial mobile radio service providers are required to transmit 911 calls and relay a caller's automatic number identification and cell site to designated public safety answering points. This ability to relay a telephone number and originating cell site is known as Phase I emergency 911 deployment. FCC regulations also require wireless carriers to begin to identify within certain parameters the location of emergency 911 callers by adoption of either network-based or handset-based technologies. This more exact location reporting is known as Phase II, and the FCC has adopted specific rules governing the accuracy of location information and deployment of the location capability.

   While we initially selected a handset-based technology, due to the unavailability of equipment that can operate using our existing network, we now intend to implement a network-based technology as our implementing technology and, like virtually all carriers, have filed for a waiver of the FCC's timetable and initial location accuracy requirements. On October 12, 2001, the FCC granted several waivers of its 911 accuracy rules and deployment timetables for national carriers. It simultaneously announced that all other carriers were required to file or submit revised waivers to the FCC by November 30, 2001.

   While we had previously filed a waiver and notified the FCC that we are in negotiations with two network-based vendors for Phase II TDMA network solutions, we also filed a revised 911 Phase II deployment request for waiver with the FCC on November 30, 2001. The FCC has announced that it will not enforce its Phase II rules against carriers, such as Triton, that have waivers pending with the FCC.

   On December 14, 2000, the FCC released a decision establishing June 20, 2002, as the deadline by which digital wireless service providers must be capable of transmitting 911 calls made by users with speech or hearing disabilities using text telephone devices. Our ability to comply is contingent upon our switch vendor developing the software required for us to meet the FCC requirement. All indications are that we will meet this deadline.

   Radiofrequency Emissions. On January 10, 2001, the United States Supreme Court denied a petition for review of the FCC guidelines for health and safety standards of radiofrequency radiation. The guidelines, which were adopted by the FCC in 1996, limit the permissible human exposure to radiofrequency radiation from transmitters and other facilities. On December 11, 2001, the FCC's Office of Engineering and Technology, "OET", dismissed a Petition for Inquiry filed by EMR Network to initiate a proceeding to revise the FCC's radiofrequency guidelines. On January 10, 2002, EMR petitioned the FCC to overturn OET's decision and open an inquiry. The Institute of Electrical and Electronics Engineers currently is preparing a new radiofrequency standard, but it has not yet been made public.

   Media reports have suggested that, and studies are currently being undertaken to determine whether, certain radiofrequency emissions from wireless handsets may be linked to various health concerns, including cancer, and may interfere with various electronic medical devices, including hearing aids and pacemakers. Concerns over radiofrequency emissions may have the effect of discouraging the use of wireless handsets, which would decrease demand for our services. However, reports and fact sheets from the National Cancer Institute released in January 2002 and the American Health Foundation released in December 2000, and from the Danish Cancer Society, released in February 2001, found no evidence that wireless phones cause cancer, although one of the reports indicated that further study might be appropriate as to one rare form of cancer. The National Cancer Institute, nonetheless, cautioned that the studies have limitations, given the relatively short amount of time wireless phones have been widely available. In January 2002, the Bioelectromagnetics Journal published a study that concluded that under extended exposure conditions, certain radiofrequency emissions are capable of inducing chromosomal damage in human lymphocytes. In addition, the Federal Trade Commission, or "FTC", issued a consumer alert in February 2002 for wireless phone users who want to limit their exposure to radiofrequency emissions from their wireless phones. The alert advised, among other things, that wireless phone users should limit use of their wireless phones to short conversations and avoid wireless phone use in areas where the signal is poor. Additional studies of radiofrequency emissions are ongoing, including a federal government funded research program in North Carolina. The ultimate findings of these studies will not be known until they are completed and made public. Class-action lawsuits are also pending to force wireless carriers to supply headsets with phones and to compensate consumers who have purchased radiation-reducing devices. One such lawsuit is pending in Georgia, although we are not a party. We cannot predict the effects of these or other health effects lawsuits on our business. It is unclear what impact these lawsuits may have on our operations in Georgia or elsewhere.

   Interconnection. Under amendments to the Communications Act enacted in 1996, all telecommunications carriers, including personal communications services licensees, have a duty to interconnect with other carriers and local exchange carriers have additional specific obligations to interconnect. The amendments and the FCC's implementing rules modified the previous regime for interconnection between local exchange carriers and commercial mobile radio service providers, such as Triton, and adopted a series of requirements that have benefited the commercial mobile radio service industry. These requirements included compensation to carriers for terminating traffic originated by other carriers; a ban on any charges to other carriers by originating carriers; and specific rules governing the prices that can be charged for terminating compensation. Under the rules, prices for termination of traffic and certain other functions provided by local exchange carriers are set using a methodology known as "total element long run incremental cost", or "TELRIC". TELRIC is a forward-looking cost model that sets prices based on what the cost would be to provide network elements or facilities over the most efficient technology and network configuration. As a result of these FCC rules, the charges that cellular and personal communications services operators pay to interconnect their traffic to the public switched telephone network have declined significantly from pre-1996 levels.

   With the exception of the rules governing prices, the FCC interconnection rules material to our operations have become final and unappealable. In July 2000, the United States Court of Appeals for the Eighth Circuit vacated the FCC's use of TELRIC, although it did not foreclose the use of another forward-looking pricing methodology. The Eighth Circuit stayed the effect of this decision pending review by the Supreme Court, which agreed to hear the FCC's appeal in January 2001 and heard oral argument in this case on October 10, 2001. If the FCC's rules are not reinstated it is possible that our costs for interconnection with the public switched telecommunications network could increase. In addition, Congress may consider legislation and the FCC has initiated a proceeding that could greatly modify the current regime of payments for interconnection. If legislation were enacted in the form under consideration in the previous session of Congress, it could reduce our costs for interconnection.

   The Communications Act permits carriers to appeal public utility commission decisions to United States District Courts. Several state commissions have challenged this provision based on the Eleventh Amendment, which gives states immunity from suits in Federal court. In March and June 2001, the United States Supreme Court agreed to hear two disputes that address whether Federal courts have jurisdiction to review state public utility commission decisions that arise when they arbitrate interconnection disputes between local exchange carriers and competitive carriers. Oral argument in both cases was held on December 5, 2001. On December 12, 2001, the Supreme Court requested additional briefing in one of the cases, which could delay the Court's decision. Should the Supreme Court determine that states are immune from such suits in Federal court, carriers would be limited in their challenges to state arbitration decisions at the Federal court level. In addition, on January 10, 2002, the United States Court of Appeals for the Eleventh Circuit ruled that state commissions lack authority under the Communications Act to act in proceedings to enforce the terms of interconnection agreements. A petition for rehearing of this case has been filed. It is unclear whether telecommunications carriers would have any avenues through which to enforce their agreements under this decision, which applies in a region that includes Georgia, a state within our operating territory.

   Universal Service Funds. Under the FCC's rules, wireless providers are potentially eligible to receive universal service subsidies; however, they are also required to contribute to both federal and state universal service funds. The rules adopted by the FCC in its Universal Service orders require telecommunications carriers generally (subject to limited exemptions) to contribute to funding existing universal service programs for high cost carriers and low income customers and to new universal service programs to support services to schools, libraries and rural health care providers. On January 25, 2002 and February 26, 2002, respectively, the FCC initiated two universal service proceedings relevant to all telecommunications providers, including us. One deals with how universal service fees are assessed; the other with what services universal service funds can be used to support. Regardless of our ability to receive universal service funding for the supported services we provide, we are required to fund these federal programs and also may be required to contribute to state universal service programs.

   Electronic Surveillance. The FCC has adopted rules requiring providers of wireless services that are interconnected to the public switched telephone network to provide functions to facilitate electronic surveillance by law enforcement officials. The Communications Assistance for Law Enforcement Act requires telecommunications carriers to modify their equipment, facilities, and services to ensure that they are able to comply with authorized electronic surveillance. These modifications were required to be completed by June 30, 2000, unless carriers were granted temporary waivers, which Triton and many other wireless providers requested. The FCC recently gave us until June 30, 2002 to comply with all of the federal government's assistance capability requirements. Additional wireless carrier obligations to assist law enforcement agencies were adopted in response to the September 11 terrorist attacks as part of the USA Patriot Act.

   Telephone Numbers. Like other telecommunications carriers, Triton must have access to telephone numbers to serve its customers and to meet demand for new service. In a series of proceedings over the past six years, the FCC has adopted rules that could affect Triton's access to and use of telephone numbers. The most significant FCC rules are intended to promote the efficient use of telephone numbers by all telecommunications carriers. In orders adopted in March and December 2000 and in December 2001, the FCC adopted the following rules:

   . Carriers must meet specified number usage thresholds before they can obtain additional telephone numbers. The threshold for 2002 requires carriers to show that they were using 65% of all numbers assigned to them in a particular rate center. This threshold will increase by 5% a year until it reaches 75% in 2004. The FCC has adopted a "safety valve" mechanism that could permit carriers to obtain telephone numbers under certain circumstances even if they do not meet the usage thresholds.

   . Carriers must share blocks of telephone numbers, a requirement known as "number pooling." Under number pooling, numbers previously assigned in blocks of 10,000 will be assigned in blocks of 1,000, which significantly increases the efficiency of number assignment. This requirement applies to all carriers, but wireless providers have until November 24, 2002 to comply. The FCC's December 2001 order denied a request to defer this deadline. In connection with the number pooling requirement, the FCC also adopted rules intended to increase the availability of blocks of 1,000 numbers, including a requirement that numbers be assigned sequentially within existing blocks of 10,000 numbers.

   . Carriers must provide detailed reports on their number usage, and the reports will be subject to third-party audits. Carriers that do not comply with reporting requirements are ineligible to receive numbering resources.

   . States may implement technology-specific and service-specific area code "overlays" to relieve the exhaustion of existing area codes, but only with specific FCC permission.

   The FCC also has shown a willingness to delegate to the states a larger role in number conservation. Examples of state conservation methods include number pooling and number rationing. Since mid-1999, the FCC has granted interim number conservation authority to several state commissions, including North Carolina and South Carolina, states within our operating region.

   The FCC's number conservation rules could benefit or harm Triton and other telecommunications carriers. If the rules achieve the goal of reducing demand for telephone numbers, then the costs associated with potential changes to the telephone numbering system will be delayed or avoided. The rules may, however, affect individual carriers by making it more difficult for them to obtain and use telephone numbers. In particular, number pooling imposes significant costs on carriers to modify their systems and operations. In addition, technology-specific and service-specific area code overlays could result in segregation of wireless providers, including Triton, into separate area codes, which could have negative effects on customer perception of wireless service.

   Wireless providers also are subject to a requirement that they implement telephone number portability, which enables customers to maintain their telephone numbers when they change carriers. Number portability already is available to most landline customers and the FCC has set a deadline of November 24, 2002, for wireless providers to implement portability for their customers in certain markets. Verizon Wireless has filed a petition seeking elimination of the number portability requirement for wireless services. This petition remains pending at the FCC.

   Environmental Processing. Antenna structures used by Triton and other wireless providers are subject to the FCC's rules implementing the National Environmental Policy Act and the National Historic Preservation Act. Under these rules, any structure that may significantly affect the human environment or that may affect historic properties may not be constructed until the wireless provider has filed an environmental assessment and obtained approval from the FCC. Processing of environmental assessments can delay construction of antenna facilities, particularly if the FCC determines that additional information is required or if there is community opposition. In addition, in 2000 and 2001 several environmental groups unsuccessfully requested changes in the FCC's environmental processing rules, challenged specific environmental assessments as inadequate to meet statutory requirements and sought to have the FCC conduct a comprehensive assessment of the environmental effects of antenna tower construction. It is possible that environmental groups and others will renew these efforts in the future.

   Rate Integration. The FCC has determined that the interstate, interexchange offerings (commonly referred to as "long distance") of wireless carriers are subject to the interstate, interexchange rate averaging and integration provisions of the Communications Act. Rate averaging and integration requires carriers to average interstate long distance commercial mobile radio service rates between high cost and urban areas, and to offer comparable rates to all customers, including those living in Alaska, Hawaii, Puerto Rico, and the Virgin Islands. The U.S. Court of Appeals for the District of Columbia Circuit, however, rejected the FCC's application of these requirements to wireless carriers, remanding the issue to the FCC to further consider whether wireless carriers should be required to average and integrate their long distance rates across all U.S. territories. This proceeding remains pending, but the Commission has stated that the rate averaging and integration rules will not be applied to wireless carriers during the pendency of the proceeding.

   Privacy. The FCC has adopted rules limiting the use of customer proprietary network information by telecommunications carriers, including Triton, in marketing a broad range of telecommunications and other services to their customers and the customers of affiliated companies. The rules give wireless carriers discretion to use customer proprietary network information, without customer approval, to market all information services used in the provision of wireless services. The FCC also allowed all telephone companies to use customer proprietary network information to solicit lost customers. While all carriers must notify customers of their individual rights regarding the use of customer proprietary network information for purposes not explicitly permitted by the law or the FCC's rules, the specific details of gathering and storing this approval are now left to the carriers. The FCC is seeking, through a new proceeding, additional information regarding consumer privacy interests and whether FCC rules should require affirmative opt-in or opt-out approvals by customers for customer proprietary network information use.

   Billing. The FCC adopted detailed billing rules for landline telecommunications service providers and extended some of those rules to wireless carriers. Wireless carriers must comply with two fundamental rules:
(i) clearly identify the name of the service provider for each charge; and (ii) display a toll-free inquiry number for customers on all "paper copy" bills.

   Access for Individuals with Disabilities. The FCC has adopted an order that determines the obligations of telecommunications carriers to make their services accessible to individuals with disabilities. The order requires telecommunications services providers, including Triton, to offer equipment and services that are accessible to and useable by persons with disabilities, if that equipment can be made available without much difficulty or expense. The rules require us to develop a process to evaluate the accessibility, usability and compatibility of covered services and equipment. While we expect our vendors to develop equipment compatible with the rules, we cannot assure you that we will not be required to make material changes to our network, product line, or services.

State Regulation and Local Approvals

   The Communications Act preempts state and local regulation of the entry of, or the rates charged by, any provider of private mobile radio service or of commercial mobile radio service, which includes personal communications services and cellular service. The Communications Act permits states to regulate the "other terms and conditions" of commercial mobile radio service. The FCC has not fully defined what is meant by the "other terms and conditions" of commercial mobile radio service, but has upheld the legality of state universal service requirements on commercial mobile radio service carriers. The FCC also has held that private lawsuits based on state law claims concerning how wireless rates are promoted or disclosed may not be preempted by the Communications Act.

   State and local governments are permitted to manage public rights of way and can require fair and reasonable compensation from telecommunications providers, including personal communications services providers, so long as the compensation required is publicly disclosed by the government. The siting of cells/base stations also remains subject to state and local jurisdiction, although proceedings are pending at the FCC relating to the scope of that authority. States also may impose competitively neutral requirements that are necessary for universal service or to defray the costs of state emergency 911 services programs, to protect the public safety and welfare, to ensure continued service quality and to safeguard the rights of consumers.

   There are several state and local legislative initiatives that are underway to ban the use of wireless phones in motor vehicles. New York enacted a statewide ban on driving while holding a wireless phone, and similar legislation is pending in other states, including Virginia, North Carolina, Georgia, Tennessee, South Carolina and Kentucky. Officials in a handful of communities have enacted ordinances banning or restricting the use of cell phones by drivers. Should this become a nationwide initiative, commercial mobile radio service providers could experience a decline in the number of minutes of use by subscribers. In general, states continue to consider restrictions on wireless phone use while driving, and some states are also beginning to collect data on whether wireless phone use contributes to traffic accidents. On the federal level, the National Transportation Safety Board is considering whether it should recommend limiting the use of mobile phones in vehicles.

   The foregoing does not purport to describe all present and proposed federal, state and local regulations and legislation relating to the wireless telecommunications industry. Other existing federal regulations, copyright licensing and, in many jurisdictions, state and local franchise requirements are the subject of a variety of judicial proceedings, legislative hearings and administrative and legislative proposals that could change, in varying degrees, the manner in which wireless providers operate. Neither the outcome of these proceedings nor their impact upon our operations or the wireless industry can be predicted at this time.

Competition

   We compete directly with two cellular providers and several other personal communications services providers in each of our markets except Myrtle Beach, where we are one of two cellular providers, and against enhanced specialized mobile radio providers in most of our markets. Some of these competitors have greater financial, technical resources and spectrum than we do. Our ability to compete successfully will depend, in part, on our ability to anticipate and respond to various competitive factors affecting the industry, including new services that may be introduced, changes in consumer preferences, demographic trends, economic conditions and competitors' discount pricing strategies, all of which could adversely affect our operating margins. We plan to use our digital feature offerings, coast-to-coast digital wireless network through our AT&T Wireless affiliation, contiguous presence providing an expanded home-rate billing area and local presence in secondary markets to combat potential competition. Our extensive digital network provides us a cost-effective means to react effectively to any price competition.

   We expect competition to intensify as a result of the consolidation of the industry and the development of new technologies, products and services. The wireless communications industry has been experiencing significant consolidation, and we expect this trend will continue. This consolidation trend may create additional large, well-capitalized competitors with substantial financial, technical, marketing and other resources. In addition, we expect that in the future, providers of wireless communications services will compete more directly with providers of traditional landline telephone services, energy companies, utility companies and cable operators that expand their services to offer communications services.

   New wireless spectrum allocations may create additional competition either from new market entrants or from existing competitors. The FCC has scheduled an auction of 700 MHz spectrum, which is exempt from spectrum cap limitations, for June 19, 2002. On August 9, 2001, the FCC adopted a Notice of Proposed Rulemaking seeking comment on proposals by New ICO Global Communications (Holdings) Ltd. and Motient Services, Inc. to bring flexibility to the delivery of communications by mobile satellite service providers through the incorporation of a wireless ancillary terrestrial component into their mobile satellite networks. This proceeding is still pending. It is not possible at this time to predict the success of this initiative.

   Wireless providers increasingly are competing in the provision of both voice and non-voice services. Non-voice services, including data transmission, text messaging, e-mail and Internet access are becoming available from a wide range of providers, including cellular and personal communications services providers, enhanced specialized mobile radio carriers such as Nextel, two-way paging companies and new market entrants such as Palm Computing. In many cases, non-voice services are offered in conjunction with or as adjuncts to voice services. Depending on consumer demand, we may be required to expend significant resources to respond to competitive offerings of these services.

   The FCC requires all cellular and personal communications services licensees to provide service to resellers. A reseller provides wireless service to customers but does not hold an FCC license or own facilities. Instead, the reseller buys blocks of wireless telephone numbers and capacity from a licensed carrier and resells service through its own distribution network to the public. Thus, a reseller is both a customer of a wireless licensee's services and a competitor of that licensee. Several small resellers currently compete with us in our licensed area. With respect to cellular and personal communications services licenses, the resale obligations terminate five years after the last group of initial licenses of currently allotted personal communications services spectrum were awarded. Accordingly, our resale obligations end on November 24, 2002, although licensees will continue to be subject to the provisions of the Communications Act requiring non-discrimination among customers. We have also agreed to permit AT&T Wireless to resell our services.

Intellectual Property

   The AT&T globe design logo is a service mark owned by AT&T and registered with the United States Patent and Trademark Office. Under the terms of our license agreement with AT&T, we use the AT&T globe design logo and certain other service marks of AT&T royalty-free in connection with marketing, offering and providing wireless mobility telecommunications services using time division multiple access digital technology and frequencies licensed by the FCC to end-users and resellers within our licensed area. The license agreement also grants us the right to use the licensed marks on certain permitted mobile phones.

   AT&T has agreed not to grant to any other person a right or license to provide or resell, or act as agent for any person offering, those licensed services under the licensed marks in our licensed area except:

   . to any person who resells, or acts as our agent for, licensed services provided by us, or

   . any person who provides or resells wireless communications services to or from specific locations such as buildings or office complexes, even if the applicable subscriber equipment being used is capable of routine movement within a limited area and even if such subscriber equipment may be capable of obtaining other telecommunications services beyond that limited area and handing-off between the service to the specific location and those other telecommunications services.

   In all other instances, AT&T reserves for itself and its affiliates the right to use the licensed marks in providing its services whether within or outside of our licensed area.

   The license agreement contains numerous restrictions with respect to the use and modification of any of the licensed marks.

   We have entered into an agreement with TeleCorp PCS to adopt and use a common regional brand name, SunCom. Under this agreement, we have formed Affiliate License Company with TeleCorp PCS for the purpose of sharing ownership of and maintaining the SunCom brand name. Each company shares in the ownership of the SunCom brand name and the responsibility of securing protection for the SunCom brand name in the United States Patent and Trademark Office, enforcing our rights in the SunCom brand name against third parties and defending against potential claims against the SunCom brand name. The agreements provide parameters for each company's use of the SunCom brand name, including certain quality control measures and provisions in the event that either of these company's licensing arrangements with AT&T is terminated. On October 7, 2001, AT&T Wireless agreed to acquire TeleCorp PCS and subsequently announced its expectation to discontinue use of the SunCom brand. On February 15, 2002, AT&T Wireless completed the acquisition of TeleCorp PCS. We currently plan to continue using the SunCom brand.

   The SunCom service mark was registered by the United States Patent and Trademark Office on July 18, 2000 (Registration No. 2367621). Various other applications for registration of service marks using the SunCom name have been filed in the United States Patent and Trademark Office and are currently pending. Affiliate License Company owns the SunCom brand name, as well as the applications for the other related service marks.

Employees

   As of December 31, 2001, we had 1,896 employees. We believe our relations with our employees are good.

Properties

   Triton maintains its executive offices in Berwyn, Pennsylvania. We also maintain two regional offices in Richmond, Virginia and Charleston, South Carolina. We lease these facilities.

Legal Proceedings

   We are not a party to any lawsuit or proceeding which, in management's opinion, is likely to have a material adverse effect on our business or operations.

                                  MANAGEMENT

   All of the outstanding capital stock of Triton PCS is owned by Holdings. The executive officers of Holdings are the executive officers of Triton PCS and hold the same offices. The sole director of Triton PCS is Michael E. Kalogris. As of December 31, 2001, executive officers of Holdings and Triton PCS and directors of Holdings were as follows:

       Name         Age                               Position
       ----         ---                               --------
Michael E. Kalogris 52  Chairman of the Board of Directors and Chief Executive Officer
Steven R. Skinner.. 59  President, Chief Operating Officer and Director
David D. Clark..... 37  Executive Vice President, Chief Financial Officer and Secretary
Stephen J. McNulty. 48  Senior Vice President of Sales and Marketing and President of SunCom
Daniel E. Hopkins.. 37  Senior Vice President of Finance and Treasurer
Glen Robinson...... 43  Senior Vice President of Technology
William A. Robinson 35  Senior Vice President of Operations
Scott I. Anderson.. 43  Director
Arnold L. Chavkin.. 50  Director
John D. Beletic.... 50  Director
John W. Watkins.... 40  Director
William W. Hague... 46  Director

   Michael E. Kalogris has served as Chairman of the Board of Directors and as Chief Executive Officer of Triton since its inception. Mr. Kalogris was previously the Chairman of Triton Cellular Partners, L.P., which specialized in acquiring and operating rural cellular properties. The assets of Triton Cellular Partners, L.P. were sold in 2000 for approximately $1.24 billion. Prior to Triton Cellular Partners, L.P., Mr. Kalogris was President and Chief Executive Officer of Horizon Cellular Group, which he joined on October 1, 1991. Under Mr. Kalogris' leadership, Horizon Cellular Group became the fifth-largest independent cellular company in the United States, specializing in suburban markets and small cities encompassing approximately 3.2 million potential customers and was sold for approximately $575.0 million. Prior to joining Horizon Cellular Group, Mr. Kalogris served as President and Chief Executive Officer of Metrophone, a cellular carrier in Philadelphia, the nation's fifth-largest market. Mr. Kalogris is a member of the board of directors of the Cellular Telecommunications Industry Association and serves on its Executive Committee. He is also a member of the advisory board of Waller Capital Media Partners and the board of directors of Paoli Hospital.

   Steven R. Skinner has served as President and Chief Operating Officer and as a Director of Triton since its inception. Mr. Skinner was also Vice Chairman and a member of the advisory board of Triton Cellular Partners, L.P. Mr. Skinner previously served as the Vice President of Operations and Chief Operating Officer of Horizon Cellular Group beginning in January of 1994. From March 1992 through December 1993, Mr. Skinner served as Vice President of Acquisitions for Horizon Cellular Group. From January 1991 to March 1992, he served as a consultant in the area of cellular acquisitions to Norwest Venture Capital Management, Inc. and others. From August 1987 to January 1991, he served as President and General Manager of Houston Cellular Telephone Company. Prior to joining Houston Cellular, he served as a General Manager of Cybertel, Inc., a non-wireline carrier serving St. Louis.

   David D. Clark has served as Executive Vice President, Chief Financial Officer and Secretary of Triton since its inception. Mr. Clark served as Chief Financial Officer of Triton Cellular Partners, L.P. from inception through April 2000. Before joining Triton, he was a Managing Director at Furman Selz L.L.C. specializing in communications finance, which he joined in February 1996. Prior to joining Furman Selz, Mr. Clark spent over ten years at Citibank N.A. and Citicorp Securities Inc. as a lending officer and a high yield finance specialist.

   Stephen J. McNulty has served as Senior Vice President of Sales and Marketing of Triton and President of SunCom since January 2001 and as President and General Manager of Triton's Mid-Atlantic region from July

1998 through December 2000. Before joining Triton, he was Vice President Central/West Operations with United States Cellular in Chicago, Illinois. Mr. McNulty previously served as Vice President of Marketing for ALLTEL Communications from February 1994 to May 1997.

   Daniel E. Hopkins has served as Senior Vice President of Finance and Treasurer of Triton since July 1998. Mr. Hopkins served as Vice President of Finance and Treasurer for Triton Cellular Partners, L.P. from July 1998 through April 2000. From May 1994 until joining Triton, he was a Vice President at PNC Bank, where he focused primarily on the financing of telecommunications ventures. Mr. Hopkins has over ten years of banking experience, primarily in the areas of Communications Finance and Acquisitions/Leveraged Finance.

   Glen Robinson has served as Senior Vice President of Technology of Triton since January 2001 and as Senior Vice President of Engineering and Information Technology from April 2000 through December 2000. Before joining Triton, Mr. Robinson served as Chief Technology Officer of Triton Cellular Partners, L.P. from July 1998 through March 2000 and served as Director of Technical Operations for AT&T Wireless' Philadelphia OCS and Pittsburgh Cellular Markets from September 1994 through June 1998. Mr. Robinson has over twenty years of telecommunications experience, primarily in the area of engineering.

   William A. Robinson has served as Senior Vice President of Operations of Triton since January 2001 and as Vice President and Controller from March 1998 through December 2000. Before joining Triton, Mr. Robinson served as Director, Financial Reporting for Freedom Chemical Company from June 1997 through March 1998 and Director, Financial Analysis, Planning and Budgeting for Centeon L.L.C. from December 1995 through June 1997.

   Scott I. Anderson has served as a Director of Triton since February 1998. He is currently a member of the board of directors of Wireless Facilities, Inc., a member of the board of advisors of Telephia, Inc. and a principal of Cedar Grove Partners, LLC and Cedar Grove Investments. He was a director of TeleCorp PCS until its merger into AT&T Wireless Services, Inc. in February 2002. Mr. Anderson was previously Senior Vice President for Acquisitions and Development at AT&T Wireless Services, Inc., formerly McCaw Cellular Communications, Inc., which he joined in 1986, and a director of Horizon Cellular Group.

   Arnold L. Chavkin has served as a Director of Triton since February 1998. Mr. Chavkin was previously a member of the advisory board of Triton Cellular Partners, L.P. and is currently a director of American Tower Corporation, Encore Acquisition Partners, Inc., Crown Media Holdings, Carrizo Oil and Gas, TIW (Asia), HDFC Bank in India and Better Minerals & Aggregates Co. He also serves on the Advisory Investment Boards of Richina Group, the Indian Private Equity Fund and the Asia Development Partners Fund. Mr. Chavkin is an Executive Partner of J.P. Morgan Partners, LLC (formerly Chase Capital Partners) and was a General Partner from 1992 to 2000. Prior to joining Chase Capital Partners, he was a member of Chemical Bank's merchant banking group and a generalist in its corporate finance group specializing in mergers and acquisitions and private placements for the energy industry.

   John D. Beletic has served as a Director of Triton since February 1998. Mr. Beletic currently serves as Non-Executive Chairman of WebLink Wireless, Inc. Previously, he served as Chairman and Chief Executive Officer of WebLink Wireless, Inc., which he joined in 1992. WebLink Wireless, Inc. filed for protection under Chapter 11 of the U.S. Bankruptcy Code in May 2001. He also serves as a director of Tessco Technologies Inc. and iPass Inc.

   John W. Watkins has served as a Director of Triton since February 1998. Mr. Watkins serves as a director of Advanced TelCom Group, Kelmscott Communications and Western Integrated Networks. Mr. Watkins manages private equity investment activities in the communications industries. He is a Managing General Partner of Telegraph Hill Communications Partners, L.P. Previously, Mr. Watkins was a Managing Director and an officer of J.P. Morgan Capital Corporation.

   William W. Hague has served as a Director of Triton since April 2000 and previously served as a Director of Triton from February 1998 through January 1999. Mr. Hague serves as Executive Vice President, Corporate Development, Mergers and Acquisitions at AT&T Wireless Services, Inc., which he joined in 1995. Prior to joining AT&T Wireless and beginning in 1992, he acted as Director of Legal Affairs and Human Resources at Western Wireless, Inc.

Audit Committee

   The current members of the audit committee are Mr. Anderson, as chairman, Mr. Chavkin and Mr. Watkins.

Compensation Committee

   The current members of the Compensation Committee are Mr. Beletic, as chairman, Mr. Chavkin and Mr. Watkins.

   The functions of the Compensation Committee include overseeing the administration of Triton's compensation policies and practices; establishing and administering the compensation plans of members of senior management and authorizing any adjustments thereto; administering Triton's stock and incentive plan and authorizing all awards granted thereunder; administering Triton's employee stock purchase plan; and reporting annually to the stockholders of Holdings on matters concerning the compensation of executives of Triton.

Compensation of Directors

   For the year ended December 31, 2001 the non-employee members of the board of directors of Holdings received compensation of $10,000 per year, plus $1,000 for each meeting they attended in person and $500 for each meeting they attended via conference call. Independent and management directors of Holdings may also receive shares of Class A common stock that may, from time to time, be awarded to them under Holdings' stock and incentive plan.

Executive Compensation

   The executive officers of Triton are the executive officers of Holdings. The following table sets forth the cash and non-cash compensation paid by Triton to its Chief Executive Officer and the four other most highly compensated executive officers for the years ended December 31, 1999, 2000 and 2001.

                          Summary Compensation Table

                                                       Annual Compensation
                                                   -------------------------
                                                                                Restricted
                                                                                  Stock        All Other
       Name            Principal Position     Year  Salary   Bonus    Other     Awards(1)   Compensation(2)
       ----         ------------------------- ---- -------- -------- -------    ----------- ---------------
Michael E. Kalogris Chairman of the Board of  2001 $411,481 $309,000      --    $25,603,500     $2,311
                    Directors and Chief       2000 $391,757 $385,000      --             --     $2,376
                    Executive Officer         1999 $373,967 $350,000      --    $   792,942     $5,204

Steven R. Skinner.. President, Chief          2001 $294,615 $222,000      --    $17,725,500     $5,340
                    Operating Officer and     2000 $274,519 $275,000      --             --     $5,364
                    Director                  1999 $267,236 $250,000      --    $   594,707     $5,204

David D. Clark..... Executive Vice President, 2001 $234,712 $206,000      --    $ 5,926,619     $5,340
                    Chief Financial Officer   2000 $220,038 $220,000      --             --     $5,364
                    and Secretary             1999 $208,231 $200,000      --    $ 2,957,471     $5,204

Stephen J. McNulty. Senior Vice President of  2001 $210,695 $135,000 $46,758(3) $   324,140     $5,340
                    Sales and Marketing and   2000 $182,795 $176,000 $31,906    $ 3,316,931     $5,364
                    President of SunCom       1999 $168,554 $176,000      --    $ 2,166,243     $5,204

Daniel E. Hopkins.. Senior Vice President and 2001 $163,846 $149,000      --    $ 1,438,799     $5,340
                    Treasurer                 2000 $121,807 $ 97,500      --    $   980,209     $5,364
                                              1999 $102,934 $ 90,000      --    $   610,070     $3,641

--------
(1) Consists of 404,116, 92,531 and 1,295,216 restricted shares of Class A common stock awarded during 1999, 2000 and 2001, respectively, that vest over a five-year period commencing on the date of grant, unless specifically noted below, with an aggregate value of $11,860,805, $2,715,785 and $38,014,590, respectively, based upon the closing sales price of the Class A common stock on December 31, 2001. The value of the Class A common stock, at the date of grant, ranged between $3.91 and $14.40 per share in 1999 and $38.00 and $46.44 per share in 2000, and was $39.39 per share for all grants made in 2001.

   A significant portion of these shares remain subject to forfeiture at December 31, 2001. See "Security Ownership of Management and Certain Beneficial Owners." Mr. Kalogris' and Mr. Skinner's 1999 awards vest as follows: 10% vested as of the date of grant, 5% vested during 1999 in connection with the completion of Phase I of Triton's network build-out and 17% vests per year for five years beginning February 4, 1999. Mr. Kalogris', Mr. Skinner's and Mr. Clark's 2001 awards vest as follows: 15% vest per year for two years beginning May 1, 2002 and 35% vest per year for two years beginning May 1, 2004. With the exception of Mr. Clark's 2001 awards, a portion of Mr. Clark's and Mr. McNulty's awards vest as follows: 20% per year for five years beginning February 4, 1999, and the balance of their awards vest as follows: 20% per year for five years beginning August 9, 2000. Notwithstanding the vesting schedules set forth above, all restricted shares vest in specified circumstances constituting a change of control.

(2) Reflects matching contributions to the Triton PCS Holdings, Inc. 401(k) plan made by Triton on behalf of the named executive officers above during 2001, and insurance premiums paid by Triton during the same period for term life insurance secured for the benefit of the executive officers, as follows: Mr. Kalogris $2,221 and $90, respectively; Mr. Skinner $5,250 and $90, respectively; Mr. Clark $5,250 and $90, respectively; Mr. McNulty $5,250 and $90, respectively; and Mr. Hopkins $5,250 and $90, respectively.

(3) Of the amount reported, $40,268 reflects payment of relocation expenses incurred by Mr. McNulty.

   Several executive officers were issued shares of restricted stock in connection with the consummation of Triton's joint venture with AT&T Wireless, the acquisition of the Norfolk, Virginia license and infastructure, the acquisition of the Myrtle Beach System and the June 1999 license exchange with AT&T Wireless. In addition, several executive officers were issued restricted stock under the amended and restated common stock trust agreement for management employees and independent directors dated June 26, 1998. 50,839 shares, or .09% of Triton's total outstanding Class A common stock, is currently held in trust under this common stock trust agreement of which Michael E. Kalogris is the trustee. The trustee is required to distribute stock from the trust to management employees and independent directors as directed in writing by executive management with the authorization of the Compensation Committee of the Board of Directors. Triton's Compensation Committee determines at its discretion which persons shall receive awards and the amount of such stock awards. Triton's Stock and Incentive Plan governs the shares and letter agreements previously issued and to be issued from the trust established pursuant to the common stock trust agreement.

Employment Agreements

  Michael E. Kalogris

   On February 4, 1998, we entered into an employment agreement with Michael E. Kalogris, Chairman of Holdings' Board of Directors and Chief Executive Officer. Mr. Kalogris' employment agreement has a term of five years unless the agreement is terminated earlier by either Mr. Kalogris or us. Mr. Kalogris may terminate his employment agreement:

   .   at any time at his sole discretion upon 30 days' prior written notice;
       and

   .   immediately, upon written notice for good reason, which includes:

     (a) if there is a change of control, as defined in the employment agreement;

     (b) if Mr. Kalogris is demoted, removed or not re-elected as Chairman of Holdings' Board of Directors. However, so long as Mr. Kalogris remains a member of Holdings' Board of Directors and our Chief

         Executive Officer, it is not considered good reason if Mr. Kalogris is no longer Chairman of Holdings' Board of Directors;

     (c) there is a material diminishment of Mr. Kalogris' responsibilities, duties or status and that diminishment is not rescinded within 30 days after receiving written notice of the diminishment;

     (d) we fail to pay or provide benefits to Mr. Kalogris when due and do not cure that failure within 10 days of receiving written notice of that failure;

     (e) we relocate our principal offices more than 30 miles from Malvern, Pennsylvania without the consent of Mr. Kalogris; or

     (f) we purport to terminate Mr. Kalogris for cause for any reason other than those permitted as for cause reasons under the employment agreement.

   We may terminate Mr. Kalogris' employment agreement:

   .   at any time, upon written notice, without cause at our sole discretion;

   .   for cause; or

   .   upon the death or disability of Mr. Kalogris.

   If Mr. Kalogris terminates the employment agreement for good reason other than due to a change of control, or we terminate the employment agreement without cause, Mr. Kalogris is entitled to receive the following severance benefits:

   .   $1.0 million;

   . up to an additional $0.5 million if he is unable to secure employment in a senior executive capacity by the second anniversary of the date of termination;

   .   the vesting of some of his unvested shares as follows:

      (a) if the termination occurs between February 4, 2001 and February 3, 2002, 25% of the unvested shares will vest; and

      (b) if the termination occurs after such period, none of the unvested shares will vest.

   We will also allow Mr. Kalogris to participate in all health, dental, disability and other benefit plans maintained by Triton for a period of two years following the date of termination of the employment agreement.

   If Mr. Kalogris' employment is terminated on or after the initial five-year term of the employment agreement or due to our failure to renew the agreement, we will pay him a severance benefit in the amount of his base salary at that time. Mr. Kalogris' employment agreement provides for an initial annual base salary of $350,000, subject to annual increases at the discretion of the Compensation Committee of the Board of Directors, and an annual bonus in an amount up to 100% of his base salary based on our performance.

   In the event of any change of control, regardless of whether Mr. Kalogris terminates the employment agreement, all of his previously unvested shares will vest immediately.

  Steven R. Skinner

   On February 4, 1998, we entered into an employment agreement with Steven R. Skinner, our President and Chief Operating Officer. The employment agreement has a term of five years unless terminated earlier by either Mr. Skinner or us. Mr. Skinner may terminate his employment agreement:

   .   at any time at his sole discretion upon 30 days' prior written notice;
       and

   .   immediately, upon written notice for good reason, which includes:

      (a) if there is a change of control, as defined in the employment agreement;

      (b) if Mr. Skinner is demoted;

      (c) there is a material diminishment of Mr. Skinner's responsibilities, duties or status and that diminishment is not rescinded within 30 days after receiving written notice of the diminishment;

      (d) we fail to pay or provide benefits to Mr. Skinner when due and do not cure that failure within 10 days of receiving written notice of that failure;

      (e) we relocate our principal offices more than 30 miles from Malvern, Pennsylvania without the consent of Mr. Skinner; or

      (f) we purport to terminate Mr. Skinner for cause for any reason other than those permitted as for cause reasons under the employment agreement.

   We may terminate Mr. Skinner's employment agreement:

   .   at any time, upon written notice, at our sole discretion;

   .   for cause; or

   .   upon the death or disability of Mr. Skinner.

   If Mr. Skinner terminates the employment agreement for good reason other than due to a change of control, or we terminate the employment agreement without cause, Mr. Skinner is entitled to receive the following severance benefits:

   .   $675,000;

   . up to an additional $337,500 if he is unable to secure employment in a senior executive capacity by the second anniversary date of the termination of the agreement;

   .   the vesting of some of his unvested shares as follows:

      (a) if the termination occurs between February 4, 2001 and February 3, 2002, 25% of the unvested shares will vest; and

      (b) if the termination occurs after such period, none of the unvested shares will vest.

   We will also allow Mr. Skinner to participate in all health, dental, disability and other benefit plans maintained by Triton for a period of two years following the date of termination of the agreement.

   If Mr. Skinner's employment is terminated on or after the initial five-year term of the employment agreement or due to our failure to renew the employment agreement, we will pay Mr. Skinner a severance benefit in the amount of his base salary at that time. Mr. Skinner's employment agreement provides for an initial annual base salary of $225,000, subject to annual increases at the discretion of the Compensation Committee of the Board of Directors, and an annual bonus in an amount up to 100% of his base salary based on our performance.

   In the event of any change of control, regardless of whether Mr. Skinner terminates the employment agreement, all of his previously unvested shares will vest immediately.

  David D. Clark

   On May 24, 2001, we entered into an employment agreement with David D. Clark, our Executive Vice President, Chief Financial Executive Officer and Secretary, effective as of January 1, 2000. Mr. Clark's employment agreement has a term of three years unless the agreement is terminated earlier by either Mr. Clark or us. Mr. Clark may terminate his employment agreement:

   .   at any time at his sole discretion upon 60 days' prior written notice;
       and

   .   immediately, upon written notice for good reason, which includes:

      (a) if there is a change of control, as defined in the employment agreement;

      (b) if Mr. Clark is demoted or removed from any of his positions or offices other than in accordance with the terms of his employment agreement;

      (c) there is a material diminishment of Mr. Clark's responsibilities, duties or status and that diminishment is not rescinded within 30 days after receiving written notice of the diminishment;

      (d) we fail to pay or provide benefits to Mr. Clark when due and do not cure that failure within 10 days of receiving written notice of that failure;

      (e) we relocate our principal offices more than 30 miles from our current headquarters without the consent of Mr. Clark;

      (f) we purport to terminate Mr. Clark for cause for any reason other than those permitted as for cause reasons under the employment agreement; or

      (g) if Mr. Kalogris' employment with us terminates during the term of Mr. Clark's employment.

   We may terminate Mr. Clark's employment agreement:

   . at any time, upon 60 days' prior written notice, without cause at our sole discretion;

   .   for cause, as defined in the employment agreement; or

   .   upon the death or disability of Mr. Clark.

   If Mr. Clark's employment with us terminates, he will be entitled to receive the following:

   . unpaid salary earned for services rendered to us on or prior to the date of Mr. Clark's termination of employment;

   .   the vested portion of any stock award;

   . a prorated bonus, provided Mr. Clark's employment is terminated for good reason, by us without cause, or due to death or disability;

   . a severance award equal to Mr. Clark's base salary at the time of termination and payable over a 12-month period, provided that Mr. Clark's employment is terminated for good reason, by us without cause, or due to disability; and

   . a portion of any unvested shares of our restricted stock issued to Mr. Clark, determined in accordance with the terms of the employment agreement.

   Mr. Clark's employment agreement provides for an initial annual base salary of $220,000, subject to annual increases at the discretion of the Compensation Committee of the Board of Directors, and an annual bonus in an amount up to 100% of his base salary based on our performance.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Holdings, Triton and its subsidiaries are party to the following agreements with management and Holdings' principal stockholders. In this section, "Triton," "we," "our" and "us" refer to Holdings and its subsidiaries, including Triton PCS, Inc., unless the context requires otherwise.

The Stockholders' Agreement

   General. Holdings has entered into an amended and restated stockholders' agreement, dated as of October 27, 1999, with AT&T Wireless PCS LLC, which Holdings refers to as AT&T Wireless PCS, its initial institutional investors, which Holdings refers to as the cash equity investors, and certain of Holdings' current and former executive officers. Additional management stockholders and the independent directors have also agreed to be bound by the provisions of the stockholders' agreement in connection with the issuance to them of Holdings' capital stock. The agreement covers matters in connection with Holdings' management and operations and the sale, transfer or other disposition of Holdings' capital stock. References to "stockholders" in this section mean stockholders who are party to the stockholders' agreement.

   Board of Directors. A board of directors divided into three classes and consisting of seven persons governs Holdings. Actions of the board of directors require the affirmative vote of a majority of the entire board, although some transactions require a higher vote. The stockholders who are party to Holdings' stockholders' agreement, other than J. P. Morgan SBIC LLC and Sixty Wall Street SBIC Fund, L.P., have agreed that they will vote their shares together to elect as two of Holdings' seven directors the nominees selected by Holdings' cash equity investors and, so long as AT&T Wireless PCS has the right to nominate a director under Holdings' certificate of incorporation, to elect AT&T Wireless PCS's nominee.

   Representatives of AT&T Wireless PCS and several cash equity investors also have the right to attend each meeting of the board of directors as observers, provided that they continue to own a certain amount of Holdings' capital stock. A majority of disinterested directors must approve any transactions between Holdings and its stockholders, except for transactions under the stockholders', license, roaming and resale agreements described in this section and arm's-length agreements with AT&T Wireless PCS and its affiliates.

   Restrictions on Transfer; Rights of First Offer. The stockholders' agreement imposes restrictions with respect to the sale, transfer or other disposition of Holdings' capital stock held under the terms of the agreement. Subject to certain exceptions, stockholders holding shares of common stock may only transfer their shares of common stock after complying with rights of first offer and first negotiation granted to specified parties to the stockholders' agreement. Additionally, holders of common stock and Series D preferred stock may transfer those shares at any time to an affiliated successor or an equity investor affiliate, and the cash equity investors may transfer or otherwise dispose of any of those shares held by them to any other cash equity investor.

   AT&T Wireless PCS may not transfer or dispose of any of its shares of Series D preferred stock at any time other than to an affiliated successor. In addition, each stockholder who is a party to the stockholders' agreement has agreed, subject to some exceptions, not to transfer or otherwise dispose of any shares of Holdings' capital stock to any of the three largest carriers of telecommunications services that as of February 4, 1998 constituted interexchange services, other than AT&T Wireless PCS and other specified wireless carriers.

   Registration Rights. The stockholders' agreement grants certain demand and piggyback registration rights to the stockholders. The following stockholders may, subject to the restrictions on transfer described above, cause an underwritten demand registration, subject to customary proportionate cutback and blackout restrictions, so long as registration is reasonably expected to result in aggregate gross proceeds of at least $10.0 million to such stockholder:

   .   AT&T Wireless PCS;

   . any stockholder or group of stockholders beneficially owning shares of Series C preferred stock or common stock, if the sale of the shares to be registered is reasonably expected to result in aggregate gross proceeds of at least $25.0 million; or

   . certain management stockholders beneficially owning at least 50.1% of the shares of common stock then beneficially owned by all such management stockholders together.

   In addition to the demand registration rights, any stockholder may, subject to the restrictions on transfer described above, piggyback on a registration by Holdings at any time, other than registrations on Forms S-4 or S-8, subject to customary proportionate cutback restrictions. The demand and piggyback registration rights and obligations survive until February 4, 2018.

   Rights of Inclusion. In the event of a proposed sale by any stockholder to any person other than an affiliated successor that would constitute 25% or more of the aggregate outstanding Series C preferred stock and common stock on a fully-diluted basis, excluding the Series A preferred stock, the other stockholders have the right to participate in any such proposed sale by exercising such right within 30 days after receipt of a notice informing them of such proposed sale. The purchaser may either purchase all stock offered by all stockholders electing to participate in such sale, or the purchaser may purchase stock from stockholders electing to participate in such sale on a pro-rata basis up to the aggregate dollar amount offered by the purchaser to the initial selling stockholder.

   In a separate investors' stockholders' agreement, the cash equity investors have agreed that cash equity investors holding 66 2/3% or more of Holdings' Class A common stock and Class B non-voting common stock held by the cash equity investors, in the aggregate, who propose to sell their shares of common stock may require the other cash equity investors to also participate in any such sale. As a result, such cash equity investors may have the effective right to sell control of Holdings.

   Exclusivity. The stockholders have agreed that during the term of the stockholders' agreement, none of the stockholders nor their respective affiliates will provide or resell, or act as the agent for any person offering, within the territory defined in the stockholders' agreement, wireless mobile telecommunications services initiated or terminated using frequencies licensed by the FCC and time division multiple access technology (the definition of which includes any upgrade or successor standards) or, in certain circumstances such as if AT&T Wireless PCS and its affiliates move to a successor technology in a majority of the defined southeastern region, a successor technology. However, AT&T Wireless PCS and its affiliates may:

   .   resell or act as agent for Triton;

   . provide or resell wireless telecommunications services to or from specific locations; and

   . resell wireless telecommunications services for another person in any area where Triton has not yet placed a system into commercial service.

   AT&T Wireless PCS must provide Triton with at least 60 day's prior written notice of its intention to engage in resales for another person, and only dual band/dual mode phones may be used in connection with the resale activities. Additionally, with respect to the markets listed on the roaming agreement, Triton and AT&T Wireless PCS have agreed to cause their respective affiliates in their home carrier capacities to program and direct the programming of customer equipment so that the other party, in its capacity as the serving carrier, is the preferred roaming provider in such markets. Each party also agrees to refrain from inducing any of its customers to change programming.

   Build-Out.  Triton is required to:

   . ensure compatibility of its personal communications services systems with the majority of AT&T Wireless' personal communications services systems in the southeastern region of the United States;

   . satisfy the FCC construction requirements in the territory defined in the stockholders' agreement;

   .   offer various core service features with respect to its systems;

   . cause its systems to comply with AT&T Wireless' time division multiple access quality standards; and

   . refrain from providing or reselling interexchange services, other than interexchange services under its FCC licenses or that Triton procures from AT&T Wireless.

   If Triton materially breaches any of the foregoing operational obligations or if AT&T Wireless PCS or its affiliates discontinues the use of time division multiple access digital technology (as defined) and adopts a new technology standard in a majority of its U.S. markets and Triton declines to adopt the new technology, AT&T Wireless PCS may terminate its exclusivity obligations; provided that, AT&T Wireless PCS may not terminate its exclusivity obligations if within 60 days of when AT&T Wireless PCS gives Triton prior notice of its determination to discontinue using time division multiple access digital technology in a majority of its U.S. markets, Triton elects to implement the new technology on a reasonable schedule. In addition, if AT&T Wireless PCS desires to test a new technology in an area contiguous to Triton's defined territory, AT&T Wireless PCS must give Triton 30 days' advance notice of such test and conduct the test in a manner that does not have a material adverse effect on Triton.

   Certain Transactions. If there is a merger, consolidation, asset acquisition or disposition or other business combination involving AT&T and only if the business combination is with an entity that meets each and every one of the following three criteria:

   . derives from telecommunications businesses annual revenues in excess of $5.0 billion;

   . derives less than one-third of its aggregate revenues from the provision of wireless telecommunications; and

   . owns FCC licenses to offer and does offer wireless mobility telecommunications services serving more than 25% of the potential customers within the territory defined in the stockholders' agreement, then AT&T Wireless will have the right, upon written notice, to terminate substantially all of its exclusivity obligations described above in a portion of the territory in which the other party owns an FCC license to offer commercial mobile radio service. However, upon such a termination, Holdings has the right to cause AT&T Wireless PCS to exchange into shares of Series B preferred stock:

   .   all of the shares of its Series A preferred stock; and

   . all of the shares of its Series D preferred stock, its Series C preferred stock or any common stock it may have received upon conversion of its Series D preferred stock into any one of them.

   In the event that AT&T is required in any such transaction to dispose of any of its personal communications services systems in the Charlotte, North Carolina, Atlanta, Georgia, Baltimore, Maryland/Washington, D.C. or Richmond, Virginia basic trading areas, Triton has certain marketing rights. AT&T has agreed, for a period of 180 days, to jointly market with any of its applicable markets any of Triton's personal communications services systems that are located within the major trading areas that include the applicable AT&T basic trading areas. Triton's right is exercisable at any time within the period commencing with the date of the announcement by AT&T of any such transaction and terminating on the later of six months after consummation of the transaction or the date by which AT&T is required under applicable law to dispose of any such system.

   Without the prior written consent of AT&T Wireless PCS, Holdings and its subsidiaries may not effect any sale of substantially all the assets or liquidation, merger or consolidation of Holdings or any of its subsidiaries or engage in any business other than permitted businesses. There are limited exceptions to this provision.

   Acquisition of Cellular Licenses. Triton may acquire cellular licenses if, among other circumstances, the board of directors determines such licenses are demonstrably superior alternatives to construction of a personal communications services system in the applicable area within the territory, provided that:

   . a majority of the cellular potential customers are within the territory defined in the stockholders' agreement;

   . AT&T and its affiliates do not own commercial mobile radio service licenses in the area; and

   . Triton's ownership of the cellular license will not cause AT&T or any affiliate to be in breach of any law or contract.

   Equipment, Discounts and Roaming. At Triton's request, AT&T Wireless PCS will use all commercially reasonable efforts to assist Triton in obtaining discounts from any vendor with whom Triton is negotiating for the purchase of any infrastructure equipment or billing services and to enable Triton to become a party to the roaming agreements between AT&T Wireless PCS and its affiliates which operate other cellular and personal communications services systems so long as AT&T Wireless PCS, in its sole discretion, does not determine such activities to be adverse to its interests.

   Resale Agreements. At AT&T Wireless PCS's request, Triton will enter into resale agreements relating to the territory defined in the stockholders' agreement. The rates, terms and conditions of service that Triton provides shall be at least as favorable to AT&T Wireless PCS, taken as a whole, as the rates, terms and conditions provided by Triton to other customers.

   Subsidiaries. All of Holdings' subsidiaries must be direct or indirect wholly-owned subsidiaries.

   Amendments. Amendments to the stockholders' agreement require the consent of the following stockholders:

   . a majority of the shares of each class of capital stock held by the parties to the stockholders' agreement, including AT&T Wireless PCS;

   . two-thirds of the common stock beneficially owned by the cash equity investors; and

   . 60.1% of the common stock beneficially owned by the management stockholders.

   However, in the event any party to the stockholders' agreement ceases to own any shares of capital stock, the party ceases to be a party to the stockholders' agreement and his or her corresponding rights and obligations terminate.

   Termination. The stockholders' agreement terminates upon the earliest to occur of:

   .   the written consent of each party to the agreement;

   .   February 4, 2009; and

   .   one stockholder beneficially owning all of the shares of common stock.

   However, certain provisions of the agreement expire on February 4, 2008, and some consent rights of AT&T Wireless PCS expire if it fails to own a specified amount of capital stock.

License Agreement

   Under the terms of a network membership license agreement, dated as of February 4, 1998, between AT&T Corp., which Triton refers to as AT&T, and Triton, AT&T has granted Triton a royalty-free, non-transferable, non-exclusive limited right and license to use various licensed marks solely in connection with specified licensed activities, as described below. The licensed marks include the logo containing the AT&T and globe design and the expression Member, AT&T Wireless Services Network. The licensed activities include:

   . the provision to end-users and resellers, solely within the territory specified in the agreement, of communications services on frequencies licensed to Triton for commercial mobile and radio service provided in accordance with the AT&T agreements; and

   . marketing and offering the licensed services within the territory specified in the agreement.

   The license agreement also grants Triton the right and license to use the licensed marks on permitted mobile phones.

   AT&T has agreed not to grant to any other person, other than a subsidiary of AT&T, a right or license to provide or resell, or act as agent for any person offering, the communications services Triton is offering within the territory under the licensed marks except to:

   . any person who resells, or acts as Triton's agent for, communications services provided by Triton; or

   . any person who provides or resells wireless communications services to or from specific locations such as buildings or office complexes, even if the applicable subscriber equipment being used is capable of routine movement within a limited area and even if such subscriber equipment may be capable of obtaining other telecommunications services beyond that limited area and hand-off between the service to the specific location and such other telecommunications services.

   In all other instances, except as described above, AT&T reserves for itself all rights of ownership and use of the licensed marks in connection with its marketing, offering, or provision of services, whether within or without the territory.

   The license agreement contains numerous restrictions with respect to Triton's use and modification of any of the licensed marks. Triton is obligated to use commercially reasonable efforts to cause all licensed services that use the licensed marks to be of comparable quality to the licensed services AT&T markets and provides in areas comparable to Triton's licensed territory, taking into account the relative stage of development of the areas and other factors. The license agreement also sets forth specific testing procedures to determine compliance with these standards and affords Triton a grace period to cure any instances of alleged noncompliance. Following the cure period, Triton must cease using the licensed marks until Triton is in compliance.

   Triton may not assign or sublicense any of its rights under, or grant a security interest in, the license agreement. However, the license agreement may be, and has been, assigned to Triton's lenders under Triton's credit facility. After the expiration of any applicable grace and cure periods under the credit facility, Triton's lenders may enforce Triton's rights under the license agreement and assign the license agreement to any person with AT&T's consent.

   The license agreement has a five-year term, expiring February 4, 2003, which renews for an additional five-year period if neither party terminates the agreement. The license agreement may be terminated at any time in the event of Triton's significant breach, including Triton's misuse of any licensed marks, Triton's license or assignment of any of the rights in the license agreement, Triton's failure to maintain AT&T's quality standards or if Triton experiences a change of control. After the initial five-year term, in the event AT&T Wireless PCS converts any shares of Series A preferred stock into common stock in connection with the stockholders' agreement, the license agreement terminates on the later of two years from the date of such conversion and the then existing expiration date of the license agreement. After the initial five-year term, AT&T may also terminate the license agreement upon the occurrence of specified transactions. See "--The Stockholders' Agreement--Certain Transactions."

Roaming Agreement

   Under an intercarrier roamer service agreement, dated as of February 4, 1998, between AT&T Wireless, on behalf of its affiliates, and Triton, AT&T Wireless and Triton agreed to provide wireless mobile radio-telephone service for registered customers of the other party's customers when they are out of their home carrier's geographic area and in the geographic area where the serving carrier, itself or through affiliates, holds a license or permit to construct and operate a wireless mobile radio-telephone system and station. Each home carrier whose customers receive service from a serving carrier shall pay the serving carrier 100% of the wireless service charges and 100% of the pass-through charges, such as any toll or other charges. The roaming rate charges to AT&T Wireless for its customers roaming onto Triton's network will decline over the next several years. In addition, on or after September 1, 2005, the parties may renegotiate the rate from time to time.
   The roaming agreement has a term of 20 years expiring February 4, 2018, unless a party terminates earlier due to:

   .   the other party's uncured breach of any term of the roaming agreement;

   .   the other party's voluntary liquidation or dissolution; or

   . the FCC's revocation or denial of the other party's license or permit to provide commercial mobile radio service.

   Neither party may assign or transfer the roaming agreement or any of its rights or obligations under the roaming agreement except to an assignee of all or part of its license or permit to provide commercial mobile radio service, provided that the assignee expressly assumes all or the applicable part of the assigning party's obligations under the roaming agreement and becomes a party to the roaming agreement.

Resale Agreement

   Under the terms of the stockholders' agreement, Triton is required at AT&T Wireless PCS's request to enter into a resale agreement in an agreed-upon form. Under the resale agreement, AT&T Wireless will be granted the right to purchase and resell on a nonexclusive basis access to and usage of Triton's services in Triton's service area. AT&T Wireless will pay Triton the charges, including usage and roaming charges, associated with services it requests under the agreement. Triton will retain the continuing right to market and sell its services to customers and potential customers.

   Triton has agreed under the stockholders' agreement that the rates, terms and conditions of service, taken as a whole, that it provides to AT&T Wireless under the resale agreement shall be at least as favorable as, or if permitted by applicable law, superior to, the rates, terms and conditions of service, taken as a whole, to any other customer that purchases services from Triton. Triton will design the rate plan it will offer under the resale agreement to result in a discounted average actual rate per minute of use AT&T Wireless pays for service at least 25% below the weighted average actual rate per minute that Triton bills its customers generally for access and air time. The terms of the stockholders' agreement also require Triton and AT&T to negotiate commercially reasonable reductions to such resale rate based on increased volume commitments.

   The resale agreement will have a term of 10 years and will renew automatically for successive one-year periods unless either party elects to terminate the agreement. Following the eleventh anniversary of the agreement, either party may terminate with 90 days' prior written notice. Furthermore, AT&T Wireless may terminate the agreement at any time for any reason on 180-days' written notice.

   Neither party may assign or transfer the resale agreement or any of its rights thereunder without the other party's prior written consent, which will not be unreasonably withheld, except:

   .   to an affiliate of that party at the time of the agreement's execution;

   .   by Triton to any of its operating subsidiaries; and

   . to an entity to whom the outstanding common stock or substantially all of the assets of Triton are transferred after first receiving FCC or other necessary approvals.

Other Agreements with AT&T Wireless PCS

   Triton and AT&T Wireless PCS, from time to time, provide certain other services to each other, including referring each other to national accounts, providing development and engineering services related to network build-out and providing marketing assistance for certain services. Such services are provided at agreed rates, which are generally based on market rates.

Other Related Party Transactions

   In February 2001, Holdings and certain selling stockholders sold an aggregate of 6.9 million shares of Class A common stock in a registered public offering, and in December 2001, certain selling stockholders sold an aggregate of 7.2 million shares of Class A common stock in a registered public offering. Affiliates of Arnold L. Chavkin, a current director of Triton, were selling stockholders in both offerings. Pursuant to the registration rights provisions of the stockholders' agreement, Holdings paid most of the expenses incurred in connection with these offerings, and the selling stockholders paid the underwriting discounts and commissions.

   Holdings has entered into letter agreements with several of its management employees and with its independent directors. Under the letter agreements, these individuals were issued shares of Holdings' Class A common stock that generally vest at 20% per year over a five-year period.
   J.P. Morgan Partners (23A SBIC), LLC, J.P. Morgan SBIC LLC and Sixty Wall Street SBIC Fund, L.P. are subsidiaries of J.P. Morgan Chase & Co. J.P. Morgan Partners (23A SBIC), LLC owns approximately 15.2% of Holdings' Class A common stock. In addition, J.P. Morgan SBIC LLC owns 7,549,104 shares of Holdings' Class B non-voting common stock, and Sixty Wall Street SBIC Fund, L.P. owns 376,995 shares of Holdings' Class B non-voting common stock. Arnold L. Chavkin, a director of Holdings, is an officer of the managing member of J.P. Morgan Partners (23A SBIC), LLC.

   Affiliates of J.P. Morgan Chase & Co. have performed various financial advisory, investment banking and commercial banking services from time to time for Triton and its affiliates. J.P. Morgan Securities Inc. acted as an initial purchaser of the 9 3/8% notes issued in January 2001 and the 83/4% notes issued in November 2001.

   An affiliate of J.P. Morgan Chase & Co. serves as lender and agent under our credit facility. Each of the lenders and agents under our credit facility has received and will continue to receive customary fees and expenses in connection with the credit facility. For the year ended December 31, 2001, affiliates of J.P. Morgan Chase & Co. received approximately $1,366,000 in their capacity as lender and agent under such facility.

                            PRINCIPAL STOCKHOLDERS

   The following table sets forth, as of March 22, 2002, the number of shares of Holdings' Class A common stock beneficially owned by (i) each current director, (ii) each current executive officer, (iii) all current directors and executive officers as a group and (iv) each of Triton's stockholders who, based on Triton's records, was known to Triton to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 5% of the Class A common stock. The persons named in this table have sole voting and investment power with respect to all shares of Class A common stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the information contained in the footnotes to this table.

   The number of shares of Class A common stock outstanding as of the date of this table, March 22, 2002, was 59,312,615.

                                                             Number of Voting Shares   Percentage of Voting
          Name and Address of Beneficial Owner (1)             Beneficially Owned    Shares Beneficially Owned
          ----------------------------------------           ----------------------- -------------------------
Michael E. Kalogris.........................................        2,912,529(10)               4.9%
Steven R. Skinner...........................................        2,076,558(11)               3.5
David D. Clark..............................................          496,506(12)                 *
Stephen J. McNulty..........................................          189,573(13)                 *
Daniel E. Hopkins...........................................          121,660(14)                 *
William A. Robinson.........................................           88,660(15)                 *
Glen Robinson...............................................          124,292(16)                 *
Scott I. Anderson...........................................           22,643                     *
John D. Beletic.............................................           31,343(17)                 *
Arnold L. Chavkin(2)........................................               --                    --
William W. Hague(3).........................................               --                    --
John W. Watkins.............................................               --                    --
J.P. Morgan Partners(23A SBIC), LLC(2)(4)...................        9,014,157                  15.2
Desai Capital Management Incorporated(5)....................        8,744,209(18)              14.7
AT&T Wireless PCS LLC(3)....................................       12,504,720(19)              17.4
FMR Corp.(7)................................................        7,424,450(20)              12.5
T. Rowe Price Associates, Inc.(8)...........................        3,573,200(21)               6.0
Putnam Investments, LLC(9)..................................        3,085,556(22)               5.2
All directors and executive officers as a group (12 persons)        6,063,764                  10.2%

--------
*  Represents less than 1%.

(1) Unless otherwise indicated, the address of each person listed in this table is c/o Triton Management Company, 1100 Cassatt Road, Berwyn, Pennsylvania 19312.

(2) Mr. Chavkin is an Executive Vice President of the managing member of J.P. Morgan Partners (23A SBIC), LLC and an Executive Partner of J.P. Morgan Partners, LLC. Mr. Chavkin disclaims beneficial ownership of any shares held by J.P. Morgan Partners (23A SBIC), LLC, except to the extent of his pecuniary interest therein. The address of J.P. Morgan Partners (23A SBIC), LLC is c/o J.P. Morgan Partners, LLC, 1221 Avenue of the Americas, 39th Floor, New York, New York 10020.

(3) Mr. Hague is Executive Vice President, Corporate Development, Mergers and Acquisitions at AT&T Wireless Services, Inc., an affiliate of AT&T Wireless PCS LLC. Mr. Hague disclaims beneficial ownership of any shares held by such entity. The address of AT&T Wireless Services and AT&T Wireless PCS LLC is 7277 164th Avenue, NE, Building 1, Redmond, Washington 98052.

(4) J.P. Morgan Partners (23A SBIC), LLC is a subsidiary of JP Morgan Chase &
    Co.

(5) The address of Desai Capital Management Incorporated is 540 Madison Avenue, New York, New York 10022.

(6) The address of First Union Affordable Housing Community Development Corporation is 301 South College Street, 12th Floor, Charlotte, North Carolina 28288-0732.

(7) The information contained in the table and these footnotes with respect to FMR Corp. is based solely on a filing on Schedule 13G reporting beneficial ownership as of December 31, 2001. The business address of the reporting party is 82 Devonshire Street, Boston, Massachusetts 02109.

(8) The information contained in the table and these footnotes with respect to
    T. Rowe Price Associates, Inc. is based solely on a filing on Schedule 13G reporting beneficial ownership as of December 31, 2001. The business address of the reporting party is 100 E. Pratt Street, Baltimore, Maryland 21202.

(9) The information contained in the table and these footnotes with respect to Putnam Investments, LLC is based solely on a filing on Schedule 13G reporting beneficial ownership as of December 31, 2001. The business address of each of Putnam Investments, LLC, Putnam Investment Management, LLC and The Putnam Advisory Company, LLC is One Post Office Square, Boston, Massachusetts 02109.

(10) Includes 50,839 shares of Class A common held under an amended and restated common stock trust agreement for management employees and independent directors, of which Mr. Kalogris is trustee. Of the remaining 2,861,690 shares of Class A common stock reported in the table, 1,077,362 shares are subject to forfeiture in accordance with Mr. Kalogris' employment agreement.

(11) Of the 2,076,558 shares of Class A common stock reported in the table, 770,521 shares are subject to forfeiture according to the terms of Mr. Skinner's employment agreement.

(12) Of the 496,506 shares of Class A common stock reported in the table, 284,769 shares are subject to forfeiture according to the terms of Mr. Clark's employment agreement.

(13) Of the 189,573 shares of Class A common stock reported in the table, 112,440 shares are subject to forfeiture according to the terms of letter agreements, dated as of January 11, 1999, August 9, 1999, August 15, 2000 and May 1, 2001, between Triton and Mr. McNulty.

(14) Of the 121,660 shares of Class A common stock reported in the table, 78,832 shares are subject to forfeiture according to the terms of letter agreements, dated as of July 15, 1999, November 24, 2000 and May 1, 2001, between Triton and Mr. Hopkins.

(15) Of the 88,660 shares of Class A common stock reported in the table, 78,833 shares are subject to forfeiture according to the terms of letter agreements, dated as of June 30, 1999, August 15, 2000 and May 1, 2001, between Triton and Mr. W. Robinson.

(16) Includes 36,538 shares of Class A common stock held directly by Mr. G. Robinson's spouse. Mr. G. Robinson disclaims beneficial ownership of any shares held by his spouse. Of the 87,754 shares of Class A common stock held by Mr. G. Robinson and reported in the table, 85,000 shares are subject to forfeiture according to the terms of letter agreements, dated as of May 23, 2000 and May 1, 2001, between Triton and Mr. G. Robinson.

(17) Includes 800 shares of Class A common stock held directly by Mr. Beletic's daughter. Mr. Beletic disclaims beneficial ownership of any shares held by his daughter.

(18) Consists of 4,703,797 shares of Class A common stock held by Private Equity Investors III, L.P. and 4,040,412 shares of Class A common stock held by Equity-Linked Investors-II, each an affiliate of Desai Capital Management Incorporated. The address for Private Equity Investors III, L.P. and Equity-Linked Investors-II is c/o Desai Capital Management Incorporated, 540 Madison Avenue, New York, New York 10022.

(19) Consists of 543,683.47 shares of Series D preferred stock convertible into 12,504,720 shares of Class A common stock. Shares of Series D preferred stock are convertible into an equivalent number of shares of Series C preferred stock at any time, and shares of Series C preferred stock are convertible into shares of Class A common stock or Class B non-voting common stock at any time.

(20) Both Edward C. Johnson III and Abigail P. Johnson may be deemed the beneficial owners of the shares of Class A common stock reported in the table in their capacity as shareholders of FMR Corp. Of the 7,424,450 shares reported in the table, Fidelity Management & Research Company, a wholly owned subsidiary of FMR Corp., beneficially owns 5,500,460 shares or 9.3% of Class A common stock as a result of acting as investment advisor to various investment companies. Of these 5,550,460 shares, the ownership of one such investment company, Fidelity Contrafund, amounted to 3,210,300 shares or 5.4% of Class A common stock.

(21) These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(22) Consists of 2,923,086 shares of Class A common stock beneficially owned by Putnam Investment Management, LLC and 162,470 shares of Class A common stock beneficially owned by The Putnam Advisory Company, each a wholly owned subsidiary of Putnam Investments, LLC, a wholly owned subsidiary of Marsh & McLennan Companies, Inc.

                         DESCRIPTION OF THE 11% NOTES

   In this section, "Triton," "we," "us" and "our" each refers to Triton PCS, Inc. and not to any of its subsidiaries. The 11% notes were issued under an indenture, dated as of May 4, 1998, between Triton, the guarantors and PNC Bank, National Association, as trustee. The Bank of New York is currently the trustee of the indenture for the 11% notes.

   The following is a summary of the material terms of the indenture governing the 11% notes. This summary does not include all the provisions of the indenture, nor does it include certain terms made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended. When we refer to particular provisions of the indenture, those provisions, including the definitions of certain terms, are qualified in their entirety by reference to the indenture, which we have previously filed with the Securities and Exchange Commission (SEC). In addition, some of the defined terms used in the indenture are defined in this prospectus under the subheading "--Certain Definitions."

   The 11% notes are general unsecured obligations of Triton, limited to $450.0 million of gross proceeds, of which $300.0 million of gross proceeds were offered and sold in 1998. We may issue additional amounts of 11% notes in one or more series from time to time subject to the limitations set forth under "-- Certain Covenants--Limitation on Incurrence of Indebtedness." We will treat additional 11% notes as a single series for all purposes under the indenture. The 11% notes are senior subordinated obligations, subordinated in right of payment to all of Triton's senior debt.

Principal, Maturity and Interest

   The 11% notes will mature on May 1, 2008. No cash interest will accrue or be payable on the 11% notes prior to May 1, 2003. Cash interest will accrue on the 11% notes at 11% per annum from May 1, 2003 and will be payable semi-annually on May 1 and November 1 of each year, commencing November 1, 2003, to the holder in whose name a 11% note is registered at the close of business on the preceding April 15 or October 15, as the case may be. Cash interest on the 11% notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 1, 2003. We will compute cash interest on the 11% notes on the basis of a 360-day year of twelve 30-day months. Noteholders must surrender the 11% notes to the paying agent to collect principal payments. At our option, we may pay principal and interest at the trustee's corporate trust office or by check mailed to a holder's registered address.

Optional Redemption

   The 11% notes will be subject to redemption, at our option, in whole or in part, at any time on or after May 1, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each holder of 11% notes to be redeemed at his or her registered address, and in amounts of $1,000 or an integral multiple of $1,000.

   We will redeem the 11% notes at the following redemption prices, expressed as percentages of principal amount, plus accrued interest, if any, up to but excluding the date fixed for redemption and subject to the right of noteholders on the relevant record date to receive interest, if any, due on an interest payment date that is on or prior to the date fixed for redemption, if redeemed during the 12-month period beginning on May 1 of the years indicated:

                         Year                Percentage
                         ----                ----------
                         2003...............   105.50%
                         2004...............   103.67%
                         2005...............   101.84%
                         2006 and thereafter   100.00%

   The trustee may select the 11% notes for any partial redemption in accordance with the rules of any national securities exchange on which the 11% notes may be listed or, if they are not so listed, ratably, by lot or in any other manner as the trustee shall deem appropriate and fair. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. Notice of redemption will be mailed to the registered address of each holder of 11% notes to be redeemed prior to the redemption date. On and after the redemption date, the 11% notes or portions of 11% notes called for redemption will cease to accrue interest.

   The 11% notes will not have the benefit of any sinking fund.

Ranking

   Our obligations regarding payment of the principal of, premium, if any, and interest, including additional interest, as described under the subheading "--Certain Covenants," on, and all other obligations in respect of each and all of the 11% notes shall be subordinated in right of payment, to the extent and in the manner provided in the indenture, to prior payment in full and in cash of all our existing and future senior debt.

   All amounts of our senior debt due or to become due, including any interest accruing subsequent to an event of bankruptcy, regardless of whether the interest is an allowed claim enforceable against the debtor under the federal bankruptcy laws, upon:

   . any payment or distribution of any of our assets or securities of any kind or character and whether in cash, property or securities; or

   . any total or partial dissolution, winding up, total or partial liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings,

shall first be paid in full in cash, before the noteholders, or the trustee on their behalf, are entitled to receive any note payment of the principal of, premium, if any, or interest, including additional interest, on, or any other obligation in respect of, the 11% notes. Before any payment or distribution of any of our assets or securities of any kind or character, to which the noteholders or the trustee, on their behalf, would be entitled but for the subordination provisions of the indenture, we must make payment directly and proportionately to the holders of our senior debt or their representatives, or to the trustee or trustees under any other indenture under which we issued senior debt, to the extent necessary to pay all our senior debt in full, in cash, after giving effect to any concurrent payment, distribution or provision to or for the holders of that senior debt.

   We will not make any direct or indirect note payment, deposit or distribution of any kind or character if at the time the payment is due a default exists in the payment of any portion of our obligations with respect to any or all of our designated senior debt, unless the default has been cured or waived, or the designated senior debt holders have otherwise waived their right to payment in favor of the noteholders. This benefit applies to all of our designated senior debt at all times, including:

   .   at maturity of any or all of our designated senior debt;

   . on account of mandatory redemption or prepayment of any or all of our designated senior debt;

   .   on account of acceleration of any or all of our designated senior debt;
       or

   .   otherwise.

   Thus, under these circumstances we will not make note payments of principal of, premium, if any, or interest, including additional interest, on, or any other obligation in respect of the 11% notes, other than payments to noteholders from funds held in trust for their benefit, whether according to the terms of the 11% notes, or upon acceleration, by way of:

   .   repurchase,

   .   redemption,

   .   defeasance, or otherwise.

   Holders of designated senior debt may give the trustee notice of any default or event of default as a result of which the designated senior debt may be accelerated. Once the trustee has received this payment blockage notice, unless and until the default or event of default has been waived, cured or has ceased to exist, or the senior debt in question has been discharged or repaid in full, we may not make any note payments other than payments to noteholders from funds held in trust for their benefit for 179 days after the trustee received the payment blockage notice. However:

   . in no event will a payment blockage period extend beyond 179 days from the date the trustee received the payment blockage notice; and

   . there must be 180 days in any 360-day period during which no payment blockage period is in effect.

   No more than one payment blockage period may be commenced with respect to the 11% notes during any period of 360 consecutive days. No default or event of default that existed or was continuing with respect to the designated senior debt on the date a payment blockage period commenced may trigger any other payment blockage period, whether or not within 360 consecutive days, unless the default or event of default has first been cured or waived for a period of not less than 90 consecutive days.

   Our failure to make any payment or distribution for or on account of the 11% notes by reason of the provisions of the indenture described under this section will not be construed as preventing the occurrence of an event of default described in clauses (1) through (3) of "--Events of Default."

   By reason of the subordination provisions described above, in the event of our insolvency, funds which otherwise would be payable to noteholders will be paid to holders of our senior debt to the extent necessary to repay that senior debt in full, and we may be unable to meet fully our obligations with respect to the 11% notes. Subject to the restrictions set forth in the indenture, in the future we may incur additional senior debt.

The Guarantees

   The indenture provides that the guarantors of the 11% notes will, jointly and severally, unconditionally guarantee on a senior subordinated basis all of our obligations under the indenture, including our obligation to pay principal, premium, if any, and interest, including additional interest, with respect to the 11% notes. As of the date of this prospectus, all of our wholly-owned direct and indirect subsidiaries are guarantors on a full, unconditional, and joint and several basis. Holdings, our direct parent and sole stockholder, is not a guarantor. Each guarantor is limited to the maximum amount which, after the guarantor gives effect to all other contingent and fixed liabilities, will result in its obligations under the guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

   We will not permit any of our subsidiaries to become a direct or indirect obligor under, or in respect of, any senior credit facilities without causing the subsidiary to become a guarantor of our obligations under the 11% notes. Any subsidiary in that situation shall:

   . execute and deliver a supplemental indenture in a form reasonably satisfactory to the trustee. Under the terms of the supplemental indenture, the subsidiary shall unconditionally guarantee all of our obligations under the 11% notes and the indenture on the terms set forth in the indenture; and

   . deliver to the trustee an opinion of counsel that the supplemental indenture has been duly authorized, executed and delivered by the subsidiary and constitutes a valid and legally binding and enforceable obligation of the subsidiary.

   Any guarantor that is no longer a direct or indirect obligor, including as a guarantor, under or in respect of all senior credit facilities shall be released from its guarantee upon delivery of an officers' certificate to the trustee certifying to that effect.

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   In addition, the indenture provides that if we or any subsidiary sells all of a guarantor's capital stock, including by issuance or otherwise, in a transaction constituting an asset disposition or which would constitute an asset disposition except that the aggregate consideration was not in excess of $5.0 million, and:

   . the net available proceeds from the asset disposition are used in accordance with the covenant limiting asset dispositions; or

   . we deliver to the trustee an officers' certificate to the effect that the net available proceeds from the asset disposition will be used in accordance with the covenant limiting asset dispositions within specified time limits, then the guarantor shall be released and discharged from its guarantee obligations upon use of the proceeds, in the case of the first clause above, or upon delivery of the certificate, in the case of the second clause above.

   We may, at our option, cause any of our subsidiaries to be a guarantor. Each guarantor's obligations under its guarantee are subordinated in right of payment to the prior payment in full of the guarantor's senior debt on the same basis as our obligations on the 11% notes are subordinated to our senior debt. Each guarantee will rank ratably in right of payment with any other senior subordinated indebtedness of the guarantor and senior in right of payment to any future subordinated indebtedness of each guarantor.

Certain Covenants

   The indenture contains, among others, the following covenants.

  Limitation on Incurrence of Indebtedness

   The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, incur any indebtedness, including acquired indebtedness, except:

   (1) indebtedness incurred by us if after giving effect to the incurrence, receipt and application or use of the net proceeds, including, without limitation, to repay indebtedness, complete an asset acquisition or make any restricted payment:

      (a) the ratio of total consolidated indebtedness to annualized pro forma consolidated operating cash flow is less than:

          .   7.0 to 1.0, if we incur the indebtedness prior to July 1, 2004, or

          . 6.0 to 1.0, if we incur the indebtedness on or after July 1, 2004; or

      (b) total consolidated indebtedness is equal to or less than 75% of total invested capital, but only regarding indebtedness we incur prior to July 1, 2004;

   (2) indebtedness that we and our restricted subsidiaries incur under one or more senior credit facilities, in a principal amount at any one time outstanding not to exceed $425.0 million in the aggregate for all such senior credit facilities;

   (3) indebtedness that we and our restricted subsidiaries have outstanding from time to time according to the terms of any vendor credit arrangement;

   (4) indebtedness we owe to any restricted subsidiary or indebtedness a restricted subsidiary owes to us or to another restricted subsidiary. However, upon either:

      (a) a restricted subsidiary's or our transfer or disposition of any indebtedness permitted under this clause to a person other than us or another restricted subsidiary; or

      (b) the issuance of shares other than directors' qualifying shares, or the sale, transfer or other disposition of shares of such restricted subsidiary's capital stock, or other ownership interests, including by consolidation or merger, to a person other than us or a restricted subsidiary,

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

    the exception provided by this paragraph (4) shall no longer be applicable to that indebtedness and the indebtedness shall be deemed to have been incurred at the time of the issuance, sale, transfer or other disposition, as the case may be;

   (5) indebtedness under any interest rate agreement to the extent entered into to protect us or a restricted subsidiary from fluctuations in interest rates on any other indebtedness permitted by the indenture, including the 11% notes, and not for speculative purposes;

   (6) indebtedness incurred to refinance any indebtedness incurred under the 11% notes, the guarantees of the 11% notes, or paragraphs (1) or (3) above. However, such indebtedness may not exceed:

      (a) the principal amount, or accreted value, if less, of the indebtedness so refinanced plus

      (b) the amount of any premium that must be paid in connection with the refinancing according to its terms, or the amount of any premium the issuer of the indebtedness reasonably determines is necessary to accomplish the refinancing by means of:

          .   a tender offer;

          .   an exchange offer; or

          .   a privately negotiated repurchase,

     plus

      (c) the expenses that the issuer of the indebtedness reasonably incurs in connection with the refinancing.

    Further, any refinancing of indebtedness that is ranked ratably with the 11% notes must be made equal with or subordinate to the 11% notes in right of payment, and any refinancing of indebtedness that is subordinate to the 11% notes in right of payment must be made subordinate to the 11% notes on terms no less favorable to the noteholders than those contained in the indebtedness being refinanced. Either way, the refinancing indebtedness may not have an average life less than the remaining average life of the indebtedness being refinanced, either by its terms or by the terms of any agreement or instrument under whose terms the indebtedness is issued. Finally we, or the obligor on the indebtedness being refinanced, must be the party incurring the refinancing indebtedness;

   (7) our indebtedness under the 11% notes and the guarantors' indebtedness under the guarantee of the 11% notes incurred in accordance with the indenture;

   (8) our or any restricted subsidiary's capital lease obligations regarding leasing of tower sites and equipment. However, capital lease obligations shall not exceed $25.0 million in aggregate principal amount at any time outstanding;

   (9) our or any restricted subsidiary's indebtedness consisting of a guarantee of indebtedness permitted to be incurred by another provision of this covenant;

  (10) our or any restricted subsidiary's indebtedness in respect of statutory obligations, performance, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business; and

  (11) our indebtedness not otherwise permitted to be incurred under clauses
       (1) through (10) above which, together with any other outstanding indebtedness incurred under this clause, has an aggregate principal amount not in excess of $75.0 million at any time outstanding.

   Indebtedness of an entity that exists at the time the entity becomes a restricted subsidiary, or that is secured by a lien on an asset we or a restricted subsidiary acquired, whether or not the acquiring entity assumes the indebtedness, shall be deemed incurred at the time the entity becomes a restricted subsidiary or at the time of the asset acquisition, as the case may be.

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   For purposes of determining compliance with this covenant, in the event that an item of indebtedness meets the criteria of more than one of the categories of indebtedness permitted under clauses (1) through (11) above, we may, in our sole discretion, classify the item of indebtedness in any manner that complies with this covenant and may from time to time reclassify the item of indebtedness in any manner that would comply with this covenant at the time of the reclassification. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of indebtedness for purposes of this covenant.

  Limitation on Layered Debt

   The indenture provides that we will not:

   (1) directly or indirectly, incur any indebtedness that by its terms would expressly rank senior to the 11% notes and subordinate to any other of our indebtedness in right of payment; and

   (2) cause or permit any guarantor of the 11% notes to, and no guarantor of the 11% notes will, directly or indirectly, incur any indebtedness that by its terms would expressly rank senior to its guarantee of the 11% notes and rank subordinate to any other of the guarantor's indebtedness in right of payment.

   However, no indebtedness shall be deemed to be subordinated solely by virtue of being unsecured.

  Limitation on Restricted Payments

   The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, on or prior to December 31, 2000:

   (1) declare or pay any dividend, or make any distribution of any kind or character, whether in cash, property or securities, in respect of any class of our capital stock, excluding any dividends or distributions payable solely in shares of our qualified stock or in options, warrants or other rights to acquire our qualified stock;

   (2) purchase, redeem, or otherwise acquire or retire for value any shares of our capital stock, any options, warrants or rights to purchase or acquire shares of our capital stock or any securities convertible or exchangeable into shares of our capital stock, other than any such shares of capital stock, options, warrants, rights or securities that are owned by us or by a restricted subsidiary;

   (3) make any investment other than a permitted investment in any entity, other than us or a restricted subsidiary; or

   (4) redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to its scheduled maturity, repayment or any sinking fund payment, subordinated indebtedness.

   Each of the transactions described in clauses (1) through (4), other than exceptions listed in those clauses, is a restricted payment.

   At any time after December 31, 2000, we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, make a restricted payment if, at that time:

   (A) a default or an event of default has occurred and is continuing at the time of or after giving effect to the restricted payment;

   (B) immediately after giving effect to the restricted payment, we could not incur at least $1.00 of additional indebtedness under clause (1) of "--Limitation on Incurrence of Indebtedness" above; and

   (C) immediately upon giving effect to the restricted payment, the aggregate amount of all restricted payments declared or made on or after May 4, 1998, including any designation amount, as defined below in "--Limitation on Designations of Unrestricted Subsidiaries," exceeds the sum, without duplication, of:

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      (a) the amount of:

          . our consolidated cash flow after December 31, 2000 through the end of the latest full fiscal quarter for which our consolidated financial statements are available preceding the date of the restricted payment, treated as a single accounting period, less

          . 150% of our cumulative consolidated interest expense after December 31, 2000 through the end of the latest full fiscal quarter for which our consolidated financial statements are available preceding the date of the restricted payment, treated as a single accounting period, plus

      (b) the aggregate net cash proceeds, other than excluded cash proceeds, which we received as a capital contribution in respect of, or from the proceeds of a sale of, qualified stock made after May 4, 1998. This excludes in each case:

          . the proceeds from a sale of qualified stock to a restricted subsidiary; and

          . the proceeds from a sale, other than from a public sale, of qualified stock, if the proceeds are applied to optionally redeem 11% notes on or prior to May 1, 2001;

     plus

      (c) the aggregate net cash proceeds we or any restricted subsidiary received from the sale, disposition or repayment, other than to us or a restricted subsidiary, of any investment made after May 4, 1998 that constituted a restricted payment in an amount equal to the lesser of:

          .   the return of capital with respect to the investment, and

          . the initial amount of the investment, in either case, less the cost of disposition of the investment,

     plus

      (d) an amount equal to the consolidated net investment on the date of revocation of the designation of any subsidiary as an unrestricted subsidiary, made by us and/or any of our restricted subsidiaries in any subsidiary that has been designated as an unrestricted subsidiary after May 4, 1998, upon its redesignation as a restricted subsidiary in accordance with the covenant described under "--Limitation on Designations of Unrestricted Subsidiaries."

   For purposes of the preceding clause (b), the value of the aggregate net cash proceeds we receive from, or as a capital contribution in connection with, the issuance of qualified stock, either upon the conversion of convertible indebtedness of ours or of any of our restricted subsidiaries, in exchange for outstanding indebtedness of ours or of any of our restricted subsidiaries or upon the exercise of options, warrants or rights, will be the net cash proceeds received by us or any of our restricted subsidiaries upon the issuance of such indebtedness, options, warrants or rights plus the incremental amount received upon their conversions, exchange or exercise.

   For purposes of the preceding clause (d), the value of the consolidated net investment on the date of revocation of the designation of any subsidiary as an unrestricted subsidiary shall be equal to the fair market value of the aggregate amount of our and/or any restricted subsidiary's investments in the subsidiary on the applicable date of designation.

   For purposes of determining the amount expended for restricted payments, cash distributed shall be valued at its face amount and property other than cash shall be valued at its fair market value on the date we or a restricted subsidiary makes the restricted payment, as the case may be.

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

   The provisions of this covenant do not prohibit:

   (i) payment of any dividend or distribution within 60 days after the date the dividend is declared, if payment of the dividend at the date of declaration would comply with the provisions of the indenture;

  (ii) so long as no default or event of default under the indenture has occurred and is continuing, our purchase, redemption, retirement or other acquisition of any of our capital stock out of the net cash proceeds of a substantially concurrent capital contribution to us in connection with qualified stock or out of the net cash proceeds we receive from a substantially concurrent issuance or sale, other than to a restricted subsidiary, of our qualified stock. However, the net cash proceeds:

      .   shall be excluded from clause (C)(b) above,

      .   do not constitute excluded cash proceeds, and

      . if from a sale other than a public sale, shall not be applied to any optional redemption of the 11% notes on or prior to May 1, 2001;

 (iii) so long as no default or event of default under the indenture has occurred and is continuing, our purchase, redemption, retirement, defeasance or other acquisition of our subordinated indebtedness made by exchange for or conversion into, or out of the net cash proceeds we receive from, or out of a capital contribution made to us in connection with a concurrent issuance and sale, other than to a restricted subsidiary, of our qualified stock, provided that the net cash proceeds from the qualified stock:

      .   shall be excluded from clause (C)(b) above,

      .   do not constitute excluded cash proceeds, and

      . if from a sale other than a public sale, shall not be applied to any optional redemption of the 11% notes, on or prior to May 1, 2001 or other subordinated indebtedness of ours that has an average life equal to or greater than the average life of the subordinated indebtedness being purchased, redeemed, retired, defeased or otherwise acquired;

  (iv) so long as no default or event of default under the indenture has occurred and is continuing, the making of a direct or indirect investment constituting a restricted payment in an amount not to exceed the amount of the proceeds of a concurrent capital contribution in respect of qualified stock or from our issuance or sale other than to a restricted subsidiary of our qualified stock. However, the net cash proceeds:

      .   shall be excluded from clause (C)(b) above,

      .   do not constitute excluded cash proceeds, and

      . if from a sale other than a public sale, shall not be applied to any optional redemption of the 11% notes on or prior to May 1, 2001; or

   (v) so long as no default or event of default under the indenture has occurred and is continuing, dividends or distributions we make to Holdings for repurchase, redemption, acquisition or retirement for value of any capital stock of Holdings held by any member of its management, or to us or to any of our subsidiaries pursuant to any management equity subscription agreement, stock option agreement or other similar agreement. However:

      . the aggregate amount of these dividends or distributions shall not exceed $2.0 million in any twelve-month period, and

      . any unused amount in any twelve-month period may be carried forward to one or more future periods.

   Restricted payments made pursuant to clauses (i) and (v) above shall be included in making the determination of available amounts under clause (C) above, and restricted payments made pursuant to clauses (iii), (iv) and (v) above shall not be included in making the determination of available amounts under clause (C) above.

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

  Limitation on Restrictions Affecting Restricted Subsidiaries

   The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual encumbrance or restriction of any kind on the ability of any restricted subsidiary to:

   (1) pay, directly or indirectly, dividends, in cash or otherwise, or make any other distributions in respect of its capital stock or pay any indebtedness or other obligation owed to us or any other restricted subsidiary;

   (2) make any investment in us or any other restricted subsidiary; or

   (3) transfer any of its property or assets to us or to any other restricted subsidiary, except for encumbrances or restrictions existing under or by reason of:

      (a) any agreement in effect on May 4, 1998 as that agreement was in effect on May 4, 1998;

      (b) any senior credit facilities;

      (c) any agreement relating to any indebtedness incurred by a restricted subsidiary prior to the date on which we acquired it, and outstanding and not incurred in anticipation or contemplation of becoming a restricted subsidiary, so long as the encumbrance or restriction does not apply to any property or assets of ours or of any restricted subsidiary other than the acquired restricted subsidiary;

      (d) customary provisions contained in an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of a restricted subsidiary, so long as the encumbrance or restriction is applicable only to the restricted subsidiary or its property and assets;

      (e) any agreement effecting a refinancing or amendment of indebtedness incurred under any agreement referred to in sub-clause (a) above, so long as the provisions contained in the refinancing or amended agreement relating to the encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the original agreement in the reasonable judgment of:

          . the board of Holdings if, at the time of the refinancing or amendment, we are a subsidiary of Holdings, or

          . our board if, at the time of the refinancing or amendment, we are not a subsidiary of Holdings;

      (f) the indenture;

      (g) applicable law or any applicable rule, regulation or order;

      (h) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any restricted subsidiary;

      (i) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (3) of this covenant;

      (j) restrictions of the type referred to in clause (3) of this covenant contained in security agreements securing indebtedness of a restricted subsidiary to the extent those liens were otherwise incurred in accordance with the covenant described under "--Limitation on Liens" below and restrict the transfer of property subject to the agreements; or

      (k) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business.

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

  Limitation on Liens

   The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, create, cause, incur or suffer to exist any lien on or with respect to our capital stock, property or assets, or those of the restricted subsidiary, owned on May 4, 1998 or thereafter created or acquired to secure any indebtedness, without making, or causing the restricted subsidiary to make, effective provision for securing the 11% notes and all other amounts due under the indenture equally and ratably with the indebtedness or, in the event the indebtedness is subordinated indebtedness, prior to the indebtedness as to the property or assets for so long as the indebtedness shall be so secured.

   The restrictions set forth in the preceding paragraph do not apply to:

   (1) liens existing on May 4, 1998 and securing indebtedness existing on May 4, 1998;

   (2) liens securing senior debt, including liens securing indebtedness under any senior credit facilities and any corresponding guarantees, to the extent that the covenant described under "--Limitation on Incurrence of Indebtedness" above permits the incurrence of indebtedness thus secured;

   (3) liens securing only the 11% notes and the guarantees of the 11% notes, if any;

   (4) liens in favor of us or any guarantor of the 11% notes;

   (5) liens to secure indebtedness incurred in connection with vendor credit arrangements;

   (6) liens on property existing immediately prior to the acquisition of that property, and not created in connection with or in anticipation or contemplation of the financing of the acquisition;

   (7) liens on property of an entity existing at the time the entity is acquired or merged with or into or consolidated with us or any restricted subsidiary, and not created in connection with or in anticipation or contemplation of the business combination;

   (8) liens to secure the performance of statutory obligations, surety or appeal bonds or bid or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other similar liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP, shall have been made;

   (9) liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, as long as any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made;

  (10) liens to secure indebtedness incurred to refinance in whole or in part, any indebtedness secured by liens referred to in clauses (1) through (9) above, so long as the liens do not extend to any additional category of property and the principal amount of indebtedness so secured is not increased, except for the amount of any premium required to be paid in connection with refinancing under the terms of the indebtedness refinanced or the amount of any premium we have reasonably determined is necessary to accomplish the refinancing by means of:

      .   a tender offer,

      .   an exchange offer, or

      .   a privately negotiated repurchase,

     plus

    the expenses of the issuer of the indebtedness reasonably incurred in connection with the refinancing; and

  (11) liens in favor of the trustee as provided for in the indenture on money or property held or collected by the trustee in its capacity as trustee.

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

  Limitation on Certain Asset Dispositions

   The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, make any asset dispositions unless:

   (1) we or the restricted subsidiary receive consideration for the asset disposition at least equal to the fair market value of the assets sold or disposed of, as determined by either:

      (a) the board of Holdings if, at the time of the asset disposition, we are a subsidiary of Holdings, or

      (b) our board if, at the time of the asset disposition, we are not a subsidiary of Holdings, in good faith and evidenced by a resolution of the appropriate board filed with the trustee;

   (2) other than in the case of a permitted asset swap, not less than 75% of the consideration received by us or our restricted subsidiary from the disposition consists of:

      (a) cash or cash equivalents,

      (b) the assumption of indebtedness, other than non-recourse indebtedness or any subordinated indebtedness, of ours or our restricted subsidiary or other obligations relating to the assets, accompanied by the irrevocable unconditional release of us or of the restricted subsidiary from all liability on the indebtedness or other obligations assumed, or

      (c) notes or other obligations received by us or the restricted subsidiary from the transferee that we or the restricted subsidiary convert into cash concurrently with the receipt of the 11% notes or other obligations, to the extent of the cash we actually receive; and

   (3) all net available proceeds, less any amounts invested within 365 days of such asset disposition:

      (a) to acquire all or substantially all of the assets of, or a majority of the voting stock of, an entity primarily engaged in a permitted business,

      (b) to make a capital expenditure, or

      (c) to acquire other long-term assets that are used or useful in a permitted business,

       are applied, on or prior to the 365th day after the asset disposition, unless and to the extent that we shall determine to make an offer to purchase, to the permanent reduction and prepayment of any of our senior debt then outstanding, including a permanent reduction of the commitments in that respect. Any net available proceeds, from any asset disposition subject to the immediately preceding sentence, that are not applied as provided in the immediately preceding sentence, shall be used promptly after the expiration of the 365th day after the asset disposition, or earlier if we so elect, to make an offer to purchase outstanding 11% notes at a purchase price in cash equal to:

          (i) 100% of the accreted value on the purchase date, if the purchase date is on or before May 1, 2003; and

         (ii) 100% of the principal amount at maturity plus accrued and unpaid interest to the purchase date, if the purchase date is after May 1, 2003.

   However, we may defer making any offer to purchase 11% notes until there are aggregate unutilized net available proceeds from asset dispositions otherwise subject to the two immediately preceding sentences, equal to or in excess of $15.0 million, at which time the entire unutilized net available proceeds from asset dispositions otherwise subject to the two immediately preceding sentences, and not just the amount in excess of $15.0 million, shall be applied as this covenant requires. We may use any remaining net available proceeds following the completion of the required offer to purchase for any other purpose, subject to the other provisions of the indenture, and the amount of net available proceeds then required to be otherwise applied in accordance with this covenant shall be reset to zero. These provisions will not apply to a transaction completed in compliance with the provisions of the indenture described under "--Mergers, Consolidations and Certain Sales of Assets" below.

   Pending application as set forth above, the net available proceeds of any asset disposition may be invested in cash or cash equivalents or used to reduce temporarily indebtedness outstanding under any revolving credit agreement to which we are a party and under which we have incurred indebtedness.

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

   In the event that we make an offer to purchase the 11% notes, we will comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

  Limitation on Transactions with Affiliates

   The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, conduct any business or enter into, renew or extend any transaction with any of our respective affiliates or those of our subsidiaries, or any beneficial holder of 10% or more of any class of our or Holdings capital stock, including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service, or the making of any guarantee, loan, advance or investment, either directly or indirectly, unless the terms of the transaction are at least as favorable as the terms that we or the restricted subsidiary could obtain at that time in a comparable transaction made on an arm's-length basis with a person who is not an affiliate. However, in any transaction involving aggregate consideration in excess of $10.0 million, we will deliver an officers' certificate to the trustee stating that a majority of the disinterested directors of either:

   . the board of Holdings if, at the time of the transaction, we are a subsidiary of Holdings, or

   . our board if, at the time of the transaction, we are not a subsidiary of Holdings,

have determined, in their good faith judgment, that the terms of the transaction are at least as favorable as the terms that we or a restricted subsidiary could obtain in a comparable transaction made on an arm's-length basis between unaffiliated parties. If the aggregate consideration is in excess of $25.0 million, we will also deliver to the trustee, prior to the closing of the transaction, the favorable written opinion of a nationally recognized accounting, appraisal or investment banking firm as to the fairness of the transaction to the noteholders, from a financial point of view.

   Notwithstanding the foregoing, the restrictions set forth in this covenant do not apply to:

   (1) transactions between or among us and/or any restricted subsidiaries;

   (2) any restricted payment or permitted investment permitted by the covenant described under "--Limitation on Restricted Payments;"

   (3) directors' fees, indemnification and similar arrangements, officers' indemnification, employee stock option or employee benefit plans and employee salaries and bonuses paid or created in the ordinary course of business;

   (4) any other agreement in effect on May 4, 1998, as it shall be amended from time to time, so long as any material amendment complies with the provisions of the preceding paragraph of this covenant;

   (5) transactions with AT&T or any of its affiliates, relating to the marketing or provision of telecommunication services or related hardware, software or equipment on terms that are no less favorable, when taken as a whole, to us or our restricted subsidiaries, as applicable, than those available from unaffiliated third parties;

   (6) transactions involving the leasing, sharing or other use by us or any restricted subsidiary of communications network facilities, including, without limitation, cable, or fiber lines, equipment or transmission capacity, of any affiliate of ours or any beneficial holder of 10% or more of any class of capital stock of Triton or Holdings, on terms that are no less favorable, when taken as a whole, to us or our restricted subsidiary, as applicable, than those available from such related party to unaffiliated third parties;

   (7) transactions involving the provision of telecommunication services by a related party in the ordinary course of its business to us or any restricted subsidiary, or by us or any restricted subsidiary to a related party, on terms that are no less favorable, when taken as a whole, to us or the restricted subsidiary, as applicable, than those available from such related party to unaffiliated third parties;

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   (8) any sales agency agreements under which an affiliate has the right to market any or all of our or any of our restricted subsidiaries' products or services; and

   (9) customary commercial banking, investment banking, underwriting, placement agent or financial advisory fees paid in connection with services rendered to us and our subsidiaries in the ordinary course.

  Limitation on Our Activities and the Activities of Our Restricted Subsidiaries

   The indenture provides that we will not, and will not permit any restricted subsidiary to, engage in any business other than a permitted business, except to the extent it is not material to us and our restricted subsidiaries, taken as a whole.

  Change of Control

   Within 30 days following the closing date of a transaction resulting in a change of control, we will commence an offer to purchase all outstanding 11% notes at a purchase price in cash equal to:

   . 101% of the accreted value on the purchase date if the date is on or before May 1, 2003; and

   . 101% of the principal amount at maturity, plus accrued and unpaid interest, if any, to the purchase date, if the date is after May 1, 2003.

   We will complete the offer to purchase not earlier than 30 days and not later than 60 days after the commencement of the offer. Each noteholder shall be entitled to tender all or any portion of the 11% notes he or she owns according to the terms of our offer to purchase, subject to the requirement that any portion of a 11% note tendered must be in an integral multiple of $1,000 principal amount.

   In the event that we make an offer to purchase the 11% notes, we will comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

   We will not be required to make an offer to purchase upon a change of control if a third party makes the offer to purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to an offer to purchase made by us and purchases all 11% notes validly tendered and not withdrawn under the third party's offer to purchase.

   With respect to a sale of assets referred to in the definition of change of control, the phrase "all or substantially all of our assets" will likely be interpreted under applicable law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of all or substantially all of our assets has occurred. In addition, we cannot assure you that we will be able to acquire 11% notes tendered upon the occurrence of a change of control. Our ability to pay cash to the noteholders upon a change of control may be limited to our then existing financial resources. We and some of our domestic subsidiaries are parties to an amended and restated credit agreement, dated September 14, 2000, which contains covenants prohibiting, or requiring waiver or consent of the lenders prior to, the repurchase of the 11% notes upon a change of control. Future debt agreements we enter into may provide the same. If we do not obtain a waiver or consent or repay the indebtedness, we will remain prohibited from repurchasing the 11% notes. In that event, our failure to purchase tendered 11% notes would constitute an event of default under the indenture, which in turn would constitute a default under the credit agreement and possibly other indebtedness. Neither our board of directors nor the trustee may waive any of the provisions relating to a repurchase upon a change of control.

   The provisions summarized above will not prevent us from entering into transactions of the types described above with management or their affiliates. In addition, those provisions may not necessarily afford the noteholders protection in the event of a highly leveraged transaction, including a reorganization, restructuring,

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merger or similar transaction involving us that may adversely affect the noteholders, because the transaction may not involve a shift in voting power or beneficial ownership, or, even if it does, it may not involve a shift of the magnitude required under the definition of change of control to trigger the provisions.

  Amendments to Securities Purchase Agreement

   The indenture provides that neither we nor Holdings will amend, modify, waive or refrain from enforcing any provision of the securities purchase agreement, dated as of October 8, 1997, as amended as of October 1, 1998, among AT&T Wireless PCS, Holdings, the cash equity investors and the management stockholders, in any manner that would materially alter the obligations of the cash equity investors or the management stockholders to provide additional equity capital to Holdings and to further contribute such equity capital to us in the form of Holdings' qualified stock until a time when we have received, subsequent to May 4, 1998, net cash proceeds from capital contributions or sales, in respect of Holdings' qualified stock, equal to at least $122.0 million.

  Provision of Financial Information

   The indenture provides that, whether or not required by the SEC's rules and regulations, so long as any 11% notes are outstanding, we will furnish to the noteholders:

   (1) all quarterly and annual financial information that we would be required to include on Forms 10-Q and 10-K if we were required to file those forms with the SEC, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section that describes our consolidated financial condition and results of operations and, with respect to the annual information only, a report by our certified independent accountants; and

   (2) all current reports that we would be required to file on Form 8-K if we were required to file those reports with the SEC,

in each case within the time period specified in the SEC's rules and regulations. In addition, we will file a copy of all information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations, unless the SEC will not accept the filing, and make the information available to securities analysts and prospective investors upon request. We will also, for as long as any 11% notes remain outstanding, furnish to the noteholders and to securities analysts and prospective investors, upon their request, the information we are required to deliver under Rule 144A(d)(4) under the Securities Act.

  Limitation on Designations of Unrestricted Subsidiaries

   The indenture provides that we may designate any of our subsidiaries, other than Triton PCS License Company, L.L.C., Triton PCS Property Company, L.L.C. and Triton PCS Equipment Company, L.L.C., as an unrestricted subsidiary under the indenture only if:

   (1) no default or event of default has occurred and is continuing at the time of or after giving effect to the designation;

   (2) we would be permitted under the indenture to make an investment at the time of designation and, assuming the effectiveness of the designation, in an amount, referred to as a designation amount, equal to the fair market value of the aggregate amount of our investments in the subsidiary on that date; and

   (3) except in the case of a subsidiary in which we are investing under and as permitted by the fifth paragraph of the covenant "--Limitation on Restricted Payments," we would be permitted to incur $1.00 of additional indebtedness under the first clause of "--Limitation on Incurrence of Indebtedness" at the time of designation, assuming the effectiveness of the designation.

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   In the event of any designation, we shall be deemed to have made an investment, constituting a restricted payment as described under "--Limitation on Restricted Payments" for all purposes of the indenture, in the designation amount. The indenture further provides that we will not, and will not permit any restricted subsidiary, at any time to:

   (A) provide direct or indirect credit support for, or a guarantee of, any indebtedness of any unrestricted subsidiary, including any undertaking, agreement or instrument evidencing the indebtedness;

   (B) be directly or indirectly liable for any indebtedness of any unrestricted subsidiary; or

   (C) be directly or indirectly liable for any indebtedness which provides that the holder may, upon notice, lapse of time or both, declare a default or cause payment to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any indebtedness of any unrestricted subsidiary, including any right to take enforcement action against the unrestricted subsidiary, except, in the case of clause (A) or (B) above, to the extent permitted under "--Limitation on Restricted Payments."

   The indenture further provides that we may revoke any designation of a subsidiary as an unrestricted subsidiary. The subsidiary shall then constitute a restricted subsidiary if:

   (i) no default has occurred and is continuing at the time of and after giving effect to the revocation; and

  (ii) all liens and indebtedness of the unrestricted subsidiary outstanding immediately following the revocation would, if incurred at that time, have been permitted to be incurred for all purposes of the indenture.

   All designations and revocations must be evidenced by resolutions of our board of directors delivered to the trustee certifying compliance with the provisions.

  Mergers, Consolidations and Certain Sales of Assets

   We will not consolidate or merge with or into any person, or sell, assign, lease, convey or otherwise dispose of, or cause or permit any restricted subsidiary to consolidate with or into any person or sell, assign, lease, convey or otherwise dispose of, all or substantially all of our assets, determined on a consolidated basis for us and our restricted subsidiaries, whether as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution, to any person unless, in each case:

   (1) the entity formed by or surviving a consolidation or merger, if other than Triton or our restricted subsidiary, as the case may be, or to which the sale, assignment, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any State or the District of Columbia;

   (2) the surviving entity assumes by supplemental indenture all of our obligations under the 11% notes and the indenture;

   (3) immediately after giving effect to the transaction and the use of any resulting net proceeds, on a pro forma basis, we or the surviving entity, as the case may be, could incur at least $1.00 of indebtedness under the clause (1) of "--Limitation on Incurrence of Indebtedness" above;

   (4) immediately after giving effect to the transaction, and treating any indebtedness that becomes an obligation of ours or of our restricted subsidiaries as a result of the transaction, as having been incurred by us or our restricted subsidiary at the time of the transaction, no default or event of default has occurred and is continuing; and

   (5) if, as a result of the transaction, property or assets of ours or our restricted subsidiary would become subject to a lien not excepted from the provisions of the indenture described under "--Limitation on Liens" above, we, the restricted subsidiary or the surviving entity, as the case may be, shall have secured the 11% notes as required by that covenant.

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   The provisions of this paragraph shall not apply to any merger of a restricted subsidiary with or into Triton or any of its wholly-owned subsidiaries or the release of any guarantor of the 11% notes in accordance with the terms of the guarantee of the 11% notes and the indenture in connection with any transaction complying with the provisions of the indenture described under "--Limitation on Certain Asset Dispositions" above.

Events of Default

   The following are events of default under the indenture:

   (1) we fail to pay the accreted value or principal of, or premium, if any, on any 11% note when due, whether or not prohibited by the provisions of the indenture described under "--Ranking" above;

   (2) we fail to pay any interest on any 11% note when due, continued for 30 days, whether or not prohibited by the provisions of the indenture described under "--Ranking" above;

   (3) we default in the payment of the accreted value or principal of and interest on 11% notes required to be purchased through an offer to purchase, as described under "--Certain Covenants--Change of Control" and "--Certain Covenants--Limitation on Certain Asset Dispositions" above, when due and payable, whether or not prohibited by the provisions of the indenture described under "--Ranking" above;

   (4) we fail to perform or comply with any of the provisions described under "--Certain Covenants--Mergers, Consolidations and Certain Sales of Assets" above;

   (5) we fail to perform any other covenant or agreement of ours under the indenture or the 11% notes, continued for 60 days after the trustee or holders of at least 25% in aggregate principal amount of the 11% notes submit written notice to us;

   (6) we default under the terms of one or more instruments evidencing or securing indebtedness of ours or any of our subsidiaries having an outstanding principal amount of $15.0 million or more individually or in the aggregate that has resulted in the acceleration of payment of such indebtedness or failure to pay principal when due at the final stated maturity of the indebtedness;

   (7) the rendering of a final judgment or judgments, not subject to appeal, against us or any of our restricted subsidiaries in an amount of $15.0 million or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

   (8) the occurrence of events of bankruptcy, insolvency or reorganization affecting us or any material subsidiary; or

   (9) any guarantee of the 11% notes of a material subsidiary ceases to be in full force and effect, is declared null and void and unenforceable, or is found to be invalid or any guarantor of the 11% notes denies its liability under the guarantee, other than by reason of a release of that guarantor from the guarantee in accordance with the terms of the indenture and the guarantee.

   If an event of default, other than an event of default with respect to us described in clause (8) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount at maturity of the outstanding 11% notes may accelerate the maturity of all the 11% notes. However, after an acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount at maturity of the outstanding 11% notes may, under certain circumstances, rescind and annul the acceleration if all defaults, other than the non-payment of accelerated principal, have been cured or waived as provided in the indenture. If an event of default specified in clause (8) above with respect to us occurs, the outstanding 11% notes will become immediately due and payable without any declaration or other act on the part of the trustee or any noteholder. For information as to waiver of defaults, see "--Modification and Waiver."

   The indenture provides that the trustee shall, within 30 days after the occurrence of any default or event of default with respect to the 11% notes, give the noteholders notice of all uncured defaults or events of default known to it. However, except in the case of an event of default or a default in any payment with respect to the

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11% notes or a default or event of default in complying with the provisions described in "--Certain Covenants--Mergers, Consolidations and Certain Sales of Assets," the trustee shall be protected in withholding notice if and so long as the board of directors or responsible officers of the trustee in good faith determine that the withholding of such notice is in the interest of the noteholders.

   No noteholder will have any right to pursue any remedy under the indenture, unless that holder has previously given to the trustee written notice of a continuing event of default and unless:

   . the holders of at least 25% in aggregate principal amount at maturity of the outstanding 11% notes shall have made written request, and, if requested by the trustee, offered reasonable indemnity, to the trustee to pursue a remedy as trustee; and

   . the trustee has not received from the holders of a majority in aggregate principal amount at maturity of the 11% notes a direction inconsistent with the request and has failed to pursue the remedy within 60 days.

   However, these limitations do not apply to a suit instituted by a noteholder for enforcement of payment of the principal of and premium, if any, or interest on a 11% note on or after the respective due dates set forth in the 11% note.

   We are required to furnish to the trustee an annual statement as to our performance of certain of our obligations under the indenture and as to any default in such performance.

Satisfaction and Discharge of Indenture; Defeasance

   Subject to the subordination provisions of the 11% notes, we may terminate our substantive obligations and the substantive obligations of the guarantors of the 11% notes in respect of the 11% notes and the guarantees of the 11% notes by delivering all outstanding 11% notes to the trustee for cancellation and paying all sums payable by us on account of principal of, premium, if any, and interest on all the 11% notes or otherwise. In addition, we may, provided that no default or event of default has occurred and is continuing or would arise, or, with respect to a default or event of default specified in clause
(8) of "--Events of Default" above, any time on or prior to the 91/st/ calendar day after the date of the deposit, it being understood that this condition shall not be deemed satisfied until after the 91/st/ day, and provided that it would not cause any default under any senior debt, terminate our substantive obligations and the substantive obligations of the guarantors in respect of the 11% notes and the guarantees, except for our obligation to pay the principal of, and premium, if any, on, and the interest on the 11% notes and the guarantors' guarantee thereof by:

   (1) depositing with the trustee, under the terms of an irrevocable trust agreement, money or direct, non-callable United States government obligations sufficient, without reinvestment, to pay all remaining indebtedness on the 11% notes to maturity or to redemption;

   (2) delivering to the trustee either an opinion of counsel or a ruling directed to the trustee from the Internal Revenue Service to the effect that the noteholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations;

   (3) delivering to the trustee an opinion of counsel to the effect that our option exercise under this paragraph will not result in our, the trustee or the trust created by our deposit of funds according to this provision becoming or being deemed to be an investment company under the Investment Company Act of 1940, as amended; and

   (4) delivering to the trustee an officers' certificate and an opinion of counsel, each stating that there has been compliance with all of the foregoing conditions.

   We also may, provided that no default or event of default has occurred and is continuing or would arise or, with respect to a default or event of default specified in clause (8) of "--Events of Default" above, any time on or prior to the 91st calendar day after the date of the deposit, it being understood that this condition shall not be

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deemed satisfied until after the 91st day, and provided that no default under any senior debt would result, terminate all of our substantive obligations and all of the substantive obligations of the guarantors in respect of the 11% notes and the guarantees of the 11% notes, including our obligation to pay the principal of, and premium, if any, on, and interest on the 11% notes and the guarantors' guarantee by:

   (A) depositing with the trustee, under the terms of an irrevocable trust agreement, money or direct, non-callable United States government obligations sufficient, without reinvestment, to pay all remaining indebtedness on the 11% notes to maturity or to redemption;

   (B) delivering to the trustee either a ruling directed to the trustee from the Internal Revenue Service to the effect that the noteholders will not recognize income gain or loss for federal income tax purposes as a result of the deposit and termination of obligations or an opinion of counsel based upon such a ruling addressed to the trustee or a change in the applicable federal tax law since the date of the indenture, to that effect;

   (C) delivering to the trustee an opinion of counsel to the effect that our exercise of our option under this paragraph will not result in our, the trustee or the trust created by our deposit of funds pursuant to this provision becoming or being deemed to be an investment company under the Investment Company Act; and

   (D) delivering to the trustee an officers' certificate and an opinion of counsel, each stating that there has been compliance with all of the foregoing conditions.

   We may make an irrevocable deposit pursuant to this provision only if at the time of the proposed deposit we are not prohibited from doing so under the subordination provisions of the indenture or covenants in the instruments governing senior debt and we have delivered to the trustee and any paying agent an officers' certificate to that effect.

Governing Law

   The indenture, the 11% notes and the guarantees of the 11% notes are governed by the laws of the State of New York without regard to principles of conflicts of law.

Modification and Waiver

   We, the guarantors of the 11% notes and the trustee may amend or supplement the indenture with the written consent of the holders of a majority in aggregate principal amount at maturity of the outstanding 11% notes. However, no such amendment or supplement may, without the consent of the holder of each 11% note affected by the change:

   (1) change the stated maturity of the principal of any 11% note;

   (2) alter the optional redemption or repurchase provisions of any 11% note or of the indenture in a manner adverse to the noteholders other than, prior to the consummation of an asset disposition or occurrence of a change of control, certain provisions of the indenture relating to an offer to purchase;

   (3) reduce the principal amount of any 11% note;

   (4) reduce the rate of, or change the time for payment of interest on, any 11% note;

   (5) change the place or currency of payment of principal of or interest on any 11% note;

   (6) modify any provisions of the indenture relating to the waiver of past defaults, other than to add sections of the indenture subject to those provisions, or the right of the noteholders to institute suit for the enforcement of any payment on or with respect to any 11% note or the guarantees of the 11% notes, or the modification and amendment of the indenture and the 11% notes, other than to add sections of the indenture or the 11% notes which may not be amended, supplemented or waived without the consent of each noteholder affected;

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   (7) reduce the percentage of the principal amount of outstanding 11% notes necessary for amendment to or waiver of compliance with any provision of the indenture or the 11% notes or for waiver of any default;

   (8) waive a default in the payment of principal of, interest on, or redemption payment with respect to, any 11% note, except a rescission of acceleration of the 11% notes by the holders as provided in the indenture and a waiver of the payment default that resulted from acceleration;

   (9) modify the ranking or priority of the 11% notes or the guarantees, modify the definition of senior debt or designated senior debt or amend or modify the subordination provisions of the indenture in any manner adverse to the noteholders;

  (10) release any guarantor from any of its obligations under its guarantee or the indenture otherwise than in accordance with the indenture; or

  (11) modify any of the provisions, including the related definitions, relating to any offer to purchase required under the covenants described under "--Certain Covenants--Limitation on Certain Asset Dispositions" or "--Certain Covenants--Change of Control" in a manner materially adverse to the noteholders with respect to any asset disposition that has been completed or change of control that has occurred.

   The holders of a majority in aggregate principal amount at maturity of the outstanding 11% notes, on behalf of all noteholders, may waive our compliance with certain restrictive provisions of the indenture. Subject to certain rights of the trustee, as provided in the indenture, the holders of a majority in aggregate principal amount at maturity of the outstanding 11% notes, on behalf of all noteholders, may waive any past default under the indenture, except a default in the payment of principal, premium or interest or a default arising from failure to purchase any 11% note tendered pursuant to an offer to purchase, or a default in respect of a provision that under the indenture cannot be modified or amended without the consent of the holder of each outstanding 11% note affected. Notwithstanding the previous paragraph, without the consent of any noteholder, we, the guarantors of the 11% notes and the trustee may amend or supplement the indenture or the 11% notes:

   (A) to cure any ambiguity, defect or inconsistency, so long as such amendment or supplement does not adversely affect the rights of any noteholder;

   (B) to provide for uncertificated 11% notes in addition to or in place of certificated 11% notes;

   (C) to provide for the assumption of our obligations to noteholders by our successor in the case of a merger, or consolidation or sale of all or substantially all of our assets;

   (D) to make any change that would provide additional rights or benefits to the noteholders or that does not adversely affect their legal rights under the indenture;

   (E) to comply with SEC requirements in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

   (F) for certain other purposes provided in the indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

   No director, officer, employee or stockholder of ours or any of our subsidiaries, acting in that capacity, will have any liability for any obligations of ours or any guarantor under the 11% notes, the indenture, the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each noteholder, by accepting a 11% note, waives and releases all liability to this effect. This waiver and release are part of the consideration for issuance of the 11% notes. The waiver may not be effective to waive liabilities under the federal securities laws, and the SEC believes that this type of a waiver is against public policy.

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The Trustee

   The Bank of New York is the trustee for the indenture, and Triton has appointed it as registrar and paying agent with regard to the 11% notes.

   The indenture provides that, except during the continuance of a default, the trustee will perform only the duties specifically set forth in the indenture. During the existence of a default, the trustee will exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of his or her own affairs. The indenture and provisions of the Trust Indenture Act it incorporates by reference contain limitations on the rights of the trustee, should it become a creditor of ours, of the guarantors of the 11% notes, or of any other obligor upon the 11% notes, to obtain payment of claims in certain cases or to realize on property it receives in respect of any claim as security or otherwise. The trustee is permitted to engage in other transactions with us or our affiliates. However, if it acquires any conflicting interest, as defined in the indenture or in the Trust Indenture Act, it must eliminate the conflict or resign.

Certain Definitions

   Set forth below is a summary of certain of the defined terms used in the indenture. Please refer to the indenture for the full definition of all terms listed below, as well as any other terms we use in this section without providing a definition here.

   Accreted Value shall mean, as of any date of determination prior to May 1, 2003, the sum of:

   .   the initial offering price of each 11% note; and

   . the portion of the excess of the principal amount of each 11% note over the initial offering price which we shall have amortized in accordance with GAAP through the date, the amount to be amortized on a daily basis and compounded semi-annually on each interest payment date at a rate of 11% per annum from May 4, 1998 through the date of determination computed on the basis of a 360-day year of twelve 30-day months.

   Annualized Pro Forma Consolidated Operating Cash Flow means consolidated cash flow for the latest two full fiscal quarters for which our consolidated financial statements are available, multiplied by two. For purposes of calculating consolidated cash flow for any period, for purposes of this definition only:

   . any of our subsidiaries that is a restricted subsidiary on the date of the transaction giving rise to the need to calculate annualized pro forma consolidated operating cash flow shall be deemed to have been a restricted subsidiary at all times during that period; and

   . any of our subsidiaries that is not a restricted subsidiary on the transaction date shall be deemed not to have been a restricted subsidiary at any time during such period.

   In addition to, and without limitation of, the previous paragraph, for purposes of this definition only, consolidated cash flow shall be calculated after giving effect on a pro forma basis for the applicable period to, without duplication, any asset dispositions or asset acquisitions, including any asset acquisition giving rise to the need to make this calculation as a result of our or one of our restricted subsidiaries, including any entity that becomes a restricted subsidiary as a result of the asset acquisition, incurring, assuming or otherwise being liable for acquired indebtedness occurring during the period commencing on the first day of the two fiscal quarter period to and including the transaction date, as if that asset sale or asset acquisition occurred on the first day of the reference period.

   Asset Acquisition means:

   (i) any purchase or other acquisition (by means of transfer of cash or other property to others or payment for property or services for the account or use of others, or otherwise) of equity interests of any entity by us or any restricted subsidiary, in either case pursuant to which such entity shall become a restricted subsidiary or shall be merged with or into us or any restricted subsidiary or

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  (ii) any acquisition by us or any restricted subsidiary of the property or assets of any entity that constitute all or substantially all of an operating unit or line of business of such entity.

   Asset Disposition means any sale, transfer or other disposition, including, without limitation, by merger, consolidation or sale-and-leaseback transaction, of:

   (i) shares of capital stock of a subsidiary of ours, other than directors' qualifying shares,

  (ii) any FCC license for the provision of wireless telecommunications services held by us or any restricted subsidiary, whether by sale of capital stock or otherwise, or

 (iii) property or assets of ours or any subsidiary of ours;

however, an asset disposition shall not include

   (a) any sale, transfer or other disposition of shares of capital stock, property or assets by a restricted subsidiary to us or to any other restricted subsidiary or by us to any restricted subsidiary,

   (b) any sale, transfer or other disposition of defaulted receivables for collection or any sale, transfer or other disposition of property or assets in the ordinary course of business,

   (c) any sale, transfer or other disposition that does not, together with all related sales, transfers or dispositions, involve aggregate consideration in excess of $5.0 million,

   (d) the sale, lease, conveyance or disposition or other transfer of all or substantially all of our assets as permitted under "--Certain Covenants--Mergers, Consolidations and Certain Sales of Assets" above or

   (e) any disposition that constitutes a change of control.

   Average Life means, as of the date of determination, with respect to any indebtedness for borrowed money or preferred stock, the quotient obtained by dividing:

   . the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of the indebtedness or preferred stock, respectively, and the amount of the principal or liquidation value payments, by,

   .   the sum of all principal or liquidation value payments.

   Capital Lease Obligations of any entity means the obligations to pay rent or other amounts under a lease of, or other indebtedness arrangements conveying the right to use, real or personal property of such entity which are required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such entity in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

   Cash Equivalents means:

   (1) direct obligations of, or obligations whose principal and interest are unconditionally guaranteed by, the United States of America, or by any of its agencies to the extent the obligations are backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition;

   (2) investments in commercial paper maturing within 365 days from the date of acquisition and having, at the date of acquisition, the highest credit rating obtainable from Standard & Poor's Corporation or from Moody's Investors Service;

   (3) investments in certificates of deposit, banker's acceptance and time deposits maturing within 365 days from the date of acquisition issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any state which has a combined capital and surplus and undivided profits of not less than $500.0 million;

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   (4) fully collateralized repurchase agreements with a term of not more than
       30 days for securities described in clause (1) above and entered into with a financial institution satisfying the criteria described in clause
       (3) above; and

   (5) money market funds substantially all of whose assets comprise securities of the type described in clauses (1) through (3) above.

   Change of Control means the occurrence of one or more of the following events:

   (1) Any person or group, as such terms are used in Section 13(d) and 14(d) of the Exchange Act, other than a permitted holder or permitted holders, or a person or group controlled by a permitted holder or permitted holders, becomes the beneficial owner, as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all securities that that person has the right to acquire within one year, upon the happening of an event or otherwise, is or becomes the beneficial owner, directly or indirectly, of:

      . securities of Holdings representing 50% or more of the combined voting power of Holdings' then outstanding voting stock, or

      . our securities representing 50% or more of the combined voting power of our then outstanding voting stock;

   (2) the following individuals cease for any reason to constitute more than a majority of the number of directors then serving on the board of Holdings or us:

      .   individuals who, on May 4, 1998, constitute the board, and

      . any new director, other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation relating to the election of directors of Holdings or us, whose appointment or election by the board or nomination for election by our stockholders was approved by the vote of at least two-thirds of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended; or

   (3) the stockholders of Holdings or of Triton shall approve any plan of liquidation, whether or not otherwise in compliance with the provisions of the indenture.

   For purposes of the foregoing, the transfer, by lease, assignment, sale or otherwise, in a single transaction or series of transactions, of all or substantially all of the properties or assets of one or more of our subsidiaries, the capital stock of which constitutes all or substantially all of our properties and assets, shall be deemed to be the transfer of all or substantially all of our properties and assets.

   Consolidated Cash Flow of any entity means, for any period, that entity's consolidated net income for the period:

   (1) increased, to the extent consolidated net income for the period has been reduced, by the sum of, without duplication:

      (a) the entity's consolidated interest expense for the period,

     plus

      (b) the entity's consolidated income tax expense for the period,

     plus

      (c) the consolidated depreciation and amortization expense of the entity and its restricted subsidiaries for the period,

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     plus

      (d) any other non-cash charges of the entity and its restricted subsidiaries for the period except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period; and

   (2) decreased, to the extent consolidated net income for the period has been increased, by any non-cash gains from asset dispositions.

   Consolidated Income Tax Expense of any entity means, for any period, the consolidated provision for the income taxes of that entity and its restricted subsidiaries for the period, calculated on a consolidated basis in accordance with GAAP.

   Consolidated Interest Expense for any entity means, for any period, without duplication:

   (1) the consolidated interest expense included in a consolidated income statement, without deduction of interest or finance charge income, of that entity and its restricted subsidiaries for that period calculated on a consolidated basis in accordance with GAAP, including:

      (a) any amortization of debt discount,

      (b) the net costs under interest rate agreements,

      (c) all capitalized interest,

      (d) the interest portion of any deferred payment obligation, and

      (e) all amortization of any premiums, fees and expenses payable in connection with the incurrence of any indebtedness;

     plus

   (2) the interest component of capital lease obligations paid, accrued and/or scheduled to be paid or accrued by the entity and its restricted subsidiaries during the period as determined on a consolidated basis in accordance with GAAP.

   Consolidated Net Income of any entity means, for any period the consolidated net income, or loss, of the entity and its restricted subsidiaries for the period determined on a consolidated basis in accordance with GAAP. However, the following items are excluded from the determination of consolidated net income:

   (1) the net income, or loss, of any entity acquired by the entity or its restricted subsidiary in a pooling-of-interests transaction for any period prior to the date of the transaction;

   (2) the net income, but not loss, of any restricted subsidiary of the other entity which is subject to restrictions preventing or limiting payment of dividends or making of distributions to that entity to the extent of those restrictions, regardless of any waiver;

   (3) the net income of any other entity, other than a restricted subsidiary of the first entity, except to the extent of the amount of dividends or other distributions representing the first entity's proportionate share of the second entity's net income, for the period actually paid in cash to the first entity by the second entity during the period;

   (4) gains or losses, other than for purposes of calculating consolidated net income under clause (3) of the second paragraph under the provisions described in "--Certain Covenants--Limitation on Restricted Payments," on asset dispositions by the entity or its restricted subsidiaries;

   (5) all extraordinary gains but not, other than for purposes of calculating consolidated net income under clause (3) under "Limitation on Restricted Payments," losses, determined in accordance with GAAP; and

   (6) in the case of a successor to the referent entity by consolidation or merger or as a transferee of the referent entity's assets, any earnings or losses of the successor corporation prior to the consolidation, merger or transfer of assets.

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   Credit Agreement means the credit facility dated February 3, 1998, among us, certain of our domestic subsidiaries, the agent and certain banks referred to therein, as such agreement is amended and restated through May 4, 1998 and from time to time thereafter.

   Designated Senior Debt means:

   (i) so long as any indebtedness under one or more senior credit facilities is outstanding or any lender has any commitment to extend credit to us thereunder, the senior debt incurred under any such credit facility and

  (ii) so long as outstanding, any other senior debt which has at the time of initial issuance an aggregate outstanding principal amount in excess of $25.0 million which has been so designated as designated senior debt by our board at the time of initial issuance in a resolution delivered to the trustee.

   Disqualified Stock of any entity means any capital stock of the entity which, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, under a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity of the 11% notes.

   Equity Offering means any public or private sale of qualified stock made on a primary basis by us, or Holdings or a special purpose corporation, including through the issuance or sale of qualified stock to one or more strategic equity investors; provided that proceeds from such issuance or sale of any qualified stock sold by Holdings or the special purpose corporation, as the case may be, will be required, prior to any redemption of 11% notes prior to May 1, 2001, to be contributed as equity in exchange for qualified stock to, or to be used to purchase qualified stock in, us.

   Excluded Cash Proceeds means the first $122.0 million of net cash proceeds we received subsequent to May 4, 1998 from capital contributions in respect of our qualified stock or from the issuance or sale, other than to a restricted subsidiary, of qualified stock.

   Indebtedness means, without duplication, with respect to any entity, whether recourse is to all or a portion of the assets of the entity and whether or not contingent:

   (1) every obligation of the entity for money borrowed;

   (2) every obligation of the entity evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

   (3) every reimbursement obligation of the entity with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of that entity;

   (4) every obligation of the entity issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith;

   (5) every capital lease obligation of the entity;

   (6) every net obligation under interest rate swap or similar agreements of the entity; and

   (7) every obligation of the type referred to in clauses (1) through (6) above of a second entity and all dividends of the second entity the payment of which, in either case, the first entity has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise.

   Indebtedness shall include the liquidation preference and any mandatory redemption payment obligations in respect of any disqualified stock of Triton and any restricted subsidiary, and any preferred stock of a subsidiary of Triton.

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   Indebtedness shall never be calculated taking into account any cash and cash equivalents held by the first entity. Indebtedness shall not include obligations arising from agreements of Triton or a restricted subsidiary to provide for indemnification, adjustment of purchase price, earn-out, or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of a restricted subsidiary. The amount of any indebtedness outstanding as of any date shall be:

   (A) its accreted value, in the case of any indebtedness issued with original issue discount;

   (B) principal amount thereof, in the case of any indebtedness other than indebtedness issued with original issue discount; and

   (C) the greater of the maximum repurchase or redemption price or liquidation preference, in the case of any disqualified stock or preferred stock.

   Investment by any person means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to, by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise, or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidence of indebtedness issued by, any other person.

   Lien means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement, other than any easement not materially impairing usefulness or marketability, encumbrance, preference, priority or other security agreement with respect to such property or assets, including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

   Material Subsidiary means, at any date of determination,

   (a) any restricted subsidiary that, together with its subsidiaries that constitute restricted subsidiaries,

      (i) for our most recent fiscal year accounted for more than 10.0% of our consolidated revenues and that of our restricted subsidiaries, or

     (ii) as of the end of such fiscal year, owned more than 10.0% of our consolidated assets and that of our restricted subsidiaries, all as set forth on our consolidated financial statements for such year prepared in conformity with GAAP, and

   (b) any restricted subsidiary which, when aggregated with all other restricted subsidiaries that are not otherwise significant restricted subsidiaries and as to which any event described in clause (8) of "Events of Default" above has occurred, would constitute a significant restricted subsidiary under clause (a) of this definition.

   Net Available Proceeds from any asset disposition by any entity means cash or readily marketable cash equivalents received, including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquirer of indebtedness or other obligations relating to the properties or assets or received in any other non-cash form, by the entity, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration, including notes or other securities received in connection with the asset disposition, net of:

   . all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such asset disposition;

   . all payments made by the entity or any of its restricted subsidiaries on any indebtedness that is secured by the assets in accordance with the terms of any lien upon or with respect to the assets or which must by the terms of the lien, or in order to obtain a necessary consent to the asset disposition or by applicable law, be repaid out of the proceeds from the asset disposition;

   . all payments made with respect to liabilities associated with the assets which are the subject of the asset disposition, including, without limitation, trade payables and other accrued liabilities;

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   .   appropriate amounts to be provided by the entity or any of its restricted subsidiaries, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with the assets and retained by the entity or any restricted subsidiary, as the case may be, after the asset disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with the asset disposition, until such time as the amounts are no longer reserved or the reserve is no longer necessary, at which time any remaining amounts will become net available proceeds to be allocated in accordance with the provisions of clause (3) of the covenant described under "--Certain Covenants--Limitation on Certain Asset Dispositions;" and

   . all distributions and other payments made to minority interest holders in restricted subsidiaries of the entity or joint ventures as a result of the asset disposition.

   Net Investment means the excess of:

   (1) the aggregate amount of all investments made in any unrestricted subsidiary or joint venture by Triton or any of its restricted subsidiaries on or after May 4, 1998. In the case of an investment made other than in cash, the amount shall be the fair market value of the investment as determined in good faith by the board of Triton or the restricted subsidiary;

     over

   (2) the aggregate amount returned in cash on or with respect to those investments whether through interest payments, principal payments, dividends or other distributions or payments, provided that these payments or distributions shall not be, and have not been, included in clause (3) of "--Certain Covenants--Limitation on Restricted Payments."

   Furthermore, with respect to all investments made in any unrestricted subsidiary or joint venture, the amounts referred to in clause (2) above with respect to those investments shall not exceed the aggregate amount of all investments made in the unrestricted subsidiary or joint venture.

   Offer to Purchase means a written offer sent by Triton by first class mail, postage prepaid, to each noteholder at his or her address appearing in the register for the 11% notes on the date of the offer, offering to purchase up to:

   . the accreted value of the 11% notes if the offer is made on or prior to May 1, 2003; or

   . the principal amount at maturity of the 11% notes, if the offer is made after May 1, 2003,

at the purchase price specified in the offer, as determined under the terms of the indenture.

   Unless otherwise required by applicable law, the offer shall specify an expiration date, which shall be not less than 30 days nor more than 60 days after the date of the offer, and a settlement date, referred to herein as the purchase date for purchase of the 11% notes within five business days after the expiration date. We will notify the trustee at least 15 business days, or any shorter period acceptable to the trustee, prior to mailing the offer, of our obligation to make an offer to purchase. We will mail the offer, or, at our request, the trustee will mail the offer in our name and at our expense. The offer will contain all the information required by applicable law. The offer will contain all instructions and materials necessary to enable noteholders to tender 11% notes under the terms of the offer to purchase. The offer will also state:

   . the section of the indenture under which we are making the offer to purchase;

   .   the expiration date and the purchase date;

   . the aggregate principal amount at maturity of the outstanding 11% notes we are offering to purchase, if less than 100%, and the manner by which we determined that amount;

   . the purchase price to be paid by us for each $1,000 aggregate principal amount at maturity of 11% notes accepted for payment, as specified under the terms of the indenture;

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   .   that the noteholder may tender all or any portion of the 11% notes registered in his or her name and that any portion of a 11% note tendered must be tendered in an integral multiple of $1,000 principal amount at maturity;

   .   the place or places where noteholders may surrender 11% notes for tender;

   . that interest on any 11% note not tendered, or tendered but not purchased, will continue to accrue;

   . that on the purchase date the purchase price will become due and payable upon each 11% note being accepted for payment, and that interest shall cease to accrue on the purchased 11% notes on and after the purchase date;

   . that each noteholder electing to tender all or any portion of a 11% note will be required to surrender the 11% note at the place or places specified in the offer prior to the close of business on the expiration date. If we or the trustee so requires, the noteholder must duly endorse the 11% note, or accompany it with a written instrument of transfer in form satisfactory to us and the trustee and duly executed by the noteholder or the noteholder's attorney duly authorized in writing;

   . that noteholders will be entitled to withdraw all or any portion of 11% notes tendered if we or our paying agent receive, not later than the close of business on the fifth business day next preceding the expiration date, a telegram, telex, facsimile transmission or letter setting forth the noteholder's name, the principal amount of the 11% notes tendered, the certificate number of the 11% notes tendered and a statement that the noteholder is withdrawing all or a portion of his or her tender;

   .   that:

      (a) we will purchase all 11% notes in an aggregate principal amount at maturity less than or equal to the purchase amount that are duly tendered and not withdrawn, and

      (b) if 11% notes in an aggregate principal amount at maturity in excess of the purchase amount are tendered and not withdrawn, we will purchase 11% notes having an aggregate principal amount at maturity equal to the purchase amount on a proportionate basis, with adjustments as we may deem appropriate so that we will purchase only 11% notes in denominations of $1,000 or integral multiples of $1,000; and

   . that in the case of any noteholder whose 11% note is purchased only in part, we will execute and the trustee will authenticate and deliver to the noteholder without service charge, a new note or notes of any authorized denomination as the noteholder requests in writing, in an aggregate principal amount at maturity equal to and in exchange for the unpurchased portion of the 11% note so tendered.

   An offer to purchase shall be governed by and effected in accordance with the provisions above pertaining to any offer.

   Permitted Asset Swap means any exchange of assets by us or a restricted subsidiary of ours where we and/or our restricted subsidiaries receive consideration at least 75% of which consists of (a) cash, (b) assets that are used or useful in a permitted business or (c) any combination thereof.

   Permitted Business means:

   . the delivery or distribution of telecommunications, voice, data or video services;

   . any business or activity reasonably related or ancillary to those listed above, including, any business we or a restricted subsidiary conducts on May 4, 1998, and the acquisition, holding or exploitation of any license relating to the delivery of those services; or

   . any other business or activity in which we and the restricted subsidiaries expressly contemplate engaging in under the provisions of our certificate of incorporation and bylaws as in effect on May 4, 1998.

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   Permitted Holder means:

   . each of AT&T, Chase Capital Partners, J.P. Morgan Investment Corporation, Desai Capital Management Incorporated, and any of their respective affiliates and the respective successors, by merger, consolidation, transfer or otherwise, to all or substantially all of the respective businesses and assets of any of them; and

   . any person or group, as such terms are used in Section 13(d) and 14(d) of the Exchange Act, controlled by one or more entities identified above.

   Permitted Investments means:

   .   investments in cash equivalents;

   . the first investments representing capital stock or obligations issued to us or any restricted subsidiary in the course of good faith settlement of claims against any other entity or by reason of a composition or readjustment of debt or a reorganization of any debtor of ours or of any restricted subsidiary;

   . deposits, including interest-bearing deposits, we maintain in the ordinary course of business in banks;

   . any investment in any entity. However, after giving effect to any investment, the entity must be a restricted subsidiary or must merge, consolidate or amalgamate with or into, or transfer or convey substantially all of its assets to, or liquidate into, us or one of our restricted subsidiaries;

   . trade receivables and prepaid expenses, in each case arising in the ordinary course of business, so long as such receivables and prepaid expenses would be recorded as assets of that entity in accordance with GAAP;

   . endorsements for collection or deposit in the ordinary course of business by that entity of bank drafts and similar negotiable instruments of a second entity, received as payment for ordinary course of business trade receivables;

   . any interest rate agreements with an unaffiliated entity otherwise permitted by clause (5) or (6) under "--Certain Covenants--Limitation on Incurrence of Indebtedness";

   . investments received as consideration for an asset disposition in compliance with the provisions of the indenture described under "--Certain Covenants--Limitation on Certain Asset Dispositions";

   . loans or advances to our employees or those of any restricted subsidiary in the ordinary course of business in an aggregate amount not to exceed $5.0 million at any one time outstanding;

   . any investment acquired by us or any of our restricted subsidiaries as a result of a foreclosure by us or any of our restricted subsidiaries or in connection with the settlement of any outstanding indebtedness or trade payable;

   . loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, each incurred in the ordinary course of business; and

   . other investments, with each such investment being valued as of the date made and without giving effect to subsequent changes in value, in an aggregate amount not to exceed $7.5 million at any one time outstanding.

   Preferred Stock, as applied to the capital stock of any entity, means capital stock of such entity of any class or classes, however designated, that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such entity, to shares of capital stock of any other class of such entity.

   Qualified Stock means any capital stock of Triton or Holdings or a special purpose corporation other than disqualified stock.

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   Restricted Subsidiary means any subsidiary of ours other than an unrestricted subsidiary.

   Senior Credit Facilities means upon the initial issuance of the 11% notes, the credit agreement and, at any time thereafter, may include the credit agreement and/or any other agreement providing for loans by banks, trust companies and/or other institutions principally engaged in the business of lending money to businesses under a credit facility, loan agreement or similar agreement.

   Senior Debt means, with respect to any entity at any date,

   (i) in the case of us or the guarantors of the 11% notes, all indebtedness and other payment obligations under one or more senior credit facilities, including principal, premium, if any, and interest on such indebtedness and all other amounts due on or in connection with such indebtedness including all charges, fees, expenses, reimbursement obligations, guarantees and indemnity payments,

  (ii) all other indebtedness of such entity for borrowed money or under vendor credit arrangements, including principal, premium, if any and interest on such indebtedness, unless the instrument under which such indebtedness for borrowed money is created, incurred, assumed or guaranteed expressly provides that such indebtedness for borrowed money is not senior or superior in right of payment to the 11% notes or the guarantees of the 11% notes, as the case may be, and all refinancings or modifications or amendments thereof, and

 (iii) all interest on any indebtedness referred to in clauses (i) and (ii) above accruing during the pendency of any bankruptcy or insolvency proceeding, whether or not allowed under the indebtedness.

   Notwithstanding the foregoing, senior debt shall not include:

   (a) indebtedness that is, pursuant to its terms or any agreement relating to it or by operation of law, subordinated or junior in right of payment or otherwise to any other indebtedness of such entity, provided that no indebtedness shall be deemed to be subordinate or junior in right of payment or otherwise to any other indebtedness of an entity solely by reason of the other indebtedness being secured and such indebtedness not being secured,

   (b) the 11% notes,

   (c) any indebtedness of such entity to any of its subsidiaries,

   (d) indebtedness incurred in violation of the provisions of the indenture described under "--Certain Covenants--Limitation on Incurrence of Indebtedness,"

   (e) any indebtedness which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, is without recourse to us.

   Strategic Equity Investor means each of CB Capital Investors, J.P. Morgan Investment Corporation, Sixty Wall Street SBIC Fund, L.P., Private Equity Investors III, L.P., Equity-Linked Investors-II and Toronto Dominion Capital
(USA), Inc., any of their affiliates or any other entity engaged in a permitted business whose total equity market capitalization exceeds $500.0 million.

   Subordinated Indebtedness means any indebtedness of ours or of any guarantor of the 11% notes, whether outstanding on the date hereof or hereafter incurred, which is by its terms expressly subordinate or junior in right of payment to the 11% notes or the guarantee of the 11% notes of such guarantor, as the case may be.

   Subsidiary of any person means:

   (i) a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such person or by one or more other subsidiaries of such person or by such person and one or more other subsidiaries thereof, or

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  (ii) any other person, other than a corporation, in which such person, or one or more other subsidiaries of such person or such person and one or more other subsidiaries thereof, directly or indirectly, has at least a majority ownership and voting power relating to the policies, management and affairs thereof.

   Total Consolidated Indebtedness means, at any date of determination, an amount equal to:

   . the accreted value of all indebtedness, in the case of any indebtedness issued with original issue discount;

   plus

   . the principal amount of all indebtedness, in the case of any other indebtedness, of Triton and our restricted subsidiaries outstanding as of the date of determination.

   Total Equity Market Capitalization of any person means, as of any day of determination, the sum of:

   the product of:
      (a) the aggregate number of the entity's outstanding primary shares of common stock on that day, which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of that entity's common stock, multiplied by

      (b) the average closing price of the common stock listed on a national securities exchange or the Nasdaq National Market System over the 20 consecutive business days immediately preceding the day of determination, plus

      (c) the liquidation value of any outstanding shares of that entity's preferred stock on that day.

   Total Invested Capital means, at any time of determination, the sum of, without duplication:

   . the total amount of equity contributed to us as of May 4, 1998, as set forth on our March 31, 1998 combined balance sheet;

   plus

   . irrevocable binding commitments to purchase capital stock, other than disqualified stock, existing as of May 4, 1998;

   plus

   . the aggregate net cash proceeds we received from capital contributions, the issuance or sale of capital stock, other than disqualified stock but including capital stock issued upon the conversion of convertible indebtedness or from the exercise of options, warrants or rights to purchase capital stock, other than disqualified stock, subsequent to May 4, 1998, other than to a restricted subsidiary. However, the aggregate net cash proceeds we received under the terms of this clause shall exclude any amounts included as commitments to purchase capital stock in the preceding clause;

   plus

   . the aggregate net cash proceeds we or any restricted subsidiary received from the sale, disposition or repayment of any investment made after May 4, 1998 and constituting a restricted payment in an amount equal to the lesser of:

      (a) the return of capital with respect to the investment, and

      (b) the initial amount of the investment, in either case, less the cost of the disposition of the investment;

   plus

   . an amount equal to the consolidated net investment on the date we and/or any of our restricted subsidiaries make in any subsidiary that has been designated as an unrestricted subsidiary after May 4, 1998, upon its redesignation as a restricted subsidiary in accordance with the covenant described under "--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries;"

   plus

   .   total consolidated indebtedness;

   minus

   . the aggregate amount of all restricted payments including any designation amount, but not a restricted payment of the type referred to in clause (3)(b) of "--Certain Covenants--Limitation on Restricted Payments," declared or made on or after May 4, 1998.

   Unrestricted Subsidiary means any of our subsidiaries, other than Triton PCS License Company, L.L.C., Triton PCS Equipment Company, L.L.C. or Triton PCS Property Company, L.L.C., designated after May 4, 1998 as such pursuant to and in compliance with the covenant described under "--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a resolution of our board delivered to the applicable trustee, subject to the provisions of such covenant.

   Vendor Credit Arrangement means any indebtedness, including indebtedness under any credit facility, entered into with any vendor or supplier or any financial institution acting on behalf of a vendor or supplier. However, the net proceeds of the indebtedness must be utilized solely for the purpose of financing the cost, including the cost of design, development, site acquisition, construction, integration, handset manufacture or acquisition or microwave relocation of assets used or usable in a permitted business, including, among other things, through the acquisition of capital stock of an entity engaged in a permitted business.

                        DESCRIPTION OF THE 9 3/8% NOTES

   In this section, "Triton," "we," "us" and "our" each refers to Triton PCS, Inc. and not to any of its subsidiaries. The 9 3/8% notes were issued under an indenture, dated as of January 19, 2001, among Triton, the guarantors and The Bank of New York, as trustee.

   The following is a summary of the material terms of the indenture governing the 9 3/8% notes. This summary does not include all the provisions of the indenture, nor does it include certain terms made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended. When we refer to particular provisions of the indenture, those provisions, including the definitions of certain terms, are qualified in their entirety by reference to the indenture, which we have previously filed with the SEC. In addition, some of the defined terms used in the indenture are defined in this prospectus under the subheading "--Certain Definitions."

   The 9 3/8% notes are general unsecured obligations of Triton. We may issue additional amounts of 9 3/8% notes in one or more series from time to time subject to the limitations set forth under "--Certain Covenants--Limitation on Incurrence of Indebtedness." We will treat additional 9 3/8% notes as a single series for all purposes under the indenture. The 9 3/8% notes are senior subordinated obligations, subordinated in right of payment to all of Triton's senior debt.

Principal, Maturity and Interest

   The 9 3/8% notes will mature on February 1, 2011. Cash interest will accrue on the 9 3/8% notes at 9 3/8% per annum from January 19, 2001 and is payable semi-annually on February 1 and August 1 of each year to the holder in whose name a 9 3/8% note is registered at the close of business on the preceding January 15 or July 15, as the case may be. Cash interest on the 9 3/8% notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from January 19, 2001. We compute cash interest on the 9 3/8% notes on the basis of a 360-day year of twelve 30-day months. Noteholders must surrender the 9 3/8% notes to the paying agent to collect principal payments. At our option, we may pay principal and interest at the trustee's corporate trust office or by check mailed to a holder's registered address.

Optional Redemption

   The 9 3/8% notes will be subject to redemption, at our option, in whole or in part, at any time on or after February 1, 2006 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each holder of 9 3/8% notes to be redeemed at his or her registered address, and in amounts of $1,000 or an integral multiple of $1,000.

   We will redeem the 9 3/8% notes at the following redemption prices, expressed as percentages of principal amount, plus accrued interest, if any, up to but excluding the date fixed for redemption and subject to the right of noteholders on the relevant record date to receive interest, if any, due on an interest payment date that is on or prior to the date fixed for redemption, if redeemed during the 12-month period beginning on February 1 of the years indicated:

                          Period:
                          -------
                          2006............... 104.688%
                          2007............... 103.125%
                          2008............... 101.563%
                          2009 and thereafter 100.000%

   In addition, on or prior to February 1, 2004, Triton may redeem up to 35% of the aggregate principal amount of 9 3/8% notes issued under the indenture, at a redemption price equal to 109.375% of the principal amount of the 9 3/8% notes being redeemed, plus accrued and unpaid interest, if any, with the net proceeds of one or more equity offerings of qualified stock of Triton or Holdings.

   However, at least 65% of the aggregate principal amount of 9 3/8% notes originally issued under the indenture must remain outstanding immediately after giving effect to the redemption. Notice of redemption under this paragraph must be mailed to noteholders not later than 60 days following the completion of the relevant equity offering.

   The trustee may select the 9 3/8% notes for any partial redemption in accordance with the rules of any national securities exchange on which the 9 3/8% notes may be listed or, if they are not so listed, ratably, by lot or in any other manner as the trustee shall deem appropriate and fair. Notes in denominations larger than $1,000 may be redeemed in part but only in integral ultiples of $1,000. Notice of redemption will be mailed to the registered address of each holder of 9 3/8% notes to be redeemed prior to the redemption date. On and after the redemption date, the 9 3/8% notes or portions of 9 3/8% notes called for redemption will cease to accrue interest.

   The 9 3/8% notes will not have the benefit of any sinking fund.

Ranking

   Our obligations regarding payment of the principal of, premium, if any, and interest, including additional interest, as described under the subheading "--Certain Covenants," on, and all other obligations in respect of each and all of the 9 3/8% notes shall be subordinated in right of payment, to the extent and in the manner provided in the indenture, to prior payment in full and in cash of all our existing and future senior debt.

   All amounts of our senior debt due or to become due, including any interest accruing subsequent to an event of bankruptcy, regardless of whether the interest is an allowed claim enforceable against the debtor under the federal bankruptcy laws, upon:

   . any payment or distribution of any of our assets or securities of any kind or character and whether in cash, property or securities; or

   . any total or partial dissolution, winding up, total or partial liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings,

shall first be paid in full in cash, before the noteholders, or the trustee on their behalf, are entitled to receive any note payment of the principal of, premium, if any, or interest, including additional interest, on, or any other obligation in respect of, the 9 3/8% notes. Before any payment or distribution of any of our assets or securities of any kind or character, to which the noteholders or the trustee, on their behalf, would be entitled but for the subordination provisions of the indenture, we must make payment directly and proportionately to the holders of our senior debt or their representatives, or to the trustee or trustees under any other indenture under which we issued senior debt, to the extent necessary to pay all our senior debt in full, in cash, after giving effect to any concurrent payment, distribution or provision to or for the holders of that senior debt.

   We will not make any direct or indirect note payment, deposit or distribution of any kind or character if at the time the payment is due a default exists in the payment of any portion of our obligations with respect to any or all of our designated senior debt unless the default has been cured or waived, or the designated senior debt holders have otherwise waived their right to payment in favor of the noteholders. This benefit applies to all of our designated senior debt at all times, including:

   .   at maturity of any or all of our designated senior debt;

   . on account of mandatory redemption or prepayment of any or all of our designated senior debt;

   .   on account of acceleration of any or all of our designated senior debt;
       or

   .   otherwise

   Thus, under these circumstances we will not make note payments of principal of, premium, if any, or interest, including additional interest, on, or any other obligation in respect of the 9 3/8% notes, other than payments to noteholders from funds held in trust for their benefit, whether according to the terms of the 9 3/8% notes, or upon acceleration, by way of:

   .   repurchase,

   .   redemption,

   .   defeasance, or otherwise.

   Holders of designated senior debt may give the trustee notice of any default or event of default as a result of which the designated senior debt may be accelerated. Once the trustee has received this payment blockage notice, unless and until the default or event of default has been waived, cured or has ceased to exist, or the senior debt in question has been discharged or repaid in full, we may not make any note payments other than payments to noteholders from funds held in trust for their benefit for 179 days after the trustee received the payment blockage notice. However:

   . in no event will a payment blockage period extend beyond 179 days from the date the trustee received the payment blockage notice; and

   . there must be 180 days in any 360-day period during which no payment blockage period is in effect.

   No more than one payment blockage period may be commenced with respect to the 9 3/8% notes during any period of 360 consecutive days. No default or event of default that existed or was continuing with respect to the designated senior debt on the date a payment blockage period commenced may trigger any other payment blockage period, whether or not within 360 consecutive days, unless the default or event of default has first been cured or waived for a period of not less than 90 consecutive days.

   Our failure to make any payment or distribution for or on account of the 9 3/8% notes by reason of the provisions of the indenture described under this section will not be construed as preventing the occurrence of an event of default described in clauses (1) through (3) of "--Events of Default."

   By reason of the subordination provisions described above, in the event of our insolvency, funds which otherwise would be payable to noteholders will be paid to holders of our senior debt to the extent necessary to repay that senior debt in full, and we may be unable to meet fully our obligations with respect to the 9 3/8% notes. Subject to the restrictions set forth in the indenture, in the future we may incur additional senior debt.

The Guarantees

   The indenture provides that the guarantors of the 9 3/8% notes will, jointly and severally, unconditionally guarantee on a senior subordinated basis all of our obligations under the indenture, including our obligation to pay principal, premium, if any, and interest, including additional interest, with respect to the 9 3/8% notes. As of the date of this prospectus, all of our wholly-owned direct and indirect subsidiaries are guarantors on a full, unconditional, and joint and several basis. Holdings, our direct parent and sole stockholder, is not a guarantor. Each guarantor is limited to the maximum amount which, after the guarantor gives effect to all other contingent and fixed liabilities, will result in its obligations under the guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

   We will not permit any of our subsidiaries to become a direct or indirect obligor under, or in respect of, any senior credit facilities without causing the subsidiary to become a guarantor of our obligations under the 9 3/8% notes. Any subsidiary in that situation shall:

   . execute and deliver a supplemental indenture in a form reasonably satisfactory to the trustee. Under the terms of the supplemental indenture, the subsidiary shall unconditionally guarantee all of our obligations under the 9 3/8% notes and the indenture on the terms set forth in the indenture; and

   . deliver to the trustee an opinion of counsel that the supplemental indenture has been duly authorized, executed and delivered by the subsidiary and constitutes a valid and legally binding and enforceable obligation of the subsidiary.

   Any guarantor that is no longer a direct or indirect obligor, including as a guarantor, under or in respect of all senior credit facilities shall be released from its guarantee upon delivery of an officers' certificate to the trustee certifying to that effect.

   In addition, the indenture provides that if we or any subsidiary sells all of a guarantor's capital stock, including by issuance or otherwise, in a transaction constituting an asset disposition or which would constitute an asset disposition except that the aggregate consideration was not in excess of $5.0 million, and:

   . the net available proceeds from the asset disposition are used in accordance with the covenant limiting asset dispositions; or

   . we deliver to the trustee an officers' certificate to the effect that the net available proceeds from the asset disposition will be used in accordance with the covenant limiting asset dispositions within specified time limits, then the guarantor shall be released and discharged from its guarantee obligations upon use of the proceeds, in the case of the first clause above, or upon delivery of the certificate, in the case of the second clause above.

   We may, at our option, cause any of our subsidiaries to be a guarantor. Each guarantor's obligations under its guarantee are subordinated in right of payment to the prior payment in full of the guarantor's senior debt on the same basis as our obligations on the 9 3/8% notes are subordinated to our senior debt. Each guarantee will rank ratably in right of payment with any other senior subordinated indebtedness of the guarantor and senior in right of payment to any future subordinated indebtedness of each guarantor.

Certain Covenants

   The indenture contains, among others, the following covenants.

  Limitation on Incurrence of Indebtedness

   The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, incur any indebtedness, including acquired indebtedness, except:

   (1) indebtedness incurred by us, if after giving effect to the incurrence, receipt and application or use of the net proceeds, including, without limitation, to repay indebtedness, complete an asset acquisition or make any restricted payment:

      (a) the ratio of total consolidated indebtedness to annualized pro forma consolidated operating cash flow is less than:

          .   7.0 to 1.0, if we incur the indebtedness prior to July 1, 2004, or

          . 6.0 to 1.0, if we incur the indebtedness on or after July 1, 2004; or

      (b) total consolidated indebtedness is equal to or less than 75% of total invested capital, but only regarding indebtedness we incur prior to July 1, 2004;

   (2) indebtedness that we and our restricted subsidiaries incur under one or more senior credit facilities, in a principal amount at any one time outstanding not to exceed $750.0 million in the aggregate for all such senior credit facilities, including amounts outstanding under senior credit facilities on January 19, 2001;

   (3) indebtedness that we and our restricted subsidiaries have outstanding from time to time according to the terms of any vendor credit arrangement;

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

   (4) indebtedness we owe to any restricted subsidiary or indebtedness a restricted subsidiary owes to us or to another restricted subsidiary. However, upon either:

      (a) a restricted subsidiary's or our transfer or disposition of any indebtedness permitted under this clause to a person other than us or another restricted subsidiary; or

      (b) the issuance of shares other than directors' qualifying shares, or the sale, transfer or other disposition of shares of such restricted subsidiary's capital stock, or other ownership interests, including by consolidation or merger, to a person other than us or a restricted subsidiary, the exception provided by this paragraph (4) shall no longer be applicable to that indebtedness and the indebtedness shall be deemed to have been incurred at the time of the issuance, sale, transfer or other disposition, as the case may be;

   (5) indebtedness under any interest rate agreement to the extent entered into to protect us or a restricted subsidiary from fluctuations in interest rates on any other indebtedness permitted by the indenture, including the 9 3/8% notes, and not for speculative purposes;

   (6) indebtedness incurred to refinance any indebtedness incurred under the 9 3/8% notes, the 11% notes, the guarantees of any such notes, or paragraphs (1) or (3) above. However, such indebtedness may not exceed:

      (a) the principal amount, or accreted value, if less, of the indebtedness so refinanced,

   plus

      (b) the amount of any premium that must be paid in connection with the refinancing according to its terms, or the amount of any premium the issuer of the indebtedness reasonably determines is necessary to accomplish the refinancing by means of:
          .   a tender offer;

          .   an exchange offer; or

          .   a privately negotiated repurchase,

   plus

      (c) the expenses that the issuer of the indebtedness reasonably incurs in connection with the refinancing.

       Further, any refinancing of indebtedness that is ranked ratably with the 9 3/8% notes must be made equal with or subordinate to the 9 3/8% notes in right of payment and any refinancing of indebtedness that is subordinate to the 9 3/8% notes in right of payment must be made subordinate to the 9 3/8% notes on terms no less favorable to the noteholders than those contained in the indebtedness being refinanced. Either way, the refinancing indebtedness may not have an average life less than the remaining average life of the indebtedness being refinanced, either by its terms or by the terms of any agreement or instrument under whose terms the indebtedness is issued. Finally we, or the obligor on the indebtedness being refinanced, must be the party incurring the refinancing indebtedness;

(7) our indebtedness under the 9 3/8% notes and the guarantors' indebtedness under the guarantee of the 9 3/8% notes incurred in accordance with the indenture;

(8) our or any restricted subsidiary's capital lease obligations regarding leasing of tower sites and equipment. However, capital lease obligations shall not exceed $25.0 million in aggregate principal amount at any time outstanding;

(9) our or any restricted subsidiary's indebtedness consisting of a guarantee of indebtedness permitted to be incurred by another provision of this covenant;

(10) our or any restricted subsidiary's indebtedness in respect of statutory obligations, performance, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business; and

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

(11) our indebtedness not otherwise permitted to be incurred under clauses (1) through (10) above which, together with any other outstanding indebtedness incurred under this clause, has an aggregate principal amount not in excess of $75.0 million at any time outstanding.

   Indebtedness of an entity that exists at the time the entity becomes a restricted subsidiary, or that is secured by a lien on an asset we or a restricted subsidiary acquired, whether or not the acquiring entity assumes the indebtedness, shall be deemed incurred at the time the entity becomes a restricted subsidiary or at the time of the asset acquisition, as the case may be.

   For purposes of determining compliance with this covenant, in the event that an item of indebtedness meets the criteria of more than one of the categories of indebtedness permitted under clauses (1) through (11) above, we may, in our sole discretion, classify the item of indebtedness in any manner that complies with this covenant and may from time to time reclassify the item of indebtedness in any manner that would comply with this covenant at the time of the reclassification. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of indebtedness for purposes of this covenant.

  Limitation on Layered Debt

   The indenture provides that we will not:

   (1) directly or indirectly, incur any indebtedness that by its terms would expressly rank senior to the 9 3/8% notes and subordinate to any other of our indebtedness in right of payment; and

   (2) cause or permit any guarantor of the 9 3/8% notes to, and no guarantor of the 9 3/8% notes will, directly or indirectly, incur any indebtedness that by its terms would expressly rank senior to its guarantee of the 9 3/8% notes and rank subordinate to any other of the guarantor's indebtedness in right of payment. However, no indebtedness shall be deemed to be subordinated solely by virtue of being unsecured.

  Limitation on Restricted Payments

   The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, engage in the transactions set forth below, each of which constitutes a restricted payment:

   (1) declare or pay any dividend, or make any distribution of any kind or character, whether in cash, property or securities, in respect of any class of our capital stock, excluding any dividends or distributions payable solely in shares of our qualified stock or in options, warrants or other rights to acquire our qualified stock;

   (2) purchase, redeem, or otherwise acquire or retire for value any shares of our capital stock, any options, warrants or rights to purchase or acquire shares of our capital stock or any securities convertible or exchangeable into shares of our capital stock, other than any such shares of capital stock, options, warrants, rights or securities that are owned by us or by a restricted subsidiary;

   (3) make any investment other than a permitted investment in any entity, other than us or a restricted subsidiary; or

   (4) redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to its scheduled maturity, repayment or any sinking fund payment, subordinated indebtedness;

if, at the time of such restricted payment:

   (A) a default or an event of default has occurred and is continuing at the time of or after giving effect to the restricted payment;

   (B) immediately after giving effect to the restricted payment, we could not incur at least $1.00 of additional indebtedness under clause (1) of "--Limitation on Incurrence of Indebtedness" above; and

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

   (C) immediately upon giving effect to the restricted payment, the aggregate amount of all restricted payments declared or made on or after December 31, 2000, including any designation amount, as defined below in "--Limitation on Designations of Unrestricted Subsidiaries" exceeds the sum, without duplication, of:

      (a) the amount of:

          . our consolidated cash flow after December 31, 2000 through the end of the latest full fiscal quarter for which our consolidated financial statements are available preceding the date of the restricted payment, treated as a single accounting period, less

          . 150% of our cumulative consolidated interest expense after December 31, 2000 through the end of the latest full fiscal quarter for which our consolidated financial statements are available preceding the date of the restricted payment, treated as a single accounting period, plus

      (b) the aggregate net cash proceeds, other than excluded cash proceeds, which we received as a capital contribution in respect of, or from the proceeds of a sale of, qualified stock made after April 29, 1998, excluding in each case:

          . the proceeds from a sale of qualified stock to a restricted subsidiary; and

          . the proceeds from a sale, other than from a public sale, of qualified stock, if the proceeds are applied to optionally redeem 9 3/8% notes on or prior to February 1, 2004;

     plus

      (c) the aggregate net cash proceeds we or any restricted subsidiary received from the sale, disposition or repayment, other than to us or a restricted subsidiary, of any investment made after April 29, 1998 that constituted a restricted payment in an amount equal to the lesser of:

          .   the return of capital with respect to the investment, and

          . the initial amount of the investment, in either case, less the cost of disposition of the investment,

     plus

      (d) an amount equal to the consolidated net investment on the date of revocation of the designation of any subsidiary as an unrestricted subsidiary made by us and/or any of our restricted subsidiaries in any subsidiary that has been designated as an unrestricted subsidiary after April 29, 1998, upon its redesignation as a restricted subsidiary in accordance with the covenant described under "--Limitation on Designations of Unrestricted Subsidiaries,"

     less

      (e) the amount of all restricted payments made by us or our restricted subsidiaries between April 29, 1998 and on or prior to January 1, 2001.

   For purposes of the preceding clause (b), the value of the aggregate net cash proceeds we receive from, or as a capital contribution in connection with, the issuance of qualified stock, either upon the conversion of convertible indebtedness of ours or of any of our restricted subsidiaries, in exchange for outstanding indebtedness of ours or of any of our restricted subsidiaries or upon the exercise of options, warrants or rights, will be the net cash proceeds received by us or any of our restricted subsidiaries upon the issuance of such indebtedness, options, warrants or rights plus the incremental amount received upon their conversions, exchange or exercise.

   For purposes of the preceding clause (d), the value of the consolidated net investment, on the date of revocation of the designation of any subsidiary as an unrestricted subsidiary, shall be equal to the fair market

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

value of the aggregate amount of our and/or any restricted subsidiary's investments in the subsidiary on the applicable date of designation.

   For purposes of determining the amount expended for restricted payments, cash distributed shall be valued at its face amount and property other than cash shall be valued at its fair market value on the date we or a restricted subsidiary makes the restricted payment, as the case may be.

   The provisions of this covenant do not prohibit:

   (i) payment of any dividend or distribution within 60 days after the date the dividend is declared, if payment of the dividend at the date of declaration would comply with the provisions of the indenture;

  (ii) so long as no default or event of default under the indenture has occurred and is continuing, our purchase, redemption, retirement or other acquisition of any of our capital stock out of the net cash proceeds of a substantially concurrent capital contribution to us in connection with qualified stock or out of the net cash proceeds we receive from a substantially concurrent issuance or sale, other than to a restricted subsidiary, of our qualified stock. However, the net cash proceeds:

      .   shall be excluded from clause (C)(b) above, and

      . if from a sale other than a public sale, shall not be applied to any optional redemption of the 9 3/8% notes on or prior to February 1, 2004;

 (iii) so long as no default or event of default under the indenture has occurred and is continuing, our purchase, redemption, retirement, defeasance or other acquisition of our subordinated indebtedness made by exchange for or conversion into, or out of the net cash proceeds we receive from, or out of a capital contribution made to us in connection with a concurrent issuance and sale, other than to a restricted subsidiary, of

      (a) qualified stock, provided that the net cash proceeds from the qualified stock:

          .   shall be excluded from clause (C)(b) above, and

          . if from a sale other than a public sale, shall not be applied to any optional redemption of the 9 3/8% notes, on or prior to February 1, 2004, or

      (b) other subordinated indebtedness of ours that has an average life equal to or greater than the average life of the subordinated indebtedness being purchased, redeemed, retired, defeased or otherwise acquired;

  (iv) so long as no default or event of default under the indenture has occurred and is continuing, the making of a direct or indirect investment constituting a restricted payment in an amount not to exceed the amount of the proceeds of a capital contribution in respect of qualified stock or from our issuance or sale, other than to a restricted subsidiary, of our qualified stock. However, the net cash proceeds:

      .   shall be excluded from clause (C)(b) above, and

      . if from a sale other than a public sale, shall not be applied to any optional redemption of the 9 3/8% notes on or prior to February 1, 2004; or

   (v) so long as no default or event of default under the indenture has occurred and is continuing, dividends or distributions we make to Holdings for repurchase, redemption, acquisition or retirement for value of any capital stock of Holdings held by any member of its management or to us or to any of our subsidiaries pursuant to any management equity subscription agreement, stock option agreement or other similar agreement. However:

      . the aggregate amount of these dividends or distributions shall not exceed $2.0 million in any twelve-month period,

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      .   any unused amount in any twelve-month period may be carried forward to one or more future periods, and

      .   the amount available to us as of January 19, 2001 under this clause
          (v) shall be equal to $2.0 million plus the amount available to us as of January 19, 2001 for such payments pursuant to the comparable clause of the indenture governing the terms of our 11% notes.

   Restricted payments made pursuant to clauses (i) and (v) above shall be included in making the determination of available amounts under clause (C) above, and restricted payments made pursuant to clauses (ii), (iii) and (iv) above shall not be included in making the determination of available amounts under clause (C) above.

  Limitation on Restrictions Affecting Restricted Subsidiaries

   The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual encumbrance or restriction of any kind on the ability of any restricted subsidiary to:

   (1) pay, directly or indirectly, dividends, in cash or otherwise, or make any other distributions in respect of its capital stock or pay any indebtedness or other obligation owed to us or any other restricted subsidiary;

   (2) make any investment in us or any other restricted subsidiary; or

   (3) transfer any of its property or assets to us or to any other restricted subsidiary, except for encumbrances or restrictions existing under or by reason of:

      (a) any agreement in effect on January 19, 2001 as that agreement was in effect on January 19, 2001;

      (b) any senior credit facilities;

      (c) any agreement relating to any indebtedness incurred by a restricted subsidiary prior to the date on which we acquired it, and outstanding and not incurred in anticipation or contemplation of becoming a restricted subsidiary, so long as the encumbrance or restriction does not apply to any property or assets of ours or of any restricted subsidiary other than the acquired restricted subsidiary;

      (d) customary provisions contained in an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of a restricted subsidiary, so long as the encumbrance or restriction is applicable only to the restricted subsidiary or its property and assets;

      (e) any agreement effecting a refinancing or amendment of indebtedness incurred under any agreement referred to in sub-clause (a) above, so long as the provisions contained in the refinancing or amended agreement relating to the encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the original agreement in the reasonable judgment of:

          . the board of Holdings if, at the time of the refinancing or amendment, we are a subsidiary of Holdings, or

          . our board if, at the time of the refinancing or amendment, we are not a subsidiary of Holdings;

      (f) the indenture;

      (g) applicable law or any applicable rule, regulation or order;

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      (h) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any restricted subsidiary;

      (i) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (3) of this covenant;

      (j) restrictions of the type referred to in clause (3) of this covenant contained in security agreements securing indebtedness of a restricted subsidiary to the extent those liens were otherwise incurred in accordance with the covenant described under "--Limitation on Liens" below and restrict the transfer of property subject to the agreements; or

      (k) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business.

  Limitation on Liens

   The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, create, cause, incur or suffer to exist any lien on or with respect to our capital stock, property or assets, or those of the restricted subsidiary, owned on January 19, 2001 or thereafter created or acquired to secure any indebtedness, without making, or causing the restricted subsidiary to make, effective provision for securing the 9 3/8% notes and all other amounts due under the indenture equally and ratably with the indebtedness or, in the event the indebtedness is subordinated indebtedness, prior to the indebtedness as to the property or assets for so long as the indebtedness shall be so secured.

   The restrictions set forth in the preceding paragraph do not apply to:

   (1) liens existing on January 19, 2001 securing indebtedness existing on January 19, 2001;

   (2) liens securing senior debt, including liens securing indebtedness under any senior credit facilities and any corresponding guarantees, to the extent that the covenant described under "--Limitation on Incurrence of Indebtedness" above permits the incurrence of indebtedness thus secured;

   (3) liens securing only the 9 3/8% notes and the guarantees of the 9 3/8% notes, if any;

   (4) liens in favor of us or any guarantor of the 9 3/8% notes;

   (5) liens to secure indebtedness incurred in connection with vendor credit arrangements;

   (6) liens on property existing immediately prior to the acquisition of that property, and not created in connection with or in anticipation or contemplation of the financing of the acquisition;

   (7) liens on property of an entity existing at the time the entity is acquired or merged with or into or consolidated with us or any restricted subsidiary, and not created in connection with or in anticipation or contemplation of the business combination;

   (8) liens to secure the performance of statutory obligations, surety or appeal bonds or bid or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other similar liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP shall have been made;

   (9) liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, as long as any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made;

  (10) liens to secure indebtedness incurred to refinance in whole or in part, any indebtedness secured by liens referred to in clauses (1) through (9) above, so long as the liens do not extend to any additional

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       category of property and the principal amount of indebtedness so secured is not increased, except for the amount of any premium required to be paid in connection with refinancing under the terms of the indebtedness refinanced or the amount of any premium we have reasonably determined is necessary to accomplish the refinancing by means of:

      .   a tender offer,

      .   an exchange offer, or

      .   a privately negotiated repurchase,

     plus

       the expenses of the issuer of the indebtedness reasonably incurred in connection with the refinancing; and

  (11) liens in favor of the trustee as provided for in the indenture on money or property held or collected by the trustee in its capacity as trustee.

  Limitation on Certain Asset Dispositions

   The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, make any asset dispositions unless:

   (1) we or the restricted subsidiary receive consideration for the asset disposition at least equal to the fair market value of the assets sold or disposed of, as determined by either:

      (a) the board of Holdings if, at the time of the asset disposition, we are a subsidiary of Holdings, or

      (b) our board if, at the time of the asset disposition, we are not a subsidiary of Holdings, in good faith and evidenced by a resolution of the appropriate board filed with the trustee;

   (2) other than in the case of a permitted asset swap, not less than 75% of the consideration received by us or our restricted subsidiary from the disposition consists of:

      (a) cash or cash equivalents,

      (b) the assumption of indebtedness other than non-recourse indebtedness or any subordinated indebtedness of ours or our restricted subsidiary or other obligations relating to the assets, accompanied by the irrevocable unconditional release of us or of the restricted subsidiary from all liability on the indebtedness or other obligations assumed, or

      (c) notes or other obligations received by us or the restricted subsidiary from the transferee that we or the restricted subsidiary convert into cash concurrently with the receipt of the 9 3/8% notes or other obligations, to the extent of the cash we actually receive; and

   (3) all net available proceeds, less any amounts invested within 365 days of such asset disposition:

      (a) to acquire all or substantially all of the assets of, or a majority of the voting stock of, an entity primarily engaged in a permitted business,

      (b) to make a capital expenditure, or

      (c) to acquire other long-term assets that are used or useful in a permitted business,

       are applied, on or prior to the 365th day after the asset disposition, to the permanent reduction and prepayment of any of our senior debt then outstanding, including a permanent reduction of the commitments in respect thereof or to the making of an offer to purchase our outstanding 11% notes in accordance with the terms of the indenture governing the terms of such notes. Any net available proceeds, from any asset disposition subject to the immediately preceding sentence, that are not applied as provided in the immediately preceding sentence, shall be used promptly after the expiration of the

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       365th day after the asset disposition, or earlier if we so elect, to make an offer to purchase outstanding 9 3/8% notes, and other notes of ours that rank pari passu with the 9 3/8% notes to the extent required by the agreements governing the terms of any such other notes, at a purchase price in cash equal to 100% of the aggregate principal amount plus accrued and unpaid interest to the purchase date.

   However, we may defer making any offer to purchase 9 3/8% notes until there are aggregate unutilized net available proceeds from asset dispositions otherwise subject to the two immediately preceding sentences, equal to or in excess of $15.0 million, at which time the entire unutilized net available proceeds from asset dispositions otherwise subject to the two immediately preceding sentences, and not just the amount in excess of $15.0 million, shall be applied as this covenant requires. We may use any remaining net available proceeds following the completion of the required offer to purchase for any other purpose, subject to the other provisions of the indenture, and the amount of net available proceeds then required to be otherwise applied in accordance with this covenant shall be reset to zero. These provisions will not apply to a transaction completed in compliance with the provisions of the indenture described under "--Mergers, Consolidations and Certain Sales of Assets" below.

   Pending application as set forth above, the net available proceeds of any asset disposition may be invested in cash or cash equivalents or used to reduce temporarily indebtedness outstanding under any revolving credit agreement to which we are a party and under which we have incurred indebtedness.

   In the event that we make an offer to purchase the 9 3/8% notes, we will comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

  Limitation on Transactions with Affiliates

   The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, conduct any business or enter into, renew or extend any transaction with any of our respective affiliates or those of our subsidiaries, or any beneficial holder of 10% or more of any class of our or Holdings capital stock, including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service, or the making of any guarantee, loan, advance or investment, either directly or indirectly, unless the terms of the transaction are at least as favorable as the terms that we or the restricted subsidiary could obtain at that time in a comparable transaction made on an arm's-length basis with a person who is not an affiliate. However, in any transaction involving aggregate consideration in excess of $10.0 million, we will deliver an officers' certificate to the trustee stating that a majority of the disinterested directors of either:

   . the board of Holdings if, at the time of the transaction, we are a subsidiary of Holdings, or

   . our board if, at the time of the transaction, we are not a subsidiary of Holdings,

have determined, in their good faith judgment, that the terms of the transaction are at least as favorable as the terms that we or a restricted subsidiary could obtain in a comparable transaction made on an arm's-length basis between unaffiliated parties. If the aggregate consideration is in excess of $25.0 million, we will also deliver to the trustee, prior to the closing of the transaction, the favorable written opinion of a nationally recognized accounting, appraisal or investment banking firm as to the fairness of the transaction to the noteholders, from a financial point of view.

   Notwithstanding the foregoing, the restrictions set forth in this covenant do not apply to:

   (1) transactions between or among us and/or any restricted subsidiaries;

   (2) any restricted payment or permitted investment permitted by the covenant described under "--Limitation on Restricted Payments;"

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   (3) directors' fees, indemnification and similar arrangements, officers'
       indemnification, employee stock option or employee benefit plans and employee salaries and bonuses paid or created in the ordinary course of business;

   (4) any other agreement in effect on January 19, 2001 as it shall be amended from time to time, so long as any material amendment complies with the provisions of the preceding paragraph of this covenant;

   (5) transactions with AT&T, AT&T Wireless, AT&T Wireless PCS, or any of their respective affiliates, relating to the marketing or provision of telecommunication services or related hardware, software or equipment on terms that are no less favorable, when taken as a whole, to us or our restricted subsidiaries, as applicable, than those available from unaffiliated third parties;

   (6) transactions involving the leasing, sharing or other use by us or any restricted subsidiary of communications network facilities, including, without limitation, cable, or fiber lines, equipment or transmission capacity, of any affiliate of ours or any beneficial holder of 10% or more of any class of capital stock of Triton or Holdings, on terms that are no less favorable, when taken as a whole, to us or our restricted subsidiary, as applicable, than those available from such related party to unaffiliated third parties;

   (7) transactions involving the provision of telecommunication services by a related party in the ordinary course of its business to us or any restricted subsidiary, or by us or any restricted subsidiary to a related party, on terms that are no less favorable, when taken as a whole, to us or the restricted subsidiary, as applicable, than those available from such related party to unaffiliated third parties;

   (8) any sales agency agreements under which an affiliate has the right to market any or all of our or any of our restricted subsidiaries' products or services; and

   (9) customary commercial banking, investment banking, underwriting, placement agent or financial advisory fees paid in connection with services rendered to us and our subsidiaries in the ordinary course.

  Limitation on Our Activities and the Activities of Our Restricted Subsidiaries

   The indenture provides that we will not, and will not permit any restricted subsidiary to, engage in any business other than a permitted business, except to the extent it is not material to us and our restricted subsidiaries, taken as a whole.

  Change of Control

   Within 30 days following the closing date of a transaction resulting in a change of control, we will commence an offer to purchase all outstanding 9 3/8% notes at a purchase price in cash equal to 101% of the aggregate principal amount, plus accrued and unpaid interest, if any, to the purchase date.

   We will complete the offer to purchase not earlier than 30 days and not later than 60 days after the commencement of the offer. Each noteholder shall be entitled to tender all or any portion of the 9 3/8% notes he or she owns according to the terms of our offer to purchase, subject to the requirement that any portion of a 9 3/8% note tendered must be in an integral multiple of $1,000 principal amount.

   In the event that we make an offer to purchase the 9 3/8% notes, we will comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

   We will not be required to make an offer to purchase upon a change of control if a third party makes the offer to purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to an offer to purchase made by us and purchases all 9 3/8% notes validly tendered and not withdrawn under the third party's offer to purchase.

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   With respect to a sale of assets referred to in the definition of change of control, the phrase "all or substantially all of our assets" will likely be interpreted under applicable law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of all or substantially all of our assets has occurred. In addition, we cannot assure you that we will be able to acquire 9 3/8% notes tendered upon the occurrence of a change of control. Our ability to pay cash to the noteholders upon a change of control may be limited to our then existing financial resources. We and some of our domestic subsidiaries are parties to an amended and restated credit agreement, dated September 14, 2000, which contains covenants prohibiting, or requiring waiver or consent of the lenders prior to, the repurchase of the 9 3/8% notes upon a change of control. Future debt agreements we enter into may provide the same. If we do not obtain a waiver or consent or repay the indebtedness, we will remain prohibited from repurchasing the 9 3/8% notes. In that event, our failure to purchase tendered 9 3/8% notes would constitute an event of default under the indenture, which in turn would constitute a default under the credit agreement and possibly other indebtedness. Neither our board of directors nor the trustee may waive any of the provisions relating to a repurchase upon a change of control.

   The provisions summarized above will not prevent us from entering into transactions of the types described above with management or their affiliates. In addition, those provisions may not necessarily afford the noteholders protection in the event of a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the noteholders, because the transaction may not involve a shift in voting power or beneficial ownership, or, even if it does, it may not involve a shift of the magnitude required under the definition of change of control to trigger the provisions.

  Provision of Financial Information

   The indenture provides that, whether or not required by the SEC's rules and regulations, so long as any 9 3/8% notes are outstanding, we will furnish to the noteholders:

   (1) all quarterly and annual financial information that we would be required to include on Forms 10-Q and 10-K if we were required to file those forms with the SEC, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section that describes our consolidated financial condition and results of operations and, with respect to the annual information only, a report by our certified independent accountants; and

   (2) all current reports that we would be required to file on Form 8-K if we were required to file those reports with the SEC,

   in each case within the time period specified in the SEC's rules and regulations. In addition, we will file a copy of all information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations, unless the SEC will not accept the filing, and make the information available to securities analysts and prospective investors upon request. We will also, for as long as any 9 3/8% notes remain outstanding, furnish to the noteholders and to securities analysts and prospective investors, upon their request, the information we are required to deliver under Rule 144A(d)(4) under the Securities Act.

  Limitation on Designations of Unrestricted Subsidiaries

   The indenture provides that we may designate any of our subsidiaries, other than Triton PCS License Company, L.L.C., Triton PCS Property Company, L.L.C. and Triton PCS Equipment Company, L.L.C., as an unrestricted subsidiary under the indenture only if:

   (1) no default or event of default has occurred and is continuing at the time of or after giving effect to the designation;

   (2) we would be permitted under the indenture to make an investment at the time of designation and, assuming the effectiveness of the designation, in an amount, referred to as a designation amount, equal to the fair market value of the aggregate amount of our investments in the subsidiary on that date; and

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   (3) except in the case of a subsidiary in which we are investing under and as permitted by the fifth paragraph of the covenant "--Limitation on Restricted Payments," we would be permitted to incur $1.00 of additional indebtedness under the first clause of "--Limitation on Incurrence of Indebtedness" at the time of designation, assuming the effectiveness of the designation.

   In the event of any designation, we shall be deemed to have made an investment, constituting a restricted payment as described under "--Limitation on Restricted Payments" for all purposes of the indenture, in the designation amount. The indenture further provides that we will not, and will not permit any restricted subsidiary, at any time to:

   (1) provide direct or indirect credit support for, or a guarantee of, any indebtedness of any unrestricted subsidiary, including any undertaking, agreement or instrument evidencing the indebtedness;

   (2) be directly or indirectly liable for any indebtedness of any unrestricted subsidiary; or

   (3) be directly or indirectly liable for any indebtedness which provides that the holder may, upon notice, lapse of time or both, declare a default or cause payment to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any indebtedness of any unrestricted subsidiary, including any right to take enforcement action against the unrestricted subsidiary, except, in the case of clause (1) or (2) above, to the extent permitted under "--Limitation on Restricted Payments."

   The indenture further provides that we may revoke any designation of a subsidiary as an unrestricted subsidiary. The subsidiary shall then constitute a restricted subsidiary if:

   (1) no default has occurred and is continuing at the time of and after giving effect to the revocation; and

   (2) all liens and indebtedness of the unrestricted subsidiary outstanding immediately following the revocation would, if incurred at that time, have been permitted to be incurred for all purposes of the indenture.

   All designations and revocations must be evidenced by resolutions of our board of directors delivered to the trustee certifying compliance with the provisions.

  Mergers, Consolidations and Certain Sales of Assets

   We will not consolidate or merge with or into any person, or sell, assign, lease, convey or otherwise dispose of, or cause or permit any restricted subsidiary to consolidate with or into any person or sell, assign, lease, convey or otherwise dispose of, all or substantially all of our assets, determined on a consolidated basis for us and our restricted subsidiaries, whether as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution, to any person unless, in each case:

   (1) the entity formed by or surviving a consolidation or merger, if other than Triton or our restricted subsidiary, as the case may be, or to which the sale, assignment, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any State or the District of Columbia;

   (2) the surviving entity assumes by supplemental indenture all of our obligations under the 9 3/8% notes and the indenture;

   (3) immediately after giving effect to the transaction and the use of any resulting net proceeds, on a pro forma basis, we or the surviving entity, as the case may be, could incur at least $1.00 of indebtedness under the clause (1) of "--Limitation on Incurrence of Indebtedness" above;

   (4) immediately after giving effect to the transaction, and treating any indebtedness that becomes an obligation of ours or of our restricted subsidiaries as a result of the transaction, as having been incurred

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       by us or our restricted subsidiary at the time of the transaction, no default or event of default has occurred and is continuing; and

   (5) if, as a result of the transaction, property or assets of ours or our restricted subsidiary would become subject to a lien not excepted from the provisions of the indenture described under "--Limitation on Liens" above, we, the restricted subsidiary or the surviving entity, as the case may be, shall have secured the 9 3/8% notes as required by that covenant.

   The provisions of this paragraph shall not apply to any merger of a restricted subsidiary with or into Triton or any of its wholly-owned subsidiaries or the release of any guarantor of the 9 3/8% notes in accordance with the terms of the guarantee of the 9 3/8% notes and the indenture in connection with any transaction complying with the provisions of the indenture described under "--Limitation on Certain Asset Dispositions" above.

Events of Default

   The following are events of default under the indenture:

   (1) we fail to pay the principal of, or premium, if any, on any 9 3/8% note when due, whether or not prohibited by the provisions of the indenture described under "--Ranking" above;

   (2) we fail to pay any interest on any 9 3/8% note when due, continued for 30 days, whether or not prohibited by the provisions of the indenture described under "--Ranking" above;

   (3) we default in the payment of the principal of and interest on 9 3/8% notes required to be purchased through an offer to purchase, as described under "--Certain Covenants--Change of Control" and "--Certain Covenants--Limitation on Certain Asset Dispositions" above, when due and payable, whether or not prohibited by the provisions of the indenture described under "--Ranking" above;

   (4) we fail to perform or comply with any of the provisions described under "--Certain Covenants--Mergers, Consolidations and Certain Sales of Assets" above;

   (5) we fail to perform any other covenant or agreement of ours under the indenture or the 9 3/8% notes, continued for 60 days after the trustee or holders of at least 25% in aggregate principal amount of the 9 3/8% notes submit written notice to us;

   (6) we default under the terms of one or more instruments evidencing or securing indebtedness of ours or any of our subsidiaries having an outstanding principal amount of $15.0 million or more individually or in the aggregate that has resulted in the acceleration of payment of such indebtedness or failure to pay principal when due at the final stated maturity of the indebtedness;

   (7) the rendering of a final judgment or judgments, not subject to appeal, against us or any of our restricted subsidiaries in an amount of $15.0 million or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

   (8) the occurrence of events of bankruptcy, insolvency or reorganization affecting us or any material subsidiary; or

   (9) any guarantee of the 9 3/8% notes of a material subsidiary ceases to be in full force and effect, is declared null and void and unenforceable, or is found to be invalid or any guarantor of the 9 3/8% notes denies its liability under the guarantee, other than by reason of a release of that guarantor from the guarantee in accordance with the terms of the indenture and the guarantee.

   If an event of default, other than an event of default with respect to us described in clause (8) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding 9 3/8% notes may accelerate the maturity of all the 9 3/8% notes. However, after an acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding 9 3/8% notes may, under certain circumstances, rescind and annul the acceleration if all defaults, other

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than the non-payment of accelerated principal, have been cured or waived as provided in the indenture. If an event of default specified in clause (8) above with respect to us occurs, the outstanding 9 3/8% notes will become immediately due and payable without any declaration or other act on the part of the trustee or any noteholder. For information as to waiver of defaults, see "--Modification and Waiver."

   The indenture provides that the trustee shall, within 90 days after the occurrence of any default or event of default with respect to the 9 3/8% notes, give the noteholders notice of all uncured defaults or events of default known to it. However, except in the case of an event of default or a default in any payment with respect to the 9 3/8% notes or a default or event of default in complying with the provisions described in "--Certain Covenants--Mergers, Consolidations and Certain Sales of Assets," the trustee shall be protected in withholding notice if and so long as the board of directors or responsible officers of the trustee in good faith determine that the withholding of such notice is in the interest of the noteholders.

   No noteholder will have any right to pursue any remedy under the indenture, unless that holder has previously given to the trustee written notice of a continuing event of default and unless:

   . the holders of at least 25% in aggregate principal amount of the outstanding 9 3/8% notes have made written request, and, if requested by the trustee, offered reasonable indemnity, to the trustee to pursue a remedy as trustee; and

   . the trustee has not received from the holders of a majority in aggregate principal amount of the 9 3/8% notes a direction inconsistent with the request and has failed to pursue the remedy within 60 days.

   However, these limitations do not apply to a suit instituted by a noteholder for enforcement of payment of the principal of and premium, if any, or interest on a 9 3/8% note on or after the respective due dates set forth in the 9 3/8% note.

   We are required to furnish to the trustee an annual statement as to our performance of certain of our obligations under the indenture and as to any default in such performance.

Satisfaction and Discharge of Indenture; Defeasance

   Subject to the subordination provisions of the 9 3/8% notes, we may terminate our substantive obligations and the substantive obligations of the guarantors of the 9 3/8% notes in respect of the 9 3/8% notes and the guarantees of the 9 3/8% notes by delivering all outstanding 9 3/8% notes to the trustee for cancellation and paying all sums payable by us on account of principal of, premium, if any, and interest on all the 9 3/8% notes or otherwise. In addition, we may, provided that no default or event of default has occurred and is continuing or would arise, or, with respect to a default or event of default specified in clause (8) of "--Events of Default" above, any time on or prior to the 91st calendar day after the date of the deposit, it being understood that this condition shall not be deemed satisfied until after the 91st day, and provided that it would not cause any default under any senior debt, terminate our substantive obligations and the substantive obligations of the guarantors in respect of the 9 3/8% notes and the guarantees, except for our obligation to pay the principal of, and premium, if any, on, and the interest on the 9 3/8% notes and the guarantors' guarantee thereof by:

   (1) depositing with the trustee, under the terms of an irrevocable trust agreement, money or direct, non-callable United States government obligations sufficient, without reinvestment, to pay all remaining indebtedness on the 9 3/8% notes to maturity or to redemption;

   (2) delivering to the trustee either an opinion of counsel or a ruling directed to the trustee from the Internal Revenue Service to the effect that the noteholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations;

   (3) delivering to the trustee an opinion of counsel to the effect that our option exercise under this paragraph will not result in our, the trustee or the trust created by our deposit of funds according to this provision becoming or being deemed to be an investment company under the Investment Company Act; and

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   (4) delivering to the trustee an officers' certificate and an opinion of counsel, each stating that there has been compliance with all of the foregoing conditions.

   We also may, provided that no default or event of default has occurred and is continuing or would arise or, with respect to a default or event of default specified in clause (8) of "--Events of Default" above, any time on or prior to the 91st calendar day after the date of the deposit, it being understood that this condition shall not be deemed satisfied until after the 91st day, and provided that no default under any senior debt would result, terminate all of our substantive obligations and all of the substantive obligations of the guarantors in respect of the 9 3/8% notes and the guarantees of the 9 3/8% notes, including our obligation to pay the principal of, and premium, if any, on, and interest on the 9 3/8% notes and the guarantors' guarantee by:

   (1) depositing with the trustee, under the terms of an irrevocable trust agreement, money or direct, non-callable United States government obligations sufficient, without reinvestment, to pay all remaining indebtedness on the 9 3/8% notes to maturity or to redemption;

   (2) delivering to the trustee either a ruling directed to the trustee from the Internal Revenue Service to the effect that the noteholders will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and termination of obligations or an opinion of counsel based upon such a ruling addressed to the trustee or a change in the applicable federal tax law since the date of the indenture, to that effect;

   (3) delivering to the trustee an opinion of counsel to the effect that our exercise of our option under this paragraph will not result in our, the trustee or the trust created by our deposit of funds pursuant to this provision becoming or being deemed to be an investment company under the Investment Company Act; and

   (4) delivering to the trustee an officers' certificate and an opinion of counsel, each stating that there has been compliance with all of the foregoing conditions.

   We may make an irrevocable deposit pursuant to this provision only if at the time of the proposed deposit we are not prohibited from doing so under the subordination provisions of the indenture or covenants in the instruments governing senior debt and we have delivered to the trustee and any paying agent an officers' certificate to that effect.

Governing Law

   The indenture, the 9 3/8% notes and the guarantees of the 9 3/8% notes are governed by the laws of the State of New York without regard to principles of conflicts of law.

Modification and Waiver

   We, the guarantors of the 9 3/8% notes and the trustee may amend or supplement the indenture with the written consent of the holders of a majority in aggregate principal amount of the outstanding 9 3/8% notes. However, no such amendment or supplement may, without the consent of the holder of each 9 3/8% note affected by the change:

   (1) change the stated maturity of the principal of any 9 3/8% note;

   (2) alter the optional redemption or repurchase provisions of any 9 3/8% note or of the indenture in a manner adverse to the noteholders, other than, prior to the consummation of an asset disposition or occurrence of a change of control, certain provisions of the indenture relating to an offer to purchase;

   (3) reduce the principal amount of any 9 3/8% note;

   (4) reduce the rate of, or change the time for payment of interest on, any 9 3/8% note;

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   (5) change the place or currency of payment of principal of or interest on any 9 3/8% note;

   (6) modify any provisions of the indenture relating to the waiver of past defaults, other than to add sections of the indenture subject to those provisions, or the right of the noteholders to institute suit for the enforcement of any payment on or with respect to any 9 3/8% note or the guarantees of the 9 3/8% notes, or the modification and amendment of the indenture and the 9 3/8% notes, other than to add sections of the indenture or the 9 3/8% notes which may not be amended, supplemented or waived without the consent of each noteholder affected;

   (7) reduce the percentage of the principal amount of outstanding 9 3/8% notes necessary for amendment to or waiver of compliance with any provision of the indenture or the 9 3/8% notes or for waiver of any default;

   (8) waive a default in the payment of principal of, interest on, or redemption payment with respect to, any 9 3/8% note, except a rescission of acceleration of the 9 3/8% notes by the holders as provided in the indenture and a waiver of the payment default that resulted from acceleration;

   (9) modify the ranking or priority of the 9 3/8% notes or the guarantees, modify the definition of senior debt or designated senior debt or amend or modify the subordination provisions of the indenture in any manner adverse to the noteholders;

  (10) release any guarantor from any of its obligations under its guarantee or the indenture otherwise than in accordance with the indenture; or

  (11) modify any of the provisions, including the related definitions, relating to any offer to purchase required under the covenants described under "--Certain Covenants--Limitation on Certain Asset Dispositions" or "--Certain Covenants--Change of Control" in a manner materially adverse to the noteholders with respect to any asset disposition that has been completed or change of control that has occurred.

   The holders of a majority in aggregate principal amount of the outstanding 9 3/8% notes, on behalf of all noteholders, may waive our compliance with certain restrictive provisions of the indenture. Subject to certain rights of the trustee, as provided in the indenture, the holders of a majority in aggregate principal amount of the outstanding 9 3/8% notes, on behalf of all noteholders, may waive any past default under the indenture, except a default in the payment of principal, premium or interest or a default arising from failure to purchase any 9 3/8% note tendered pursuant to an offer to purchase, or a default in respect of a provision that under the indenture cannot be modified or amended without the consent of the holder of each outstanding
9 3/8% note affected. Notwithstanding the previous paragraph, without the consent of any noteholder, we, the guarantors of the 9 3/8% notes and the trustee may amend or supplement the indenture or the 9 3/8% notes:

   (1) to cure any ambiguity, defect or inconsistency, so long as such amendment or supplement does not adversely affect the rights of any noteholder;

   (2) to provide for uncertificated 9 3/8% notes in addition to or in place of certificated 9 3/8% notes;

   (3) to provide for the assumption of our obligations to noteholders by our successor in the case of a merger, or consolidation or sale of all or substantially all of our assets;

   (4) to make any change that would provide additional rights or benefits to the noteholders or that does not materially adversely affect their legal rights under the indenture;

   (5) to comply with SEC requirements in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

   (6) for certain other purposes provided in the indenture.

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No Personal Liability of Directors, Officers, Employees and Stockholders

   No director, officer, employee or stockholder of ours or any of our subsidiaries, acting in that capacity, will have any liability for any obligations of ours or any guarantor under the 9 3/8% notes, the indenture, the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each noteholder, by accepting a 9 3/8% note, waives and releases all liability to this effect. This waiver and release are part of the consideration for issuance of the 9 3/8% notes. The waiver may not be effective to waive liabilities under the federal securities laws, and the SEC believes that this type of a waiver is against public policy.

The Trustee

   The Bank of New York is the trustee for the indenture, and Triton has appointed it as registrar and paying agent with regard to the 9 3/8% notes.

   The indenture provides that, except during the continuance of a default, the trustee will perform only the duties specifically set forth in the indenture. During the existence of a default, the trustee will exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of his or her own affairs. The indenture and provisions of the Trust Indenture Act it incorporates by reference contain limitations on the rights of the trustee, should it become a creditor of ours, of the guarantors of the 9 3/8% notes, or of any other obligor upon the 9 3/8% notes, to obtain payment of claims in certain cases or to realize on property it receives in respect of any claim as security or otherwise. The trustee is permitted to engage in other transactions with us or our affiliates. However, if it acquires any conflicting interest, as defined in the indenture or in the Trust Indenture Act, it must eliminate the conflict or resign.

Certain Definitions

   Set forth below is a summary of certain of the defined terms used in the indenture. Please refer to the indenture for the full definition of all terms listed below, as well as any other terms we use in this section without providing a definition here.

   Annualized Pro Forma Consolidated Operating Cash Flow means consolidated cash flow for the latest two full fiscal quarters for which our consolidated financial statements are available, multiplied by two. For purposes of calculating consolidated cash flow for any period, for purposes of this definition only:

   . any of our subsidiaries that is a restricted subsidiary on the date of the transaction giving rise to the need to calculate annualized pro forma consolidated operating cash flow shall be deemed to have been a restricted subsidiary at all times during that period; and

   . any of our subsidiaries that is not a restricted subsidiary on the transaction date shall be deemed not to have been a restricted subsidiary at any time during such period.

   In addition to, and without limitation of, the previous paragraph, for purposes of this definition only, consolidated cash flow shall be calculated after giving effect on a pro forma basis for the applicable period to, without duplication, any asset dispositions or asset acquisitions, including any asset acquisition giving rise to the need to make this calculation as a result of our or one of our restricted subsidiaries, including any entity that becomes a restricted subsidiary as a result of the asset acquisition, incurring, assuming or otherwise being liable for acquired indebtedness occurring during the period commencing on the first day of the two fiscal quarter period to and including the transaction date, as if that asset sale or asset acquisition occurred on the first day of the reference period.

   Asset Acquisition means:

   (i) any purchase or other acquisition (by means of transfer of cash or other property to others or payment for property or services for the account or use of others, or otherwise) of equity interests of any entity

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       by us or any restricted subsidiary, in either case pursuant to which such entity shall become a restricted subsidiary or shall be merged with or into us or any restricted subsidiary or

  (ii) any acquisition by us or any restricted subsidiary of the property or assets of any entity that constitute all or substantially all of an operating unit or line of business of such entity.

   Asset Disposition means any sale, transfer or other disposition, including, without limitation, by merger, consolidation or sale-and-leaseback transaction, of:

   (i) shares of capital stock of a subsidiary of ours, other than directors' qualifying shares,

  (ii) any FCC license for the provision of wireless telecommunications services held by us or any restricted subsidiary, whether by sale of capital stock or otherwise, or

 (iii) property or assets of ours or any subsidiary of ours;

however, an asset disposition shall not include

   (a) any sale, transfer or other disposition of shares of capital stock, property or assets by a restricted subsidiary to us or to any other restricted subsidiary or by us to any restricted subsidiary,

   (b) any sale, transfer or other disposition of defaulted receivables for collection or any sale, transfer or other disposition of property or assets in the ordinary course of business,

   (c) any sale, transfer or other disposition that does not, together with all related sales, transfers or dispositions, involve aggregate consideration in excess of $5.0 million,

   (d) the sale, lease, conveyance or disposition or other transfer of all or substantially all of our assets as permitted under "--Certain Covenants--Mergers, Consolidations and Certain Sales of Assets" above or

   (e) any disposition that constitutes a change of control.

   Average Life means, as of the date of determination, with respect to any indebtedness for borrowed money or preferred stock, the quotient obtained by dividing:

   . the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of the indebtedness or preferred stock, respectively, and the amount of the principal or liquidation value payments, by,

   .   the sum of all principal or liquidation value payments.

   Capital Lease Obligations of any entity means the obligations to pay rent or other amounts under a lease of, or other indebtedness arrangements conveying the right to use, real or personal property of such entity which are required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such entity in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

   Cash Equivalents means:

   (1) direct obligations of, or obligations whose principal and interest are unconditionally guaranteed by, the United States of America, or by any of its agencies to the extent the obligations are backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition;

   (2) investments in commercial paper maturing within 365 days from the date of acquisition and having, at the date of acquisition, the highest credit rating obtainable from Standard & Poor's Corporation or from Moody's Investors Service;

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   (3) investments in certificates of deposit, banker's acceptances and time deposits maturing within 365 days from the date of acquisition issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any state which has a combined capital and surplus and undivided profits of not less than $500.0 million;

   (4) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution satisfying the criteria described in clause
       (3) above; and

   (5) money market funds substantially all of whose assets comprise securities of the type described in clauses (1) through (3) above.

   Change of Control means the occurrence of one or more of the following events:

   (1) Any person or group, as such terms are used in Section 13(d) and 14(d) of the Exchange Act, other than a permitted holder or permitted holders, or a person or group controlled by a permitted holder or permitted holders, is or becomes the beneficial owner, as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all securities that person has the right to acquire within one year, upon the happening of an event or otherwise, directly or indirectly, of:

      . securities of Holdings representing 50% or more of the combined voting power of Holdings' then outstanding voting stock, or

      . our securities representing 50% or more of the combined voting power of our then outstanding voting stock;

   (2) the following individuals cease for any reason to constitute more than a majority of the number of directors then serving on the board of Holdings or us:

      .   individuals who, on January 19, 2001, constitute the board, and

      . any new director, other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation relating to the election of directors of Holdings or us, whose appointment or election by the board or nomination for election by our stockholders was approved by the vote of at least two-thirds of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended; or

   (3) the stockholders of Holdings or of Triton shall approve any plan of liquidation, whether or not otherwise in compliance with the provisions of the indenture.

   For purposes of the foregoing, the transfer, by lease, assignment, sale or otherwise, in a single transaction or series of transactions, of all or substantially all of the properties or assets of one or more of our subsidiaries, the capital stock of which constitutes all or substantially all of our properties and assets, shall be deemed to be the transfer of all or substantially all of our properties and assets.

   Consolidated Cash Flow of any entity means, for any period, that entity's consolidated net income for the period:

   (1) increased, to the extent consolidated net income for the period has been reduced, by the sum of, without duplication:

      (a) the entity's consolidated interest expense for the period, plus

      (b) the entity's consolidated income tax expense for the period, plus

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      (c) the consolidated depreciation and amortization expense of the entity and its restricted subsidiaries for the period, plus

      (d) any other non-cash charges of the entity and its restricted subsidiaries for the period except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period; and

   (2) decreased, to the extent consolidated net income for the period has been increased, by any non-cash gains from asset dispositions.

   Consolidated Income Tax Expense of any entity means, for any period, the consolidated provision for the income taxes of that entity and its restricted subsidiaries for the period, calculated on a consolidated basis in accordance with GAAP.

   Consolidated Interest Expense for any entity means, for any period, without duplication:

   (1) the consolidated interest expense included in a consolidated income statement, without deduction of interest or finance charge income, of that entity and its restricted subsidiaries for that period calculated on a consolidated basis in accordance with GAAP, including:

      (a) any amortization of debt discount,

      (b) the net costs under interest rate agreements,

      (c) all capitalized interest,

      (d) the interest portion of any deferred payment obligation, and

      (e) all amortization of any premiums, fees and expenses payable in connection with the incurrence of any indebtedness; plus

   (2) the interest component of capital lease obligations paid, accrued and/or scheduled to be paid or accrued by the entity and its restricted subsidiaries during the period as determined on a consolidated basis in accordance with GAAP.

   Consolidated Net Income of any entity means, for any period the consolidated net income, or loss, of the entity and its restricted subsidiaries for the period determined on a consolidated basis in accordance with GAAP. However, the following items are excluded from the determination of consolidated net income:

   (1) the net income, or loss, of any entity acquired by the entity or its restricted subsidiaries in a pooling-of-interests transaction for any period prior to the date of the transaction;

   (2) the net income, but not loss, of any of the other entity's restricted subsidiaries which is subject to restrictions preventing or limiting payment of dividends or making of distributions to that entity to the extent of those restrictions, regardless of any waiver;

   (3) the net income of any other entity, other than a restricted subsidiary of the first entity, except to the extent of the amount of dividends or other distributions representing the first entity's proportionate share of the second entity's net income, for the period actually paid in cash to the first entity by the second entity during the period;

   (4) gains or losses, other than for purposes of calculating consolidated net income under the provisions described in clause (C) of "--Certain Covenants--Limitation on Restricted Payments," on asset dispositions by the entity or its restricted subsidiaries;

   (5) all extraordinary gains but not, other than for purposes of calculating consolidated net income under the provisions described in clause (3) of "--Certain Covenants--Limitation on Restricted Payments," losses, determined in accordance with GAAP; and

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   (6) in the case of a successor to the referent entity by consolidation or merger or as a transferee of the referent entity's assets, any earnings or losses of the successor corporation prior to the consolidation, merger or transfer of assets.

   Credit Agreement means the credit facility dated February 3, 1998, among us, certain of our domestic subsidiaries, the agent and certain banks referred to therein, as such agreement is amended and restated through January 19, 2001 and from time to time thereafter.

   Designated Senior Debt means:

   (i) so long as any indebtedness under one or more senior credit facilities is outstanding or any lender has any commitment to extend credit to us thereunder, the senior debt incurred under any such senior credit facility and

  (ii) so long as outstanding, any other senior debt which has at the time of initial issuance an aggregate outstanding principal amount in excess of $25.0 million which has been so designated as designated senior debt by our board at the time of initial issuance in a resolution delivered to the trustee.

   Disqualified Stock of any entity means any capital stock of the entity which, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, under a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity of the 9 3/8% notes.

   Equity Offering means any public or private sale of qualified stock made on a primary basis by us, or Holdings or a special purpose corporation, including through the issuance or sale of qualified stock to one or more strategic equity investors; provided that proceeds from such issuance or sale of any qualified stock sold by Holdings or the special purpose corporation, as the case may be, will be required, prior to any redemption of 9 3/8% notes prior to February 1, 2004, to be contributed as equity in exchange for qualified stock to, or to be used to purchase qualified stock in, us.

   Excluded Cash Proceeds means the first $122.0 million of net cash proceeds we received prior to January 19, 2001 from capital contributions in respect of our qualified stock or from the issuance or sale, other than to a restricted subsidiary, of our qualified stock.

   Indebtedness means, without duplication, with respect to any entity, whether recourse is to all or a portion of the assets of the entity and whether or not contingent:

   (1) every obligation of the entity for money borrowed;

   (2) every obligation of the entity evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

   (3) every reimbursement obligation of the entity with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of that entity;

   (4) every obligation of the entity issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith;

   (5) every capital lease obligation of the entity;

   (6) every net obligation under interest rate swap or similar agreements of the entity; and

   (7) every obligation of the type referred to in clauses (1) through (6) above of a second entity and all dividends of the second entity the payment of which, in either case, the first entity has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise.

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   Indebtedness shall include the liquidation preference and any mandatory redemption payment obligations in respect of any disqualified stock of ours and any of our restricted subsidiaries, and any preferred stock of a subsidiary of ours.

   Indebtedness shall never be calculated taking into account any cash and cash equivalents held by the first entity. Indebtedness shall not include obligations arising from agreements of ours and any of our restricted subsidiaries to provide for indemnification, adjustment of purchase price, earn-out, or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of a restricted subsidiary. The amount of any indebtedness outstanding as of any date shall be:

   (A) its accreted value, in the case of any indebtedness issued with original issue discount;

   (B) principal amount thereof, in the case of any indebtedness other than indebtedness issued with original issue discount; and

   (C) the greater of the maximum repurchase or redemption price or liquidation preference, in the case of any disqualified stock or preferred stock.

   Investment by any person means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to, by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise, or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidence of indebtedness issued by, any other person.

   Lien means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement, other than any easement not materially impairing usefulness or marketability, encumbrance, preference, priority or other security agreement with respect to such property or assets, including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

   Material Subsidiary means, at any date of determination,

   (a) any restricted subsidiary that, together with its subsidiaries that constitute restricted subsidiaries,

      (i) for our most recent fiscal year accounted for more than 10.0% of our consolidated revenues and that of our restricted subsidiaries, or

     (ii) as of the end of such fiscal year, owned more than 10.0% of our consolidated assets and that of our restricted subsidiaries, all as set forth on our consolidated financial statements for such year prepared in conformity with GAAP, and

   (b) any restricted subsidiary which, when aggregated with all other restricted subsidiaries that are not otherwise material subsidiaries and as to which any event described in clause (8) of, "Events of Default" above has occurred, would constitute a material subsidiary under clause
       (a) of this definition.

   Net Available Proceeds from any asset disposition by any entity means cash or readily marketable cash equivalents received, including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquirer of indebtedness or other obligations relating to the properties or assets or received in any other non-cash form, by the entity, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration, including notes or other securities received in connection with the asset disposition, net of:

   . all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such asset disposition;

   . all payments made by the entity or any of its restricted subsidiaries on any indebtedness that is secured by the assets in accordance with the terms of any lien upon or with respect to the assets or which must

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       by the terms of the lien, or in order to obtain a necessary consent to the asset disposition or by applicable law, be repaid out of the proceeds from the asset disposition;

   . all payments made with respect to liabilities associated with the assets which are the subject of the asset disposition, including, without limitation, trade payables and other accrued liabilities;

   . appropriate amounts to be provided by the entity or any of its restricted subsidiaries, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with the assets and retained by the entity or any restricted subsidiary, as the case may be, after the asset disposition, including, liabilities under any indemnification obligations and severance and other employee termination costs associated with the asset disposition, until such time as the amounts are no longer reserved or the reserve is no longer necessary, at which time any remaining amounts will become net available proceeds to be allocated in accordance with the provisions of clause (3) of the covenant described under "--Certain Covenants--Limitation on Certain Asset Dispositions;" and

   . all distributions and other payments made to minority interest holders in restricted subsidiaries of the entity or joint ventures as a result of the asset disposition.

   Net Investment means the excess of:

   (1) the aggregate amount of all investments made in any unrestricted subsidiary or joint venture by us or any of our restricted subsidiaries on or after April 29, 1998 which, in the case of an investment made other than in cash, shall be the fair market value of the investment as determined in good faith by the board of Triton or the restricted subsidiary; over

   (2) the aggregate amount returned in cash on or with respect to those investments whether through interest payments, principal payments, dividends or other distributions or payments, provided that these payments or distributions shall not be, and have not been, included in clause (C) of "--Certain Covenants--Limitation on Restricted Payments."

   Furthermore, with respect to all investments made in any unrestricted subsidiary or joint venture, the amounts referred to in clause (2) above with respect to those investments shall not exceed the aggregate amount of all investments made in the unrestricted subsidiary or joint venture.

   Offer to Purchase means a written offer sent by us by first class mail, postage prepaid, to each noteholder at his or her address appearing in the register for the 9 3/8% notes on the date of the offer, offering to purchase up to the aggregate principal amount of the 9 3/8% notes, at the purchase price specified in the offer, as determined under the terms of the indenture.

   Unless otherwise required by applicable law, the offer shall specify an expiration date, which shall be not less than 30 days nor more than 60 days after the date of the offer, and a settlement date, referred to herein as the purchase date, for purchase of the 9 3/8% notes within five business days after the expiration date. We will notify the trustee at least 15 business days, or any shorter period acceptable to the trustee, prior to mailing the offer, of our obligation to make an offer to purchase. We will mail the offer, or, at our request, the trustee will mail the offer in our name and at our expense. The offer will contain all the information required by applicable law. The offer will contain all instructions and materials necessary to enable noteholders to tender 9 3/8% notes under the terms of the offer to purchase. The offer will also state:

   . the section of the indenture under which we are making the offer to purchase;

   .   the expiration date and the purchase date;

   . the aggregate principal amount of the outstanding 9 3/8% notes we are offering to purchase, and, if less than 100%, the manner by which we determined that amount;

   . the purchase price to be paid by us for each $1,000 aggregate principal amount of 9 3/8% notes accepted for payment, as specified under the terms of the indenture;

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

   . that the noteholder may tender all or any portion of the 9 3/8% notes registered in his or her name and that any portion of a 9 3/8% note tendered must be tendered in an integral multiple of $1,000 principal amount;

   . the place or places where noteholders may surrender 9 3/8% notes for tender;

   . that interest on any 9 3/8% note not tendered, or tendered but not purchased, will continue to accrue;

   . that each noteholder electing to tender all or any portion of a 9 3/8% note will be required to surrender the 9 3/8% note at the place or places specified in the offer prior to the close of business on the expiration date. If we or the trustee so requires, the noteholder must duly endorse the 9 3/8% note, or accompany it with a written instrument of transfer in form satisfactory to us and the trustee and duly executed by the noteholder or the noteholder's attorney duly authorized in writing;

   . that noteholders will be entitled to withdraw all or any portion of 9 3/8% notes tendered if we or our paying agent receive, not later than the close of business on the fifth business day next preceding the expiration date, a facsimile transmission or letter setting forth the noteholder's name, the principal amount of the 9 3/8% notes tendered, the certificate number of the 9 3/8% notes tendered and a statement that the noteholder is withdrawing all or a portion of his or her tender;

   .   that:

      (a) we will purchase all 9 3/8% notes in an aggregate principal amount less than or equal to the purchase amount that are duly tendered and not withdrawn; and

      (b) if 9 3/8% notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn, we will purchase
          9 3/8% notes having an aggregate principal amount equal to the purchase amount on a proportionate basis, with adjustments as we may deem appropriate so that we will purchase only 9 3/8% notes in denominations of $1,000 or integral multiples of $1,000; and

   . that in the case of any noteholder whose 9 3/8% note is purchased only in part, we will execute and the trustee will authenticate and deliver to the noteholder without service charge, a new note or notes of any authorized denomination as the noteholder requests in writing, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the 9 3/8% note so tendered.

   An offer to purchase shall be governed by and effected in accordance with the provisions above pertaining to any offer.

   Permitted Asset Swap means any exchange of assets by us or a restricted subsidiary of ours where we and/or our restricted subsidiaries receive consideration at least 75% of which consists of (a) cash, (b) assets that are used or useful in a permitted business or (c) any combination thereof.

   Permitted Business means:

   . the delivery or distribution of telecommunications, voice, data or video services;

   . any business or activity reasonably related or ancillary to those listed above, including, any business we or a restricted subsidiary conducts on January 19, 2001, and the acquisition, holding or exploitation of any license relating to the delivery of those services; or

   . any other business or activity in which we and the restricted subsidiaries expressly contemplate engaging under the provisions of our certificate of incorporation and bylaws as in effect on January 19, 2001.

   Permitted Holder means:

   . each of AT&T, AT&T Wireless, AT&T Wireless PCS, Chase Capital Partners, J.P. Morgan Investment Corporation, Desai Capital Management Incorporated, and any of their respective affiliates and the

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       respective successors, by merger, consolidation, transfer or otherwise, to all or substantially all of the respective businesses and assets of any of them; and

   . any person or group, as such terms are used in Section 13(d) and 14(d) of the Exchange Act, controlled by one or more entities identified above.

   Permitted Investments means:

   .   investments in cash equivalents;

   . investments representing capital stock or obligations issued to us or any restricted subsidiary in the course of good faith settlement of claims against any other entity or by reason of a composition or readjustment of debt or a reorganization of our or any of our restricted subsidiaries' debtors;

   . deposits, including interest-bearing deposits, we maintain in the ordinary course of business in banks;

   . any investment in any entity; however, after giving effect to any investment, the entity must be a restricted subsidiary or must merge, consolidate or amalgamate with or into, or transfer or convey substantially all of its assets to, or liquidate into, us or one of our restricted subsidiaries;

   . trade receivables and prepaid expenses, in each case arising in the ordinary course of business, so long as such receivables and prepaid expenses would be recorded as assets of that entity in accordance with GAAP;

   . endorsements for collection or deposit in the ordinary course of business by that entity of bank drafts and similar negotiable instruments of a second entity, received as payment for ordinary course of business trade receivables;

   . any interest rate agreements with an unaffiliated entity otherwise permitted by clause (5) or (6) under "--Certain Covenants--Limitation on Incurrence of Indebtedness";

   . investments received as consideration for an asset disposition in compliance with the provisions of the indenture described under "--Certain Covenants--Limitation on Certain Asset Dispositions";

   . loans or advances to our employees or those of any restricted subsidiary in the ordinary course of business in an aggregate amount not to exceed $5.0 million at any one time outstanding;

   . any investment acquired by us or any of our restricted subsidiaries as a result of a foreclosure by us or any of our restricted subsidiaries or in connection with the settlement of any outstanding indebtedness or trade payable;

   . loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, each incurred in the ordinary course of business; and

   . other investments, with each such investment being valued as of the date made and without giving effect to subsequent changes in value, in an aggregate amount not to exceed $7.5 million at any one time outstanding.

   Preferred Stock, as applied to the capital stock of any entity, means capital stock of such entity of any class or classes, however designated, that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such entity, to shares of capital stock of any other class of such entity.

   Qualified Stock means any capital stock of Triton or Holdings or a special purpose corporation other than disqualified stock.

   Restricted Subsidiary means any subsidiary of ours other than an unrestricted subsidiary.

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   Senior Credit Facilities means upon the initial issuance of the 9 3/8%
notes, the credit agreement and, at any time thereafter, may include the credit agreement and/or any other agreement providing for loans by banks, trust companies and/or other institutions principally engaged in the business of lending money to businesses under a credit facility, loan agreement or similar agreement.

   Senior Debt means, with respect to any entity at any date,

   (i) in the case of us or the guarantors of the 9 3/8% notes, all indebtedness and other payment obligations under one or more senior credit facilities, including principal, premium, if any, and interest on such indebtedness and all other amounts due on or in connection with such indebtedness including all charges, fees, expenses, reimbursement obligations, guarantees and indemnity payments,

  (ii) all other indebtedness of such entity for borrowed money or under vendor credit arrangements, including principal, premium, if any and interest on such indebtedness, unless the instrument under which such indebtedness for borrowed money is created, incurred, assumed or guaranteed expressly provides that such indebtedness for borrowed money is not senior or superior in right of payment to the 9 3/8% notes or the guarantees of the 9 3/8% notes, as the case may be, and all refinancings or modifications or amendments thereof, and

 (iii) all interest on any indebtedness referred to in clauses (i) and (ii) above accruing during the pendency of any bankruptcy or insolvency proceeding, whether or not allowed under the indebtedness.

   Notwithstanding the foregoing, senior debt shall not include:

   (a) indebtedness that is, pursuant to its terms or any agreement relating to it or by operation of law, subordinated or junior in right of payment or otherwise to any other indebtedness of such entity, provided that no indebtedness shall be deemed to be subordinate or junior in right of payment or otherwise to any other indebtedness of an entity solely by reason of the other indebtedness being secured and such indebtedness not being secured,

   (b) the 9 3/8% notes,

   (c) any indebtedness of such entity to any of its subsidiaries,

   (d) indebtedness incurred in violation of the provisions of the indenture described under "--Certain Covenants--Limitation on Incurrence of Indebtedness,"

   (e) the existing 11% notes and the related guarantees, and

   (f) any indebtedness which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, is without recourse to us.

   Strategic Equity Investor means each of CB Capital Investors, J.P. Morgan Investment Corporation, Sixty Wall Street SBIC Fund, L.P., Private Equity Investors III, L.P., Equity-Linked Investors-II and Toronto Dominion Capital
(USA), Inc., any of their affiliates or any other entity engaged in a permitted business whose total equity market capitalization exceeds $500.0 million.

   Subordinated Indebtedness means any indebtedness of ours or of any guarantor of the 9 3/8% notes, whether outstanding on the date hereof or hereafter incurred, which is by its terms expressly subordinate or junior in right of payment to the 9 3/8% notes or the guarantee of the 9 3/8% notes of such guarantor, as the case may be.

   Subsidiary of any person means:

   (i) a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such person or by one or more other subsidiaries of such person or by such person and one or more other subsidiaries thereof, or

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

  (ii) any other person, other than a corporation, in which such person, or one or more other subsidiaries of such person or such person and one or more other subsidiaries thereof, directly or indirectly, has at least a majority ownership and voting power relating to the policies, management and affairs thereof.

   Total Consolidated Indebtedness means, at any date of determination, an amount equal to:

   . the accreted value of all indebtedness, in the case of any indebtedness issued with original issue discount; plus

   . the principal amount of all indebtedness, in the case of any other indebtedness, of ours and of our restricted subsidiaries outstanding as of the date of determination.

   Total Equity Market Capitalization of any person means, as of any day of determination, the sum of:

  the product of:

   (a) the aggregate number of the entity's outstanding primary shares of common stock on that day, which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of that entity's common stock, multiplied by

   (b) the average closing price of the common stock listed on a national securities exchange or the Nasdaq National Market System over the 20 consecutive business days immediately preceding the day of determination, plus

   (c) the liquidation value of any outstanding shares of that entity's preferred stock on that day.

   Total Invested Capital means, at any time of determination, the sum of, without duplication:

   . the total amount of equity contributed to us as of January 19, 2001, as set forth on our combined balance sheet;

  plus

   . irrevocable binding commitments to purchase capital stock, other than disqualified stock, existing as of January 19, 2001;

  plus

   . the aggregate net cash proceeds we received from capital contributions, the issuance or sale of capital stock, other than disqualified stock but including capital stock issued upon the conversion of convertible indebtedness or from the exercise of options, warrants or rights to purchase capital stock, other than disqualified stock, subsequent to January 19, 2001, other than to a restricted subsidiary. However, the aggregate net cash proceeds we received under the terms of this clause shall exclude any amounts included as commitments to purchase capital stock in the preceding clause;

  plus

   . the aggregate net cash proceeds we or any restricted subsidiary received from the sale, disposition or repayment of any investment made after January 19, 2001 and constituting a restricted payment in an amount equal to the lesser of:

   (a) the return of capital with respect to the investment, and

   (b) the initial amount of the investment, in either case, less the cost of the disposition of the investment;

  plus

   . an amount equal to the consolidated net investment on the date we and/or any of our restricted subsidiaries make in any subsidiary that has been designated as an unrestricted subsidiary after January

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

       19, 2001, upon its re-designation as a restricted subsidiary in accordance with the covenant described under "--Certain
       Covenants--Limitation on Designations of Unrestricted Subsidiaries";

  plus

   .   total consolidated indebtedness;

  minus

   . the aggregate amount of all restricted payments, including any designation amount, but not a restricted payment of the type referred to in clause (iii) of "--Certain Covenants--Limitation on Restricted Payments," declared or made on or after January 19, 2001.

   Unrestricted Subsidiary means any of our subsidiaries, other than Triton PCS License Company, L.L.C., Triton PCS Equipment Company, L.L.C. or Triton PCS Property Company, L.L.C., designated after January 19, 2001 as such pursuant to and in compliance with the covenant described under "--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a resolution of our board delivered to the applicable trustee, subject to the provisions of such covenant.

   Vendor Credit Arrangement means any indebtedness, including indebtedness under any credit facility, entered into with any vendor or supplier or any financial institution acting on behalf of a vendor or supplier. However, the net proceeds of the indebtedness must be utilized solely for the purpose of financing the cost, including the cost of design, development, site acquisition, construction, integration, handset manufacture or acquisition or microwave relocation, of assets used or usable in a permitted business, including, among other things, through the acquisition of capital stock of an entity engaged in a permitted business.

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

                        DESCRIPTION OF THE 83/4% NOTES

   In this section, "Triton," "we," "us" and "our" each refers to Triton PCS, Inc. and not to any of its subsidiaries. The 83/4% notes were issued under an indenture dated as of November 14, 2001, among Triton, the guarantors and The Bank of New York, as trustee.

   The following is a summary of the material terms of the indenture governing the 83/4% notes. This summary does not include all the provisions of the indenture, nor does it include certain terms made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended. When we refer to particular provisions of the indenture, those provisions, including the definitions of certain terms, are qualified in their entirety by reference to the indenture, which we have previously filed with the SEC. In addition, some of the defined terms used in the indenture are defined in this prospectus under the subheading "--Certain Definitions."

   The 83/4% notes are general unsecured obligations of Triton. We may issue additional amounts of 83/4% notes in one or more series from time to time subject to the limitations set forth under "--Certain Covenants--Limitation on Incurrence of Indebtedness." We will treat additional 83/4% notes as a single series for all purposes under the indenture. The 83/4% notes are senior subordinated obligations, subordinated in right of payment to all of Triton's senior debt.

Principal, Maturity and Interest

   The 83/4% notes will mature on November 15, 2011. Cash interest will accrue on the 83/4% notes at 83/4% per annum from November 14, 2001 and is payable semi-annually on May 15 and November 15 of each year to the holder in whose name a 83/4% note is registered at the close of business on the preceding May 1 or November 1, as the case may be. Cash interest on the 83/4% notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from November 14, 2001. We compute cash interest on the 83/4% notes on the basis of a 360-day year of twelve 30-day months. Noteholders must surrender the 83/4% notes to the paying agent to collect principal payments. At our option, we may pay principal and interest at the trustee's corporate trust office or by check mailed to a holder's registered address.

Optional Redemption

   The 83/4% notes will be subject to redemption, at our option, in whole or in part, at any time on or after November 15, 2006 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each holder of 83/4% notes to be redeemed at his or her registered address, and in amounts of $1,000 or an integral multiple of $1,000.

   We will redeem the 83/4% notes at the following redemption prices, expressed as percentages of principal amount, plus accrued interest, if any, up to but excluding the date fixed for redemption and subject to the right of noteholders on the relevant record date to receive interest, if any, due on an interest payment date that is on or prior to the date fixed for redemption, if redeemed during the 12-month period beginning on November 15 of the years indicated:

                      Year                Redemption Price
                      ----                ----------------
                      2006...............     104.375%
                      2007...............     102.917%
                      2008...............     101.458%
                      2009 and thereafter     100.000%

   In addition, on or prior to November 15, 2004, Triton may redeem up to 35% of the aggregate principal amount of 83/4% notes issued under the indenture, at a redemption price equal to 108.75% of the principal amount of the 83/4% notes being redeemed, plus accrued and unpaid interest, if any, with the net proceeds of one or more

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

equity offerings of qualified stock of Triton or Holdings. However, at least 65% of the aggregate principal amount of 83/4% notes originally issued under the indenture must remain outstanding immediately after giving effect to the redemption. Notice of redemption under this paragraph must be mailed to noteholders not later than 60 days following the completion of the relevant equity offering.

   The trustee may select the 83/4% notes for any partial redemption in accordance with the rules of any national securities exchange on which the 83/4% notes may be listed or, if they are not so listed, ratably, by lot or in any other manner as the trustee shall deem appropriate and fair. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. Notice of redemption will be mailed to the registered address of each holder of 83/4% notes to be redeemed prior to the redemption date. On and after the redemption date, the 83/4% notes or portions of 83/4% notes called for redemption will cease to accrue interest.

   The 83/4% notes will not have the benefit of any sinking fund.

Ranking

   Our obligations regarding payment of the principal of, premium, if any, and interest, including additional interest, as described under the subheading "--Certain Covenants," on, and all other obligations in respect of each and all of the 83/4% notes shall be subordinated in right of payment, to the extent and in the manner provided in the indenture, to prior payment in full and in cash of all our existing and future senior debt.

   All amounts of our senior debt due or to become due, including any interest accruing subsequent to an event of bankruptcy, regardless of whether the interest is an allowed claim enforceable against the debtor under the federal bankruptcy laws, upon:

   . any payment or distribution of any of our assets or securities of any kind or character and whether in cash, property or securities; or

   . any total or partial dissolution, winding up, total or partial liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings,

shall first be paid in full in cash, before the noteholders, or the trustee on their behalf, are entitled to receive any note payment of the principal of, premium, if any, or interest, including additional interest, on, or any other obligation in respect of, the 83/4% notes. Before any payment or distribution of any of our assets or securities of any kind or character to which the noteholders or the trustee, on their behalf, would be entitled but for the subordination provisions of the indenture, we must make payment directly and proportionately to the holders of our senior debt or their representatives, or to the trustee or trustees under any other indenture under which we issued senior debt, to the extent necessary to pay all our senior debt in full, in cash, after giving effect to any concurrent payment, distribution or provision to or for the holders of that senior debt.

   We will not make any direct or indirect note payment, deposit or distribution of any kind or character if at the time the payment is due a default exists in the payment of any portion of our obligations with respect to any or all of our designated senior debt, unless the default has been cured or waived, or the designated senior debt holders have otherwise waived their right to payment in favor of the noteholders. This benefit applies to all of our designated senior debt at all times, including:

   .   at maturity of any or all of our designated senior debt;

   . on account of mandatory redemption or prepayment of any or all of our designated senior debt;

   .   on account of acceleration of any or all of our designated senior debt;
       or

   .   otherwise.

   Thus, under these circumstances we will not make note payments of principal of, premium, if any, or interest, including additional interest, on, or any other obligation in respect of the 83/4% notes, other than

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

payments to noteholders from funds held in trust for their benefit, whether according to the terms of the 83/4% notes, or upon acceleration, by way of:

   .   repurchase,

   .   redemption,

   .   defeasance, or otherwise.

   Holders of designated senior debt may give the trustee notice of any default or event of default as a result of which the designated senior debt may be accelerated. Once the trustee has received this payment blockage notice, unless and until the default or event of default has been waived, cured or has ceased to exist, or the senior debt in question has been discharged or repaid in full, we may not make any note payments, other than payments to noteholders from funds held in trust for their benefit, for 179 days after the trustee received the payment blockage notice. However:

   . in no event will a payment blockage period extend beyond 179 days from the date the trustee received the payment blockage notice; and

   . there must be 180 days in any 360-day period during which no payment blockage period is in effect.

   No more than one payment blockage period may be commenced with respect to the 83/4% notes during any period of 360 consecutive days. No default or event of default that existed or was continuing with respect to the designated senior debt on the date a payment blockage period commenced may trigger any other payment blockage period, whether or not within 360 consecutive days, unless the default or event of default has first been cured or waived for a period of not less than 90 consecutive days.

   Our failure to make any payment or distribution for or on account of the 83/4% notes by reason of the provisions of the indenture described under this section will not be construed as preventing the occurrence of an event of default described in clauses (1) through (3) of "--Events of Default."

   By reason of the subordination provisions described above, in the event of our insolvency, funds which otherwise would be payable to noteholders will be paid to holders of our senior debt to the extent necessary to repay that senior debt in full, and we may be unable to meet fully our obligations with respect to the 83/4% notes. Subject to the restrictions set forth in the indenture, in the future we may incur additional senior debt.

The Guarantees

   The indenture provides that the guarantors of the 83/4% notes will, jointly and severally, unconditionally guarantee on a senior subordinated basis all of our obligations under the indenture, including our obligation to pay principal, premium, if any, and interest, including additional interest, with respect to the 83/4% notes. As of the date of this prospectus, all of our wholly-owned direct and indirect subsidiaries are guarantors on a full, unconditional, and joint and several basis. Holdings, our direct parent and sole stockholder, is not a guarantor. Each guarantor is limited to the maximum amount which, after the guarantor gives effect to all other contingent and fixed liabilities, will result in its obligations under the guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

   We will not permit any of our subsidiaries to become a direct or indirect obligor under, or in respect of, any senior credit facilities without causing the subsidiary to become a guarantor of our obligations under the 83/4% notes. Any subsidiary in that situation shall:

   . execute and deliver a supplemental indenture in a form reasonably satisfactory to the trustee. Under the terms of the supplemental indenture, the subsidiary shall unconditionally guarantee all of our obligations under the 83/4% notes and the indenture on the terms set forth in the indenture; and

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

   . deliver to the trustee an opinion of counsel that the supplemental indenture has been duly authorized, executed and delivered by the subsidiary and constitutes a valid and legally binding and enforceable obligation of the subsidiary.

   Any guarantor that is no longer a direct or indirect obligor, including as a guarantor, under or in respect of all senior credit facilities shall be released from its guarantee upon delivery of an officers' certificate to the trustee certifying to that effect.

   In addition, the indenture provides that if we or any subsidiary sells all of a guarantor's capital stock, including by issuance or otherwise, in a transaction constituting an asset disposition or which would constitute an asset disposition except that the aggregate consideration was not in excess of $5.0 million, and:

   . the net available proceeds from the asset disposition are used in accordance with the covenant limiting asset dispositions; or

   . we deliver to the trustee an officers' certificate to the effect that the net available proceeds from the asset disposition will be used in accordance with the covenant limiting asset dispositions within specified time limits, then the guarantor shall be released and discharged from its guarantee obligations upon use of the proceeds, in the case of the first clause above, or upon delivery of the certificate, in the case of the second clause above.

   We may, at our option, cause any of our subsidiaries to be a guarantor. Each guarantor's obligations under its guarantee are subordinated in right of payment to the prior payment in full of the guarantor's senior debt on the same basis as our obligations on the 83/4% notes are subordinated to our senior debt. Each guarantee will rank ratably in right of payment with any other senior subordinated indebtedness of the guarantor and senior in right of payment to any future subordinated indebtedness of each guarantor.

Certain Covenants

   The indenture contains, among others, the following covenants.

  Limitation on Incurrence of Indebtedness

   The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, incur any indebtedness, including acquired indebtedness, except:

   (1) indebtedness incurred by us, if after giving effect to the incurrence, receipt and application or use of the net proceeds, including, without limitation, to repay indebtedness, complete an asset acquisition or make any restricted payment:

      (a) the ratio of total consolidated indebtedness to annualized pro forma consolidated operating cash flow is less than:

          .   7.0 to 1.0, if we incur the indebtedness prior to July 1, 2004, or

          . 6.0 to 1.0, if we incur the indebtedness on or after July 1, 2004; or

      (b) total consolidated indebtedness is equal to or less than 75% of total invested capital, but only regarding indebtedness we incur prior to July 1, 2004;

   (2) indebtedness that we and our restricted subsidiaries incur under one or more senior credit facilities, in a principal amount at any one time outstanding not to exceed $750.0 million in the aggregate for all such senior credit facilities, including amounts outstanding under senior credit facilities on November 14, 2001;

   (3) indebtedness that we and our restricted subsidiaries have outstanding from time to time according to the terms of any vendor credit arrangement;

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   (4) indebtedness we owe to any restricted subsidiary or indebtedness a restricted subsidiary owes to us or to another restricted subsidiary. However, upon either:

      (a) a restricted subsidiary's or our transfer or disposition of any indebtedness permitted under this clause to a person other than us or another restricted subsidiary; or

      (b) the issuance of shares, other than directors' qualifying shares, or the sale, transfer or other disposition of shares of such restricted subsidiary's capital stock or other ownership interests, including by consolidation or merger, to a person other than us or a restricted subsidiary, the exception provided by this paragraph (4) shall no longer be applicable to that indebtedness and the indebtedness shall be deemed to have been incurred at the time of the issuance, sale, transfer or other disposition, as the case may be;

   (5) indebtedness under any interest rate agreement to the extent entered into to protect us or a restricted subsidiary from fluctuations in interest rates on any other indebtedness permitted by the indenture, including the 83/4% notes, and not for speculative purposes;

   (6) indebtedness incurred to refinance any indebtedness incurred under the 83/4% notes, our 11% notes, our 9 3/8% notes, the guarantees of any such notes, or paragraphs (1) or (3) above. However, such indebtedness may not exceed:

      (a) the principal amount, or accreted value, if less, of the indebtedness so refinanced plus

      (b) the amount of any premium that must be paid in connection with the refinancing according to its terms or the amount of any premium the issuer of the indebtedness reasonably determines is necessary to accomplish the refinancing by means of:

          .   a tender offer;

          .   an exchange offer; or

          .   a privately negotiated repurchase

      plus

      (c) the expenses that the issuer of the indebtedness reasonably incurs in connection with the refinancing.

       Further, any refinancing of indebtedness that is ranked ratably with the 83/4% notes must be made equal with or subordinate to the 83/4% notes in right of payment, and any refinancing of indebtedness that is subordinate to the 83/4% notes in right of payment must be made subordinate to the 83/4% notes on terms no less favorable to the noteholders than those contained in the indebtedness being refinanced. Either way, the refinancing indebtedness may not have an average life less than the remaining average life of the indebtedness being refinanced, either by its terms or by the terms of any agreement or instrument under whose terms the indebtedness is issued. Finally we, or the obligor on the indebtedness being refinanced, must be the party incurring the refinancing indebtedness;

   (7) our indebtedness under the 83/4% notes and the guarantors' indebtedness under the guarantee of the 83/4% notes incurred in accordance with the indenture;

   (8) our or any restricted subsidiary's capital lease obligations regarding leasing of tower sites and equipment. However, capital lease obligations shall not exceed $25.0 million in aggregate principal amount at any time outstanding;

   (9) our or any restricted subsidiary's indebtedness consisting of a guarantee of indebtedness permitted to be incurred by another provision of this covenant;

  (10) our or any restricted subsidiary's indebtedness in respect of statutory obligations, performance, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business; and

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  (11) our indebtedness not otherwise permitted to be incurred under clauses
       (1) through (10) above which, together with any other outstanding indebtedness incurred under this clause, has an aggregate principal amount not in excess of $75.0 million at any time outstanding.

   Indebtedness of an entity that exists at the time the entity becomes a restricted subsidiary, or that is secured by a lien on an asset we or a restricted subsidiary acquired, whether or not the acquiring entity assumes the indebtedness, shall be deemed incurred at the time the entity becomes a restricted subsidiary or at the time of the asset acquisition, as the case may be.

   For purposes of determining compliance with this covenant, in the event that an item of indebtedness meets the criteria of more than one of the categories of indebtedness permitted under clauses (1) through (11) above, we may, in our sole discretion, classify the item of indebtedness in any manner that complies with this covenant and may from time to time reclassify the item of indebtedness in any manner that would comply with this covenant at the time of reclassification. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of indebtedness for purposes of this covenant.

  Limitation on Layered Debt

   The indenture provides that we will not:

   (1) directly or indirectly, incur any indebtedness that by its terms would expressly rank senior to the 83/4% notes and subordinate to any other of our indebtedness in right of payment; and

   (2) cause or permit any guarantor of the 83/4% notes to, and no guarantor of the 83/4% notes will, directly or indirectly, incur any indebtedness that by its terms would expressly rank senior to its guarantee of the 83/4% notes and rank subordinate to any other of the guarantor's indebtedness in right of payment.

   However, no indebtedness shall be deemed to be subordinated solely by virtue of being unsecured.

  Limitation on Restricted Payments

   The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, engage in the transactions set forth below, each of which constitutes a restricted payment:

   (1) declare or pay any dividend, or make any distribution of any kind or character, whether in cash, property or securities, in respect of any class of our capital stock, excluding any dividends or distributions payable solely in shares of our qualified stock or in options, warrants or other rights to acquire our qualified stock;

   (2) purchase, redeem or otherwise acquire or retire for value any shares of our capital stock, any options, warrants or rights to purchase or acquire shares of our capital stock or any securities convertible or exchangeable into shares of our capital stock, other than any such shares of capital stock, options, warrants, rights or securities that are owned by us or by a restricted subsidiary;

   (3) make any investment other than a permitted investment in any entity, other than us or a restricted subsidiary; or

   (4) redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to its scheduled maturity, repayment or any sinking fund payment, subordinated indebtedness if, at the time of such restricted payment:

   (A) a default or an event of default has occurred and is continuing at the time of or after giving effect to the restricted payment;

   (B) immediately after giving effect to the restricted payment, we could not incur at least $1.00 of additional indebtedness under clause (1) of "--Limitation on Incurrence of Indebtedness" above; and

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   (C) immediately upon giving effect to the restricted payment, the aggregate amount of all restricted payments declared or made on or after December 31, 2000, including any designation amount, as defined below in "--Limitation on Designations of Unrestricted Subsidiaries," exceeds the sum, without duplication, of:

      (a) the amount of:

          . our consolidated cash flow after December 31, 2000 through the end of the latest full fiscal quarter for which our consolidated financial statements are available preceding the date of the restricted payment, treated as a single accounting period, less

          . 150% of our cumulative consolidated interest expense after December 31, 2000 through the end of the latest full fiscal quarter for which our consolidated financial statements are available preceding the date of the restricted payment, treated as a single accounting period, plus

      (b) the aggregate net cash proceeds, other than excluded cash proceeds, which we received as a capital contribution in respect of, or from the proceeds of a sale of, qualified stock made after April 29, 1998, excluding in each case:

          . the proceeds from a sale of qualified stock to a restricted subsidiary; and

          . the proceeds from a sale, other than from a public sale, of qualified stock, if the proceeds are applied to optionally redeem 83/4% notes on or prior to February 1, 2004;

     plus

      (c) the aggregate net cash proceeds we or any restricted subsidiary received from the sale, disposition or repayment, other than to us or a restricted subsidiary, of any investment made after April 29, 1998 that constituted a restricted payment in an amount equal to the lesser of:

          .   the return of capital with respect to the investment, and

          . the initial amount of the investment, in either case, less the cost of disposition of the investment,

     plus

      (d) an amount equal to the consolidated net investment, on the date of revocation of the designation of any subsidiary as an unrestricted subsidiary, made by us and/or any of our restricted subsidiaries, in any subsidiary that has been designated as an unrestricted subsidiary after April 29, 1998, upon its redesignation as a restricted subsidiary in accordance with the covenant described under "--Limitation on Designations of Unrestricted Subsidiaries,"

     less

      (e) the amount of all restricted payments made by us or our restricted subsidiaries between April 29, 1998 and prior to January 1, 2001.

   For purposes of the preceding clause (b), the value of the aggregate net cash proceeds we receive from, or as a capital contribution in connection with, the issuance of qualified stock, either upon the conversion of convertible indebtedness of ours or of any of our restricted subsidiaries, in exchange for outstanding indebtedness of ours or of any of our restricted subsidiaries or upon the exercise of options, warrants or rights, will be the net cash proceeds received by us or any of our restricted subsidiaries upon the issuance of such indebtedness, options, warrants or rights plus the incremental amount received upon their conversions, exchange or exercise.

   For purposes of the preceding clause (d), the value of the consolidated net investment, on the date of revocation of the designation of any subsidiary as an unrestricted subsidiary, shall be equal to the fair market

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value of the aggregate amount of our and/or any restricted subsidiary's investments in the subsidiary on the applicable date of designation.

   For purposes of determining the amount expended for restricted payments, cash distributed shall be valued at its face amount and property other than cash shall be valued at its fair market value on the date we or a restricted subsidiary makes the restricted payment, as the case may be.

   The provisions of this covenant do not prohibit:

   (i) payment of any dividend or distribution within 60 days after the date the dividend is declared, if payment of the dividend at the date of declaration would comply with the provisions of the indenture;

  (ii) so long as no default or event of default under the indenture has occurred and is continuing, our purchase, redemption, retirement or other acquisition of any of our capital stock out of the net cash proceeds of a substantially concurrent capital contribution to us in connection with qualified stock or out of the net cash proceeds we receive from a substantially concurrent issuance or sale, other than to a restricted subsidiary, of our qualified stock. However, the net cash proceeds:

      .   shall be excluded from clause (C)(b) above, and

      . if from a sale other than a public sale, shall not be applied to any optional redemption of the 83/4% notes on or prior to February 1, 2004;

 (iii) so long as no default or event of default under the indenture has occurred and is continuing, our purchase, redemption, retirement, defeasance or other acquisition of our subordinated indebtedness made by exchange for or conversion into, or out of the net cash proceeds we receive from, or out of a capital contribution made to us in connection with a substantially concurrent issuance and sale, other than to a restricted subsidiary, of

      (a) qualified stock, provided that the net cash proceeds from the qualified stock:

          .   shall be excluded from clause (C)(b) above, and

          . if from a sale other than a public sale, shall not be applied to any optional redemption of the 83/4% notes on or prior to February 1, 2004, or

      (b) other subordinated indebtedness of ours that has an average life equal to or greater than the average life of the subordinated indebtedness being purchased, redeemed, retired, defeased or otherwise acquired;

  (iv) so long as no default or event of default under the indenture has occurred and is continuing, the making of a direct or indirect investment constituting a restricted payment in an amount not to exceed the amount of the proceeds of a capital contribution in respect of qualified stock or from our issuance or sale, other than to a restricted subsidiary, of our qualified stock. However, the net cash proceeds:

      .   shall be excluded from clause (C)(b) above, and

      . if from a sale other than a public sale, shall not be applied to any optional redemption of the 83/4% notes on or prior to February 1, 2004; or

   (v) so long as no default or event of default under the indenture has occurred and is continuing, dividends or distributions we make to Holdings for repurchase, redemption, acquisition or retirement for value of any capital stock of Holdings held by any member of its management, or to us or to any of our subsidiaries pursuant to any management equity subscription agreement, stock option agreement or other similar agreement. However:

      . the aggregate amount of these dividends or distributions shall not exceed $2.0 million in any twelve-month period,

      . any unused amount in any twelve-month period may be carried forward to one or more future periods, and

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      .   the amount available to us as of November 14, 2001 under this clause
          (v) shall be equal to $2.0 million plus the amount available to us as of November 14, 2001 for such payments pursuant to the comparable clause of either the indenture governing the terms of our 11% notes or the indenture governing the terms of our 9 3/8% notes.

   Restricted payments made pursuant to clauses (i) and (v) above shall be included in making the determination of available amounts under clause (C) above, and restricted payments made pursuant to clauses (ii), (iii) and (iv) above shall not be included in making the determination of available amounts under clause (C) above.

  Limitation on Restrictions Affecting Restricted Subsidiaries

   The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual encumbrance or restriction of any kind on the ability of any restricted subsidiary to:

   (1) pay, directly or indirectly, dividends, in cash or otherwise, or make any other distributions in respect of its capital stock or pay any indebtedness or other obligation owed to us or any other restricted subsidiary;

   (2) make any investment in us or any other restricted subsidiary; or

   (3) transfer any of its property or assets to us or to any other restricted subsidiary, except for encumbrances or restrictions existing under or by reason of:

      (a) any agreement in effect on November 14, 2001 as that agreement was in effect on November 14, 2001;

      (b) any senior credit facilities;

      (c) any agreement relating to any indebtedness incurred by a restricted subsidiary prior to the date on which we acquired it, and outstanding and not incurred in anticipation or contemplation of becoming a restricted subsidiary, so long as the encumbrance or restriction does not apply to any property or assets of ours or of any restricted subsidiary other than the acquired restricted subsidiary;

      (d) customary provisions contained in an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of a restricted subsidiary, so long as the encumbrance or restriction is applicable only to the restricted subsidiary or its property and assets;

      (e) any agreement effecting a refinancing or amendment of indebtedness incurred under any agreement referred to in sub-clause (a) above, so long as the provisions contained in the refinancing or amended agreement relating to the encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the original agreement in the reasonable judgment of:

          . the board of Holdings if, at the time of the refinancing or amendment, we are a subsidiary of Holdings, or

          . our board if, at the time of the refinancing or amendment, we are not a subsidiary of Holdings;

      (f) the indenture;

      (g) applicable law or any applicable rule, regulation or order;

      (h) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any restricted subsidiary;

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      (i) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (3) of this covenant;

      (j) restrictions of the type referred to in clause (3) of this covenant contained in security agreements securing indebtedness of a restricted subsidiary to the extent those liens were otherwise incurred in accordance with the covenant described under "--Limitation on Liens" below and restrict the transfer of property subject to the agreements; or

      (k) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business.

  Limitation on Liens

   The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, create, cause, incur or suffer to exist any lien on or with respect to our capital stock, property or assets or those of the restricted subsidiary owned on November 14, 2001, or thereafter created or acquired to secure any indebtedness, without making, or causing the restricted subsidiary to make, effective provision for securing the 83/4% notes and all other amounts due under the indenture equally and ratably with the indebtedness or, in the event the indebtedness is subordinated indebtedness, prior to the indebtedness, as to the property or assets for so long as the indebtedness shall be so secured.

   The restrictions set forth in the preceding paragraph do not apply to:

   (1) liens existing on November 14, 2001 securing indebtedness existing on November 14, 2001;

   (2) liens securing senior debt, including liens securing indebtedness under any senior credit facilities, and any corresponding guarantees, to the extent that the covenant described under "--Limitation on Incurrence of Indebtedness" above permits the incurrence of indebtedness thus secured;

   (3) liens securing only the 83/4% notes and the guarantees of the 83/4% notes, if any;

   (4) liens in favor of us or any guarantor of the 83/4% notes;

   (5) liens to secure indebtedness incurred in connection with vendor credit arrangements;

   (6) liens on property existing immediately prior to the acquisition of that property, and not created in connection with or in anticipation or contemplation of the financing of the acquisition;

   (7) liens on property of an entity existing at the time the entity is acquired or merged with or into or consolidated with us or any restricted subsidiary, and not created in connection with or in anticipation or contemplation of the business combination;

   (8) liens to secure the performance of statutory obligations, surety or appeal bonds or bid or performance bonds, or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's or other similar liens, in any case incurred in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP, shall have been made;

   (9) liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, as long as any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made;

  (10) liens to secure indebtedness incurred to refinance in whole or in part, any indebtedness secured by liens referred to in clauses (1) through (9) above, so long as the liens do not extend to any additional category of property and the principal amount of indebtedness so secured is not increased, except for the amount of any premium required to be paid in connection with refinancing under the terms of the

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       indebtedness refinanced or the amount of any premium we have reasonably determined is necessary to accomplish the refinancing by means of

      .   a tender offer,

      .   an exchange offer, or

      .   a privately negotiated repurchase,

     plus

       the expenses of the issuer of the indebtedness reasonably incurred in connection with the refinancing; and

  (11) liens in favor of the trustee as provided for in the indenture on money or property held or collected by the trustee in its capacity as trustee.

  Limitation on Certain Asset Dispositions

   The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, make any asset dispositions unless:

   (1) we or the restricted subsidiary receive consideration for the asset disposition at least equal to the fair market value of the assets sold or disposed of, as determined by either:

      (a) the board of Holdings if, at the time of the asset disposition, we are a subsidiary of Holdings, or

      (b) our board if, at the time of the asset disposition, we are not a subsidiary of Holdings, in good faith and evidenced by a resolution of the appropriate board filed with the trustee;

   (2) other than in the case of a permitted asset swap, not less than 75% of the consideration received by us or our restricted subsidiary from the disposition consists of:

      (a) cash or cash equivalents,

      (b) the assumption of indebtedness, other than non-recourse indebtedness or any subordinated indebtedness, of ours or our restricted subsidiary or other obligations relating to the assets, accompanied by the irrevocable unconditional release of us or of the restricted subsidiary from all liability on the indebtedness or other obligations assumed, or

      (c) notes or other obligations received by us or the restricted subsidiary from the transferee that we or the restricted subsidiary convert into cash concurrently with the receipt of the 83/4% notes or other obligations, to the extent of the cash we actually receive; and

   (3) all net available proceeds, less any amounts invested within 365 days of such asset disposition:

      (a) to acquire all or substantially all of the assets of, or a majority of the voting stock of, an entity primarily engaged in a permitted business;

      (b) to make a capital expenditure; or

      (c) to acquire other long-term assets that are used or useful in a permitted business;

       are applied, on or prior to the 365th day after the asset disposition, to the permanent reduction and prepayment of any of our senior debt then outstanding, including a permanent reduction of the commitments in respect thereof, or to the making of an offer to purchase our outstanding 11% notes or our 9 3/8% notes in accordance with the terms of the indenture governing the terms of such notes. Any net available proceeds from any asset disposition subject to the immediately preceding sentence that are not applied as provided in the immediately preceding sentence shall be used promptly after the expiration of the 365th day after the asset disposition, or earlier if we so elect, to make an offer to purchase outstanding 83/4% notes, and other notes of ours that rank pari passu with the 83/4% notes to

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       the extent required by the agreements governing the terms of any such other notes, at a purchase price in cash equal to 100% of the aggregate principal amount plus accrued and unpaid interest to the purchase date.

   However, we may defer making any offer to purchase 83/4% notes until there are aggregate unutilized net available proceeds from asset dispositions otherwise subject to the two immediately preceding sentences equal to or in excess of $15.0 million, at which time the entire unutilized net available proceeds from asset dispositions otherwise subject to the two immediately preceding sentences, and not just the amount in excess of $15.0 million, shall be applied as this covenant requires. We may use any remaining net available proceeds following the completion of the required offer to purchase for any other purpose, subject to the other provisions of the indenture, and the amount of net available proceeds then required to be otherwise applied in accordance with this covenant shall be reset to zero. These provisions will not apply to a transaction completed in compliance with the provisions of the indenture described under "--Mergers, Consolidations and Certain Sales of Assets" below.

   Pending application as set forth above, the net available proceeds of any asset disposition may be invested in cash or cash equivalents or used to reduce temporarily indebtedness outstanding under any revolving credit agreement to which we are a party and under which we have incurred indebtedness.

   In the event that we make an offer to purchase the 83/4% notes, we will comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

  Limitation on Transactions with Affiliates

   The indenture provides that we will not, and will not cause or permit any restricted subsidiary to, directly or indirectly, conduct any business or enter into, renew or extend any transaction with any of our respective affiliates or those of our subsidiaries, or any beneficial holder of 10% or more of any class of our or Holdings' capital stock, including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service, or the making of any guarantee, loan, advance or investment, either directly or indirectly, unless the terms of the transaction are at least as favorable as the terms that we or the restricted subsidiary could obtain at that time in a comparable transaction made on an arm's-length basis with a person who is not an affiliate. However, in any transaction involving aggregate consideration in excess of $10.0 million, we will deliver an officers' certificate to the trustee stating that a majority of the disinterested directors of either:

   . the board of Holdings if, at the time of the transaction, we are a subsidiary of Holdings, or

   . our board if, at the time of the transaction, we are not a subsidiary of Holdings,

have determined, in their good faith judgment, that the terms of the transaction are at least as favorable as the terms that we or a restricted subsidiary could obtain in a comparable transaction made on an arm's-length basis between unaffiliated parties. If the aggregate consideration is in excess of $25.0 million, we will also deliver to the trustee, prior to the closing of the transaction, the favorable written opinion of a nationally recognized accounting, appraisal or investment banking firm as to the fairness of the transaction to the noteholders, from a financial point of view.

   Notwithstanding the foregoing, the restrictions set forth in this covenant do not apply to:

   (1) transactions between or among us and/or any restricted subsidiaries;

   (2) any restricted payment or permitted investment permitted by the covenant described under "--Limitation on Restricted Payments;"

   (3) directors' fees, indemnification and similar arrangements, officers' indemnification, employee stock option or employee benefit plans and employee salaries and bonuses paid or created in the ordinary course of business;

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   (4) any other agreement in effect on November 14, 2001 as it shall be amended from time to time, so long as any material amendment complies with the provisions of the preceding paragraph of this covenant;

   (5) transactions with AT&T, AT&T Wireless, AT&T Wireless PCS, or any of their respective affiliates, relating to the marketing or provision of telecommunication services or related hardware, software or equipment on terms that are no less favorable, when taken as a whole, to us or our restricted subsidiaries, as applicable, than those available from unaffiliated third parties;

   (6) transactions involving the leasing, sharing or other use by us or any restricted subsidiary of communications network facilities, including, without limitation, cable or fiber lines, equipment or transmission capacity, of any affiliate of ours or any beneficial holder of 10% or more of any class of capital stock of Triton or Holdings on terms that are no less favorable, when taken as a whole, to us or our restricted subsidiary, as applicable, than those available from such related party to unaffiliated third parties;

   (7) transactions involving the provision of telecommunication services by a related party in the ordinary course of its business to us or any restricted subsidiary, or by us or any restricted subsidiary to a related party, on terms that are no less favorable, when taken as a whole, to us or the restricted subsidiary, as applicable, than those available from such related party to unaffiliated third parties;

   (8) any sales agency agreements under which an affiliate has the right to market any or all of our or any of our restricted subsidiaries' products or services; and

   (9) customary commercial banking, investment banking, underwriting, placement agent or financial advisory fees paid in connection with services rendered to us and our subsidiaries in the ordinary course.

  Limitation on Our Activities and the Activities of Our Restricted Subsidiaries

   The indenture provides that we will not, and will not permit any restricted subsidiary to, engage in any business other than a permitted business, except to the extent it is not material to us and our restricted subsidiaries, taken as a whole.

  Change of Control

   Within 30 days following the closing date of a transaction resulting in a change of control, we will commence an offer to purchase all outstanding 83/4% notes at a purchase price in cash equal to 101% of the aggregate principal amount, plus accrued and unpaid interest, if any, to the purchase date.

   We will complete the offer to purchase not earlier than 30 days and not later than 60 days after the commencement of the offer. Each noteholder shall be entitled to tender all or any portion of the 83/4% notes he or she owns according to the terms of our offer to purchase, subject to the requirement that any portion of a 83/4% note tendered must be in an integral multiple of $1,000 principal amount.

   In the event that we make an offer to purchase the 83/4% notes, we will comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

   We will not be required to make an offer to purchase upon a change of control if a third party makes the offer to purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to an offer to purchase made by us and purchases all 83/4% notes validly tendered and not withdrawn under the third party's offer to purchase.

   With respect to a sale of assets referred to in the definition of change of control, the phrase "all or substantially all of our assets" will likely be interpreted under applicable law and will be dependent upon

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particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of all or substantially all of our assets has occurred. In addition, we cannot assure you that we will be able to acquire 83/4% notes tendered upon the occurrence of a change of control.

   Our ability to pay cash to the noteholders upon a change of control may be limited to our then existing financial resources. We and some of our domestic subsidiaries are parties to an amended and restated credit agreement, dated September 14, 2000, which contains covenants prohibiting, or requiring waiver or consent of the lenders prior to, the repurchase of the 83/4% notes upon a change of control. Future debt agreements we enter into may provide the same. If we do not obtain a waiver or consent or repay the indebtedness, we will remain prohibited from repurchasing the 83/4% notes. In that event, our failure to purchase tendered 83/4% notes would constitute an event of default under the indenture, which in turn would constitute a default under the credit agreement and possibly other indebtedness. Neither our board of directors nor the trustee may waive any of the provisions relating to a repurchase upon a change of control.

   The provisions summarized above will not prevent us from entering into transactions of the types described above with management or their affiliates. In addition, those provisions may not necessarily afford the noteholders protection in the event of a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the noteholders because the transaction may not involve a shift in voting power or beneficial ownership, or, even if it does, it may not involve a shift of the magnitude required under the definition of change of control to trigger the provisions.

  Provision of Financial Information

   The indenture provides that, whether or not required by the SEC's rules and regulations, so long as any 83/4% notes are outstanding, we will furnish to the noteholders:

   (1) all quarterly and annual financial information that we would be required to include on Forms 10-Q and 10-K if we were required to file those forms with the SEC, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section that describes our consolidated financial condition and results of operations and, with respect to the annual information only, a report by our certified independent accountants; and

   (2) all current reports that we would be required to file on Form 8-K if we were required to file those reports with the SEC, in each case within the time period specified in the SEC's rules and regulations. In addition, we will file a copy of all information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations, unless the SEC will not accept the filing, and make the information available to securities analysts and prospective investors upon request. We will also, for as long as any 83/4% notes remain outstanding, furnish to the noteholders and to securities analysts and prospective investors, upon their request, the information we are required to deliver under Rule 144A(d)(4) under the Securities Act.

  Limitation on Designations of Unrestricted Subsidiaries

   The indenture provides that we may designate any of our subsidiaries, other than Triton PCS License Company, L.L.C., Triton PCS Property Company, L.L.C. and Triton PCS Equipment Company, L.L.C., as an unrestricted subsidiary under the indenture only if:

   (1) no default or event of default has occurred and is continuing at the time of or after giving effect to the designation;

   (2) we would be permitted under the indenture to make an investment at the time of designation and, assuming the effectiveness of the designation, in an amount, referred to as a designation amount, equal to the fair market value of the aggregate amount of our investments in the subsidiary on that date; and

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   (3) except in the case of a subsidiary in which we are investing under and as permitted by the fifth paragraph of the covenant "--Limitation on Restricted Payments," we would be permitted to incur $1.00 of additional indebtedness under the first clause of "--Limitation on Incurrence of Indebtedness" at the time of designation, assuming the effectiveness of the designation.

   In the event of any designation, we shall be deemed to have made an investment, constituting a restricted payment as described under "--Limitation on Restricted Payments" for all purposes of the indenture, in the designation amount.

   The indenture further provides that we will not, and will not permit any restricted subsidiary, at any time to:

   (1) provide direct or indirect credit support for, or a guarantee of, any indebtedness of any unrestricted subsidiary, including any undertaking, agreement or instrument evidencing the indebtedness;

   (2) be directly or indirectly liable for any indebtedness of any unrestricted subsidiary; or

   (3) be directly or indirectly liable for any indebtedness which provides that the holder may, upon notice, lapse of time or both, declare a default or cause payment to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any indebtedness of any unrestricted subsidiary, including any right to take enforcement action against the unrestricted subsidiary, except, in the case of clause (1) or (2) above, to the extent permitted under "--Limitation on Restricted Payments."

   The indenture further provides that we may revoke any designation of a subsidiary as an unrestricted subsidiary. The subsidiary shall then constitute a restricted subsidiary if:

   (1) no default has occurred and is continuing at the time of and after giving effect to the revocation; and

   (2) all liens and indebtedness of the unrestricted subsidiary outstanding immediately following the revocation would, if incurred at that time, have been permitted to be incurred for all purposes of the indenture.

   All designations and revocations must be evidenced by resolutions of our board of directors delivered to the trustee certifying compliance with the provisions.

  Mergers, Consolidations and Certain Sales of Assets

   We will not consolidate or merge with or into any person, or sell, assign, lease, convey or otherwise dispose of, or cause or permit any restricted subsidiary to consolidate or merge with or into any person or sell, assign, lease, convey or otherwise dispose of, all or substantially all of our assets, determined on a consolidated basis for us and our restricted subsidiaries, whether as an entirety or substantially an entirety in one transaction or a series of related transactions, including by way of liquidation or dissolution, to any person unless, in each case:

   (1) the entity formed by or surviving a consolidation or merger, if other than Triton or our restricted subsidiary, as the case may be, or to which the sale, assignment, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States, any State or the District of Columbia;

   (2) the surviving entity assumes by supplemental indenture all of our obligations under the 83/4% notes and the indenture;

   (3) immediately after giving effect to the transaction and the use of any resulting net proceeds, on a pro forma basis, we or the surviving entity, as the case may be, could incur at least $1.00 of indebtedness under the clause (1) of "--Limitation on Incurrence of Indebtedness" above;

   (4) immediately after giving effect to the transaction, and treating any indebtedness that becomes an obligation of ours or of our restricted subsidiaries as a result of the transaction as having been incurred

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       by us or our restricted subsidiary at the time of the transaction, no default or event of default has occurred and is continuing; and

   (5) if, as a result of the transaction, property or assets of ours or our restricted subsidiary would become subject to a lien not excepted from the provisions of the indenture described under "--Limitation on Liens" above, we, the restricted subsidiary or the surviving entity, as the case may be, shall have secured the 83/4% notes as required by that covenant.

   The provisions of this paragraph shall not apply to any merger of a restricted subsidiary with or into Triton or any of its wholly-owned subsidiaries or the release of any guarantor of the 83/4% notes in accordance with the terms of the guarantee of the 83/4% notes and the indenture in connection with any transaction complying with the provisions of the indenture described under "--Limitation on Certain Asset Dispositions" above.

Events of Default

   The following are events of default under the indenture:

   (1) we fail to pay the principal of, or premium, if any, on, any 83/4% note when due, whether or not prohibited by the provisions of the indenture described under "--Ranking" above;

   (2) we fail to pay any interest on any 83/4% note when due, continued for 30 days, whether or not prohibited by the provisions of the indenture described under "--Ranking" above;

   (3) we default in the payment of the principal of and interest on 83/4% notes required to be purchased through an offer to purchase, as described under "--Certain Covenants--Change of Control" and "--Certain Covenants--Limitation on Certain Asset Dispositions" above, when due and payable, whether or not prohibited by the provisions of the indenture described under "--Ranking" above;

   (4) we fail to perform or comply with any of the provisions described under "--Certain Covenants--Mergers, Consolidations and Certain Sales of Assets" above;

   (5) we fail to perform any other covenant or agreement of ours under the indenture or the 83/4% notes, continued for 60 days after the trustee or holders of at least 25% in aggregate principal amount of the 83/4% notes submit written notice to us;

   (6) we default under the terms of one or more instruments evidencing or securing indebtedness of ours or any of our subsidiaries having an outstanding principal amount of $15.0 million or more individually or in the aggregate that has resulted in the acceleration of payment of such indebtedness or failure to pay principal when due at the final stated maturity of the indebtedness;

   (7) the rendering of a final judgment or judgments, not subject to appeal, against us or any of our restricted subsidiaries in an amount of $15.0 million or more which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

   (8) the occurrence of events of bankruptcy, insolvency or reorganization affecting us or any material subsidiary; or

   (9) any guarantee of the 83/4% notes of a material subsidiary ceases to be in full force and effect, is declared null and void and unenforceable, or is found to be invalid or any guarantor of the 83/4% notes denies its liability under the guarantee, other than by reason of a release of that guarantor from the guarantee in accordance with the terms of the indenture and the guarantee.

   If an event of default, other than an event of default with respect to us described in clause (8) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding 83/4% notes may accelerate the maturity of all the 83/4% notes. However, after an acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding 83/4% notes may, under certain circumstances, rescind and annul the acceleration if all defaults, other

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than the non-payment of accelerated principal, have been cured or waived as provided in the indenture. If an event of default specified in clause (8) above with respect to us occurs, the outstanding 83/4% notes will become immediately due and payable without any declaration or other act on the part of the trustee or any noteholder. For information as to waiver of defaults, see "--Modification and Waiver."

   The indenture provides that the trustee shall, within 90 days after the occurrence of any default or event of default with respect to the 83/4% notes, give the noteholders notice of all uncured defaults or events of default known to it. However, except in the case of an event of default or a default in any payment with respect to the 83/4% notes or a default or event of default in complying with the provisions described in "--Certain Covenants--Mergers, Consolidations and Certain Sales of Assets," the trustee shall be protected in withholding notice if and so long as the board of directors or responsible officers of the trustee in good faith determine that the withholding of such notice is in the interest of the noteholders.

   No noteholder will have any right to pursue any remedy under the indenture, unless that holder has previously given to the trustee written notice of a continuing event of default and unless:

   . the holders of at least 25% in aggregate principal amount of the outstanding 83/4% notes have made written request, and, if requested by the trustee, offered reasonable indemnity, to the trustee to pursue a remedy as trustee; and

   . the trustee has not received from the holders of a majority in aggregate principal amount of the 83/4% notes a direction inconsistent with the request and has failed to pursue the remedy within 60 days.

   However, these limitations do not apply to a suit instituted by a noteholder for enforcement of payment of the principal of and premium, if any, or interest on a 83/4% note on or after the respective due dates set forth in the 83/4% note.

   We are required to furnish to the trustee an annual statement as to our performance of certain of our obligations under the indenture and as to any default in such performance.

Satisfaction and Discharge of Indenture; Defeasance

   Subject to the subordination provisions of the 83/4% notes, we may terminate our substantive obligations and the substantive obligations of the guarantors of the 83/4% notes in respect of the 83/4% notes and the guarantees of the 83/4% notes by delivering all outstanding 83/4% notes to the trustee for cancellation and paying all sums payable by us on account of principal of, premium, if any, and interest on all the 83/4% notes or otherwise. In addition, we may, provided that no default or event of default has occurred and is continuing or would arise, or, with respect to a default or event of default specified in clause (8) of "--Events of Default" above, any time on or prior to the 91st calendar day after the date of the deposit, it being understood that this condition shall not be deemed satisfied until after the 91st day, and provided that it would not cause any default under any senior debt, terminate our substantive obligations and the substantive obligations of the guarantors in respect of the 83/4% notes and the guarantees, except for our obligation to pay the principal of, and premium, if any, on, and the interest on the 83/4% notes and the guarantors' guarantee thereof by:

   (1) depositing with the trustee, under the terms of an irrevocable trust agreement, money or direct, non-callable United States government obligations sufficient, without reinvestment, to pay all remaining indebtedness on the 83/4% notes to maturity or to redemption;

   (2) delivering to the trustee either an opinion of counsel or a ruling directed to the trustee from the Internal Revenue Service to the effect that the noteholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations;

   (3) delivering to the trustee an opinion of counsel to the effect that our option exercise under this paragraph will not result in our, the trustee or the trust created by our deposit of funds according to this

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       provision becoming or being deemed to be an investment company under the
       Investment Company Act; and

   (4) delivering to the trustee an officers' certificate and an opinion of counsel, each stating that there has been compliance with all of the foregoing conditions.

   We also may, provided that no default or event of default has occurred and is continuing or would arise or, with respect to a default or event of default specified in clause (8) of "--Events of Default" above, any time on or prior to the 91st calendar day after the date of the deposit, it being understood that this condition shall not be deemed satisfied until after the 91st day, and provided that no default under any senior debt would result, terminate all of our substantive obligations and all of the substantive obligations of the guarantors in respect of the 83/4% notes and the guarantees of the 83/4% notes, including our obligation to pay the principal of, and premium, if any, on, and interest on the 83/4% notes and the guarantors' guarantee by:

   (1) depositing with the trustee, under the terms of an irrevocable trust agreement, money or direct, non-callable United States government obligations sufficient, without reinvestment, to pay all remaining indebtedness on the 83/4% notes to maturity or to redemption;

   (2) delivering to the trustee either a ruling directed to the trustee from the Internal Revenue Service to the effect that the noteholders will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and termination of obligations, or an opinion of counsel based upon such a ruling addressed to the trustee, or a change in the applicable federal tax law since the date of the indenture, to that effect;

   (3) delivering to the trustee an opinion of counsel to the effect that our exercise of our option under this paragraph will not result in our, the trustee or the trust created by our deposit of funds pursuant to this provision becoming or being deemed to be an investment company under the Investment Company Act; and

   (4) delivering to the trustee an officers' certificate and an opinion of counsel, each stating that there has been compliance with all of the foregoing conditions.

   We may make an irrevocable deposit pursuant to this provision only if at the time of the proposed deposit we are not prohibited from doing so under the subordination provisions of the indenture or covenants in the instruments governing senior debt and we have delivered to the trustee and any paying agent an officers' certificate to that effect.

Governing Law

   The indenture, the 83/4% notes and the guarantees of the 83/4% notes are governed by the laws of the State of New York without regard to principles of conflicts of law.

Modification and Waiver

   We, the guarantors of the 83/4% notes and the trustee may amend or supplement the indenture with the written consent of the holders of a majority in aggregate principal amount of the outstanding 83/4% notes. However, no such amendment or supplement may, without the consent of the holder of each 83/4% note affected by the change:

   (1) change the stated maturity of the principal of any 83/4% note;

   (2) alter the optional redemption or repurchase provisions of any 83/4% note or of the indenture in a manner adverse to the noteholders, other than, prior to the consummation of an asset disposition or occurrence of a change of control, certain provisions of the indenture relating to an offer to purchase;

   (3) reduce the principal amount of any 83/4% note;

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   (4) reduce the rate of, or change the time for payment of interest on, any
       83/4% note;

   (5) change the place or currency of payment of principal of or interest on any 83/4% note;

   (6) modify any provisions of the indenture relating to the waiver of past defaults, other than to add sections of the indenture subject to those provisions, or the right of the noteholders to institute suit for the enforcement of any payment on or with respect to any 83/4% note or the guarantees of the 83/4% notes, or the modification and amendment of the indenture and the 83/4% notes, other than to add sections of the indenture or the 83/4% notes which may not be amended, supplemented or waived without the consent of each noteholder affected;

   (7) reduce the percentage of the principal amount of outstanding 83/4% notes necessary for amendment to or waiver of compliance with any provision of the indenture or the 83/4% notes or for waiver of any default;

   (8) waive a default in the payment of principal of, interest on, or redemption payment with respect to, any 83/4% note, except a rescission of acceleration of the 83/4% notes by the holders as provided in the indenture and a waiver of the payment default that resulted from acceleration;

   (9) modify the ranking or priority of the 83/4% notes or the guarantees, modify the definition of senior debt or designated senior debt or amend or modify the subordination provisions of the indenture in any manner adverse to the noteholders;

  (10) release any guarantor from any of its obligations under its guarantee or the indenture otherwise than in accordance with the indenture; or

  (11) modify any of the provisions, including the related definitions, relating to any offer to purchase required under the covenants described under "--Certain Covenants--Limitation on Certain Asset Dispositions" or "--Certain Covenants--Change of Control" in a manner materially adverse to the noteholders with respect to any asset disposition that has been completed or change of control that has occurred.

   The holders of a majority in aggregate principal amount of the outstanding 83/4% notes, on behalf of all noteholders, may waive our compliance with certain restrictive provisions of the indenture. Subject to certain rights of the trustee, as provided in the indenture, the holders of a majority in aggregate principal amount of the outstanding 83/4% notes, on behalf of all noteholders, may waive any past default under the indenture except a default in the payment of principal, premium or interest or a default arising from failure to purchase any 83/4% note tendered pursuant to an offer to purchase, or a default in respect of a provision that under the indenture cannot be modified or amended without the consent of the holder of each outstanding 83/4% note affected. Notwithstanding the previous paragraph, without the consent of any noteholder, we, the guarantors of the 83/4% notes and the trustee may amend or supplement the indenture or the 83/4% notes:

   (1) to cure any ambiguity, defect or inconsistency, so long as such amendment or supplement does not adversely affect the rights of any noteholder;

   (2) to provide for uncertificated 83/4% notes in addition to or in place of certificated 83/4% notes;

   (3) to provide for the assumption of our obligations to noteholders by our successor in the case of a merger or consolidation or sale of all or substantially all of our assets;

   (4) to make any change that would provide additional rights or benefits to the noteholders or that does not materially adversely affect their legal rights under the indenture;

   (5) to comply with SEC requirements in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

   (6) for certain other purposes provided in the indenture.

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No Personal Liability of Directors, Officers, Employees and Stockholders

   No director, officer, employee or stockholder of ours or any of our subsidiaries, acting in that capacity, will have any liability for any obligations of ours or any guarantor under the 83/4% notes, the indenture, the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each noteholder, by accepting a 83/4% note, waives and releases all liability to this effect. This waiver and release are part of the consideration for issuance of the 83/4% notes. The waiver may not be effective to waive liabilities under the federal securities laws, and the SEC believes that this type of a waiver is against public policy.

The Trustee

   The Bank of New York is the trustee for the indenture, and Triton has appointed it as registrar and paying agent with regard to the 83/4% notes.

   The indenture provides that, except during the continuance of a default, the trustee will perform only the duties specifically set forth in the indenture. During the existence of a default, the trustee will exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of his or her own affairs. The indenture and provisions of the Trust Indenture Act it incorporates by reference contain limitations on the rights of the trustee, should it become a creditor of ours, of the guarantors of the 83/4% notes, or of any other obligor upon the 83/4% notes, to obtain payment of claims in certain cases or to realize on property it receives in respect of any claim as security or otherwise. The trustee is permitted to engage in other transactions with us or our affiliates. However, if it acquires any conflicting interest, as defined in the indenture or in the Trust Indenture Act, it must eliminate the conflict or resign.

Certain Definitions

   Set forth below is a summary of certain of the defined terms used in the indenture. Please refer to the indenture for the full definition of all terms listed below, as well as any other terms we use in this section without providing a definition here.

   Annualized Pro Forma Consolidated Operating Cash Flow means consolidated cash flow for the latest two full fiscal quarters for which our consolidated financial statements are available, multiplied by two. For purposes of calculating consolidated cash flow for any period, for purposes of this definition only:

   . any of our subsidiaries that is a restricted subsidiary on the date of the transaction giving rise to the need to calculate annualized pro forma consolidated operating cash flow shall be deemed to have been a restricted subsidiary at all times during that period; and

   . any of our subsidiaries that is not a restricted subsidiary on the transaction date shall be deemed not to have been a restricted subsidiary at any time during such period.

   In addition to, and without limitation of, the previous paragraph, for purposes of this definition only, consolidated cash flow shall be calculated after giving effect on a pro forma basis for the applicable period to, without duplication, any asset dispositions or asset acquisitions, including any asset acquisition giving rise to the need to make this calculation as a result of our or one of our restricted subsidiaries, including any entity that becomes a restricted subsidiary as a result of the asset acquisition, incurring, assuming or otherwise being liable for acquired indebtedness, occurring during the period commencing on the first day of the two fiscal quarter period to and including the transaction date, as if that asset sale or asset acquisition occurred on the first day of the reference period.

   Asset Acquisition means:

   (i) any purchase or other acquisition, by means of transfer of cash or other property to others or payment for property or services for the account or use of others, or otherwise, of equity interests of any entity

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       by us or any restricted subsidiary, in either case pursuant to which such entity shall become a restricted subsidiary or shall be merged with or into us or any restricted subsidiary, or

  (ii) any acquisition by us or any restricted subsidiary of the property or assets of any entity that constitute all or substantially all of an operating unit or line of business of such entity.

   Asset Disposition means any sale, transfer or other disposition, including, without limitation, by merger, consolidation or sale-and-leaseback transaction, of:

   (i) shares of capital stock of a subsidiary of ours, other than directors' qualifying shares,

  (ii) any FCC license for the provision of wireless telecommunications services held by us or any restricted subsidiary, whether by sale of capital stock or otherwise, or

 (iii) property or assets of ours or any subsidiary of ours;

however, an asset disposition shall not include

   (a) any sale, transfer or other disposition of shares of capital stock, property or assets by a restricted subsidiary to us or to any other restricted subsidiary or by us to any restricted subsidiary,

   (b) any sale, transfer or other disposition of defaulted receivables for collection or any sale, transfer or other disposition of property or assets in the ordinary course of business,

   (c) any sale, transfer or other disposition that does not, together with all related sales, transfers or dispositions, involve aggregate consideration in excess of $5.0 million,

   (d) the sale, lease, conveyance or disposition or other transfer of all or substantially all of our assets as permitted under "--Certain Covenants--Mergers, Consolidations and Certain Sales of Assets" above or

   (e) any disposition that constitutes a change of control.

   Average Life means, as of the date of determination, with respect to any indebtedness for borrowed money or preferred stock, the quotient obtained by dividing:

   . the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of the indebtedness or preferred stock, respectively, and the amount of the principal or liquidation value payments, by,

   .   the sum of all principal or liquidation value payments.

   Capital Lease Obligations of any entity means the obligations to pay rent or other amounts under a lease of, or other indebtedness arrangements conveying the right to use, real or personal property of such entity which are required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such entity in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

  Cash Equivalents means:

   (1) direct obligations of, or obligations whose principal and interest are unconditionally guaranteed by, the United States of America, or by any of its agencies to the extent the obligations are backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition;

   (2) investments in commercial paper maturing within 365 days from the date of acquisition and having, at the date of acquisition, the highest credit rating obtainable from Standard & Poor's Corporation or from Moody's Investors Service;

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   (3) investments in certificates of deposit, banker's acceptances and time deposits maturing within 365 days from the date of acquisition issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any state which has a combined capital and surplus and undivided profits of not less than $500.0 million;

   (4) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution satisfying the criteria described in clause
       (3) above; and

   (5) money market funds substantially all of whose assets comprise securities of the type described in clauses (1) through (3) above.

   Change of Control means the occurrence of one or more of the following events:

   (1) Any person or group, as such terms are used in Section 13(d) and 14(d) of the Exchange Act, other than a permitted holder or permitted holders, or a person or group controlled by a permitted holder or permitted holders, is or becomes the beneficial owner, as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all securities that that person has the right to acquire within one year, upon the happening of an event or otherwise, directly or indirectly, of:

      . securities of Holdings representing 50% or more of the combined voting power of Holdings' then outstanding voting stock, or

      . our securities representing 50% or more of the combined voting power of our then outstanding voting stock;

   (2) the following individuals cease for any reason to constitute more than a majority of the number of directors then serving on the board of Holdings or us:

      .   individuals who, on November 14, 2001, constitute the board, and

      . any new director, other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including a consent solicitation relating to the election of directors of Holdings or us, whose appointment or election by the board or nomination for election by our stockholders was approved by the vote of at least two-thirds of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended; or

   (3) the stockholders of Holdings or of Triton shall approve any plan of liquidation, whether or not otherwise in compliance with the provisions of the indenture.

   For purposes of the foregoing, the transfer, by lease, assignment, sale or otherwise, in a single transaction or series of transactions, of all or substantially all of the properties or assets of one or more of our subsidiaries, the capital stock of which constitutes all or substantially all of our properties and assets, shall be deemed to be the transfer of all or substantially all of our properties and assets.

   Consolidated Cash Flow means, for any period, our consolidated net income for the period:

   (1) increased, to the extent consolidated net income for the period has been reduced, by the sum of, without duplication:

      (a) our consolidated interest expense for the period, plus

      (b) our consolidated income tax expense for the period, plus

      (c) our consolidated depreciation and amortization expense and our restricted subsidiaries for the period, plus

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      (d) any other non-cash charges of our and of our restricted subsidiaries for the period except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period; and

   (2) decreased, to the extent consolidated net income for the period has been increased, by any non-cash gains from asset dispositions.

   Consolidated Income Tax Expense means, for any period, the consolidated provision for income taxes of Triton and our restricted subsidiaries for the period, calculated on a consolidated basis in accordance with GAAP.

   Consolidated Interest Expense means, for any period, without duplication:

   (1) the consolidated interest expense included in a consolidated income statement, without deduction of interest or finance charge income, of Triton and our restricted subsidiaries for that period calculated on a consolidated basis in accordance with GAAP, including:

      (a) any amortization of debt discount,

      (b) the net costs under interest rate agreements,

      (c) all capitalized interest,

      (d) the interest portion of any deferred payment obligation, and

      (e) all amortization of any premiums, fees and expenses payable in connection with the incurrence of any indebtedness;

     plus

   (2) the interest component of capital lease obligations paid, accrued and/or scheduled to be paid or accrued by us and our restricted subsidiaries during the period as determined on a consolidated basis in accordance with GAAP.

   Consolidated Net Income means, for any period the consolidated net income, or loss, of Triton and our restricted subsidiaries for the period determined on a consolidated basis in accordance with GAAP. However, the following items are excluded from the determination of consolidated net income:

   (1) the net income, or loss, of any entity acquired by us or our restricted subsidiaries in a pooling-of-interests transaction for any period prior to the date of the transaction;

   (2) the net income, but not loss, of any our restricted subsidiaries which is subject to restrictions preventing or limiting payment of dividends or making of distributions to us to the extent of those restrictions, regardless of any waiver;

   (3) the net income of any entity, other than a restricted subsidiary of ours, except to the extent of the amount of dividends or other distributions representing the entity's proportionate share of our and our restricted subsidiaries' net income, for the period actually paid in cash to the entity by us or any of our restricted subsidiaries during the period;

   (4) gains or losses, other than for purposes of calculating consolidated net income under the provisions described in clause (C) of "--Certain Covenants--Limitation on Restricted Payments," on asset dispositions by the entity or its restricted subsidiaries;

   (5) all extraordinary gains but not, other than for purposes of calculating consolidated net income under the provisions described in clause (3) of "--Certain Covenants--Limitation on Restricted Payments," losses, determined in accordance with GAAP; and

   (6) in the case of a successor to the entity by consolidation or merger or as a transferee of the entity's assets, any earnings or losses of the successor corporation prior to the consolidation, merger or transfer of assets.

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   Credit Agreement means the amended and restated credit facility dated as of
September 14, 2000, among us, certain of our domestic subsidiaries, the agent and certain banks referred to therein, as such agreement is amended and restated through November 14, 2001 and from time to time thereafter.

   Designated Senior Debt means:

   (i) so long as any indebtedness under one or more senior credit facilities is outstanding or any lender has any commitment to extend credit to us thereunder, the senior debt incurred under any such senior credit facility and

  (ii) so long as outstanding, any other senior debt which has at the time of initial issuance an aggregate outstanding principal amount in excess of $25.0 million which has been so designated as designated senior debt by our board at the time of initial issuance in a resolution delivered to the trustee.

   Disqualified Stock of any entity means any capital stock of the entity which, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, under a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity of the 83/4% notes.

   Equity Offering means any public or private sale of qualified stock made on a primary basis by us, or Holdings or a special purpose corporation, including through the issuance or sale of qualified stock to one or more strategic equity investors; provided that proceeds from such issuance or sale of any qualified stock sold by Holdings or the special purpose corporation, as the case may be, will be required, prior to any redemption of 83/4% notes prior to February 1, 2004, to be contributed as equity in exchange for qualified stock to, or to be used to purchase qualified stock in, us.

   Excluded Cash Proceeds means the first $122.0 million of net cash proceeds we received prior to January 19, 2001 from capital contributions in respect of our qualified stock or from the issuance or sale, other than to a restricted subsidiary, of our qualified stock.

   Indebtedness means, without duplication, with respect to any entity, whether recourse is to all or a portion of the assets of the entity and whether or not contingent:

   (1) every obligation of the entity for money borrowed;

   (2) every obligation of the entity evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

   (3) every reimbursement obligation of the entity with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of that entity;

   (4) every obligation of the entity issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith;

   (5) every capital lease obligation of the entity;

   (6) every net obligation under interest rate swap or similar agreements of the entity; and

   (7) every obligation of the type referred to in clauses (1) through (6) above of a second entity and all dividends of the second entity the payment of which, in either case, the first entity has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise.

   Indebtedness shall include the liquidation preference and any mandatory redemption payment obligations in respect of any disqualified stock of ours and any of our restricted subsidiaries, and any preferred stock of a subsidiary of ours.

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   Indebtedness shall never be calculated taking into account any cash and cash equivalents held by the first entity. Indebtedness shall not include obligations arising from agreements of ours and any of our restricted subsidiaries to provide for indemnification, adjustment of purchase price, earn-out, or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business or assets of a restricted subsidiary. The amount of any indebtedness outstanding as of any date shall be:

   (A) its accreted value, in the case of any indebtedness issued with original issue discount;

   (B) principal amount thereof, in the case of any indebtedness other than indebtedness issued with original issue discount; and

   (C) the greater of the maximum repurchase or redemption price or liquidation preference, in the case of any disqualified stock or preferred stock.

   Investment by any person means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to, by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise, or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidence of indebtedness issued by, any other person.

   Lien means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement, other than any easement not materially impairing usefulness or marketability, encumbrance, preference, priority or other security agreement with respect to such property or assets, including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

   Material Subsidiary means, at any date of determination,

   (a) any restricted subsidiary that, together with its subsidiaries that constitute restricted subsidiaries,

      (i) for our most recent fiscal year accounted for more than 10.0% of our consolidated revenues and that of our restricted subsidiaries, or

     (ii) as of the end of such fiscal year, owned more than 10.0% of our consolidated assets and that of our restricted subsidiaries, all as set forth on our consolidated financial statements for such year prepared in conformity with GAAP, and

   (b) any restricted subsidiary which, when aggregated with all other restricted subsidiaries that are not otherwise material subsidiaries and as to which any event described in clause (8) of "Events of Default" above has occurred, would constitute a material subsidiary under clause
       (a) of this definition.

   Net Available Proceeds from any asset disposition by any entity means cash or readily marketable cash equivalents received, including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquirer of indebtedness or other obligations relating to the properties or assets or received in any other non-cash form, by the entity, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration, including notes or other securities received in connection with the asset disposition, net of:

   . all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such asset disposition;

   . all payments made by the entity or any of its restricted subsidiaries on any indebtedness that is secured by the assets in accordance with the terms of any lien upon or with respect to the assets or which must by the terms of the lien, or in order to obtain a necessary consent to the asset disposition or by applicable law, be repaid out of the proceeds from the asset disposition;

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   .   all payments made with respect to liabilities associated with the assets which are the subject of the asset disposition, including, without limitation, trade payables and other accrued liabilities;

   . appropriate amounts to be provided by the entity or any of its restricted subsidiaries, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with the assets and retained by the entity or any restricted subsidiary, as the case may be, after the asset disposition, including, liabilities under any indemnification obligations and severance and other employee termination costs associated with the asset disposition, until such time as the amounts are no longer reserved or the reserve is no longer necessary, at which time any remaining amounts will become net available proceeds to be allocated in accordance with the provisions of clause (3) of the covenant described under "--Certain Covenants--Limitation on Certain Asset Dispositions;" and

   . all distributions and other payments made to minority interest holders in restricted subsidiaries of the entity or joint ventures as a result of the asset disposition.

   Net Investment means the excess of:

   (1) the aggregate amount of all investments made in any unrestricted subsidiary or joint venture by us or any of our restricted subsidiaries on or after April 29, 1998, which, in the case of an investment made other than in cash, shall be the fair market value of the investment as determined in good faith by the board of Triton or our restricted subsidiary; over

   (2) the aggregate amount returned in cash on or with respect to those investments whether through interest payments, principal payments, dividends or other distributions or payments, provided that these payments or distributions shall not be, and have not been, included in clause (C) of "--Certain Covenants--Limitation on Restricted Payments."

   Furthermore, with respect to all investments made in any unrestricted subsidiary or joint venture, the amounts referred to in clause (2) above with respect to those investments shall not exceed the aggregate amount of all investments made in the unrestricted subsidiary or joint venture.

   Offer to Purchase means a written offer sent by us by first class mail, postage prepaid, to each noteholder at his or her address appearing in the register for the 83/4% notes on the date of the offer, offering to purchase up to the aggregate principal amount of the 83/4% notes at the purchase price specified in the offer, as determined under the terms of the indenture.

   Unless otherwise required by applicable law, the offer shall specify an expiration date, which shall be not less than 30 days nor more than 60 days after the date of the offer, and a settlement date, referred to herein as the purchase date, for purchase of the 83/4% notes within five business days after the expiration date. We will notify the trustee at least 15 business days, or any shorter period acceptable to the trustee, prior to mailing the offer, of our obligation to make an offer to purchase. We will mail the offer, or, at our request, the trustee will mail the offer in our name and at our expense. The offer will contain all the information required by applicable law. The offer will contain all instructions and materials necessary to enable noteholders to tender 83/4% notes under the terms of the offer to purchase. The offer will also state:

   . the section of the indenture under which we are making the offer to purchase;

   .   the expiration date and the purchase date;

   . the aggregate principal amount of the outstanding 83/4% notes we are offering to purchase, and, if less than 100%, the manner by which we determined that amount;

   . the purchase price to be paid by us for each $1,000 aggregate principal amount of 83/4% notes accepted for payment, as specified under the terms of the indenture;

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   .   that the noteholder may tender all or any portion of the 83/4% notes registered in his or her name and that any portion of a 83/4% note tendered must be tendered in an integral multiple of $1,000 principal amount;

   . the place or places where noteholders may surrender 83/4% notes for tender;

   . that interest on any 83/4% note not tendered, or tendered but not purchased, will continue to accrue;

   . that on the purchase date the purchase price will become due and payable upon each 83/4% note being accepted for payment, and that interest shall cease to accrue on the purchased 83/4% notes on and after the purchase date;

   . that each noteholder electing to tender all or any portion of a 83/4% note will be required to surrender the 83/4% note at the place or places specified in the offer prior to the close of business on the expiration date. If we or the trustee so requires, the noteholder must duly endorse the 83/4% note or accompany it with a written instrument of transfer in form satisfactory to us and the trustee and duly executed by the noteholder or the noteholder's attorney duly authorized in writing;

   . that noteholders will be entitled to withdraw all or any portion of 83/4% notes tendered if we or our paying agent receive, not later than the close of business on the fifth business day next preceding the expiration date, a facsimile transmission or letter setting forth the noteholder's name, the principal amount of the 83/4% notes tendered, the certificate number of the 83/4% notes tendered and a statement that the noteholder is withdrawing all or a portion of his or her tender;

   .   that:

      (a) we will purchase all 83/4% notes in an aggregate principal amount less than or equal to the purchase amount that are duly tendered and not withdrawn, and

      (b) if 83/4% notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn, we will purchase 83/4% notes having an aggregate principal amount equal to the purchase amount on a proportionate basis, with adjustments as we may deem appropriate so that we will purchase only 83/4% notes in denominations of $1,000 or integral multiples of $1,000; and

   . that in the case of any noteholder whose 83/4% note is purchased only in part, we will execute and the trustee will authenticate and deliver to the noteholder without service charge, a new note or notes of any authorized denomination as the noteholder requests in writing, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the 83/4% note so tendered.

   An offer to purchase shall be governed by and effected in accordance with the provisions above pertaining to any offer.

   Permitted Asset Swap means any exchange of assets by us or a restricted subsidiary of ours where we and/or our restricted subsidiaries receive consideration at least 75% of which consists of (a) cash, (b) assets that are used or useful in a permitted business or (c) any combination thereof.

   Permitted Business means:

   . the delivery or distribution of telecommunications, voice, data or video services;

   . any business or activity reasonably related or ancillary to those listed above, including, any business we or a restricted subsidiary conducts on November 14, 2001, and the acquisition, holding or exploitation of any license relating to the delivery of those services; or

   . any other business or activity in which we and the restricted subsidiaries expressly contemplate engaging under the provisions of our certificate of incorporation and bylaws as in effect on November 14, 2001.

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   Permitted Holder means:

   . each of AT&T, AT&T Wireless, AT&T Wireless PCS, J.P. Morgan Partners (23A SBIC), LLC, J.P. Morgan SBIC LLC, Desai Capital Management Incorporated, and any of their respective affiliates and the respective successors, by merger, consolidation, transfer or otherwise, to all or substantially all of the respective businesses and assets of any of them; and

   . any person or group, as such terms are used in Section 13(d) and 14(d) of the Exchange Act, controlled by one or more entities identified above.

  Permitted Investments means:

   .   investments in cash equivalents;

   . investments representing capital stock or obligations issued to us or any restricted subsidiary in the course of good faith settlement of claims against any other entity or by reason of a composition or readjustment of debt or a reorganization of our or any of our restricted subsidiaries' debtors;

   . deposits, including interest-bearing deposits, we maintain in the ordinary course of business in banks;

   . any investment in any entity; however, after giving effect to any investment, the entity must be a restricted subsidiary or must merge, consolidate or amalgamate with or into, or transfer or convey substantially all of its assets to, or liquidate into, us or one of our restricted subsidiaries;

   . trade receivables and prepaid expenses, in each case arising in the ordinary course of business, so long as such receivables and prepaid expenses would be recorded as assets of that entity in accordance with GAAP;

   . endorsements for collection or deposit in the ordinary course of business by that entity of bank drafts and similar negotiable instruments of a second entity, received as payment for ordinary course of business trade receivables;

   . any interest rate agreements with an unaffiliated entity otherwise permitted by clause (5) or (6) under "--Certain Covenants--Limitation on Incurrence of Indebtedness";

   . investments received as consideration for an asset disposition in compliance with the provisions of the indenture described under "--Certain Covenants--Limitation on Certain Asset Dispositions";

   . loans or advances to our employees or those of any restricted subsidiary in the ordinary course of business in an aggregate amount not to exceed $5.0 million at any one time outstanding;

   . any investment acquired by us or any of our restricted subsidiaries as a result of a foreclosure by us or any of our restricted subsidiaries or in connection with the settlement of any outstanding indebtedness or trade payable;

   . loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, each incurred in the ordinary course of business; and

   . other investments, with each such investment being valued as of the date made and without giving effect to subsequent changes in value, in an aggregate amount not to exceed $7.5 million at any one time outstanding.

   Preferred Stock, as applied to the capital stock of any entity, means capital stock of such entity of any class or classes, however designated, that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such entity, to shares of capital stock of any other class of such entity.

   Qualified Stock means any capital stock of Triton or Holdings or a special purpose corporation other than disqualified stock.

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   Restricted Subsidiary means any subsidiary of ours other than an unrestricted subsidiary.

   Senior Credit Facilities means, upon the initial issuance of the 83/4% notes, the credit agreement and, at any time thereafter, may include the credit agreement and/or any other agreement providing for loans by banks, trust companies and/or other institutions principally engaged in the business of lending money to businesses under a credit facility, loan agreement or similar agreement.

   Senior Debt means, with respect to any entity at any date,

   (i) in the case of us or the guarantors of the 83/4% notes, all indebtedness and other payment obligations under one or more senior credit facilities, including principal, premium, if any, and interest on such indebtedness and all other amounts due on or in connection with such indebtedness, including all charges, fees, expenses, reimbursement obligations, guarantees and indemnity payments,

  (ii) all other indebtedness of such entity for borrowed money or under vendor credit arrangements, including principal, premium, if any and interest on such indebtedness, unless the instrument under which such indebtedness for borrowed money is created, incurred, assumed or guaranteed expressly provides that such indebtedness for borrowed money is not senior or superior in right of payment to the 83/4% notes or the guarantees of the 83/4% notes, as the case may be, and all refinancings or modifications or amendments thereof, and

 (iii) all interest on any indebtedness referred to in clauses (i) and (ii) above accruing during the pendency of any bankruptcy or insolvency proceeding, whether or not allowed under the indebtedness.

   Notwithstanding the foregoing, senior debt shall not include:

   (a) indebtedness that is, pursuant to its terms or any agreement relating to it or by operation of law, subordinated or junior in right of payment or otherwise to any other indebtedness of such entity, provided that no indebtedness shall be deemed to be subordinate or junior in right of payment or otherwise to any other indebtedness of an entity solely by reason of the other indebtedness being secured and such indebtedness not being secured,

   (b) the 83/4% notes,

   (c) any indebtedness of such entity to any of its subsidiaries,

   (d) indebtedness incurred in violation of the provisions of the indenture described under "--Certain Covenants--Limitation on Incurrence of Indebtedness,"

   (e) the existing 11% notes and the existing 9 3/8% notes and the respective related guarantees, and

   (f) any indebtedness which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, is without recourse to us.

   Strategic Equity Investor means each of CB Capital Investors, J.P. Morgan Investment Corporation, Sixty Wall Street SBIC Fund, L.P., Private Equity Investors III, L.P., Equity-Linked Investors-II and Toronto Dominion Capital
(USA), Inc., any of their affiliates or any other entity engaged in a permitted business whose total equity market capitalization exceeds $500.0 million.

   Subordinated Indebtedness means any indebtedness of ours or of any guarantor of the 83/4% notes, whether outstanding on the date hereof or hereafter incurred, which is by its terms expressly subordinate or junior in right of payment to the 83/4% notes or the guarantee of the 83/4% notes of such guarantor, as the case may be.

   Subsidiary of any person means:

   (i) a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such person or by one or more other subsidiaries of such person or by such person and one or more other subsidiaries thereof, or

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  (ii) any other person, other than a corporation, in which such person, or one or more other subsidiaries of such person or such person and one or more other subsidiaries thereof, directly or indirectly, has at least a majority ownership and voting power relating to the policies, management and affairs thereof.

   Total Consolidated Indebtedness means, at any date of determination, an amount equal to:

   . the accreted value of all indebtedness, in the case of any indebtedness issued with original issue discount; plus

   . the principal amount of all indebtedness, in the case of any other indebtedness, of ours and of our restricted subsidiaries outstanding as of the date of determination.

   Total Equity Market Capitalization of any person means, as of any day of determination, the sum of:

  the product of:

   (a) the aggregate number of the entity's outstanding primary shares of common stock on that day, which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of that entity's common stock, multiplied by

   (b) the average closing price of the common stock listed on a national securities exchange or the Nasdaq National Market System over the 20 consecutive business days immediately preceding the day of determination, plus

   (c) the liquidation value of any outstanding shares of that entity's preferred stock on that day.

   Total Invested Capital means, at any time of determination, the sum of, without duplication:

   . the total amount of equity contributed to us as of November 14, 2001, as set forth on our combined balance sheet;

  plus

   . irrevocable binding commitments to purchase capital stock, other than disqualified stock, existing as of November 14, 2001;

  plus

   . the aggregate net cash proceeds we received from capital contributions, the issuance or sale of capital stock, other than disqualified stock but including capital stock issued upon the conversion of convertible indebtedness or from the exercise of options, warrants or rights to purchase capital stock, other than disqualified stock, subsequent to November 14, 2001, other than to a restricted subsidiary. However, the aggregate net cash proceeds we received under the terms of this clause shall exclude any amounts included as commitments to purchase capital stock in the preceding clause;

  plus

   . the aggregate net cash proceeds we or any restricted subsidiary received from the sale, disposition or repayment of any investment made after November 14, 2001 and constituting a restricted payment in an amount equal to the lesser of:

   (a) the return of capital with respect to the investment, and

   (b) the initial amount of the investment,

   in either case, less the cost of the disposition of the investment;

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  plus

   . an amount equal to the consolidated net investment on the date we and/or any of our restricted subsidiaries make in any subsidiary that has been designated as an unrestricted subsidiary after November 14, 2001, upon its re-designation as a restricted subsidiary in accordance with the covenant described under "--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries";

  plus

   .   total consolidated indebtedness;

  minus

   . the aggregate amount of all restricted payments, including any designation amount, but not a restricted payment of the type referred to in clause (iii) of "--Certain Covenants--Limitation on Restricted Payments," declared or made on or after November 14, 2001.

   Unrestricted Subsidiary means any of our subsidiaries, other than Triton PCS License Company, L.L.C., Triton PCS Equipment Company, L.L.C. or Triton PCS Property Company, L.L.C., designated after November 14, 2001 as such pursuant to and in compliance with the covenant described under "--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a resolution of our board delivered to the applicable trustee, subject to the provisions of such covenant.

   Vendor Credit Arrangement means any indebtedness, including indebtedness under any credit facility, entered into with any vendor or supplier or any financial institution acting on behalf of a vendor or supplier. However, the net proceeds of the indebtedness must be utilized solely for the purpose of financing the cost, including the cost of design, development, site acquisition, construction, integration, handset manufacture or acquisition or microwave relocation, of assets used or usable in a permitted business, including, among other things, through the acquisition of capital stock of an entity engaged in a permitted business.

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                         BOOK-ENTRY; DELIVERY AND FORM

   The 11% notes, the 9 3/8% notes and the 83/4% notes are represented by one or more notes in global form without interest coupons. The global notes were deposited upon issuance with the trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

   Except as set forth below, the global notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below.

   Transfer of beneficial interests in the global notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants, including, if applicable, those of Euroclear and Clearstream, Luxembourg, which may change from time to time.

   The 11% notes, the 9 3/8% notes and the 83/4% notes, as the case may be, may be presented for registration of transfer at the offices of the registrar.

Depository Procedures

   DTC has advised Triton that DTC is a limited-purpose trust company created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in those securities between the participants through electronic book-entry changes in accounts of the participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants.

   DTC has also advised Triton that pursuant to procedures established by it, ownership of interests in the global notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global notes).

   Investors in the global notes may hold their interests therein directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system. All interests in a global note may be subject to the procedures and requirements of DTC.

   The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants and certain banks, the ability of a person having beneficial interests in a global note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

   Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indentures for any purpose.

   Payments in respect of the principal of (and premium, if any) and interest on a global note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder under the applicable indenture. Under the terms of the indentures, Triton and The Bank of New York, as trustee, will

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treat the persons in whose names the 11% notes, the 9 3/8% notes and the 83/4%
notes, as the case may be, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of Triton, the trustee, nor any agent of Triton or the trustee has or will have any responsibility or liability for (i) any aspect or accuracy of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership or (ii) any other matter relating to the actions and practices of DTC or any of the participants or the indirect participants.

   DTC has advised Triton that its current practice, upon receipt of any payment in respect of securities such as the 11% notes, the 9 3/8% notes and the 83/4% notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of the 11% notes, the 9 3/8% notes and the 83/4% notes are governed by standing instructions and customary practices and are not the responsibility of DTC, the trustee or Triton. Neither Triton nor the trustee will be liable for any delay by DTC or any of the participants in identifying the beneficial owners of the 11% notes, the 9 3/8% notes or the 83/4% notes, and Triton and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the global notes for all purposes.

   Interests in the global notes will trade in DTC's same-day funds settlement system and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and the participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds.

   DTC has advised Triton that it will take any action permitted to be taken by a holder of 11% notes, 9 3/8% notes or 83/4% notes only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount at maturity of the 11% notes, the 9 3/8% notes or the 83/4% notes, as the case may be, as to which such participant or participants has or have given such direction. However, if any of the events described under "--Certificated Notes" occurs, DTC reserves the right to exchange the global notes for registered 11% notes, 9 3/8% notes or 83/4% notes, as the case may be, in certificated form and to distribute such registered notes to its participants.

   The information in the section concerning DTC and its book-entry systems has been obtained from sources that Triton believes to be reliable, but Triton takes no responsibility for the accuracy thereof.

Certificated Notes

   Subject to specific conditions, any person having a beneficial interest in a global note may, upon request to the trustee, exchange the beneficial interest for certificated notes. Upon their issuance, the trustee is required to register any certificated notes in the name of, and cause the same to be delivered to, that person or persons, or any nominee. In addition, if:

   . we notify the trustee in writing that DTC is no longer willing or able to act as a depository and we are unable to locate a qualified successor within 90 days; or

   . at our option, we notify the trustee in writing that we elect to cause the issuance of notes in definitive form under an indenture,

then, upon surrender by DTC of the applicable global note, certificated notes will be issued to each person that DTC identifies as being the beneficial owner of the 11% notes, the 9 3/8% notes or the 83/4% notes, as the case may be, represented by the applicable global note.

   The information in this section concerning DTC and the DTC book-entry system has been obtained from sources we believe to be reliable. We will have no responsibility for DTC's or its participants' performance of their respective obligations as described above or under the rules and procedures governing their respective operations.

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                        DESCRIPTION OF CREDIT FACILITY

   The following is a summary of certain material provisions of our credit facility. This summary is qualified in its entirety by the credit facility, which we have previously filed with the SEC. In this section, "Triton," "we," "us" and "our" each refers only to Triton PCS, Inc. and not to any of its subsidiaries.

   On September 14, 2000, Triton entered into a second amended and restated credit agreement that provided for a senior secured bank facility with a group of lenders for an aggregate amount of $750.0 million of borrowings. On November 14, 2001, Triton extinguished $390.0 million of the bank facility with net proceeds from the 8 3/4% notes offering. Triton began to repay the then outstanding term loans in quarterly installments, beginning on February 4, 2002. On March 8, 2002, the credit agreement was amended to create a new term loan with $125.0 million of available borrowings. As of December 31, 2001, after giving effect to the creation of the new $125.0 million term loan, Triton had $185.0 million and $300.0 million of outstanding borrowings and committed availability, respectively, under the bank facility. The bank facility provides for:

   . a $14.4 million senior secured Tranche A term loan maturing in May 2006, all of which was outstanding as of December 31, 2001;

   . a $150.0 million senior secured Tranche B term loan maturing in February 2007, all of which was outstanding as of December 31, 2001;

   . a $14.4 million senior secured Tranche C term loan maturing in May 2006, all of which was outstanding as of December 31, 2001;

   . an $81.2 million senior secured Tranche D term loan maturing in May 2006, $6.2 million of which was outstanding as of December 31, 2001;

   . a $125.0 million senior secured Tranche E term loan maturing in February 2007, none of which was outstanding as of December 31, 2001; and

   . a $100.0 million senior secured revolving credit facility maturing in May 2006, none of which was outstanding as of December 31, 2001.

   The terms of the bank facility will permit Triton, subject to various terms and conditions, including compliance with specified leverage ratios, to draw up to the remaining amount available under the facility to finance working capital requirements, capital expenditures, permitted acquisitions and other corporate purposes. Borrowings under the facility are subject to customary terms and conditions. As of December 31, 2001, Triton was in compliance with all such covenants, and Triton expects to remain compliant in the future.

   The commitments to make loans under the revolving credit facility are automatically and permanently reduced in installments beginning in August 2004 through May 2006. In addition, the credit agreement requires Triton to make mandatory prepayments of outstanding borrowings under the credit facility based on a percentage of excess cash flow and contains financial and other covenants customary for facilities of this type, including limitations on investments and on Triton's ability to incur debt and pay dividends.

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               CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

General

   The following is a summary of the material United States federal income, estate and gift tax consequences of the purchase, ownership and disposition of the notes, but is not purported to be a complete analysis of all potential tax effects. This summary is based upon the Internal Revenue Code of 1986, as amended, existing and proposed regulations promulgated thereunder, published rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, which change may be retroactive or prospective. No rulings have been sought or are expected to be sought from the Internal Revenue Service with respect to any of the tax consequences discussed below, and no assurance can be given that the Internal Revenue Service will not take contrary positions. Unless otherwise specifically noted, this summary applies only to those persons that purchased the notes for cash and hold them as capital assets within the meaning of Section 1221 of the Internal Revenue Code. We intend to treat the notes as indebtedness for United States federal income tax purposes, and the following discussion assumes that such treatment will be respected.

   This summary is for general information only and does not address the tax consequences to taxpayers who are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, S corporations, regulated investment companies, real estate investment trusts, broker-dealers, taxpayers subject to the alternative minimum tax, holders whose functional currency is not the U.S. dollar and persons that will hold the notes as part of a position in a straddle or as part of a constructive sale or a hedging, conversion or other integrated transaction, nor does this summary address aspects of United States federal taxation that might be relevant to a prospective investor based upon such investor's particular tax situation. This summary does not address any tax consequences arising under any state, municipality, foreign country or other non-U.S. taxing jurisdiction. We urge you to consult your own tax advisor regarding the United States federal tax consequences of purchasing, owning and disposing of the notes, including your status as a U.S. Holder or a Non-U. S. Holder (as defined below), as well as any tax consequences that may arise under the laws of any state, municipality, foreign country or other non-U.S. taxing jurisdiction and the possible effects of changes in United States federal or other tax laws.

   A U.S. Holder means a beneficial owner of a note that, for United States federal income tax purposes, is:

   . a citizen or individual resident, as defined in Section 7701(b) of the Internal Revenue Code, of the United States;

   . a corporation or partnership, including any entity treated as a corporation or partnership for United States federal income tax purposes, created or organized under the laws of the United States, any State thereof or the District of Columbia unless, in the case of a partnership, Treasury regulations provide otherwise;

   . an estate, the income of which is subject to United States federal income tax without regard to its source; or

   . a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

   Notwithstanding the preceding sentence, certain trusts in existence on August 20, 1996, and treated as U.S. Holders prior to such date, may elect to continue to be treated as U.S. Holders. A Non-U.S. Holder means a beneficial owner of a note that is not a U.S. Holder.

   If a partnership holds a note, the tax treatment of the partner generally will depend upon the status of the partner and the activities of the partnership. Partners of partnerships holding notes should consult their own tax advisors regarding the United States federal tax consequences of purchasing, owning and disposing of the notes.

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U.S. Holders

   Stated Interest. Payments of stated interest on the notes will generally be taxable to a U.S. Holder as ordinary interest income at the time such payments are received or accrued, in accordance with such holder's regular method of tax accounting.

   We do not intend to treat the possibility of:

   (i) an optional redemption of the notes by us, as described in the section entitled "Description of the 11% Notes," "Description of the 9 3/8% Notes" and "Description of the 83/4% Notes" under the heading "Optional Redemption;" and

  (ii) our repurchase of the notes pursuant to a change in control, as described in the sections entitled "Description of the 11% Notes," "Description of the 9 3/8% Notes" and "Description of the 83/4% Notes" under the heading "Certain Covenants--Change of Control."

as resulting in either original issue discount with respect to the notes, or recognition of ordinary income upon the redemption, sale or exchange of a note in excess of any amounts treated as accrued interest or accrued market discount. We urge you to consult your own tax advisor concerning the consequences to you if these events were to occur.

   Acquisition Bond Premium. A U.S. Holder that purchases a note for an amount in excess of its principal amount will be considered to have purchased such note at a premium and may elect to amortize such premium, using a constant yield method, over the remaining term of such note, or, if a smaller amortization allowance would result, by computing such allowance with reference to the amount payable on an earlier call date and amortizing such allowance over the shorter period to such call date. The amount amortized in any year will be treated as a reduction of the U.S. Holder's interest income from such note. A U.S. Holder that elects to amortize such premium must reduce such U.S. Holder's tax basis in the note by the amount of the premium amortized during such U.S. Holder's holding period. Bond premium on a note held by a U.S. Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of such note. The election to amortize bond premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

   Market Discount. If a U.S. Holder purchases a note, subsequent to its original issuance, for an amount that is less than its principal amount, the amount of the difference generally will be treated as market discount, unless such difference is less than a specified de minimis amount. The U.S. Holder will be required to treat any principal payment on, or any gain recognized on the sale, exchange, redemption, retirement or other disposition of, such a note as ordinary income to the extent of any accrued market discount that has not previously been included in income and that is treated as having accrued on such note at the time of such payment or disposition. If a U.S. Holder disposes of such a note in a nontaxable transaction (other than as provided in Sections 1276(c) and (d) of the Internal Revenue Code), such holder must include as ordinary income the accrued market discount as if such holder had disposed of such note in a taxable transaction at the note's fair market value. In addition, the U.S. Holder may be required to defer, until the maturity date of such note or its earlier disposition (including a nontaxable transaction other than as provided in Sections 1276(c) and (d)), the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such note.

   Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of such a note, unless the U.S. Holder elects to accrue market discount on a constant interest rate method. A U.S. Holder may elect to include market discount in income currently as it accrues, under either the ratable or constant interest method. This election to include currently, once made, applies to all market discount obligations acquired in or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service. If the U.S. Holder makes such an election, the foregoing rules with respect to the recognition of ordinary income on sales and other dispositions of such

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instruments, and with respect to the deferral of interest deductions on debt incurred or continued to purchase or carry such debt instruments, would not apply.

   Sale, Exchange or Redemption of the notes. Generally, a sale, exchange, redemption or other disposition of the notes will result in taxable gain or loss equal to the difference between the amount of cash plus the fair market value of other property received (other than amounts representing accrued and unpaid interest to the extent not previously included in income, which are taxed as interest income as described above) and the U.S. Holder's adjusted tax basis in the notes. A U.S. Holder's adjusted tax basis for determining gain or loss on the sale or other disposition of a note will equal the initial cost of such note to such holder and will be increased by any market discount previously included in income by such holder, and decreased by any amortized premium previously deducted from income by such holder. Except as described above with respect to market discount, such gain or loss will be capital gain or loss. Capital gain or loss will be long-term gain or loss if the note is held by the U.S. Holder for more than one year, otherwise such gain or loss will be short-term.

   U.S. Holders that are corporations generally will be taxed on net capital gains at a maximum rate of 35%. In contrast, U.S. Holders that are individuals generally will be taxed on net capital gains at a maximum rate of 20% for property held for more than 12 months, and 39.6% for property held for 12 months or less (which maximum rate is reduced to 38.6% effective July 1, 2001 and is scheduled to be phased down to 35% by 2006 pursuant to recently enacted tax legislation). In addition, special rules, and generally lower maximum rates, apply to individuals in lower tax brackets and to individuals who have held, for more than 5 years, capital assets acquired or deemed to have been acquired after December 31, 2000. Any capital losses realized by a U.S. Holder that is a corporation generally may be used only to offset capital gains. Any capital losses realized by a U.S. Holder that is an individual generally may be used only to offset capital gains plus $3,000 of other income per year.

Non-U.S. Holders

   Interest. Under current United States federal income tax law, and subject to the discussion of backup withholding below, interest paid on the notes to a Non-U.S. Holder will be subject to United States federal withholding tax at a flat rate of 30% unless:

   (i) the interest is exempt from withholding tax because it is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, the Non-U.S. Holder timely furnishes to us or our paying agent a properly completed Internal Revenue Service Form W-8ECI (or Internal Revenue Service Form W-8BEN if such Non-U.S. Holder claims that such effectively connected income is exempt from tax pursuant to an applicable income tax treaty because the income is not attributable to a permanent establishment in the United States), or any successor form, duly executed under penalties of perjury, certifying to the foregoing, and neither we nor our paying agent have actual knowledge or reason to know that the conditions of this exemption are, in fact, not satisfied; or

  (ii) the interest is exempt from withholding tax because all of the following conditions of the portfolio interest exception are met:

      (A) the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

      (B) the Non-U.S. Holder is not a controlled foreign corporation that is related, directly or indirectly, to us through stock ownership,

      (C) the Non-U.S. Holder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business,

      (D) either (1) the Non-U.S. Holder timely certifies to us or our paying agent, under penalties of perjury, that such holder is a Non-U.S. Holder and provides its name and address; or (2) a custodian, broker, nominee or other intermediary acting as an agent for the Non-U.S. Holder (such as a securities clearing organization, bank or other financial institution that holds customers'

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          securities in the ordinary course of its trade or business) that holds the notes in such capacity timely certifies to us or our paying agent, under penalties of perjury, that such statement has been received from the beneficial owner of the notes by such intermediary, or by any other financial institution between such intermediary and the beneficial owner, and furnishes to us or our paying agent a copy thereof. The foregoing certification may be provided on a properly completed Internal Revenue Service Form W-8BEN or W8-IMY, as applicable, or any successor forms, duly executed under penalties of perjury; and

      (E) neither we nor our paying agent have actual knowledge or reason to know that the conditions of this exemption are, in fact, not satisfied; or

 (iii) the interest is eligible for a reduced or zero percent withholding tax rate pursuant to an applicable income tax treaty, such Non-U.S. Holder timely furnishes to us or our agent a properly completed Internal Revenue Service Form W-8BEN or W-8IMY, as applicable, or any successor form, duly executed under penalties of perjury, certifying that such Non-U.S. Holder is entitled to the reduced or zero percent withholding tax rate under the income tax treaty, and neither we nor our paying agent have actual knowledge or reason to know that the conditions of this exemption are, in fact, not satisfied.

   In the event that the interest paid on the notes is effectively connected with the conduct of a trade or business within the United States of the Non-U.S. Holder, the Non-U.S. Holder will generally be taxed on a net income basis, that is, after allowance for applicable deductions, at the graduated rates that are applicable to U.S. Holders in essentially the same manner as if the notes were held by a U.S. Holder, as discussed above, unless otherwise exempt pursuant to an applicable income tax treaty and such Non-U.S. Holder is entitled to such treaty benefits. In the case of a Non-U.S. Holder that is a corporation, such income may also be subject to the United States federal branch profits tax, which is generally imposed on a foreign corporation upon the deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty and the Non-U.S. Holder is a qualified resident of the treaty country.

   For purposes of the above certification requirements, those persons that, under United States federal income tax principles, are the taxpayers with respect to payments on the notes are generally treated as the beneficial owners of such payments, rather than persons such as nominees or agents legally entitled to such payments from us or our paying agent. In the case of payments to an entity classified as a foreign partnership under United States federal income tax principles, the partners, rather than the partnership, generally must provide the required certifications to qualify for the withholding tax exemption described above, unless the partnership has entered into a special agreement with the Internal Revenue Service. In contrast, a payment to a United States partnership is treated for these purposes as payment to a U.S. Holder, even if the partnership has one or more foreign partners. The discussion under this heading and under "--Backup Withholding Tax and Information Reporting," below, is not intended to be a complete discussion of the United States federal withholding tax rules. We urge you to consult your own tax advisor concerning the tax consequences of your proposed investment in light of these rules, including your possible eligibility for benefits available under any applicable income tax treaty.

   Gain on Sale or Other Disposition. A Non-U.S. Holder generally will not be subject to regular United States federal income or withholding tax on gain recognized on a sale or other disposition of the notes (other than amounts attributable to accrued but unpaid interest, which may be subject to the rules described above with respect to interest), unless:

   (i) the gain is effectively connected with the conduct of a trade or business within the United States of the Non-U.S. Holder or of a partnership, trust or estate in which such Non-U.S. Holder is a partner or beneficiary; or

  (ii) the Non-U.S. Holder is an individual that:

      (A) is present in the United States for 183 days or more in the taxable year of the sale or other disposition, and

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      (B) either (1) has a "tax home" in the United States, as specially defined for purposes of the United States federal income tax, or (2) maintains an office or other fixed place of business in the United States and the gain from the sale or other disposition of the notes is attributable to such office or other fixed place of business.

   Non-U.S. Holders who are individuals may also be subject to tax pursuant to provisions of United States federal income tax law applicable to certain United States expatriates, including certain former long-term residents of the United States.

   Gains realized by a Non-U.S. Holder that are effectively connected with the conduct of a trade or business within the United States of the Non-U.S. Holder will generally be taxed on a net income basis, that is, after allowance for applicable deductions, at the graduated rates that are applicable to U.S. Holders in essentially the same manner as if the notes were held by a U.S. Holder, as discussed above, unless otherwise exempt pursuant to an applicable income tax treaty and such Non-U.S. Holder is entitled to such treaty benefits. In the case of a Non-U.S. Holder that is a corporation, such income may also be subject to the United States federal branch profits tax, which is generally imposed on a foreign corporation upon the deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty and the Non-U.S. Holder is a qualified resident of the treaty country.

   Federal Estate and Gift Taxes. Notes beneficially owned by an individual who is neither a United States citizen nor a domiciliary of the United States at the time of death will not be subject to United States federal estate tax as a result of such individual's death; provided, however, that any interest thereon would have been eligible for the portfolio interest exception described above in "--Non-U.S. Holders--Interest," if such interest had been received by the individual at the time of death.

   An individual who is not a United States citizen will not be subject to United States federal gift tax on a transfer of the notes, unless such person is a domiciliary of the United States or such person is subject to provisions of United States federal gift tax law applicable to certain United States expatriates, including certain former long-term residents of the United States.

Backup Withholding Tax and Information Reporting

   Under current United States federal income tax law, information reporting requirements apply to interest paid to, and to the proceeds of sales or other dispositions of the notes before maturity by, certain U.S. Holders. In addition, a 30% backup withholding tax applies to a non-corporate U.S. Holder if such person:

   (i) fails to furnish such person's taxpayer identification number, which, for an individual, is his or her Social Security Number, to the payor in the manner required;

  (ii) furnishes an incorrect taxpayer identification number, and the payor is so notified by the Internal Revenue Service;

 (iii) is notified by the Internal Revenue Service that such person has failed properly to report payments of interest or dividends; or

  (iv) in certain circumstances, fails to certify, under penalties of perjury, that such person has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that such person is subject to backup withholding for failure properly to report interest or dividend payments.

   Backup withholding does not apply to payments made to certain exempt U.S. Holders, such as corporations and tax-exempt organizations.

   In the case of a Non-U.S. Holder, backup withholding does not apply to payments of interest with respect to the notes, or to payments of proceeds on the sale or other disposition of the notes, if such holder has provided to us or our paying agent the certification described in clause (ii)(D) of "--Non-U.S. Holders--Interest" or has otherwise established an exemption, provided that neither we nor our paying agent have actual knowledge or reason to know that the holder is a U.S. Holder or that the conditions of any claimed exemption are, in fact, not satisfied.

   We must annually report to the Internal Revenue Service and to each Non-U.S. Holder any interest that is subject to withholding or that is exempt from withholding. Copies of these information returns may also be made available to the tax authorities of the country in which the Non-U.S. Holder resides.

   Neither backup withholding nor information reporting generally applies to payments of proceeds on the sale or other disposition of the notes to or through a foreign office of a foreign broker that is not a U.S. related person. For this purpose, a U.S. related person means (i) a controlled foreign corporation for United States federal income tax purposes, (ii) a foreign person 50% or more of whose gross income is effectively connected with the conduct of a trade or business within the United States for a specified three-year period, or (iii) a foreign partnership (A) one or more of whose partners are U.S. persons that in the aggregate hold more than 50% of the income or capital interest in the partnership at any time during its tax year, or (B) that is engaged at any time during its tax year in the conduct of a trade or business in the United States.

   If payments of proceeds on the sale or other disposition of the notes are made to or through the foreign office of a broker that is a United States person, as defined in Section 7701(a)(30) of the Internal Revenue Code, or a U.S. related person, as described above, such broker may be subject to certain information reporting, but not backup withholding, requirements with respect to such payments, unless such broker has in its records documentary evidence that the beneficial owner is not a United States person and certain conditions are met, or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if such broker has actual knowledge or reason to know that the payee is a U.S. Holder or that the conditions of the exemption are, in fact, not satisfied.

   Payments of proceeds on the sale or other disposition of the notes to or through the United States office of a U.S. or foreign broker will be subject to backup withholding and information reporting, unless the holder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption; provided, however, that the broker does not have actual knowledge or reason to know that the payee is a U.S. Holder or that the conditions of the exemption are, in fact, not satisfied.

   Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a holder of the notes under the backup withholding rules are allowed as a refund or a credit against such holder's United States federal income tax; provided, however, that the required information is furnished to the Internal Revenue Service.

                             PLAN OF DISTRIBUTION

   J.P. Morgan Securities Inc. may use this prospectus in connection with offers and sales of the notes in market-making transactions. J.P. Morgan Securities Inc. may act as principal or agent in these transactions. J.P. Morgan Securities Inc. has no obligation to make a market in the notes and may discontinue its market-making activities at any time without notice, at its sole discretion.

   We have agreed to indemnify J.P. Morgan Securities Inc. against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that they may be required to make in that respect. See "Certain Relationships and Related Transactions" for a summary of our relationships with J.P. Morgan Securities Inc. and its affiliates.

                                 LEGAL MATTERS

   The validity of the 11% notes, the 9 3/8% notes and the 83/4% notes was passed upon for Triton by Dow, Lohnes & Albertson, PLLC, Washington, D.C., counsel to Triton. Certain members of Dow, Lohnes & Albertson, PLLC own shares of Holdings' Class A common stock.

                                    EXPERTS

   The consolidated financial statements of Triton PCS, Inc. and its subsidiaries as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 included in this registration statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

   Triton files annual, quarterly and special reports with the SEC. Triton's SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document Triton files at the SEC's public reference rooms in Washington, D.C. and Chicago. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.

   Under the indentures that govern the notes, Triton has agreed to furnish to the trustee and to registered holders of the notes, without cost to the trustee or the registered holders, copies of all reports and other information that Triton is required to file with the SEC under the Securities Exchange Act of 1934. In the event that Triton ceases to be subject to the informational requirements of the Exchange Act, Triton has agreed that, so long as any notes remain outstanding, it will file with the SEC and distribute to the noteholders copies of the financial information that would have been contained in its annual reports and quarterly reports, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section, as the Exchange Act otherwise would have required Triton to file.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                      Page
                                                                                                      ----
Consolidated Financial Statements:
Report of PricewaterhouseCoopers LLP................................................................. F-2
Consolidated Balance Sheets as of December 31, 2000 and 2001......................................... F-3
Consolidated Statements of Operations and Comprehensive Loss for the years ended December 31, 1999,
  2000 and 2001...................................................................................... F-4
Consolidated Statements of Stockholder's Equity and Member's Capital for the years ended December 31,
  1999, 2000 and 2001................................................................................ F-5
Consolidated Statements of Cash Flows for the years ended December 31, 1999, 2000 and 2001........... F-6
Notes to Consolidated Financial Statements........................................................... F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Triton PCS, Inc.:

   In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive loss, stockholder's equity and member's capital, and cash flows present fairly, in all material respects, the financial position of Triton PCS, Inc. and its subsidiaries at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania
February 15, 2002, except for Note 18,
as to which the date is March 8, 2002

                               TRITON PCS, INC.

                          CONSOLIDATED BALANCE SHEETS

                            (Dollars in thousands)

                                                        December 31, December 31,
                                                            2000         2001
                                                        ------------ ------------
ASSETS:
Current assets:
  Cash and cash equivalents............................  $    1,617   $  371,088
  Accounts receivable net of $2,906 and 3,345..........      50,844       68,685
  Inventory, net.......................................      20,632       29,740
  Prepaid expenses.....................................       6,764        8,160
  Other current assets.................................       1,252        5,642
                                                         ----------   ----------
Total current assets...................................      81,109      483,315

Property and equipment:
  Land.................................................         313          313
  Network infrastructure and equipment.................     648,865      871,523
  Office furniture and equipment.......................      54,970       75,651
  Capital lease assets.................................       8,071        8,860
  Construction in progress.............................      62,027       55,651
                                                         ----------   ----------
                                                            774,246    1,011,998
Less accumulated depreciation..........................    (111,256)    (218,823)
                                                         ----------   ----------
Net property and equipment.............................     662,990      793,175
Intangible assets, net.................................     300,161      283,847
Investment in and advances to non-consolidated entities      16,965      116,731
Other long term assets.................................       4,813        6,878
                                                         ----------   ----------
Total assets...........................................  $1,066,038   $1,683,946
                                                         ==========   ==========
LIABILITIES AND STOCKHOLDER'S EQUITY:
Current liabilities:
  Accounts payable.....................................  $   84,267   $   97,792
  Bank overdraft liability.............................      13,670       22,265
  Accrued payroll & related expenses...................      14,265       17,381
  Accrued expenses.....................................       6,324        6,634
  Current portion of long-term debt....................       1,845       12,641
  Deferred revenue.....................................       6,128       12,099
  Deferred gain on sale of property and equipment......       1,190        1,190
  Accrued interest.....................................       1,423       20,351
  Other current liabilities............................       6,154        9,307
                                                         ----------   ----------
Total current liabilities..............................     135,266      199,660

Long-term debt:
  Bank credit facility.................................     332,750      174,441
  Senior subordinated debt.............................     391,804    1,167,338
  Capital lease obligation.............................       3,931        2,512
                                                         ----------   ----------
Total Long-term debt:                                       728,485    1,344,291

Deferred income taxes..................................      11,990       11,935
Deferred revenue.......................................       1,192        3,129
Fair value of derivative instruments...................          --       20,584
Deferred gain on sale of property and equipment........      29,452       28,262
                                                         ----------   ----------
Total liabilities......................................     906,385    1,607,861

Stockholder's equity:
Common stock, $.01 par value, 1,000 shares authorized
 100 shares issued and outstanding.....................          --           --
Additional paid-in capital.............................     564,665      737,573
Accumulated deficit....................................    (362,819)    (561,209)
Accumulated other comprehensive income.................          --       (7,660)
Deferred compensation..................................     (42,193)     (92,619)
                                                         ----------   ----------
Total stockholder's equity.............................     159,653       76,085
                                                         ----------   ----------
Total liabilities & stockholder's equity...............  $1,066,038   $1,683,946
                                                         ==========   ==========

         See accompanying notes to consolidated financial statements.

                               TRITON PCS, INC.

         CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

                            (Dollars in thousands)

                                                                        For the Years Ended December 31,
-                                                                       -------------------------------
                                                                          1999       2000       2001
                                                                        ---------  ---------  ---------
Revenues:
   Service............................................................. $  63,545  $ 224,312  $ 396,152
   Roaming.............................................................    44,281     98,492    126,909
   Equipment...........................................................    25,405     34,477     26,928
                                                                        ---------  ---------  ---------
       Total revenue...................................................   133,231    357,281    549,989
Expenses:
   Cost of service (excluding noncash compensation of $142, $1,026 and
     $2,544 for the years ended December 31, 1999, 2000 and 2001,
     respectively).....................................................    63,200    125,288    174,500
   Cost of equipment...................................................    44,321     69,398     71,755
   Selling and marketing (excluding noncash compensation of $213,
     $1,274 and $1,911 for the years ended December 31, 1999, 2000
     and 2001, respectively)...........................................    59,580    100,403    108,737
   General and administrative (excluding noncash compensation of
     $2,954, $5,967 and $12,736 for the years ended December 31,
     1999, 2000 and 2001, respectively)................................    42,354     84,534    129,762
   Non-cash compensation...............................................     3,309      8,267     17,191
   Depreciation and amortization.......................................    45,546     94,131    127,677
                                                                        ---------  ---------  ---------
       Loss from operations............................................  (125,079)  (124,740)   (79,633)
Interest and other expense.............................................    41,061     56,229    131,581
Interest and other income..............................................     4,852      4,957     18,322
Gain/(loss) on sale of property, equipment
  and marketable securities, net.......................................    11,928         --       (174)
                                                                        ---------  ---------  ---------
Loss before taxes and extraordinary item...............................  (149,360)  (176,012)  (193,066)
Income tax provision...................................................        --        746      1,372
                                                                        ---------  ---------  ---------
Loss before extraordinary item.........................................  (149,360)  (176,758)  (194,438)
Extraordinary loss on early extinguishment of debt.....................        --         --      3,952
                                                                        ---------  ---------  ---------
Net loss............................................................... $(149,360) $(176,758) $(198,390)
                                                                        ---------  ---------  ---------
Other comprehensive loss, net of tax:
   Cumulative effect of change in accounting principle.................        --         --      4,162
   Unrealized loss on derivative instruments...........................        --         --      3,498
                                                                        ---------  ---------  ---------
Comprehensive loss..................................................... $(149,360) $(176,758) $(206,050)
                                                                        =========  =========  =========


         See accompanying notes to consolidated financial statements.

                               TRITON PCS, INC.

      CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY AND MEMBER'S CAPITAL

                            (Dollars in thousands)

                           Common        Additional
                           Stock          Paid-In     Deferred            Accumulated
                           Shares Amount  Capital   Compensation  AOIC      Deficit     Total
                           ------ ------ ---------- ------------ -------  ----------- ---------
Balance at December 31,
  1998....................  100    $--    $217,050    $ (4,370)  $    --   $ (36,701) $ 175,979
                            ---    ----   --------    --------   -------   ---------  ---------
Capital contributions from
  parent..................   --      --    298,185          --        --          --    298,185
Deferred compensation.....   --      --     15,791     (15,791)       --          --         --
Non-cash compensation.....   --      --         --       3,309        --          --      3,309
Net loss..................   --      --         --          --        --    (149,360)  (149,360)
                            ---    ----   --------    --------   -------   ---------  ---------
Balance at December 31,
  1999....................  100    $ --   $531,026    $(16,852)  $    --   $(186,061) $ 328,113
                            ===    ====   ========    ========   =======   =========  =========
Deferred compensation.....   --      --     33,373     (33,373)       --          --         --
Non-cash compensation.....   --      --         --       8,032        --          --      8,032
Capital contributions from
  parent..................   --      --        266          --        --          --        266
Net loss..................   --      --         --          --        --    (176,758)  (176,758)
                            ---    ----   --------    --------   -------   ---------  ---------
Balance at December 31,
  2000....................  100    $ --   $564,665    $(42,193)  $    --   $(362,819) $ 159,653
                            ===    ====   ========    ========   =======   =========  =========
Capital contributions from
  parent..................   --      --    105,056          --        --          --    105,056
Deferred compensation.....   --      --     67,852     (67,852)       --          --         --
Non-cash compensation.....   --      --         --      17,426        --          --     17,426
Fair value of cash flow
  hedges..................   --      --         --          --    (7,660)         --     (7,660)
Net loss..................   --      --         --          --        --    (198,390)  (198,390)
                            ---    ----   --------    --------   -------   ---------  ---------
Balance at December 31,
  2001....................  100    $ --   $737,573    $(92,619)  $(7,660)  $(561,209) $  76,085
                            ===    ====   ========    ========   =======   =========  =========

         See accompanying notes to consolidated financial statements.

                               TRITON PCS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                            (Dollars in thousands)

                                                                                          For the Years Ended December 31,
                                                                                          -------------------------------
                                                                                            1999       2000       2001
                                                                                          ---------  ---------  ---------
Cash flows from operating activities:
Net loss................................................................................. $(149,360) $(176,758) $(198,390)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization............................................................    45,546     94,131    127,677
Deferred income taxes....................................................................        --        272         --
Accretion of interest....................................................................    38,213     42,688     48,271
Extraordinary loss on early retirement of debt...........................................        --         --      3,952
Loss on equity investment................................................................        --         --        718
Bad debt expense.........................................................................     2,758      7,763     12,103
(Gain)/loss on sale of property, equipment and marketable securities, net................   (11,928)        --        174
Non-cash compensation....................................................................     3,309      8,267     17,191
Loss on derivative instruments...........................................................        --         --     12,924
Change in operating assets and liabilities, net of effects of acquisitions:
    Accounts receivable..................................................................   (28,587)   (29,543)   (29,944)
    Inventory............................................................................   (13,837)    (5,362)    (9,108)
    Prepaid expenses and other current assets............................................    (1,035)      (178)    (5,664)
    Intangible and other assets..........................................................    (3,408)    (1,776)    (4,691)
    Accounts payable.....................................................................    45,691     24,422    (10,994)
    Bank overdraft liability.............................................................     9,549      4,121      8,595
    Accrued payroll and liabilities......................................................     6,272      6,413      3,661
    Deferred revenue.....................................................................     3,281      3,727      7,908
    Accrued interest.....................................................................        --        797     18,928
    Other liabilities....................................................................     2,014      3,032      1,963
                                                                                          ---------  ---------  ---------
Net cash provided by (used in) operating activities......................................   (51,522)   (17,984)     5,274
                                                                                          ---------  ---------  ---------
Cash flows from investing activities:
Capital expenditures.....................................................................  (285,866)  (329,479)  (214,713)
Proceeds from sale of property and equipment, net........................................    69,712         --        201
Investments in and advances to non consolidated entity...................................        --    (16,965)  (100,484)
Proceeds from maturity of marketable securities..........................................    47,855         --         --
Purchase of marketable securities........................................................   (23,239)        --         --
Other....................................................................................        --         --     (3,185)
                                                                                          ---------  ---------  ---------
Net cash used in investing activities....................................................  (191,538)  (346,444)  (318,181)
                                                                                          ---------  ---------  ---------
Cash flows from financing activities:
Proceeds from issuance of subordinated debt, net of discount.............................        --         --    728,995
Borrowings under credit facility.........................................................    10,000    182,750    281,000
Payments under credit facility...........................................................   (10,000)        --   (428,750)
Capital contributions from parent........................................................   287,754        266    106,324
Payment of deferred transaction costs....................................................    (3,592)       (37)    (1,142)
Payment of deferred financing costs......................................................        --     (2,050)    (1,899)
Repayments from (advances to) related-party, net.........................................      (148)       935       (177)
Principal payments under capital lease obligations.......................................      (875)    (2,070)    (1,973)
                                                                                          ---------  ---------  ---------
Net cash provided by financing activities................................................   283,139    179,794    682,378
                                                                                          ---------  ---------  ---------
Net increase (decrease) in cash and cash equivalents.....................................    40,079   (184,634)   369,471
Cash and cash equivalents, beginning of period...........................................   146,172    186,251      1,617
                                                                                          ---------  ---------  ---------
Cash and cash equivalents, end of period................................................. $ 186,251  $   1,617  $ 371,088
                                                                                          =========  =========  =========

         See accompanying notes to consolidated financial statements.

                               TRITON PCS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                 Years ended December 31, 1999, 2000 and 2001

(1) Summary of Significant Accounting Policies

   Triton PCS, Inc. ("Triton" or the "Company") is a wholly owned subsidiary of Triton PCS Holdings, Inc. ("Holdings"). Triton PCS Operating Company L.L.C., Triton PCS License Company L.L.C., Triton PCS Equipment Company L.L.C., Triton PCS Property Company L.L.C., Triton PCS Holdings Company L.L.C., Triton Management Company, Inc., Triton PCS Investment Company L.L.C. and Triton PCS Finance Company, Inc. are each wholly-owned subsidiaries of Triton. The consolidated financial statements include the accounts of Triton PCS, Inc. and its wholly-owned subsidiaries. All significant intercompany accounts or balances have been eliminated in consolidation. The more significant accounting policies follow:

   (a) Nature of Operations

   In February 1998, the Company entered into a joint venture with AT&T Wireless Services, Inc. ("AT&T Wireless") whereby AT&T Wireless contributed to the Company personal communications services licenses for 20 MHz of authorized frequencies covering approximately 13.5 million potential subscribers in a contiguous geographic area encompassing portions of Virginia, North Carolina, South Carolina, Tennessee, Georgia and Kentucky. As part of this agreement, the Company was granted the right to be the exclusive provider of wireless mobility services using equal emphasis co-branding with AT&T Corp. in the Company's licensed markets (see Note 2).

   The Company began generating revenues from the sale of personal communications services in the first quarter of 1999 as part of its initial personal communications services network build-out. The Company has successfully launched service in all 37 markets of its licensed area. As of December 31, 2001, the Company's network in these markets included 2,039 cell sites and seven switches.

   (b) Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   (c) Cash and Cash Equivalents

   Cash and cash equivalents includes cash on hand, demand deposits and short term investments with initial maturities of three months or less. The Company maintains cash balances at financial institutions, which at times exceed the $100,000 FDIC limit. Bank overdraft balances are classified as a current liability.

   (d) Inventory

   Inventory, consisting primarily of wireless handsets and accessories held for resale, is valued at lower of cost or market. Cost is determined by the first-in, first-out method.

   (e) Property and Equipment

   Property and equipment is carried at original cost. Depreciation is calculated based on the straight-line method over the estimated useful lives of the assets, which are ten to twelve years for network infrastructure and equipment and three to five years for office furniture and equipment. In addition, the Company capitalizes

                               TRITON PCS, INC.

interest on expenditures related to the build-out of the network. Expenditures for repairs and maintenance are charged to expense as incurred. When property is retired or otherwise disposed, the cost of the property and the related accumulated depreciation are removed from the accounts, and any resulting gains or losses are reflected in the statement of operations.

   Capital leases are included under property and equipment with the corresponding amortization included in depreciation. The related financial obligations under the capital leases are included in current and long-term obligations. Capital leases are amortized over the useful lives of the respective assets.

   (f) Construction in Progress

   Construction in progress includes expenditures for the design, construction and testing of the Company's PCS network and also includes costs associated with developing information systems. The Company capitalizes interest on certain of its construction in progress activities. When the assets are placed in service, the Company transfers the assets to the appropriate property and equipment category and depreciates these assets over their respective estimated useful lives.

   (g) Investment in PCS Licenses

   Investments in PCS licenses are recorded at their estimated fair value at the time of acquisition. Licenses are amortized on a straight-line basis over 40 years, as there is an observable market for PCS licenses and an indefinite life. SFAS No. 142, which includes the requirement to test goodwill and indefinite lived intangible assets for impairment rather than amortize them, is effective for fiscal years beginning after December 15, 2001. We believe that FCC licenses qualify as indefinite life intangibles, and we will accordingly cease our practice of amortizing FCC licenses beginning in 2002 (see Note 1(r)).

   (h) Deferred Costs

   Costs incurred in connection with the negotiation and documentation of debt instruments are deferred and amortized over the terms of the debt instruments using the effective interest rate method.

   Costs incurred in connection with the issuance and sale of equity securities are deferred and netted against the proceeds of the stock issuance upon completion of the transaction. Costs incurred in connection with acquisitions are deferred and included in the aggregate purchase price allocated to the net assets acquired upon completion of the transaction.

   (i) Long-Lived Assets

   The Company periodically evaluates the carrying value of long-lived assets when events and circumstances warrant such review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flows from such assets are separately identifiable and are less than the carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived asset. Fair market value is determined by using the anticipated cash flows discounted at a rate commensurate with the risk involved. Measurement of the impairment, if any, will be based upon the difference between carrying value and the fair value of the asset. Beginning in 2002, the Company will apply the principles of SFAS No. 144 (see Note 1(r)).

   (j) Investment in and Advances to Non-consolidated Entities

   Investment in and advances to non-consolidated entities consists of the Company's investments and loans to Lafayette Communications Company L.L.C. ("Lafayette"). The Company has a 39% equity investment in

                               TRITON PCS, INC.

Lafayette, and because the Company does not control Lafayette, the Company accounts for its investment under the equity method. As the Company has committed to provide further financial support to Lafayette in order to preserve its business relationship, the Company recognizes 100% of Lafayette's losses, which arise primarily from interest costs related to an assumed note payable to the FCC. The carrying value of the loans made to Lafayette have been adjusted for any losses in excess of the Company's initial investment.

   (k) Revenue Recognition

   Revenues from operations consist of charges to customers for activation, monthly access, airtime, roaming charges, long-distance charges, and equipment sales. Revenues are recognized as services are rendered. Unbilled revenues result from service provided from the billing cycle date to the end of the month and from other carrier's customers using the Company's systems. Activation revenue is deferred and recognized over the estimated subscriber's life. Equipment sales are recognized upon delivery to the customer and reflect charges to customers for wireless handset equipment purchases.

   (l) Income Taxes

   Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using statutory tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

   (m) Financial Instruments

   Derivative financial instruments are accounted for in accordance with SFAS No. 133. Derivatives, which qualify as a cash flow hedge, are reflected on the balance sheet at their fair market value and changes in their fair value are reflected in Accumulated Other Comprehensive Income and reclassified into earnings as the underlying hedge items affect earnings. Financial instruments, which are deemed speculative, are reflected on the balance sheet at their fair market value and changes in their fair value are recorded as other income or expense on the income statement (see Note 11).

   (n) Advertising Costs

   The Company expenses advertising costs when the advertisement occurs. Total advertising expense amounted to $25.8 million in 1999, $43.1 million in 2000 and $36.3 million in 2001.

   (o) Concentrations of Credit Risk

   Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of cash and equivalents and accounts receivable. The Company's credit risk is managed through diversification and by investing its cash and cash equivalents in high-quality investment holdings.

   Concentrations of credit risk with respect to accounts receivable are limited due to a large customer base. Initial credit evaluations of customers' financial condition are performed and security deposits are obtained for customers with a higher credit risk profile. The Company maintains reserves for potential credit losses.

   (p) Reclassifications

   Certain reclassifications have been made to prior period financial statements to conform to the current period presentation.

                               TRITON PCS, INC.

   (q) New Accounting Pronouncements

   In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations". SFAS No. 141 supercedes Accounting Principles Board Opinion No. 16, "Business Combinations". The most significant changes made by SFAS No. 141 are: (i) requiring that the purchase method of accounting be used for all business combinations; and (ii) establishing specific criteria for the recognition of intangible assets separately from goodwill. These provisions are effective for business combinations for which the date of acquisition is subsequent to June 30, 2001.

   In June 2001, the Financial Accounting Standards Board issued SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No.142 supercedes Accounting Principles Board Opinion No. 17 "Intangible Assets". SFAS No. 142 primarily addresses the accounting for goodwill and intangible assets subsequent to their acquisition. The provisions of SFAS No. 142 are effective for fiscal years beginning after December 15, 2001, except for certain provisions related to goodwill and intangible assets which were acquired after June 30, 2001. The Company believes that FCC licenses qualify as indefinite life intangible assets, and we will accordingly cease our practice of amortizing FCC licenses beginning in 2002. Amortization expense for FCC licenses was approximately $6.9 million for each of the years ended December 31, 1999, 2000 and 2001, respectively. During 2002, the Company will perform the required impairment tests. The Company has not yet determined what the effect of these tests will be on its financial position or results of operations. However, we continue to monitor discussions at the Emerging Issues Task Force and the Securities Exchange Commission on how we will perform the impairment analysis.

   In June 2001, the Financial Accounting Standards Board issued SFAS No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets". SFAS No 143 primarily establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement costs. The provisions of SFAS No. 143 will be effective for fiscal years beginning after June 15, 2002. Management is currently evaluating the impact this statement will have on the Company's financial position or results of operations.

   In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". SFAS No. 144 primarily addresses significant issues relating to the implementation of SFAS No. 121 and develops a single accounting model for long-lived assets to be disposed of, whether previously held and used or newly acquired. The provisions of SFAS No. 144 are effective for fiscal years beginning after December 15, 2001. Management is currently evaluating the impact this statement will have on the Company's financial position or results of operations.

(2) AT&T Transaction

   On October 8, 1997, Holdings entered into a Securities Purchase Agreement with AT&T Wireless PCS LLC (as successor to AT&T Wireless PCS, Inc.) ("AT&T Wireless PCS") and the stockholders of Holdings, whereby Triton was to become the exclusive provider of wireless mobility services in the AT&T Southeast regions.

   On February 4, 1998, Holdings executed the Closing Agreement with AT&T Wireless PCS and the other stockholders of Holdings finalizing the transactions contemplated in the Security Purchase Agreement. Under the Closing Agreement, Holdings issued 732,371 shares of Series A convertible preferred stock and 366,131 shares of Series D convertible preferred stock to AT&T Wireless PCS in exchange for 20 MHz A and B block PCS licenses covering certain areas in the southeastern United States and the execution of certain related agreements, as further described below. The fair value of the FCC licenses was $92.8 million with an estimated useful life of 40 years. This amount is substantially in excess of the tax basis of such licenses, and accordingly, the Company recorded a deferred tax liability, upon the closing of the transaction.

                               TRITON PCS, INC.

   In accordance with the Closing Agreement, Triton and AT&T Wireless PCS and the other stockholders of Holdings consented to executing the following agreements:

   (a) Stockholders' Agreement

   The Stockholders' Agreement expires on February 4, 2009. The agreement was amended and restated on October 27, 1999 in connection with Holdings' initial public offering and includes the following sub-agreements:

   Resale Agreement--We are required to enter into a Resale Agreement at the request of AT&T Wireless PCS, which provides AT&T Wireless PCS with the right to purchase and resell on a nonexclusive basis access to and usage of the Company's services in the Company's Licensed Area. The Company will retain the continuing right to market and sell its services to customers and potential customers in competition with AT&T Wireless PCS.

   Exclusivity--None of Holdings' stockholders who are party to the Stockholders' Agreement will provide or resell, or act as the agent for any person offering, within the defined territory wireless mobility telecommunications services initiated or terminated using frequencies licensed by the FCC and Time Division Multiple Access or, in certain circumstances such as if AT&T Wireless PCS and its affiliates move to a successor technology in a majority of the defined southeastern region, a successor technology ("Company Communications Services"), except AT&T Wireless PCS and its affiliates may (i) resell or act as agent for the Company in connection with the provision of Company Communications Services, (ii) provide or resell wireless telecommunications services to or from certain specific locations, and (iii) resell Company Communications Services for another person in any area where the Company has not placed a system into commercial service, provided that AT&T Wireless PCS has provided the Company with prior written notice of AT&T Wireless PCS's intention to do so and only dual band/dual mode phones are used in connection with such resale activities.

   Additionally, with respect to the markets listed in the Roaming Agreement, Holdings and AT&T Wireless PCS agreed to cause their respective affiliates in their home carrier capacities to program and direct the programming of customer equipment so that the other party in its capacity as the serving carrier is the preferred provider in such markets, and refrain from inducing any of its customers to change such programming.

   Build-out--The Company is required to conform to certain requirements regarding the construction of the Company's PCS system. In the event that the Company breaches these requirements, AT&T Wireless may terminate its exclusivity provisions. This provision has been satisfied.

   Disqualifying Transactions--In the event of a merger, asset sale, or consolidation, as defined, involving AT&T Corp. (or its affiliates) and another person that derives from telecommunications businesses annual revenues in excess of $5.0 billion, derives less than one third of its aggregate revenues from wireless telecommunications, and owns FCC licenses to offer wireless mobility telecommunications services to more than 25% of the population within the Company's territory, AT&T Wireless PCS and Holdings have certain rights. AT&T Wireless PCS may terminate its exclusivity in the territory in which the other party overlaps that of the Company. In the event that AT&T Wireless PCS proposes to sell, transfer, or assign to a non-affiliate its PCS system owned and operated in Charlotte, NC; Atlanta, GA; Baltimore, MD; and Washington, DC, BTAs, then AT&T Wireless PCS will provide the Company with the opportunity for a 180 day period to have AT&T Wireless PCS jointly market the Company's licenses that are included in the MTA that AT&T Wireless PCS is requesting to sell.

   (b) License Agreement

   Pursuant to a Network Membership License Agreement, dated February 4, 1998 (as amended, the "License Agreement"), between AT&T Corp. and the Company, AT&T Corp. granted to the Company a royalty-free,

                               TRITON PCS, INC.

nontransferable, nonsublicensable, limited right, and license to use certain licensed marks (the "Licensed Marks") solely in connection with certain licensed activities. The Licensed Marks include the logo containing the AT&T and globe design and the expression "Member, AT&T Wireless Services Network". The License Agreement also grants to the Company the right and license to use Licensed Marks on certain permitted mobile phones. The licensed activities include (i) the provision to end-users and resellers, solely within the defined territory, of Company Communications Services on frequencies licensed to the Company for Commercial Mobile Radio Services ("CMRS") provided in accordance with the AT&T PCS contributed licenses and permitted cellular licenses (collectively, the "Licensed Services") and (ii) marketing and offering the Licensed Services within the defined territory.

   The License Agreement has a five-year term, expiring February 4, 2003, which renews for an additional five-year period if neither party terminates the License Agreement. The license may be terminated at any time in the event of the Company's significant breach, including the Company's misuse of any Licensed Marks, the Company's license or assignment of any of the rights in the License Agreement, the Company's failure to maintain AT&T quality standards or if the Company experiences a change of control. The License Agreement, along with the Exclusivity and Resale Agreements, has a fair value of $20.3 million. Amortization commenced upon the effective date of the License Agreement.

   (c) Roaming Agreement

   Pursuant to the Intercarrier Roamer Service Agreement, dated as of February 4, 1998 (as amended, the "Roaming Agreement"), between AT&T Wireless and the Company, each of AT&T Wireless and the Company agrees to provide (each in its capacity as serving provider, the "Serving Carrier") wireless mobility radiotelephone service for registered customers of the other party's (the "Home Carrier") customers while such customers are out of the Home Carrier's geographic area and in the geographic area where the Serving Carrier (itself or through affiliates) holds a license or permit to construct and operate a wireless mobility radio/telephone system and station. Each Home Carrier whose customers receive service from a Serving Carrier shall pay to such Serving Carrier 100% of the Serving Carrier's charges for wireless service and 100% of pass-through charges (i.e., toll or other charges).

   The fair value of the Roaming Agreement, as determined by an independent appraisal, was $5.5 million, with an estimated useful life of 20 years. Amortization commenced upon the effective date of the agreement.

(3) Acquisitions

   Savannah/Athens Exchange

   On June 8, 1999, Triton completed an exchange of certain licenses with AT&T Wireless, transferring licenses to the Hagerstown, Maryland and Cumberland, Maryland Basic Trading Areas ("BTAs") covering 512,000 potential customers in exchange for licenses to certain counties in the Savannah, GA and Athens, GA BTAs, which cover 517,000 potential customers. All acquired licenses are contiguous to Triton's existing service area. In addition, consideration of approximately $10.4 million in Holdings' Series A and Series D preferred stock was issued to AT&T Wireless PCS.

(4) Tower Sales

   On September 22, 1999, Triton sold and transferred to American Tower Corporation ("ATC"), 187 of its towers, related assets and certain liabilities. The purchase price was $71.1 million, reflecting a price of $380,000 per site. Triton also contracted with ATC for an additional 100 build-to-suit towers in addition to its current

                               TRITON PCS, INC.

contracted 125 build-to-suit towers, and the parties extended their current agreement for turnkey services for co-location sites through 2001. An affiliate of an investor has acted as Triton's financial advisor in connection with the sale of the personal communications towers.

   Triton also entered into a master lease agreement with ATC, in which Triton has agreed to pay ATC monthly rent for the continued use of the space that Triton occupied on the towers prior to the sale. The initial term of the lease is for 12 years and the monthly rental amount is subject to certain escalation clauses over the life of the lease and related option. Annual payments under the operating lease are $2.7 million.

   The carrying value of towers sold was $25.7 million. After deducting $1.6 million of selling costs, the gain on the sale of the towers was approximately $43.8 million, of which $11.7 million was recognized immediately to reflect the portion of the gain in excess of the present value of the future minimum lease payments, and $32.1 million was deferred and will be recognized over operating lease terms. As of December 31, 2001, $2.7 million had been amortized.

(5) Stock Compensation and Employee Benefits

   Restricted Awards:

   Holdings has made grants of restricted stock to provide incentive to key employees and non-management directors and to further align the interests of such individuals with those of its stockholders. Grants of restricted stock generally are made annually under the long-term incentive plan and deferred compensation is recorded for these awards based upon the stock's fair value at the date of issuance. Grants vest over a four to five year period. The following restricted stock grants were made in 1999, 2000 and 2001 respectively:

   1999: In January 1999, Holdings granted, through a common stock trust established for grants of common stock to management employees and independent directors (the "Trust"), 61,746 shares of restricted common stock to an employee and deferred compensation of $0.2 million was recorded. The shares are subject to five-year vesting provisions and are amortized over the vesting period as non-cash compensation.

   In March 1999, an employee terminated employment with the Company and forfeited $0.1 million for deferred compensation and returned 74,095 shares to the Trust.

   On June 8, 1999, 109,222 additional shares were issued as anti-dilutive protection related to capital contributions received by Holdings in connection with the license exchange and acquisition transaction. The shares are subject to five-year vesting provisions. Deferred compensation of $1.2 million was recorded based on the estimated value of the shares at the date of issuance.

   On June 30, 1999, Holdings granted, through the Trust, 593,124 shares of restricted common stock to certain management employees. The shares are subject to five-year vesting provisions. Deferred compensation of $8.5 million was recorded based on the estimated fair value at the date of issuance.

   On August 9, 1999, Holdings granted, through the Trust, 356,500 shares of restricted common stock to certain management employees. These shares are subject to vesting provisions. Deferred compensation of approximately $5.1 million was recorded based on the estimated fair value at the date of issuance.

   In September 1999, Holdings sold to certain directors and an officer, subject to stock purchase agreements, an aggregate of 3,400 shares of Series C preferred stock (which were converted into 78,200 shares of common stock in Holdings' initial public offering) for a purchase price of $100.00 per share. Compensation expense of $0.8 million was recorded based on the excess of the estimated fair value at the date of issuance over amounts paid.

                               TRITON PCS, INC.

   2000: On March 22, 2000, Holdings granted, through the Trust, 229,072 shares of restricted Class A common stock to certain management employees. These shares are subject to five-year vesting provisions. Deferred compensation of approximately $15.1 million was recorded based on the estimated fair value at the date of issuance.

   On May 23, 2000, Holdings granted, through the Trust, 75,000 shares of restricted Class A common stock to a management employee. These shares are subject to five-year vesting provisions. Deferred compensation of approximately $3.4 million was recorded based on the estimated fair value at the date of issuance.

   On August 15, 2000, Holdings granted 353,294 shares of restricted Class A common stock to management employees. These shares are subject to five-year vesting provisions. Deferred compensation of approximately $16.4 million was recorded based on the estimated fair value at the date of issuance.

   On November 24, 2000, Holdings granted 21,107 shares of restricted Class A common stock to a management employee. These shares are subject to five-year vesting provisions. Deferred compensation of approximately $0.8 million was recorded based on the estimated fair value at the date of issuance.

   During 2000, $2.3 million of deferred compensation was forfeited and 137,301 shares were returned to the Trust as a result of individuals resigning their employment with the Company.

   2001: On March 21, 2001, employees returned 220,321 shares of Holdings' restricted Class A common stock to the Trust and concurrently were granted 220,321 shares of Holdings' restricted Class A common stock under the incentive plan. These shares are subject to the same vesting schedule as the returned shares, and the compensation expense will continue to be amortized over the vesting period as non-cash compensation.

   On May 1, 2001, an employee returned 75,000 shares of Holdings' restricted Class A common stock to the Trust and concurrently was granted 75,000 shares of Holdings' restricted Class A common stock under the incentive plan. These shares are subject to the same vesting schedule as the returned shares, and the compensation expense will continue to be amortized over the vesting period as non-cash compensation.

   On May 1, 2001, Holdings granted 1,881,473 shares of restricted Class A common stock to management employees. Of the total grant, 646,223 shares of restricted Class A common stock were issued from the Trust, and the remaining shares were issued under the incentive plan. All of these shares are subject to vesting provisions. Deferred compensation of approximately $74.1 million was recorded based on the estimated fair value at the date of issuance.

   On July 26, 2001, Holdings granted 22,161 shares of restricted Class A common stock to employees. All of these shares of restricted Class A common stock were issued under the incentive plan. All of these shares are subject to vesting provisions. Deferred compensation of approximately $0.8 million was recorded based on the estimated fair value at the date of issuance.

   During 2001, several employees resigned their employment with the Company. These employees forfeited approximately $7.1 million of deferred compensation and in doing so returned 147,809 shares of Holdings' restricted Class A common stock to the Trust, of which 96,970 shares were reissued as part of 2001 grants, and forfeited another 106,237 shares of Holdings' restricted Class A common stock, which were issued under the incentive plan.

                               TRITON PCS, INC.

   401(k) Savings Plan:

   The Company's management subsidiary sponsors a 401(k) savings plan (the "Savings Plan") which permits employees to make contributions to the Savings Plan on a pre-tax salary reduction basis in accordance with the Internal Revenue Code. Substantially all full-time employees are eligible to participate in the next quarterly open enrollment after 90 days of service. The Company matches a portion of the voluntary employee contributions. The cost of the Savings Plan charged to expense was $482,000 in 1999, $944,000 in 2000 and $1,172,000 in 2001.

   Employee Stock Purchase Plan:

   Holdings commenced an Employee Stock Purchase Plan (the "Plan") on January 1, 2000. Under the terms of the Plan, during any calendar year there are four three-month offering periods beginning January 1st, April 1st, July 1st and October 1st, during which employees can participate. The purchase price is determined at the discretion of the Stock Plan Committee but shall not be less than the lesser of: (i) 85% of the fair market value on the first business day of each offering period or (ii) 85% of the fair market value on the last business day of the offering period. Holdings issued 21,460 shares of Class A common stock, at an average per share price of $34.01, in 2000. Holdings issued 38,167 shares of Class A common stock, at an average per share price of $26.69, in 2001. Holdings issued 9,650 shares of Class A common stock, at a per share price of $24.95 in January 2002.

   We account for the Plan under APB Opinion 25, hence no compensation expense is recognized for shares purchased under the Plan. Pro forma compensation expense is calculated for the fair value of the employee's purchase rights using the Black-Scholes model. Assumptions include an expected life of three months, weighted average risk-free interest rate between 2.2%-5.7%, dividend yield of 0.0% and expected volatility between 70%-78%. Had compensation expense for the Holdings' grants for stock based compensation been determined consistent with SFAS No. 123, the pro forma net loss and per share net loss would have been:

                            Year Ended                          Year Ended
                           December 31,                        December 31,
                               2000                                2001
    (Amounts in thousands) ------------ (Amounts in thousands) ------------
         Net Loss:                          Net Loss:
         As Reported......   $176,758         As Reported.....   $198,390
          Pro Forma.......   $176,960         Pro Forma.......   $198,665

(6) Intangible Assets

                                         December 31,
     -                              ---------------------
                                       2000       2001    Amortizable Lives
                                     --------   --------  -----------------
                                    (Dollars in thousands)
     PCS Licenses.................. $277,993    $278,017    40 years
     AT&T agreements...............   26,026      26,026    10-20 years
     Subscriber lists..............   20,000      20,000    3.5 years
     Bank financing................   14,554      16,225    8.5-10 years
     Exclusivity agreement.........       --       2,451    1-3 years
     Trademark.....................       64          64    40 years
     Other.........................       --       3,337    1-10 years
                                     --------   --------
                                     338,637     346,120
     Less: accumulated amortization  (38,476)    (62,273)
                                     --------   --------
     Intangible assets, net........ $300,161    $283,847
                                     ========   ========

                               TRITON PCS, INC.

   Amortization for the years ended December 31, 1999, 2000 and 2001 totaled $14.5 million, $17.5 million and $23.8 million, respectively.

(7) Long-Term Debt

                                                     December 31,
       -                                      --------------------------
                                                  2000         2001
                                              ------------ -------------
                                                (Dollars in thousands)
       Bank credit facility.................. $    332,750 $     185,000
       Senior subordinated debt..............      391,804     1,167,338
       Capital lease obligation..............        5,776         4,594
                                              ------------ -------------
                                                   730,330     1,356,932
       Less current portion of long-term debt        1,845        12,641
                                              ------------ -------------
       Long-term debt........................ $    728,485 $   1,344,291
                                              ============ =============

   Interest expense, net of capitalized interest was $41.1 million, $55.9 million, and $117.5 million for the years ended December 31, 1999, 2000 and 2001, respectively. The Company capitalized interest of $12.3 million, $9.5 million and $5.9 million in the years ended December 31, 1999, 2000 and 2001 respectively. The weighted average interest rate for total debt outstanding during 2000 and 2001 was 10.98% and 9.43% respectively. The average rate at December 31, 2000 and 2001 was 10.52% and 9.58%, respectively. The Company is in compliance with all required covenants as of December 31, 2001. Aggregate maturities follow:

                                          (000s)
                                         ---------
                              2002......    12,641
                              2003......     7,553
                              2004......     7,938
                              2005......     8,810
                              2006......    38,652
                              Thereafter 1,281,338
                                         ---------
                              Total..... 1,356,932
                                         ---------

(8) Bank Credit Facility

   On February 3, 1998, Triton and Holdings (collectively referred to as the "Obligors") entered into a credit agreement with certain banks and other financial institutions, to establish a senior secured bank credit facility (the "Facility"). The credit agreement was amended and restated on September 22, 1999 and September 14, 2000. The second amended and restated credit agreement was amended in September 2001 (as so amended, the "Credit Agreement"). On November 14, 2001, the Company completed the private sale of $400.0 million aggregate principal amount of 8 3/4% senior subordinated notes due in 2011. The net proceeds of the 83/4% notes were approximately $390.0 million, which were utilized to pay down a portion of the Facility. As a result of the early-extinguishment of the Facility, approximately $4.0 million of related unamortized deferred financing costs were written off as an extraordinary loss.

   The Facility provides for (i) a Tranche A term loan, which matures in August 2006, (ii) a Tranche B term loan, which matures in May 2007, (iii) a Tranche C term loan, which matures in August 2006, (iv) a Tranche D term loan, which matures in August 2006, and (v) a $100 million revolving credit facility (the "Revolving

                               TRITON PCS, INC.

Facility"), which matures in August 2006. As of December 31, 2001, Triton had current outstanding borrowings of (i) $14.4 million under the Tranche A term loan, (ii) $150.0 million under the Tranche B term loan, (iii) $14.4 million under the Tranche C term loan, and (iv) $6.2 million under the Tranche D term loan. As of December 31, 2001, the Company had $175.0 million of undrawn funds available under the Facility including (i) $100.0 million of the Revolving Facility and (ii) $75.0 million under the Tranche D term loan.

   The lenders' commitment to make loans under the Revolving Facility automatically and permanently reduce, beginning in August 2004, in eight quarterly reductions (the amount of each of the first two reductions, $5.0 million, the next four reductions, $10.0 million, and the last two reductions, $25.0 million). The Tranche A, Tranche C and Tranche D term loans are required to be repaid, beginning in February 2002 in eighteen consecutive quarterly installments (the aggregate amount of each of the first four installments, $2,750,000, the next four installments, $4,125,000, the next four installments, $5,500,000, the next four installments, $6,875,000, and the last two installments, $16,500,000). The Tranche B term loan is required to be repaid beginning in February 2002, in twenty-one consecutive quarterly installments (the amount of the first sixteen installments, $375,000, the next four installments, $7.5 million, and the last installment, $114.0 million).

   Loans accrue interest, at the Obligor's option, at (i) (a) the Adjusted
LIBOR rate (as defined in the Credit Agreement) plus (b) the Applicable Margin (as defined in the Credit Agreement) (loans bearing interest described in (i), "Eurodollar Loans") or (ii) (a) the higher of (1) the Administrative Agent's prime rate or (2) the Federal Funds Effective Rate (as defined in the Credit Agreement) plus 0.5%, plus (b) the Applicable Margin (loans bearing interest described in (ii), "ABR Loans"). The Applicable Margin means, with respect to the Tranche B Term Loan, 2.00% per annum, in the case of an ABR Loan, and 3.00% per annum, in the case of a Eurodollar Loan; with respect to the Tranche A, C and D term loans and the Revolving Facility, until September 14, 2001, 1.50% in the case of ABR Loans and 2.50% in the case of Eurodollar Loans, and thereafter, a rate between 0.0% and 1.25% per annum, depending upon the Obligor's leverage ratio (the ratio of end-of-period debt to earnings before interest, taxes, depreciation, and amortization ("EBITDA")) in the case of an ABR Loan, and a rate between 1.00% and 2.25% per annum (depending upon the Obligor's leverage ratio), in the case of a Eurodollar Loan. A per annum rate equal to 2% plus the rate otherwise applicable to any such loan will be assessed on past due principal amounts, and accrued interest payable in arrears.

   The Facility provides for an annual commitment fee of between 0.375% and 0.50% to be paid on undrawn commitments under the Tranche A, C, and D Term Loans and the Revolving Facility (depending on the Obligor's leverage ratio). The Obligor incurred commitment fees of approximately $2 million in 1999, $3 million in 2000, and $1 million in 2001. Under the Facility, the Obligor must also fix or limit the interest cost with respect to at least 50% of their total outstanding indebtedness. At December 31, 2001, approximately 100% of the outstanding debt was fixed. At December 31, 2001 committed availability under the Facility was $175.0 million.

   All obligations of the Obligors under the Facility are unconditionally and irrevocably guaranteed by each existing and subsequently acquired or organized domestic subsidiary of Triton. Borrowings under the Facility, and any related hedging contracts provided by the lenders thereunder, are collateralized by a first priority lien on substantially all of the assets of Triton and each existing and subsequently acquired or organized domestic subsidiary of Triton, including a first priority pledge of all the capital stock held by Holdings, or any of its subsidiaries, provided that the pledge of shares of foreign subsidiaries may be limited to 65% of the outstanding shares of such foreign subsidiaries. The PCS licenses will be held by one or more single purpose subsidiaries of Triton and will not be pledged to secure the obligations of Triton under the Facility, although the equity interests of such subsidiaries will be pledged thereunder. Each single purpose subsidiary will not be allowed by Triton to incur any liabilities or obligations other than the guarantee of the Facility issued by it, the security agreement

                               TRITON PCS, INC.

entered into by it in connection with the Facility, guarantees relating to permitted subordinated debt, and, in the case of any single purpose subsidiary established to hold real estate, liabilities incurred in the ordinary course of business of such subsidiary which are incident to being the lessee of real property of the purchaser, owner or lessee of equipment, and taxes and other liabilities incurred in the ordinary course in order to maintain its existence.

   The Facility contains financial and other covenants, customary for a facility of this type, including covenants relating to the amount of indebtedness that Triton may incur (including customary representations, warranties, indemnities and conditions precedent to borrowing), limitations on dividends, distributions (including distributions from Triton to Holdings), redemptions and repurchases of capital stock, and events of default.

   The Term Loans are required to be prepaid in an aggregate amount equal to
(i) 50% of excess cash flow of each fiscal year commencing with the fiscal year ending December 31, 2001, (ii) 100% of the net proceeds of asset sales, outside the ordinary course of business, or which are otherwise exempted, (iii) 100% of unused insurance proceeds, as defined in the Credit Agreement, and (iv) 100% of net cash proceeds received from additional debt issuance, over and above the first $150.0 million (senior and/or subordinated) which Triton may subsequently incur unless, after giving effect to such issuance(s), (a) Triton's ratio of senior debt to EBITDA is less than 5 to 1 and (b) Triton is in pro forma compliance with required Credit Agreement covenants.

   Loans under the Facility are available to fund capital expenditures related to the construction of Triton's PCS network, the acquisition of related businesses, working capital needs of Triton, subscriber acquisition costs, investments in bidding entities and other permitted business activities, as defined in the Credit Agreement. All indebtedness under the Facility constitutes debt which is senior to Triton's 11% Senior Subordinated Discount Notes due 2008, 9 3/8% Senior Subordinated Notes due 2011 and 8 3/4% Senior Subordinated Notes due 2011.

   See Note (18), "Subsequent Events", for additional events relating to the Facility.

(9) Subordinated Debt

   11% Senior Subordinated Discount Notes

   On May 4, 1998, Triton completed a private offering of $512 million principal amount at maturity of 11% Senior Subordinated Discount Notes due 2008 (the "11% Notes"), pursuant to Rule 144A and Regulation S of the Securities Act of 1933, as amended (the "Securities Act"). The net proceeds of the offering (after deducting the initial purchasers' discount of $9 million) were approximately $291.0 million.

   Commencing on November 1, 2003, cash interest will be payable semiannually. Each 11% Note was offered at an original issue discount. Although cash interest will not be paid prior to May 1, 2003, the original issue discount will accrue from the issue date to May 1, 2003.

   The 11% Notes may be redeemed at the option of Triton, in whole or in part, at various points in time after May 1, 2003 at redemption prices specified in the indenture governing the 11% Notes plus accrued and unpaid interest, if any.

   The 11% Notes are guaranteed on a joint and several basis by all of the subsidiaries of Triton but are not guaranteed by Holdings. The guarantees are unsecured obligations of the guarantors and are subordinated in right to the full payment of all senior debt under the Facility, including all of their obligations as guarantors thereunder.

                               TRITON PCS, INC.

   Upon a change in control, each holder of the 11% Notes may require Triton to repurchase such holder's 11% Notes, in whole or in part, at a purchase price equal to 101% of the accreted value thereof or the principal amount at maturity, as applicable, plus accrued and unpaid interest to the purchase date.

   All outstanding principal and interest of the 11% Notes mature and require complete repayment on May 1, 2008.

   9 3/8% Senior Subordinated Notes

   On January 19, 2001, Triton completed a private offering of $350 million principal amount of 9 3/8% Senior Subordinated Notes due 2011 (the "9 3/8% Notes"), pursuant to Rule 144A and Regulation S of the Securities Act. The net proceeds of the offering (after deducting the initial purchasers' discount of approximately $9.2 million) were approximately $337.5 million.

   Cash interest is payable semiannually on August 1 and February 1.

   The 9 3/8% Notes may be redeemed at the option of Triton, in whole or in part, at various points in time after February 1, 2006 at redemption prices specified in the indenture governing the 9 3/8% Notes plus accrued and unpaid interest, if any.

   The 9 3/8% Notes are guaranteed on a joint and several basis by all of the subsidiaries of Triton but are not guaranteed by Holdings. The guarantees are unsecured obligations of the guarantors, and are subordinated in right to the full payment of all senior debt under the Facility, including all of their obligations as guarantors thereunder.

   Upon a change in control, each holder of the 9 3/8% Notes may require Triton to repurchase such holder's 9 3/8% Notes, in whole or in part, at a purchase price equal to 101% of the aggregate principal amount, as applicable, plus accrued and unpaid interest to the purchase date.

   All outstanding principal and interest of the 9 3/8% Notes mature and require complete repayment on February 1, 2011.

   83/4% Senior Subordinated Notes

   On November 14, 2001, Triton completed an offering of $400 million principal amount of 8 3/4% Senior Subordinated Notes due 2011 (the "8 3/4% Notes"), pursuant to Rule 144A and Regulation S of the Securities Act. The net proceeds of the offering (after deducting the initial purchasers' discount of $9.0 million and estimated expenses of $1 million) were approximately $390.0 million.

   Commencing on May 15, 2002, cash interest will be payable semiannually.

   The 8 3/4% Notes may be redeemed at the option of Triton, in whole or in part, at various points in time after November 15, 2006 at redemption prices specified in the indenture governing the 8 3/4% Notes plus accrued and unpaid interest, if any.

   The 8 3/4% Notes are guaranteed on a joint and several basis by all of the subsidiaries of Triton but are not guaranteed by Holdings. The guarantees are unsecured obligations of the guarantors, and are subordinated in right to the full payment of all senior debt under the Facility, including all of their obligations as guarantors thereunder.

                               TRITON PCS, INC.

   Upon a change in control, each holder of the 8 3/4% Notes may require Triton to repurchase such holder's 8 3/4% Notes, in whole or in part, at a purchase price equal to 101% of the aggregate principal amount, as applicable, plus accrued and unpaid interest to the purchase date.

   All outstanding principal and interest of the 8 3/4% Notes mature and require complete repayment on November 15, 2011.

(10) Income Taxes

   The components of income tax expense are presented in the following table (in thousands):

                                              Years Ended
                                              December 31,
                                            ----------------
                                            1999 2000  2001
                                            ---- ---- ------
                   Current
                      Federal..............  --    --     --
                      State................  --  $474 $1,372
                                            ---  ---- ------
                                             --   474  1,372
                                            ---  ---- ------
                   Deferred................
                      Federal..............  --   219     --
                      State................  --    53     --
                                            ---  ---- ------
                                             --   272     --
                                            ---  ---- ------
                   Total income tax expense $--  $746 $1,372
                                            ===  ==== ======

   Income tax expense has been allocated $1,372 and $0 to continuing operations and extraordinary item, respectively. The income tax expense differs from those computed using the statutory U.S. Federal income tax rate as set forth below:

                                                 1999     2000     2001
                                                ------   ------   ------
     U.S. Federal statutory rate............... 35.00 %  35.00 %  35.00 %
     State income taxes, net of federal benefit  0.00 %   (0.07)%  (0.45)%
     Change in federal valuation allowance..... (34.12)% (35.27)% (35.26)%
     Other, net................................  (0.88)%  (0.08)%  0.02 %
                                                ------   ------   ------

     Effective Tax Rate........................  0.00 %   (0.42)%  (0.69)%
                                                ======   ======   ======

   The tax effects of significant temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows (in thousands):

                                                 2000          2001
                                             ------------  -------------
      Deferred tax assets:
         Non-deductible accrued liabilities. $      7,069  $      12,380
         Capitalized startup costs..........        1,541            951
         Deferred gain......................       11,920         11,791
         Unrealized losses..................           --          5,174
         Net operating loss carry forward...      185,681        285,762
                                             ------------  -------------
                                                  206,211        316,058
      Valuation allowance...................     (142,425)      (236,567)
             Net deferred tax assets........       63,786         79,491
                                             ------------  -------------
      Deferred liabilities
         Intangible assets..................       24,360         24,335
         Depreciation and amortization......       51,361         67,091
                                             ------------  -------------
             Deferred tax liabilities.......       75,721         91,426
                                             ------------  -------------
      Net deferred tax liabilities.......... $     11,935  $      11,935
                                             ============  =============

                               TRITON PCS, INC.

   In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management believes it is more likely than not the Company will realize the benefits of the deferred tax assets, net of the existing valuation allowance at December 31, 2001. As of December 31, 2001, approximately $11 million of the gross deferred tax asset and related valuation allowance is attributable to restricted stock compensation. To the extent that such assets are realized in the future, the benefit is applied to equity. If not utilized, the net operating losses will begin to expire in 2018.

(11) Fair Value of Financial Instruments

   Fair value estimates, assumptions, and methods used to estimate the fair value of the Company's financial instruments are made in accordance with the requirements of SFAS No. 107, "Disclosures about Fair Value of Financial Instruments". The Company has used available market information to derive its estimates. However, because these estimates are made as of a specific point in time, they are not necessarily indicative of amounts the Company could realize currently. The use of different assumptions or estimating methods may have a material effect on the estimated fair value amounts.

                                                           December 31,
-                                           ------------------------------------------
                                                   2000                  2001
                                            ------------------  ----------------------
                                            Carrying Estimated   Carrying   Estimated
                                             amount  fair value   amount    fair value
                                            -------- ---------- ----------  ----------
                                                          (in thousands)
Interest rate swaps - acting as a hedge.... $     --  $ (4,162) $   (7,660) $   (7,660)
Interest rate swaps - not acting as a hedge       --        --     (12,924)    (12,924)
Long-term debt:
   Subordinated debt.......................  391,804   403,191   1,167,338   1,233,280
   Bank term loan..........................  332,750   332,750     185,000     185,000
Capital leases.............................    5,776     5,776       4,594       4,594

   The carrying amounts of cash and cash equivalents, accounts and notes receivable, bank overdraft liability, accounts payable and accrued expenses are a reasonable estimate of their fair value due to the short-term nature of the instruments.

   Long-term debt is comprised of subordinated debt, bank loans, and capital leases. The fair value of subordinated debt is stated at quoted market value. The carrying amounts of bank loans are a reasonable estimate of its fair value because market interest rates are variable. Capital leases are recorded at their net present value, which approximates fair value.

   The Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS No. 137 and SFAS No. 138, on January 1, 2001. SFAS No. 133, as amended, requires that the transition adjustment resulting from adopting these statements be reported in net income or other comprehensive income, as appropriate, as the cumulative effect of a change in accounting principle. In accordance with the transition provisions of SFAS No 133, as amended, the Company recorded a cumulative transition adjustment of approximately $4.2 million to Other Comprehensive Income to recognize the fair value of its derivative instruments as of the date of adoption.

   The Company utilizes interest rate swap derivatives to manage changes in market conditions related to interest rate payments on its variable rate debt obligations. As December 31, 2001, the Company had interest rate swap agreements with a total notional amount of $480.0 million.

   The Company recognizes all derivatives on the balance sheet at fair value. Changes in the fair value for the effective portion of the gain or loss on a derivative that is designated as, and meets all the required criteria for, a cash flow hedge are recorded in Accumulated Other Comprehensive Income and reclassified into earnings as the

                               TRITON PCS, INC.

underlying hedged items affect earnings. Amounts reclassified into earnings related to interest rate swap agreements are included in interest expense.

   The ineffective portion of the gain or loss on a derivative is recognized in earnings within other income or expense. Through November 14, 2001, the entire $480.0 million notional amount fixed the rate on a like amount of variable rate borrowings. On November 14, 2001, with the net proceeds from the 8 3/4% Notes offering, the Company extinguished $390.0 million of the variable rate debt. Approximately $301.2 million of the extinguished debt has been matched to a fixed interest rate swap in accordance with SFAS No. 133. As of December 31, 2001, the fair value of the derivatives were recorded as a $20.6 million liability, unrealized net losses of approximately $7.7 million related to these interest rate swaps was included in Accumulated Other Comprehensive Income, approximately $3.5 million of which is expected to be reclassified into earnings during the next twelve months. In addition, approximately $12.9 million of expense had been realized in Triton's statement of operations. No hedge ineffectiveness for existing derivative instruments for the year ended December 31, 2001 was recorded based on calculations in accordance with SFAS No. 133, as amended.

(12) Related-Party Transactions

   The Company was associated with Triton Cellular Partners L.P. ("Triton Cellular") by virtue of certain management overlap. Triton Cellular consummated the sale of substantially all of its assets in April 2000. As part of this association, certain costs were incurred on behalf of Triton Cellular and subsequently reimbursed to the Company. Such costs totaled $2.2 million and $714,000 during 1999 and 2000, respectively. In addition, pursuant to an agreement between the Company and Triton Cellular, allocations for management services rendered are charged to Triton Cellular. Such allocations totaled $505,000 and $196,000 for 1999 and 2000, respectively.

   In February 1998, Triton entered into a credit facility for which affiliates of certain investors serve as agent and lenders. The credit facility was amended and restated in September 1999 and September 2000. The second amended and restated credit agreement was amended in September 2001. On November 14, 2001, Triton extinguished $390.0 million of the credit facility with proceeds from a senior subordinated notes offering (see Note 8). In connection with entering into and administering the credit facility and such amendments, the agent and lenders receive customary fees and expenses.

   In January 2001 and November 2001, Triton consummated private offerings of senior subordinated notes (see Note 9). Affiliates of several cash equity investors were initial purchasers in the private offerings and received an aggregate placement fee of $18.2 million through the issuance of the notes at a discount from the purchase price paid by investors.

(13) Relationship with Lafayette Communications Company L.L.C.

   The Company holds a 39% interest in Lafayette, an entrepreneur under FCC guidelines. During 2001, Lafayette acquired 18 licenses covering a population of approximately 6.3 million people in areas of Georgia, South Carolina, Tennessee and Virginia. Lafayette has an application pending for an additional 13 licenses in areas of North Carolina and Virginia, but this application is subject to pending litigation involving the parties that formerly held these licenses, NextWave Personal Communications, Inc. and Urban Comm-North Carolina, Inc. There can be no assurance that this litigation will be resolved so as to allow these licenses to be acquired by Lafayette. Lafayette has met the initial FCC license build-out requirements for 17 of the licenses it currently holds.

   As of December 31, 2001, the Company had written its initial investment in Lafayette down to zero and had reduced its carrying value of the $117.4 million loan receivable from Lafayette, so as to reflect 100% of Lafayette's 2001 loss of $718,000. The Company records any losses in Lafayette to Interest and Other Expense

                               TRITON PCS, INC.

on the statement of operations. In connection with the loans, Lafayette has and will guarantee the Company's obligations under its credit facility, and such senior loans are and will be pledged to the lenders under the Company's credit facility.

(14) Commitments and Contingencies

   (a) Leases

   The Company has entered into various leases for its offices, land for cell sites, cell sites, and furniture and equipment under capital and operating leases expiring through 2025. The Company is recognizing rent expense on a straight-line basis over the life of the lease, which establishes deferred rent on the balance sheet. The Company has various capital lease commitments of approximately $4.6 million as of December 31, 2001. As of December 31, 2001, the future minimum rental payments under these lease agreements having an initial or remaining term in excess of one year were as follows:

                                                      Operating Capital
                                                      --------- -------
                                                       (in thousands)
        2002.........................................   44,685   2,339
        2003.........................................   42,347   1,855
        2004.........................................   35,554     702
        2005.........................................   28,379     106
        2006.........................................   22,672       5
        Thereafter...................................  102,037      --
                                                      --------  ------
           Total..................................... $275,674   5,007
                                                      ========
        Interest expense.............................              413
                                                                ------
        Net present value of future payments.........            4,594
        Current portion of capital lease obligation..            2,082
                                                                ------
        Long term portion of capital lease obligation           $2,512
                                                                ======

Rent expense under operating leases was $13.2 million, $29.4 million and $47.1 million for the years ended December 31, 1999, 2000 and 2001, respectively.

   (b) Litigation

   The Company has been involved in litigation relating to claims arising out of its operations in the normal course of business. The Company does not believe that an adverse outcome of any of these legal proceedings will have a material adverse effect on the Company's results of operations.

(15) Stockholder's Equity

   (a) Capital Contributions

   On February 4, 1998, pursuant to the Securities Purchase Agreement, Holdings issued $140.0 million of equity to certain institutional investors and management stockholders in exchange for capital commitments aggregating $140.0 million. The Securities Purchase Agreement provided that the cash contributions be made to Holdings. Holdings directed that all cash contributions subsequent to the initial cash contributions be made directly to Triton.

   (b) Initial Public Offering

   On October 27, 1999, Holdings completed an initial public offering of shares of its Class A common stock and raised approximately $190.2 million, net of $16.8 million of costs. Affiliates of First Union Affordable

                               TRITON PCS, INC.

Housing Community Development Corporation and J.P. Morgan Partners (23A SBIC), LLC, each of which beneficially owns more than 5% of Holdings' stock, served as underwriters and received underwriters' fees in connection with the initial public offering.

   (c) Public Offering

   On February 28, 2001, Holdings issued and sold 3,500,000 shares of Class A common stock in an offering at $32 per share and raised approximately $106.1 million, net of $5.9 million of costs.

(16) Quarterly Results of Operations (Unaudited)

   The following table summarizes the Company's quarterly financial data for the two years ended December 31, 2001 and December 31, 2000, respectively:

                                     First    Second     Third    Fourth
                                    Quarter   Quarter   Quarter   Quarter
                                    --------  --------  --------  --------
     2001
     ----                                       (in thousands)
     Total revenue................. $113,360  $135,845  $149,164  $151,620
     Loss from operations..........  (21,873)  (19,180)  (17,723)  (20,857)
     Loss before extraordinary item  (43,497)  (42,592)  (44,171)  (64,178)
     Net loss......................  (43,497)  (42,592)  (44,171)  (68,130)

                                First    Second     Third    Fourth
                               Quarter   Quarter   Quarter   Quarter
                               --------  --------  --------  --------
          2000
          ----                             (in thousands)
          Total revenue....... $ 62,848  $ 85,236  $ 99,342  $109,855
          Loss from operations  (35,238)  (31,939)  (24,078)  (33,485)
          Net Loss............  (44,363)  (42,342)  (38,614)  (51,439)

(17) Supplemental Cash Flow Information

                                                                    1999    2000    2001
                                                                   ------- ------- -------
                                                                       (in thousands)
Cash paid during the year for interest, net of amounts capitalized $ 4,111 $12,943 $50,301
Non-cash investing and financing activities:
   Deferred stock compensation....................................  15,791  33,373  67,617
   Equipment acquired under capital lease obligation..............   3,456   2,573     786
   Issuance of preferred stock in connection with Savannah/Athens
     Transaction..................................................  10,432      --      --
   Change in fair value of derivative instruments.................      --      --  20,584
   Capital expenditures included in accounts payable..............  26,145  13,410  37,929

(18) Subsequent Events

   On February 20, 2002, Triton entered into a second amendment to its Credit Agreement. As part of the second amendment, various maturity dates were revised under the Credit Facility as follows: the maturity dates of each of the Tranche A, C and D term loans and of the Revolving Facility were changed from August 2006 to May 2006. The maturity date of the Tranche B term loan was changed from May 2007 to February 2007.

   On March 8, 2002, Triton entered into a third amendment to its Credit Agreement. The third amendment created a $125.0 million Tranche E term loan maturing in February 2007, increasing Triton's committed available borrowings under the Facility to $300.0 million. Triton must begin repaying the Tranche E term loan in sixteen consecutive quarterly installments, beginning in May 2003 (the amount of the first eleven installments, $312,500, the next four installments, $6,250,000, and the last installment, $96,562,500). The Tranche E term loan accrues interest under the same terms as the Tranche B term loan, with an Applicable Margin of 2.00% in the case of an ABR Loan, and 3.00% in the case of a Eurodollar Loan.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

   The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. In the absence of the limitations authorized by the Delaware statute, directors could be accountable to corporations and their stockholders for monetary damages for conduct that does not satisfy their duty of care. Although the statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The certificate of incorporation provides that Triton's directors will not be personally liable to Triton or its stockholders for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Triton or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (which relates to the unlawful payment of dividend or unlawful stock purchase or redemption by a corporation) or (iv) for any transaction from which a director derived an improper personal benefit. The inclusion of this provision in Triton's certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited Triton and its stockholders. Under the applicable provisions of the Delaware General Corporation Law, in general, a corporation may indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceedings brought by third parties to which they may be made parties by reason of their being or having been directors, officers, employees or agents and shall so indemnify such persons only if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Triton's certificate of incorporation gives Triton the power to indemnify its officers, directors, employees and agents to the fullest extent permitted by Delaware law. Triton's bylaws provide that Triton shall indemnify its officers and directors and any person who served, at the request of Triton, as director or officer of another corporation, partnership, joint venture, trust or other enterprise. Triton has entered into indemnification agreements with each director and certain executive officers which generally provide for indemnification of the director or executive officer to the fullest extent provided by law. In addition, Triton has purchased directors' and officers' liability insurance coverage for its directors and certain of its officers in amounts customary for similarly situated companies.

Item 21.  Exhibits and Financial Statement Schedules

a.  Exhibits

Exhibit
Number                                               Description
-------                                              -----------

  3.1   Certificate of Incorporation of Triton PCS, Inc. (incorporated by reference to Exhibit 3.1 to the Form
          S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).

  3.2   Bylaws of Triton PCS, Inc. (incorporated by reference to Exhibit 3.2 to the Form S-4 Registration
          Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).

  3.3   Certificate of Formation of Triton PCS Holdings Company L.L.C. (incorporated by reference to
          Exhibit 3.5 on the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File
          No. 333-57715).


3.4  Limited Liability Company Agreement of Triton PCS Holdings Company L.L.C. (incorporated by reference to Exhibit 3.8 to the Form S-4 Registration Statement of Triton PCS, Inc. and its
       subsidiaries, File No. 333-57715).

3.5  Certificate of Formation of Triton PCS License Company L.L.C. (incorporated by reference to Exhibit
       3.6 on the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-
       57715).

3.6  Limited Liability Company Agreement of Triton PCS License Company L.L.C. (incorporated by reference to Exhibit 3.7 on the Form S-4 Registration Statement of Triton PCS, Inc. and its
       subsidiaries, File No. 333-57715).

3.7  Certificate of Incorporation of Triton Management Company, Inc. (incorporated by reference to Exhibit
       3.3 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-
       57715).

3.8  Bylaws of Triton Management Company, Inc. (incorporated by reference to Exhibit 3.4 to the Form S-4
       Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).

3.9  Certificate of Formation of Triton PCS Equipment Company L.L.C. (incorporated by reference to
       Exhibit 3.9 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No.
       333-57715).

3.10 Limited Liability Company Agreement of Triton PCS Equipment Company L.L.C. (incorporated by reference to Exhibit 3.10 to the Form S-4 Registration Statement of Triton PCS, Inc. and its
       subsidiaries, File No. 333-57715).

3.11 Certificate of Formation of Triton PCS Operating Company L.L.C. (incorporated by reference to
       Exhibit 3.11 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No.
       333-57715).

3.12 Limited Liability Company Agreement of Triton PCS Operating Company L.L.C. (incorporated by reference to Exhibit 3.12 to the Form S-4 Registration Statement of Triton PCS, Inc. and its
       subsidiaries, File No. 333-57715).

3.13 Certificate of Formation of Triton PCS Property Company L.L.C. (incorporated by reference to Exhibit
       3.13 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-
       57715).

3.14 Limited Liability Company Agreement of Triton PCS Property Company L.L.C. (incorporated by reference to Exhibit 3.14 to the Form S-4 Registration Statement of Triton PCS, Inc. and its
       subsidiaries, File No. 333-57715).

3.15 Certificate of Incorporation of Triton PCS Finance Company, Inc. (incorporated by reference to Exhibit
       3.15 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-
       58878).

3.16 Bylaws of Triton PCS Finance Company, Inc. (incorporated by reference to Exhibit 3.16 to the Form
       S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-58878).

3.17 Certificate of Formation of Triton PCS Investment Company L.L.C. (incorporated by reference to
       Exhibit 3.17 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No.
       333-58878).

3.18 Limited Liability Company Agreement of Triton PCS Investment Company L.L.C. (incorporated by reference to Exhibit 3.18 to the Form S-4 Registration Statement of Triton PCS, Inc. and its
       subsidiaries, File No. 333-58878).

4.1  Indenture, dated as of May 4, 1998, between Triton PCS, Inc., the Guarantors party thereto and PNC
       Bank, National Association (incorporated by reference to Exhibit 4.1 of the Form S-4 Registration
       Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).

 4.2 First Supplemental Indenture, dated as of March 30, 1999, to the Indenture dated as of May 4, 1998
       (incorporated by reference to Exhibit 4.1 to the Form 10-Q of Triton PCS, Inc. and its subsidiaries for the quarter ended March 31, 1999).

 4.3 Second Supplemental Indenture, dated as of December 21, 1999, to the Indenture dated as of May 4,
       1998 (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to the Form S-3 Registration
       Statement of Triton PCS Holdings, Inc., File No. 333-49974).

 4.4 Agreement of Resignation, Appointment and Acceptance, dated as of January 18, 2001, by and among
       Triton PCS, Inc., Chase Manhattan Trust Company, National Association, as prior trustee and successor to PNC Bank, National Association, and The Bank of New York, as successor trustee under the Indenture dated as of May 4, 1998 (incorporated by reference to Exhibit 4.5 to the Form
       10-Q of Triton PCS, Inc. for the quarter ended June 30, 2001).

 4.5 Indenture, dated as of January 19, 2001, among Triton PCS, Inc., the Guarantors party thereto and The
       Bank of New York (incorporated by reference to Exhibit 4.5 to Amendment No. 2 to the Form S-3
       Registration Statement of Triton PCS Holdings, Inc., File No. 333-49974).

 4.6 Indenture, dated as of November 14, 2001, between Triton PCS, Inc., the Guarantors party thereto and
       The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to of the Form 8-K/A of
       Triton PCS, Inc., filed November 15, 2001).

 5.1 Opinion of Dow, Lohnes & Albertson, PLLC.

10.1 Second Amended and Restated Credit Agreement, dated as of February 3, 1998, as amended and restated as of September 22, 1999 and September 14, 2000, among Triton PCS, Inc., Triton PCS
       Holdings, Inc., the Lenders (as defined therein) party thereto, and The Chase Manhattan Bank, as administrative agent (incorporated by reference to Exhibit 10.4 to the Form 10-Q of Triton PCS
       Holdings, Inc. for the quarter ended September 30, 2000).

10.2 First Amendment, dated as of September 26, 2001, to the Second Amended and Restated Credit
       Agreement, dated as of February 3, 1998, as amended and restated as of September 14, 2000, among
       Triton PCS, Inc., Triton PCS Holdings, Inc., the Lenders (as defined therein) party thereto and The
       Chase Manhattan Bank, as administrative agent (incorporated by reference to Exhibit 10.2 to the
       Form 10-K of Triton PCS Holdings, Inc. for the year ended December 31, 2001).

10.3 Second Amendment, dated as of February 20, 2002, to the Second Amended and Restated Credit
       Agreement, dated as of February 3, 1998, as amended and restated as of September 22, 1999 and
       September 14, 2000, among Triton PCS, Inc., Triton PCS Holdings, Inc., the Lenders (as defined therein) party thereto and JPMorgan Chase Bank, as administrative agent (incorporated by reference to
       Exhibit 10.3 to the Form 10-K of Triton PCS Holdings, Inc. for the year ended December 31, 2001).

10.4 Third Amendment, dated as of March 8, 2002, to the Second Amended and Restated Credit Agreement,
       dated as of February 3, 1998, as amended and restated as of September 22, 1999 and September 14,
       2000, among Triton PCS, Inc., Triton PCS Holdings, Inc., the Lenders (as defined therein) party thereto, JPMorgan Chase Bank, as administrative agent, First Union National Bank, as Tranche E syndication agent and The Bank of Nova Scotia, as Tranche E documentation agent (incorporated by reference to Exhibit 10.4 to the Form 10-K of Triton PCS Holdings, Inc. for the year ended
       December 31, 2001)

10.5 AT&T Wireless Services Network Membership License Agreement, dated as of February 4, 1998, between AT&T Corp. and Triton PCS Operating Company L.L.C. (incorporated by reference to
       Exhibit 10.8 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No.
       333-57715).

10.6 Amendment No. 1 to AT&T Wireless Services Network Membership License Agreement, dated as of
       December 31, 1998, between AT&T Corp. and Triton PCS Operating Company L.L.C. (incorporated by reference to Exhibit 10.17 to the Form S-1 Registration Statement of Triton PCS Holdings, Inc.,
       File No. 333-85149).


  10.7   Amendment No. 2 to AT&T Wireless Services Network Membership License Agreement, dated as of
           June 8, 1999, between AT&T Corp. and Triton PCS Operating Company L.L.C. (incorporated by reference to Exhibit 10.18 to the Form S-1 Registration Statement of Triton PCS Holdings, Inc.,
           File No. 333-85149).

  10.8   Form of Amendment No. 3 to Network Membership License Agreement between AT&T Corp. and
           Triton PCS Operating Company L.L.C.

  10.9   Intercarrier Roamer Service Agreement, dated as of February 4, 1998, between AT&T Wireless
           Services, Inc. and Triton PCS Operating Company L.L.C. (incorporated by reference to Exhibit
           10.11 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No.
           333-57715).

 10.10   Amendment No. 1 to Intercarrier Roamer Service Agreement, dated as of December 31, 1998, between AT&T Wireless Services, Inc. and Triton PCS Operating Company L.L.C. (incorporated by reference to Exhibit 10.24 to the Form S-1 Registration Statement of Triton PCS Holdings, Inc.,
           File No. 333-85149).

 10.11   Amendment No. 2 to Intercarrier Roamer Service Agreement, dated as of June 8, 1999, between
           AT&T Wireless Services, Inc. and Triton PCS Operating Company L.L.C. (incorporated by reference to Exhibit 10.25 to the Form S-1 Registration Statement of Triton PCS Holdings, Inc.,
           File No. 333-85149).

 10.12   Amendment to Intercarrier Roamer Service Agreement, dated as of August 11, 1999, between AT&T
           Wireless Services, Inc. and Triton PCS, Inc. (incorporated by reference to Exhibit 10.8 to the Form
           10-K of Triton PCS Holdings, Inc. for the fiscal year ended December 31, 2000).

 10.13   Form of Amendment No. 3 to Intercarrier Roamer Service Agreement between AT&T Wireless
           Services, Inc. and Triton PCS Operating Company L.L.C.

 10.14   Master Tower Site Lease Agreement, dated as of May 28, 1998, between Triton PCS Property
           Company L.L.C. and AT&T Corp. (incorporated by reference to Exhibit 10.23 to Amendment No.
           1 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-
           57715).

 10.15   Asset Purchase Agreement, dated as of July 13, 1999, among Triton PCS Operating Company,
           L.L.C., Triton PCS Property Company L.L.C. and American Tower, L.P (incorporated by reference to Exhibit 10.38 to Post-Effective Amendment No. 2 to the Form S-4 Registration
           Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).

+10.16   Ericsson Acquisition Agreement, dated as of March 11, 1998, between Triton Equipment Company
           L.L.C. and Ericsson, Inc. (incorporated by reference to Exhibit 10.15 to Amendment No. 2 to the
           Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).

+10.17   First Addendum to Acquisition Agreement, dated as of May 24, 1999, between Triton PCS
           Equipment Company L.L.C. and Ericsson, Inc. (incorporated by reference to Exhibit 10.27 to the
           Form S-1 Registration Statement of Triton PCS Holdings, Inc., File No. 333-85149).

+10.18   Second Addendum to Acquisition Agreement, dated as of September 22, 1999, between Triton PCS
           Equipment Company L.L.C. and Ericsson, Inc. (incorporated by reference to Exhibit 10.13 to the
           Form 10-K of Triton PCS Holdings, Inc. for the fiscal year ended December 31, 2000).

+10.19   Third Addendum to Acquisition Agreement, dated as of June 20, 2000, between Triton PCS
           Equipment Company L.L.C. and Ericsson, Inc. (incorporated by reference to Exhibit 10.14 to the
           Form 10-K of Triton PCS Holdings, Inc. for the fiscal year ended December 31, 2000).


10.20   First Amended and Restated Stockholders' Agreement among AT&T Wireless PCS, L.L.C., Triton
          PCS Holdings, Inc., CB Capital Investors, L.P., J.P. Morgan Investment Corporation, Sixty Wall
          Street SBIC Fund, L.P., Private Equity Investors III, L.P., Equity-linked Investors-II, Toronto
          Dominion Capital (USA), Inc., First Union Capital Partners, Inc., DAG-Triton PCS, L.P., Michael
          E. Kalogris, Steven R. Skinner, David D. Clark, Clyde Smith, Patricia Gallagher and David Standig
          (incorporated by reference to Exhibit 10.47 to the Form 10-Q of Triton PCS Holdings, Inc. for the
          quarter ended September 30, 1999).

10.21   Form of Amendment No. 1 to First Amended and Restated Stockholders' Agreement among AT&T
          Wireless PCS L.L.C., the investors to be listed under the heading "Cash Equity Investors" on the signature pages thereto, the individuals to be listed under the heading "Management Stockholders"
          on the signature pages thereto, the persons to be listed under the heading "Independent Directors"
          on the signature pages thereto and Triton PCS Holdings, Inc.

10.22   Investors Stockholders' Agreement, dated as of February 4, 1998, among CB Capital Investors, L.P.,
          J.P. Morgan Investment Corporation, Sixty Wall Street SBIC Fund, L.P., Private Equity Investors
          III, L.P., Equity-Linked Investors-II, Toronto Dominion Capital (USA), Inc., DAG-Triton PCS,
          L.P., First Union Capital Partners, Inc., and the stockholders named therein (incorporated by reference to Exhibit 10.10 to the Form S-4 Registration Statement of Triton PCS, Inc. and its
          subsidiaries, File No. 333-57715).

10.23   Amendment No. 1 to Investors Stockholders' Agreement among CB Capital Investors, L.P., J.P.
          Morgan Investment Corporation, Sixty Wall Street SBIC Fund, L.P., Private Equity Investors III,
          L.P., Equity-Linked Investors-II, Toronto Dominion Capital (USA), Inc., DAG-Triton PCS, L.P.,
          First Union Capital Partners, Inc., and the stockholders named therein (incorporated by reference to
          Exhibit 10.48 to the Form 10-Q of Triton PCS Holdings, Inc. for the quarter ended September 30,
          1999).

10.24
      Employment Agreement, dated as of February 4, 1998, among Triton Management Company, Inc.,
        Triton PCS Holdings, Inc. and Michael E. Kalogris (incorporated by reference to Exhibit 10.16 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).

10.25
      Amendment No. 1 to Employment Agreement, dated as of June 29, 1998, among Triton Management
        Company, Inc., Triton PCS Holdings, Inc., and Michael E. Kalogris (incorporated by reference to
        Exhibit 10.16.1 to Amendment No. 1 to the Form S-4 Registration Statement of Triton PCS, Inc.
        and its subsidiaries, File No. 333-57715).

10.26
      Amendment No. 2 to the Employment Agreement by and among Triton Management Company, Inc.,
        Triton PCS Holdings, Inc. and Michael E. Kalogris, dated December, 1998 (incorporated by reference to Exhibit 10.39 to Post-Effective Amendment No. 2 to the Form S-4 Registration
        Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).

10.27 Amendment No. 3 to the Employment Agreement by and among Triton Management Company, Inc.,
        Triton PCS Holdings, Inc. and Michael E. Kalogris, dated June 8, 1999 (incorporated by reference to Exhibit 10.40 to Post-Effective Amendment No. 2 to the Form S-4 Registration Statement of
        Triton PCS, Inc. and its subsidiaries, File No. 333-57715).

10.28 Employment Agreement, dated as of February 4, 1998, between Triton Management Company and
        Steven R. Skinner (incorporated by reference to Exhibit 10.18 to Amendment No. 1 to the Form S-4
        Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).

10.29 Amendment No. 1 to Employment Agreement, dated as of June 29, 1998, among Triton Management
        Company, Inc., Triton PCS Holdings, Inc., and Steven R. Skinner (incorporated by reference to
        Exhibit 10.18.1 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File
        No. 333-57715).


10.30   Amendment No. 2 to the Employment Agreement by and among Triton Management Company, Inc.,
          Triton PCS Holdings, Inc. and Steven R. Skinner, dated as of December 31, 1998 (incorporated by reference to Exhibit 10.41 to Post-Effective Amendment No. 2 to the Form S-4 Registration
          Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).

10.31   Amendment No. 3 to the Employment Agreement by and among Triton Management Company, Inc.,
          Triton PCS Holdings, Inc. and Steven R. Skinner, dated as of June 8, 1999 (incorporated by reference to Exhibit 10.42 to Post-Effective Amendment No. 2 to the Form S-4 Registration
          Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-57715).

10.32   Employment Agreement, dated May 24, 2001, to be effective as of January 1, 2001, by and between
          Triton Management Company, Inc. and David D. Clark (incorporated by reference to Exhibit 10.1 to the Form 10-Q of Triton PCS Holdings, Inc. for the quarter ended June 30, 2001).

10.33   Amended and Restated Common Stock Trust Agreement for Management Employees and Independent
          Directors, dated as of June 26, 1998 (incorporated by reference to Exhibit 10.19 to Amendment No.
          1 to the Form S-4 Registration Statement of Triton PCS, Inc. and its subsidiaries, File No. 333-
          57715).

10.34   Form of Stockholders Letter Agreement for management employees (incorporated by reference to
          Exhibit 10.43 to Post-Effective Amendment No. 2 to the Form S-4 Registration Statement of Triton
          PCS, Inc. and its subsidiaries, File No. 333-57715).

10.35   Form of Stockholders Letter Agreement for independent directors (incorporated by reference to
          Exhibit 10.44 to Post-Effective Amendment No. 2 to the Form S-4 Registration Statement of Triton
          PCS, Inc. and its subsidiaries, File No. 333-57715).

10.36   Triton PCS Holdings, Inc. 1999 Stock and Incentive Plan (incorporated by reference to Exhibit 10.45 to the Form S-1 Registration Statement of Triton PCS Holdings, Inc., File No. 333-85149).

10.37   Amendment No. 1 to the Triton PCS Holdings, Inc. 1999 Stock and Incentive Plan (incorporated by reference to the definitive proxy statement on Schedule 14A for the 2001 Annual Meeting of
          Stockholders of Triton PCS Holdings, Inc. filed on March 30, 2001, File No. 1-15325).

10.38   Triton PCS Holdings, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.46 to the Form S-1 Registration Statement of Triton PCS Holdings, Inc., File No. 333-85149).

 12.1   Computation of Deficiency of Earnings to Fixed Charges.

 23.1   Consent of PricewaterhouseCoopers LLP.

 23.2   Consent of Dow, Lohnes & Albertson, PLLC (contained in Exhibit 5.1).

 24.1   Power of Attorney (included in signature pages).

 25.1   Statement of Eligibility of Trustee of the 11% notes on Form T-1.

 25.2   Statement of Eligibility of Trustee of the 9 3/8% notes on Form T-1.

 25.3   Statement of Eligibility of Trustee of the 8 3/4% notes on Form T-1.

--------
+ Portions of this exhibit have been omitted under an SEC order granting confidential treatment under the Securities Act.

b.  Financial Statement Schedules

                     Report of Independent Accountants on
                         Financial Statement Schedule

To the Board of Directors and Stockholder of Triton PCS, Inc.:

   Our audits of the consolidated financial statements of Triton PCS, Inc., and its subsidiaries referred to in our report dated February 15, 2002, except for
Note 18 to the consolidated financial statements of Triton PCS, Inc., as to which the date is March 8, 2002 appearing on page F-2 of this Form S-4 also included an audit of the financial statement schedule listed in Item 21(b) of this Form S-4. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

/S/ PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania
February 15, 2002, except for Note 18
to the consolidated financial statements of Triton PCS, Inc., as to which the date is March 8, 2002

                               TRITON PCS, INC.

                SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                                (in thousands)

                                                        Additions  Deductions
                                             Balance at Charged to Credited to Balance
                                             Beginning   Cost and   Costs and  at End
                                              of Year    Expenses   Expenses   of Year
                                             ---------- ---------- ----------- -------
Allowance for doubtful accounts:
   Year ended December 31, 1999.............    1,071      2,758      2,064      1,765
   Year ended December 31, 2000.............    1,765      7,763      6,622      2,906
   Year ended December 31, 2001.............    2,906     12,103     11,664      3,345

Inventory Obsolescence Reserve:
   Year ended December 31, 1999.............       --        177         --        177
   Year ended December 31, 2000.............      177      1,711         --      1,888
   Year ended December 31, 2001.............    1,888        592      1,794        686

Valuation Allowance for Deferred Tax Assets:
   Year ended December 31, 1999.............    8,506     58,178         --     66,684
   Year ended December 31, 2000.............   66,684     75,741         --    142,425
   Year ended December 31, 2001.............  142,425     94,142         --    236,567

All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

Item 22.  Undertakings.

   The undersigned Registrants hereby undertake:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

      (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

   (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to sent the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, Commonwealth of Pennsylvania, on April 19, 2002.


                                          TRITON PCS, INC.

                                                /s/  MICHAEL E. KALOGRIS
                                          By:________________________________
                                                    Michael E. Kalogris
                                                  Chief Executive Officer

                                          TRITON MANAGEMENT COMPANY, INC.

                                                /s/  MICHAEL E. KALOGRIS
                                          By:________________________________
                                                    Michael E. Kalogris
                                                  Chief Executive Officer

                                          TRITON PCS FINANCE COMPANY, INC.

                                                 /s/  MICHAEL T. BONINI
                                          By:________________________________
                                                     Michael T. Bonini
                                                         President

                                          TRITON PCS HOLDINGS COMPANY L.L.C.
                                          By: Triton Management Company, Inc.,
                                            its manager

                                                /s/  MICHAEL E. KALOGRIS
                                          By:________________________________
                                                    Michael E. Kalogris
                                                  Chief Executive Officer

                                          TRITON PCS PROPERTY COMPANY L.L.C.
                                          By: Triton Management Company, Inc.,
                                            its manager

                                                /s/  MICHAEL E. KALOGRIS
                                          By:________________________________
                                                    Michael E. Kalogris
                                                  Chief Executive Officer

                                          TRITON PCS EQUIPMENT COMPANY L.L.C.
                                          By: Triton Management Company, Inc.,
                                            its manager

                                                /s/  MICHAEL E. KALOGRIS
                                          By:________________________________
                                                    Michael E. Kalogris
                                                  Chief Executive Officer

                                          TRITON PCS OPERATING COMPANY L.L.C.
                                          By: Triton Management Company, Inc.,
                                            its manager

                                                /s/  MICHAEL E. KALOGRIS
                                          By:________________________________
                                                    Michael E. Kalogris
                                                  Chief Executive Officer

                                          TRITON PCS LICENSE COMPANY L.L.C.
                                          By: Triton Management Company, Inc.,
                                            its manager

                                                /s/  MICHAEL E. KALOGRIS
                                          By:________________________________
                                                    Michael E. Kalogris
                                                  Chief Executive Officer

                                          TRITON PCS INVESTMENT COMPANY L.L.C.
                                          By: Triton Management Company, Inc.,
                                            its manager

                                                /s/  MICHAEL E. KALOGRIS
                                          By:________________________________
                                                    Michael E. Kalogris
                                                  Chief Executive Officer

                               Power of Attorney

   Each of the Registrants and each person whose signature appears below, constitutes and appoints Michael E. Kalogris and David D. Clark, and either of them, with full power to act without the other, such person's true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments to such Registration
Statement and other documents in connection therewith, and to file the same, and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of each of the Registrants and in the capacities and on the dates indicated.

          Signature                           Title                      Date
          ---------                           -----                      ----

  /s/  MICHAEL E. KALOGRIS    Chief Executive Officer and           April 19, 2002
----------------------------- Sole Director of Triton PCS,
     Michael E. Kalogris      Inc. and Triton Management
                              Company, Inc. (Principal
                              Executive Officer) and
                              principal executive officer
                              of each of
                              Triton PCS Holdings Company L.L.C.,
                              Triton PCS Property Company
                              L.L.C.,
                              Triton PCS Equipment Company L.L.C.,
                              Triton PCS Operating Company L.L.C.,
                              Triton PCS License Company L.L.C. and
                              Triton PCS Investment Company L.L.C.
                              by virtue of being the Chief
                              Executive
                              Officer of Triton Management Company,
                              Inc., the manager of each
                              such entity

     /s/  DAVID D. CLARK                                                April 19, 2002
----------------------------- Executive Vice President, Chief Financial
       David D. Clark         Officer and Secretary of Triton PCS, Inc.
                              and Triton Management Company, Inc.
                              (Principal Financial Officer)
                              and principal financial
                              officer of each of
                              Triton PCS Holdings Company L.L.C.,
                              Triton PCS Property Company
                              L.L.C.,
                              Triton PCS Equipment Company L.L.C.,
                              Triton PCS Operating Company L.L.C.,
                              Triton PCS License Company L.L.C. and
                              Triton PCS Investment Company L.L.C.
                              by virtue of being the Chief
                              Financial
                              Officer of Triton Management Company,
                              Inc., the manager of each
                              such entity

    /s/  ANDREW M. DAVIES                                               April 19, 2002
----------------------------- Vice President and Controller of Triton
      Andrew M. Davies        PCS, Inc. and Triton
                              Management Company, Inc.
                              (Principal Accounting
                              Officer) and principal accounting officer
                              of each of Triton PCS Holdings Company
                              L.L.C., Triton PCS Property
                              Company
                              L.L.C., Triton PCS Equipment Company
                              L.L.C., Triton PCS Operating Company
                              L.L.C., Triton PCS License
                              Company L.L.C. and Triton PCS
                              Investment
                              Company L.L.C. by virtue of being the
                              Controller of Triton
                              Management Company, Inc., the
                              manager of each such entity

   /s/  MICHAEL T. BONINI     President of Triton PCS                   April 19, 2002
-----------------------------   Finance Company, Inc.
      Michael T. Bonini         (Principal Executive
                              Officer)

      /s/  BRIAN WOGRAM       Chief Financial Officer of                April 19, 2002
----------------------------- Triton PCS   Finance Company,
        Brian Wogram          Inc.
                                (Principal Financial
                              Officer)

     /s/  ROBERT SAGEDY       Vice President of Triton PCS              April 19, 2002
----------------------------- Finance   Company, Inc.
        Robert Sagedy           (Principal Accounting
                              Officer)

   /s/  MICHAEL T. BONINI                                               April 19, 2002
----------------------------- Director of Triton PCS
      Michael T. Bonini       Finance   Company, Inc.

      /s/  BRIAN WOGRAM                                                 April 19, 2002
----------------------------- Director of Triton PCS
        Brian Wogram          Finance   Company, Inc.

     /s/  ROBERT SAGEDY                                                 April 19, 2002
----------------------------- Director of Triton PCS
        Robert Sagedy         Finance   Company, Inc.